                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-86366

The information contained in this prospectus is not complete and may be changed. These securities described may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 9, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 9, 2004)

                           $844,205,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2004-TOP14
                                    as Issuer

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-TOP14

                             ----------------------

     Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2004-TOP14 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 109 mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2004-TOP14 Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                             ----------------------

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page s-29 of this prospectus supplement and page 2 of the prospectus.

                             ----------------------

           Characteristics of the certificates offered to you include:

                             ----------------------

                                                                   PASS-THROUGH
                   APPROXIMATE INITIAL          INITIAL                RATE                 RATINGS
      CLASS        CERTIFICATE BALANCE      PASS-THROUGH RATE       DESCRIPTION          (MOODY'S/S&P)
---------------    -------------------     --------------------      -----------         -------------
CLASS A-1             $104,000,000                   %                 FIXED                AAA/AAA
CLASS A-2             $118,000,000                   %                 FIXED                AAA/AAA
CLASS A-3             $122,000,000                   %                 FIXED                AAA/AAA
CLASS A-4             $442,061,000                   %                 FIXED                AAA/AAA
CLASS B               $ 23,482,000                   %                  WAC                 AA2/AA
CLASS C               $ 7,827,000                    %                  WAC                 AA3/AA-
CLASS D               $ 17,890,000                   %                  WAC                  A2/A
CLASS E               $ 8,945,000                    %                  WAC                  A3/A-

The certificate balances are approximate and on the closing date may vary by up to 5%.
                             ----------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about May , 2004. The depositor
expects to receive from this offering approximately $    , plus accrued interest
from the cut-off date, before deducting expenses payable by the depositor.

                             ----------------------
BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                  April , 2004

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14
                      Geographic Overview of Mortgage Pool

            [MAP OF THE UNITED STATES OF AMERICA AND LEGEND OMITTED]

WASHINGTON
1 property
$7,958,896
0.9% of total

UTAH
1 property
$895,341
0.1% of total

NEBRASKA
1 property
$1,716,467
0.2% of total

MISSOURI
1 property
$3,957,179
0.4% of total

MINNESOTA
1 property
$1,742,227
0.2% of total

IOWA
1 property
$12,500,000
1.4% of total

INDIANA
1 property
$1,320,154
0.1% of total

MICHIGAN
3 properties
$21,548,777
2.4% of total

NEW YORK
4 properties
$45,548,768
5.1% of total

MAINE
3 properties
$22,904,857
2.6% of total

ILLINOIS
2 properties
$11,138,565
1.2% of total

PENNSYLVANIA
2 properties
$9,891,512
1.1% of total

MASSACHUSETTS
4 properties
$74,723,549
8.4% of total

OHIO
8 properties
$34,895,175
3.9% of total

NEW JERSEY
6 properties
$32,355,067
3.6% of total

DELAWARE
4 properties
$102,812,976
11.5% of total

OREGON
1 property
$3,386,985
0.4% of total

NEVADA
2 properties
$3,743,182
0.4% of total

NORTHERN CALIFORNIA
11 properties
$39,341,034
4.4% of total

SOUTHERN CALIFORNIA
19 properties
$139,005,014
15.5% of total

ARIZONA
3 properties
$28,310,567
3.2% of total

COLORADO
7 properties
$74,522,587
8.3% of total

TEXAS
16 properties
$83,603,899
9.3% of total

ARKANSAS
1 property
$1,563,888
0.2% of total

TENNESSEE
1 property
$5,961,161
0.7% of total

ALABAMA
2 properties
$5,595,991
0.6% of total

FLORIDA
5 properties
$34,369,361
3.8% of total

MARYLAND
2 properties
$18,331,346
2.0% of total

VIRGINIA
1 property
$5,899,742
0.7% of total

NORTH CAROLINA
7 properties
$35,911,457
4.0% of total

SOUTH CAROLINA
1 property
$9,048,160
1.0% of total

GEORGIA
2 properties
$20,018,899
2.2% of total

[PHOTO OF ONE & THREE CHRISTINA CENTRE OMITTED]
ONE & THREE CHRISTINA CENTRE, Wilmington, DE

[PHOTO OF U.S. BANK TOWER OMITTED]
U.S. BANK TOWER, Los Angeles, CA

[PHOTO OF THE SHOPS AT BRIARGATE OMITTED]
THE SHOPS AT BRIARGATE, Colorado Springs, CO

[PHOTO OF 840 MEMORIAL DRIVE OMITTED]
840 MEMORIAL DRIVE, Cambridge, MA

[PHOTO OF GREAT HALL EAST PORTFOLIO -- KROGER LIBERTY OMITTED]
GREAT HALL EAST PORTFOLIO -- KROGER LIBERTY, West Chester, OH

[PHOTO OF GREAT HALL EAST PORTFOLIO -- WAL-MART GREENVILLE OMITTED] GREAT HALL EAST PORTFOLIO -- WAL-MART GREENVILLE, Greenville, SC

[PHOTO OF SAN ANTONIO OFFICE PORTFOLIO - NORTHWEST CENTER OMITTED] SAN ANTONIO OFFICE PORTFOLIO - NORTHWEST CENTER, San Antonio, TX

[PHOTO OF SAN ANTONIO OFFICE PORTFOLIO - COLONNADE I OMITTED]
SAN ANTONIO OFFICE PORTFOLIO - COLONNADE I, San Antonio, TX

[PHOTO OF 1401 & 1501 NOLAN RYAN EXPRESSWAY OMITTED]
1401 & 1501 NOLAN RYAN EXPRESSWAY, Arlington, TX

[PHOTO OF GREENVILLE PLACE APARTMENTS OMITTED]
GREENVILLE PLACE APARTMENTS, Greenville, DE

[2 PHOTOS OF PAVILIONS II OMITTED]
PAVILIONS II, Scottsdale, AZ

[PHOTO OF HIRAM PAVILION OMITTED]
HIRAM PAVILION, Hiram, GA

The pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be fixed at the respective per annum rates set forth on the cover. The Class B, Class C, Class D and Class E Certificates will accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The initial pass-through rates set forth on the cover for the Class B, Class C, Class D and Class E Certificates are approximate. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2004-TOP14 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

     We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ..................................S-3
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-3
Executive Summary............................................................S-6
Summary of Prospectus Supplement.............................................S-7
     What You Will Own.......................................................S-7
     Relevant Parties and Dates..............................................S-7
     Offered Certificates....................................................S-9
     Information About the Mortgage Pool....................................S-18
     Additional Aspects of Certificates.....................................S-26
Risk Factors................................................................S-29
Description of the Offered Certificates.....................................S-64
     General................................................................S-64
     Certificate Balances...................................................S-65
     Pass-Through Rates.....................................................S-67
     Distributions..........................................................S-69
     Optional Termination...................................................S-75
     Advances...............................................................S-76
     Reports to Certificateholders; Available Information ..................S-79
     Example of Distributions...............................................S-83
     The Trustee and the Fiscal Agent.......................................S-84
     The Paying Agent, Certificate Registrar and Authenticating Agent ......S-84
     Expected Final Distribution Date; Rated Final Distribution Date .......S-85
     Amendments to the Pooling and Servicing Agreement .....................S-85
Yield, Prepayment and Maturity Considerations...............................S-86
     General................................................................S-86
     Pass-Through Rates.....................................................S-87
     Rate and Timing of Principal Payments..................................S-87
     Unpaid Distributable Certificate Interest..............................S-88
     Losses and Shortfalls..................................................S-88
     Relevant Factors.......................................................S-89
     Weighted Average Life..................................................S-89
Description of the Mortgage Pool............................................S-93
     General................................................................S-93
     Material Terms and Characteristics of the Mortgage Loans ..............S-93
     The U.S. Bank Tower Pari Passu Loan....................................S-98
     Assessments of Property Value and Condition ..........................S-100
     Environmental Insurance...............................................S-101
     Additional Mortgage Loan Information..................................S-102
     Standard Hazard Insurance.............................................S-104
     The Sellers...........................................................S-105
     Sale of the Mortgage Loans............................................S-106
     Representations and Warranties........................................S-106
     Repurchases and Other Remedies........................................S-108
     Changes In Mortgage Pool Characteristics..............................S-109
Servicing of the Mortgage Loans............................................S-109
     General...............................................................S-109
     Servicing of the U.S. Bank Tower Loan Group ..........................S-111
     The Master Servicer and Special Servicer..............................S-112
     The Master Servicer...................................................S-112
     Events of Default.....................................................S-113
     The Special Servicer..................................................S-114
     The Operating Adviser.................................................S-116
     Mortgage Loan Modifications...........................................S-117
     Sale of Defaulted Mortgage Loans......................................S-118
     Foreclosures..........................................................S-118
Material Federal Income Tax Consequences...................................S-119
     General...............................................................S-119
     Original Issue Discount and Premium...................................S-120
     Prepayment Premiums and Yield Maintenance Charges ....................S-122
     Additional Considerations.............................................S-122
Legal Aspects of Mortgage Loans............................................S-122
     California............................................................S-122
ERISA Considerations.......................................................S-123
     Plan Assets...........................................................S-123
     Special Exemption Applicable to the Offered Certificates .............S-123
     Insurance Company General Accounts....................................S-125
     General Investment Considerations.....................................S-126
Legal Investment...........................................................S-126
Use of Proceeds............................................................S-126
Plan of Distribution.......................................................S-126
Legal Matters..............................................................S-127
Ratings....................................................................S-128
Glossary of Terms..........................................................S-129
APPENDIX I - Mortgage Pool Information (Tables)..............................I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans.................II-1
APPENDIX III - Significant Loan Summaries..................................III-1
APPENDIX IV - Term Sheet.....................................................T-1
APPENDIX V - Form of Statement to Certificateholders.........................V-1
SCHEDULE A - Rates Used in Determination of Class X Pass-Through Rates.......A-1

                                EXECUTIVE SUMMARY
            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                         CERTIFICATE STRUCTURE
------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE     APPROXIMATE                     APPROXIMATE
                                  INITIAL         INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE    PASS-THROUGH       RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE          RATE        (MOODY'S/S&P)    CERTIFICATES   LIFE (YRS.)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES
--------------------
   12.125%      CLASS A-1      $104,000,000        ___%           Aaa/AAA         11.626%         3.56         1-56
------------------------------------------------------------------------------------------------------------------------
   12.125%      CLASS A-2      $118,000,000        ___%           Aaa/AAA         13.191%         4.69        56-58
------------------------------------------------------------------------------------------------------------------------
   12.125%      CLASS A-3      $122,000,000        ___%           Aaa/AAA         13.639%         6.99        58-109
------------------------------------------------------------------------------------------------------------------------
   12.125%      CLASS A-4      $442,061,000        ___%           Aaa/AAA         49.419%         9.62       109-118
------------------------------------------------------------------------------------------------------------------------
   9.500%       CLASS B        $ 23,482,000        ___%           Aa2/AA           2.625%         9.85       118-118
------------------------------------------------------------------------------------------------------------------------
   8.625%       CLASS C        $  7,827,000        ___%           Aa3/AA-          0.875%         9.85       118-118
------------------------------------------------------------------------------------------------------------------------
   6.625%       CLASS D        $ 17,890,000        ___%            A2/A            2.000%         9.86       118-119
------------------------------------------------------------------------------------------------------------------------
   5.625%       CLASS E        $  8,945,000        ___%            A3/A-           1.000%         9.94       119-119
------------------------------------------------------------------------------------------------------------------------
PRIVATE CERTIFICATES
--------------------
   4.500%       CLASS F        $ 10,064,000        ___%          Baa1/BBB+         1.125%        10.76       119-140
------------------------------------------------------------------------------------------------------------------------
   3.875%       CLASS G        $  5,591,000        ___%          Baa2/BBB          0.625%        11.73       140-141
------------------------------------------------------------------------------------------------------------------------
   3.000%       CLASS H        $  7,827,000        ___%          Baa3/BBB-         0.875%        11.85       141-143
------------------------------------------------------------------------------------------------------------------------
----------      CLASSES J-P    -----------        --------        ---------      -----------    -------      --------
------------------------------------------------------------------------------------------------------------------------
----------      CLASS X-1      -----------        --------        Aaa/AAA        -----------    -------      --------
------------------------------------------------------------------------------------------------------------------------
----------      CLASS X-2      -----------        --------        Aaa/AAA        -----------    -------      --------
------------------------------------------------------------------------------------------------------------------------

o The notional amount of the Class X-1 Certificates initially will be $894,522,781 and the notional amount of the Class X-2 Certificates initially will be $851,525,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o  The initial certificate balance on the closing date may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class B, Class C, Class D and Class E Certificates will accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyperamortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN


GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by us on the closing
                                            date. All payments to you will come
                                            only from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 109 mortgage loans
                                            secured by first mortgage liens on
                                            124 commercial and multifamily
                                            properties.


TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2004-TOP14.


MORTGAGE POOL.............................  The mortgage pool consists of 109 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of May 1, 2004, of
                                            approximately $894,522,781, which
                                            may vary on the closing date by up
                                            to 5%. Each mortgage loan requires
                                            scheduled payments of principal
                                            and/or interest to be made monthly.
                                            For purposes of those mortgage loans
                                            that have a due date on a date other
                                            than the first of the month, we have
                                            assumed that those mortgage loans
                                            are due on the first of the month
                                            for purposes of determining their
                                            cut-off dates and cut-off date
                                            balances.

                                            As of May 1, 2004, the balances of
                                            the mortgage loans in the mortgage
                                            pool ranged from approximately
                                            $649,684 to approximately
                                            $74,500,000 and the mortgage loans
                                            had an approximate average balance
                                            of $8,206,631.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Bear Stearns Commercial Mortgage
                                            Securities Trust 2004-TOP14.

DEPOSITOR.................................  Bear Stearns Commercial Mortgage
                                            Securities Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National
                                            Association.

SPECIAL SERVICER..........................  ARCap Servicing, Inc.

PRIMARY SERVICER..........................  Principal Global Investors, LLC with respect to those mortgage loans sold
                                            to the trust by Principal Commercial
                                            Funding, LLC. In addition, Wells
                                            Fargo Bank, National Association
                                            will act as primary servicer with
                                            respect to those mortgage loans sold
                                            to the trust by Morgan Stanley
                                            Mortgage Capital Inc., Bear Stearns
                                            Commercial Mortgage, Inc., and Wells
                                            Fargo Bank, National Association.

TRUSTEE...................................  LaSalle Bank National Association, a
                                            national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the trustee.

PAYING AGENT..............................  Wells Fargo Bank, National
                                            Association, which will also act as
                                            the certificate registrar. See
                                            "Description of the Offered
                                            Certificates--The Paying Agent,
                                            Certificate Registrar and
                                            Authenticating Agent" in this
                                            prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates, outstanding at any
                                            time of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement. The
                                            initial operating adviser will be
                                            ARCap REIT, Inc.

SELLERS...................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 17 mortgage loans,
                                            representing 30.8% of the initial
                                            outstanding pool balance.

                                            Bear Stearns Commercial Mortgage,
                                            Inc., as to 19 mortgage loans,
                                            representing 25.2% of the initial
                                            outstanding pool balance.

                                            Wells Fargo Bank, National
                                            Association, as to 37 mortgage
                                            loans, representing 23.9% of the
                                            initial outstanding pool balance.

                                            Principal Commercial Funding, LLC,
                                            as to 36 mortgage loans,
                                            representing 20.1% of the initial
                                            outstanding pool balance.

UNDERWRITERS..............................  Bear, Stearns & Co. Inc., Morgan
                                            Stanley & Co. Incorporated, Goldman,
                                            Sachs & Co. and Wells Fargo
                                            Brokerage Services, LLC.

CUT-OFF DATE..............................  May 1, 2004. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices to this prospectus
                                            supplement), scheduled payments due
                                            in May 2004 with respect to mortgage
                                            loans not having payment dates on
                                            the first day of each month have
                                            been deemed received on May 1, 2004,
                                            not the actual day on which such
                                            scheduled payments were due.

CLOSING DATE..............................  On or about May __, 2004.

DISTRIBUTION DATE.........................  The 12th day of each month, or, if such 12th day is not a business day,
                                            the business day immediately
                                            following such 12th day, commencing
                                            in June 2004.

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                            ------------------------------------
EXPECTED FINAL DISTRIBUTION DATES........       Class A-1      January 12, 2009
                                            ------------------------------------
                                                Class A-2      March 12, 2009
                                            ------------------------------------
                                                Class A-3      June 12, 2013
                                            ------------------------------------
                                                Class A-4      March 12, 2014
                                            ------------------------------------
                                                 Class B       March 12, 2014
                                            ------------------------------------
                                                 Class C       March 12, 2014
                                            ------------------------------------
                                                 Class D       April 12, 2014
                                            ------------------------------------
                                                 Class E       April 12, 2014
                                            ------------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates. Any mortgage loans
                                            with anticipated repayment dates are
                                            assumed to repay in full on such
                                            dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in January,
                                            2041.

                              OFFERED CERTIFICATES

GENERAL...................................  We are offering the following eight
                                            (8) classes of our Series 2004-TOP14
                                            Commercial Mortgage Pass-Through
                                            Certificates:

                                            o     Class A-l

                                            o     Class A-2

                                            o     Class A-3

                                            o     Class A-4

                                            o     Class B

                                            o     Class C

                                            o     Class D

                                            o     Class E

                                            The entire series will consist of a
                                            total of twenty-three (23) classes,
                                            the following fifteen (15) of which
                                            are not being offered by this
                                            prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class F, Class G, Class
                                            H, Class J, Class K, Class L, Class
                                            M, Class N, Class O, Class P, Class
                                            R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5% on the closing
                                            date:

                                            -----------------------------------------------------
                                            Class A-1         $104,000,000 Certificate Balance
                                            -----------------------------------------------------
                                            Class A-2         $118,000,000 Certificate Balance
                                            -----------------------------------------------------
                                            Class A-3         $122,000,000 Certificate Balance
                                            -----------------------------------------------------
                                            Class A-4         $442,061,000 Certificate Balance
                                            -----------------------------------------------------
                                             Class B          $ 23,482,000 Certificate Balance
                                            -----------------------------------------------------
                                             Class C          $ 7,827,000 Certificate Balance
                                            -----------------------------------------------------
                                             Class D          $ 17,890,000 Certificate Balance
                                            -----------------------------------------------------
                                             Class E          $ 8,945,000 Certificate Balance
                                            -----------------------------------------------------

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to the certificate balance of that
                                            class.

                                            The Class X-1 Certificates and the
                                            Class X-2 Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time.

                                            The notional amount of the Class X-2
                                            Certificates will equal:

                                            o     during the period from the
                                                  closing date through and
                                                  including the distribution
                                                  date occurring in November
                                                  2005, the sum of (a) the
                                                  lesser of $76,657,000 and the
                                                  certificate balance of the
                                                  Class A-1 Certificates
                                                  outstanding from time to time
                                                  and (b) the aggregate of the
                                                  certificate balances of the
                                                  Class A-2, Class A-3, Class
                                                  A-4, Class B, Class C, Class
                                                  D, Class E, Class F, Class G,
                                                  Class H, Class J, Class K and
                                                  Class L Certificates
                                                  outstanding from time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2005
                                                  through and including the
                                                  distribution date occurring in
                                                  November 2006, the sum of (a)
                                                  the lesser of $34,274,000 and
                                                  the certificate balance of the
                                                  Class A-1 Certificates
                                                  outstanding from time to time,
                                                  (b) the aggregate of the
                                                  certificate balances of the
                                                  Class A-2, Class A-3, Class
                                                  A-4, Class B, Class C, Class
                                                  D, Class E, Class F, Class G
                                                  and Class H Certificates
                                                  outstanding from time to time
                                                  and (c) the lesser of

                                            $731,000 and the certificate balance
                                            of the Class J Certificates
                                            outstanding from time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2006
                                                  through and including the
                                                  distribution date occurring in
                                                  November 2007, the sum of (a)
                                                  the lesser of $112,280,000 and
                                                  the certificate balance of the
                                                  Class A-2 Certificates
                                                  outstanding from time to time,
                                                  (b) the aggregate of the
                                                  certificate balances of the
                                                  Class A-3, Class A-4, Class B,
                                                  Class C, Class D and Class E
                                                  Certificates outstanding from
                                                  time to time and (c) the
                                                  lesser of $7,337,000 and the
                                                  certificate balance of the
                                                  Class F Certificates
                                                  outstanding from time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2007
                                                  through and including the
                                                  distribution date occurring in
                                                  November 2008, the sum of (a)
                                                  the lesser of $89,149,000 and
                                                  the certificate balance of the
                                                  Class A-3 Certificates
                                                  outstanding from time to time,
                                                  (b) the aggregate of the
                                                  certificate balances of the
                                                  Class A-4, Class B, Class C
                                                  and Class D Certificates
                                                  outstanding from time to time
                                                  and (c) the lesser of $600,000
                                                  and the certificate balance of
                                                  the Class E Certificates
                                                  outstanding from time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2008
                                                  through and including the
                                                  distribution date occurring in
                                                  November 2009, the sum of (a)
                                                  the lesser of $26,277,000 and
                                                  the certificate balance of the
                                                  Class A-3 Certificates
                                                  outstanding from time to time,
                                                  (b) the aggregate of the
                                                  certificate balance of the
                                                  Class A-4, Class B and Class C
                                                  Certificates outstanding from
                                                  time to time and (c) the
                                                  lesser of 6,371,000 and the
                                                  certificate balance of the
                                                  Class D Certificates
                                                  outstanding from time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2009
                                                  through and including the
                                                  distribution date occurring in
                                                  November 2010, the sum of (a)
                                                  the lesser of $408,244,000 and
                                                  the certificate balance of the
                                                  Class A-4 Certificates
                                                  outstanding from time to time,
                                                  (b) the certificate balance of
                                                  the Class B Certificates
                                                  outstanding from time to time
                                                  and (c) the lesser of
                                                  $3,668,000 and the certificate
                                                  balance of the Class C
                                                  Certificates outstanding from
                                                  time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2010
                                                  through and including the
                                                  distribution date occurring in
                                                  November 2011, the sum of (a)
                                                  the lesser of $381,668,000 and
                                                  the certificate balance of the
                                                  Class A-4 Certificates
                                                  outstanding from time to time
                                                  and (b) the lesser of
                                                  $17,920,000 and the
                                                  certificate balance of the
                                                  Class B Certificates
                                                  outstanding from time to time;

                                            o     during the period following
                                                  the distribution date
                                                  occurring in November 2011
                                                  through and including the
                                                  distribution date occurring in
                                                  May 2012, the sum of (a) the
                                                  lesser of $369,489,000 and the
                                                  certificate balance of the
                                                  Class A-4 Certificates
                                                  outstanding from time to time
                                                  and (b) the lesser of
                                                  $13,586,000
                                                  and the certificate balance of
                                                  the Class B Certificates
                                                  outstanding from time to time;
                                                  and

                                            o     following the distribution
                                                  date occurring in May 2012,
                                                  $0.

                                            Accordingly, the notional amount of
                                            the Class X-1 Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to the
                                            certificate balance of, any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time. The
                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to the certificate balance
                                            of any component and any class of
                                            Certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates on
                                            such distribution date, as described
                                            above. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in May 2012.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                            ------------------------------------
                                                Class A-1          ___% (Fixed)
                                            ------------------------------------
                                                Class A-2          ___% (Fixed)
                                            ------------------------------------
                                                Class A-3          ___% (Fixed)
                                            ------------------------------------
                                                Class A-4          ___% (Fixed)
                                            ------------------------------------
                                                 Class B            ___% (WAC)
                                            ------------------------------------
                                                 Class C            ___% (WAC)
                                            ------------------------------------
                                                 Class D            ___% (WAC)
                                            ------------------------------------
                                                 Class E            ___% (WAC)
                                            ------------------------------------

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-4 Certificates presented in the
                                            table are fixed at their respective
                                            per annum rates set forth above. The
                                            Class B, Class C, Class D and Class
                                            E Certificates will, at all times,
                                            accrue interest at a per annum rate
                                            equal to (i) a fixed rate, (ii) a
                                            fixed rate subject to a cap equal to
                                            the weighted average net mortgage
                                            rate or (iii) a rate equal to the
                                            weighted average net mortgage rate
                                            less a specified percentage, which
                                            percentage may be zero. The initial
                                            pass-through rates shown above for
                                            the Class B, Class C, Class D and
                                            Class E Certificates are
                                            approximate.

                                            The weighted average net mortgage
                                            rate for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            minus a weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,
                                            the primary servicing fee rate, and
                                            the trustee fee rate. The relevant
                                            weighting is based upon the
                                            respective principal balances of the
                                            mortgage loans as in effect
                                            immediately prior to the relevant
                                            distribution date. For purposes of
                                            calculating the weighted average net
                                            mortgage rate, the mortgage loan
                                            interest rates will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates will also be
                                            determined without regard to any
                                            loan term modifications agreed to by
                                            the special servicer or resulting
                                            from any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the weighted
                                            average net mortgage rate, if a
                                            mortgage loan does not accrue
                                            interest on a 30/360 basis, its
                                            interest rate for any month will, in
                                            general, be deemed to be the rate
                                            per annum that, when calculated on a
                                            30/360 basis, will produce the
                                            amount of interest that actually
                                            accrues on that mortgage loan in
                                            that month.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately ___% per annum.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective strip rates (the "Class
                                            X-1 Strip Rates") at which interest
                                            accrues from time to time on the
                                            respective components of the total
                                            notional amount of the Class X-1
                                            Certificates outstanding immediately
                                            prior to the related distribution
                                            date (weighted on the basis of the
                                            respective balances of such
                                            components outstanding immediately
                                            prior to such distribution date).
                                            Each of those components will be
                                            comprised of all or a designated
                                            portion of the certificate balance
                                            of one of the classes of the
                                            Principal Balance Certificates. In
                                            general, the certificate balance of
                                            each class of Principal Balance
                                            Certificates will constitute a
                                            separate component of the total
                                            notional amount of the Class X-1
                                            Certificates; provided that, if a
                                            portion, but not all, of the
                                            certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            under "--Certificate Balance" above
                                            as being part of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to any
                                            distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before May 2012, on any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-1 Strip Rate will
                                            be calculated as follows:

                                            o     if such particular component
                                                  consists of the entire
                                                  certificate balance (or a
                                                  designated portion of that
                                                  certificate balance) of any
                                                  class of Principal Balance
                                                  Certificates, and if such
                                                  entire certificate balance (or
                                                  that designated portion) also
                                                  constitutes a component of the
                                                  total notional amount of the
                                                  Class X-2 Certificates
                                                  immediately prior to the
                                                  related distribution date,
                                                  then the applicable Class X-1
                                                  Strip Rate will equal the
                                                  excess, if any, of (a)
                                                  the weighted average net
                                                  mortgage rate for such
                                                  distribution date, over (b)
                                                  the greater of (i) the rate
                                                  per annum corresponding to
                                                  such distribution date as set
                                                  forth on Schedule A attached
                                                  to this prospectus supplement
                                                  and (ii) the pass-through rate
                                                  for such distribution date for
                                                  such class of Principal
                                                  Balance Certificates; and

                                            o     if such particular component
                                                  consists of the entire
                                                  certificate balance (or a
                                                  designated portion of that
                                                  certificate balance) of any
                                                  class of Principal Balance
                                                  Certificates, and if such
                                                  entire certificate balance (or
                                                  that designated portion) does
                                                  not also constitute a
                                                  component of the total
                                                  notional amount of the Class
                                                  X-2 Certificates immediately
                                                  prior to the related
                                                  distribution date, then the
                                                  applicable Class X-1 Strip
                                                  Rate will equal the excess, if
                                                  any, of (a) the weighted
                                                  average net mortgage rate for
                                                  such distribution date, over
                                                  (b) the pass-through rate for
                                                  such distribution date for
                                                  such class of Principal
                                                  Balance Certificates.

                                            For any distribution date occurring
                                            after May 2012, the certificate
                                            balance of each class of Principal
                                            Balance Certificates will constitute
                                            a separate component of the total
                                            notional amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the weighted
                                            average net mortgage rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will any
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately ___% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in May
                                            2012 will equal the weighted average
                                            of the respective strip rates (the
                                            "Class X-2 Strip Rates") at which
                                            interest accrues from time to time
                                            on the respective components of the
                                            total notional amount of the Class
                                            X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of Principal Balance
                                            Certificates. If all or a designated
                                            portion of the certificate balance
                                            of any class of Principal Balance
                                            Certificates is identified under
                                            "--Certificate Balance" above as
                                            being part of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to any
                                            distribution date, then that
                                            certificate balance (or designated
                                            portion of it) will represent one or
                                            more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before May 2012, on any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-2 Strip Rate will
                                            equal the excess, if any, of:

                                            o     the lesser of (a) the rate per
                                                  annum corresponding to such
                                                  distribution date as set forth
                                                  on Schedule A attached to this
                                                  prospectus supplement and (b)
                                                  the weighted average net
                                                  mortgage rate for such
                                                  distribution date, over

                                            o     the pass-through rate for such
                                                  distribution date for the
                                                  class of Principal Balance
                                                  Certificates whose certificate
                                                  balance, or a designated
                                                  portion of it, comprises such
                                                  component.

                                            Under no circumstances will any
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The Pass-Through Rate applicable to
                                            the Class F, Class G and Class H
                                            Certificates will, at all times, be
                                            equal to (i) a fixed rate, (ii) a
                                            fixed rate subject to a cap equal to
                                            the weighted average net mortgage
                                            rate or (iii) a rate equal to the
                                            weighted average net mortgage rate
                                            less a specified percentage, which
                                            percentage may be zero. The
                                            pass-through rate applicable to the
                                            Class J, Class K, Class L, Class M,
                                            Class N, Class O and Class P
                                            Certificates will, at all times, be
                                            a per annum rate equal to the lesser
                                            of ___% and the weighted average net
                                            mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                                  Step l/Class A and Class X: To
                                            interest on Classes A-1, A-2, A-3,
                                            A-4, X-1 and X-2, pro rata, in
                                            accordance with their interest
                                            entitlements.

                                                  Step 2/Class A: To the extent
                                            of amounts then required to be
                                            distributed as principal, (i) first,
                                            to the Class A-1 Certificates, until
                                            the Class A-1 Certificates are
                                            reduced to zero, (ii) second, to the
                                            Class A-2 Certificates, until the
                                            Class A-2 Certificates are reduced
                                            to zero, (iii) third, to the Class
                                            A-3 Certificates, until the Class
                                            A-3 Certificates are reduced to zero
                                            and (iv) fourth, to the Class A-4
                                            Certificates, until the Class A-4
                                            Certificates are reduced to zero. If
                                            the principal amount of each class
                                            of certificates other than Classes
                                            A-1, A-2, A-3 and A-4 has been
                                            reduced to zero as a result of
                                            losses on the mortgage loans or an
                                            appraisal reduction, principal will
                                            be distributed to Classes A-1, A-2,
                                            A-3 and A-4, pro rata.

                                                  Step 3/Class A and Class X: To
                                            reimburse Classes A-1, A-2, A-3 and
                                            A-4 and, in respect of interest
                                            only, Classes X-1 and X-2, pro rata,
                                            for any previously unreimbursed
                                            losses on the mortgage loans that
                                            were previously borne by those
                                            classes, together with interest at
                                            the applicable pass-through rate.

                                                  Step 4/Class B: To Class B as
                                            follows: (a) to interest on Class B
                                            in the amount of its interest
                                            entitlement; (b) to the extent of
                                            amounts required to be distributed
                                            as principal, to principal on Class
                                            B in the amount of its principal
                                            entitlement until its principal
                                            balance is reduced to zero; and (c)
                                            to reimburse Class B for any
                                            previously unreimbursed losses on
                                            the mortgage loans that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                                  Step 5/Class C: To Class C in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                                  Step 6/Class D: To Class D in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                                  Step 7/Class E: To Class E in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                                  Step 8/Subordinate Private
                                            Certificates: To these certificates
                                            in the amounts and order of priority
                                            described in this prospectus
                                            supplement.

                                            Each certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates-Distributions" in this
                                            prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each Class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            nonrecoverable advances will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to:

                                            o     the principal portion of all
                                                  scheduled payments, other than
                                                  balloon payments, to the
                                                  extent received or advanced by
                                                  the master servicer or other
                                                  party (in accordance with the
                                                  Pooling and Servicing
                                                  Agreement) during the related
                                                  collection period;

                                            o     all principal prepayments and
                                                  the principal portion of
                                                  balloon payments received
                                                  during the related collection
                                                  period;

                                            o     the principal portion of other
                                                  collections on the mortgage
                                                  loans received during the
                                                  related collection period,
                                                  such as liquidation proceeds,
                                                  condemnation proceeds,
                                                  insurance proceeds and income
                                                  on "real estate owned"; and

                                            o     the principal portion of
                                                  proceeds of mortgage loan
                                                  repurchases received during
                                                  the related collection period,

                                            subject, however, to the adjustments
                                            described herein. See the definition
                                            of "Principal Distribution Amount"
                                            in the "Glossary of Terms."

     C.  PREPAYMENT PREMIUMS/YIELD
            MAINTENANCE CHARGES.............The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X Certificates, on the
                                            one hand, and the classes of
                                            certificates entitled to principal,
                                            on the other hand, is described in
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

SUBORDINATION

     A.  GENERAL..........................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with any
                                            hyperamortizing loan) on any
                                            distribution date is depicted in
                                            descending order. The manner in
                                            which mortgage loan losses
                                            (including interest other than
                                            certain excess interest in
                                            connection with any hyperamortizing
                                            loan) are allocated is depicted in
                                            ascending order.

                                               ------------------------------
                                                   Class A-l, Class A-2,
                                                   Class A-3, Class A-4,
                                                      Class X-1* and
                                                        Class X-2*
                                               ------------------------------


                                               ------------------------------
                                                          Class B
                                               ------------------------------


                                               ------------------------------
                                                          Class C
                                               ------------------------------

                                               ------------------------------
                                                          Class D
                                               ------------------------------

                                               ------------------------------
                                                          Class E
                                               ------------------------------

                                               ------------------------------
                                                        Classes F-P
                                               ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            *Interest only certificates. No
                                            principal payments or realized loan
                                            losses in respect of principal will
                                            be allocated to the Class X-1 or
                                            Class X-2 Certificates. However, any
                                            loan losses will reduce the notional
                                            amount of the Class X-1 Certificates
                                            and loan losses allocated to any
                                            component and any class of
                                            Certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates will
                                            reduce the notional amount of the
                                            Class X-2 Certificates.


     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  Shortfalls in available funds will reduce amounts available for
                                            distribution and will be allocated
                                            in the same manner as mortgage loan
                                            losses. Among the causes of these
                                            shortfalls are the following:

                                            o     shortfalls resulting from
                                                  compensation which the special
                                                  servicer is entitled to
                                                  receive;

                                            o     shortfalls resulting from
                                                  interest on advances made by
                                                  the master servicer, the
                                                  trustee or the fiscal agent,
                                                  to the extent not covered by
                                                  default interest and late
                                                  payment charges paid by the
                                                  borrower; and

                                            o     shortfalls resulting from a
                                                  reduction of a mortgage loan's
                                                  interest rate by a bankruptcy
                                                  court or from other
                                                  unanticipated, extraordinary
                                                  or default-related expenses of
                                                  the trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements as described
                                            herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL..........................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            May 1, 2004. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in May 2004
                                            have been deemed received on May 1,
                                            2004.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be
                                            109 mortgage loans with an aggregate
                                            principal balance as of May 1, 2004
                                            of approximately $894,522,781. It is
                                            possible that the aggregate mortgage
                                            loan balance will vary by up to 5%
                                            on the closing date. As of May 1,
                                            2004, the principal balance of the
                                            mortgage loans in the mortgage pool
                                            ranged approximately $649,684 to
                                            approximately $74,500,000 and the
                                            mortgage loans had an approximate
                                            average balance of $8,206,631.

     C.  FEE SIMPLE/LEASEHOLD.............  One hundred and twenty-two (122)
                                            mortgaged properties, securing
                                            mortgage loans representing 95.7% of
                                            the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee simple estate
                                            in such mortgaged properties.

                                            Two (2) mortgaged properties,
                                            securing mortgage loans representing
                                            4.3% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a leasehold
                                            interest in such mortgaged property.

     D.  PROPERTY TYPES...................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                                             -------------------------------------------------------------------------
                                                                                                        Number of
                                                                       Percentage of Initial            Mortgaged
                                             Property Type            Outstanding Pool Balance         Properties
                                             -------------------------------------------------------------------------
                                             Retail                             47.9%                      73
                                             -------------------------------------------------------------------------
                                             Office                             33.1%                      17
                                             -------------------------------------------------------------------------
                                             Multifamily                         8.0%                      12
                                             -------------------------------------------------------------------------
                                             Industrial                          5.2%                      12
                                             -------------------------------------------------------------------------
                                             Mixed Use                           2.2%                       3
                                             -------------------------------------------------------------------------
                                             Hospitality                         1.8%                       1
                                             -------------------------------------------------------------------------
                                             Self Storage                        1.8%                       6
                                             -------------------------------------------------------------------------

     E.  PROPERTY LOCATION................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            geographic areas with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                            --------------------------------------------------------------------------
                                                                                                          Number of
                                                                             Percentage of Initial        Mortgaged
                                            Geographic Areas               Outstanding Pool Balance       Properties
                                            --------------------------------------------------------------------------
                                            California                                19.9%                   30
                                            --------------------------------------------------------------------------
                                               Southern                               15.5%                   19
                                            --------------------------------------------------------------------------
                                               Northern                                4.4%                   11
                                            --------------------------------------------------------------------------
                                            Delaware                                  11.5%                   4
                                            --------------------------------------------------------------------------
                                            Texas                                      9.3%                   16
                                            --------------------------------------------------------------------------
                                            Massachusetts                              8.4%                   4
                                            --------------------------------------------------------------------------
                                            Colorado                                   8.3%                   7
                                            --------------------------------------------------------------------------
                                            New York                                   5.1%                   4
                                            --------------------------------------------------------------------------


                                            The remaining mortgaged properties
                                            are located throughout 25 other
                                            states. None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 5.0% of the aggregate
                                            principal balance of the mortgage
                                            loans, as of May 1, 2004.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of May 1, 2004, the mortgage loans had the following
                                            characteristics:

                                            o     No scheduled payment of
                                                  principal and interest on any
                                                  mortgage loan was thirty days
                                                  or more past due, and no
                                                  mortgage loan had been thirty
                                                  days or more delinquent in the
                                                  past year.

                                            o     Eight (8) groups of mortgage
                                                  loans were made to the same
                                                  borrower or to borrowers that
                                                  are affiliated with one
                                                  another through partial or
                                                  complete direct or indirect
                                                  common ownership. The three
                                                  (3) largest groups represent
                                                  9.9%, 1.6% and 1.6%,
                                                  respectively, of the initial
                                                  outstanding pool balance. See
                                                  Appendix II attached to this
                                                  prospectus supplement.

                                            o     Thirty-six (36) of the
                                                  mortgaged properties, securing
                                                  mortgage loans representing
                                                  17.8% of the initial
                                                  outstanding pool balance, are
                                                  each 100% leased to a single
                                                  tenant.

                                            o     All of the mortgage loans bear
                                                  interest at fixed rates.

                                            o     Fixed periodic payments on the
                                                  mortgage loans are generally
                                                  determined assuming interest
                                                  is calculated on a 30/360
                                                  basis, but interest actually
                                                  accrues and is applied on
                                                  certain mortgage loans on an
                                                  actual/360 basis. Accordingly,
                                                  there will be less
                                                  amortization of the principal
                                                  balance during the term of
                                                  these mortgage loans,
                                                  resulting in a higher final
                                                  payment on these mortgage
                                                  loans.

                                            o     No mortgage loan permits
                                                  negative amortization or the
                                                  deferral of accrued interest
                                                  (except excess interest that
                                                  would accrue in the
                                                  case of any hyperamortizing
                                                  loan after the applicable
                                                  anticipated repayment date for
                                                  such loan).

     G.  BALLOON LOANS/ARD LOANS..........  As of May 1, 2004, the mortgage loans had the following additional
                                            characteristics:

                                            o     Ninety-eight (98) of the
                                                  mortgage loans, representing
                                                  95.9% of the initial
                                                  outstanding pool balance, are
                                                  "balloon loans." Five (5) of
                                                  these mortgage loans,
                                                  representing 6.4% of the
                                                  initial outstanding pool
                                                  balance, are ARD Loans. For
                                                  purposes of this prospectus
                                                  supplement, we consider a
                                                  mortgage loan to be a "balloon
                                                  loan" if its principal balance
                                                  is not scheduled to be fully
                                                  or substantially amortized by
                                                  the loan's maturity date or
                                                  anticipated repayment date, as
                                                  applicable.

                                            o     The remaining eleven (11)
                                                  mortgage loans, representing
                                                  4.1% of the initial
                                                  outstanding pool balance, are
                                                  fully amortizing and are
                                                  expected to have less than 5%
                                                  of the original principal
                                                  balance outstanding as of
                                                  their related stated maturity
                                                  dates.

     H.  INTEREST ONLY LOANS..............  As of May 1, 2004, the mortgage loans had the following additional
                                            characteristics:

                                            o     Twelve (12) mortgage loans,
                                                  representing 33.8% of the
                                                  initial outstanding pool
                                                  balance, provide for monthly
                                                  payments of interest only for
                                                  their entire respective terms.

                                            o     One (1) mortgage loan,
                                                  representing 2.2% of the
                                                  initial outstanding pool
                                                  balance, provides for monthly
                                                  payments of interest only for
                                                  a portion of its term and then
                                                  provides for the monthly
                                                  payment of principal and
                                                  interest over its remaining
                                                  term.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................  As of May 1, 2004, all of the
                                            mortgage loans restricted
                                            voluntary principal prepayments as
                                            follows:

                                            o     Sixty-six (66) mortgage loans,
                                                  representing 60.1% of the
                                                  initial outstanding pool
                                                  balance, prohibit voluntary
                                                  principal prepayments for a
                                                  period ending on a date
                                                  determined by the related
                                                  mortgage note (which may be
                                                  the maturity date), which
                                                  period is referred to in this
                                                  prospectus supplement as a
                                                  lock-out period, but permit
                                                  the related borrower, after an
                                                  initial period of at least two
                                                  years following the date of
                                                  issuance of the certificates,
                                                  to defease the loan by
                                                  pledging direct, non-callable
                                                  United States Treasury
                                                  obligations and obtaining the
                                                  release of the mortgaged
                                                  property from the lien of the
                                                  mortgage.

                                            o     Eighteen (18) mortgage loans,
                                                  representing 20.6% of the
                                                  initial outstanding pool
                                                  balance, prohibit voluntary
                                                  principal prepayments during a
                                                  lock-out period, and following
                                                  the lock-out period provide
                                                  for a prepayment premium or
                                                  yield maintenance charge
                                                  calculated on the basis of the
                                                  greater of a yield maintenance
                                                  formula and 1% of the amount
                                                  prepaid.

                                            o     Two (2) mortgage loans,
                                                  representing 9.7% of the
                                                  initial outstanding pool
                                                  balance, prohibit voluntary
                                                  principal prepayments during a
                                                  lock-out period, and following
                                                  the lock-out period provide
                                                  for, after an initial period
                                                  of at least two years
                                                  following the date of the
                                                  issuance of the certificates,
                                                  the right to defease the loan
                                                  by pledging direct,
                                                  non-callable United States
                                                  Treasury obligations
                                                  and obtaining the release of
                                                  the mortgaged property from
                                                  the lien of the mortgage, and
                                                  then provide for the right to
                                                  either defease the mortgage
                                                  loan or to prepay the mortgage
                                                  loan upon payment of a yield
                                                  maintenance charge calculated
                                                  on the basis of the greater of
                                                  a yield maintenance formula
                                                  and 1% of the amount prepaid.

                                            o     Twenty (20) mortgage loans,
                                                  representing 4.9% of the
                                                  initial outstanding pool
                                                  balance, prohibit voluntary
                                                  principal prepayments during a
                                                  lock-out period, and following
                                                  the lock-out period provide
                                                  for a prepayment premium or
                                                  yield maintenance charge
                                                  calculated on the basis of the
                                                  greater of a yield maintenance
                                                  formula and 1% of the amount
                                                  prepaid, and also permit the
                                                  related borrower, after an
                                                  initial period of at least two
                                                  years following the date of
                                                  the issuance of the
                                                  certificates, to defease the
                                                  loan by pledging direct,
                                                  non-callable United States
                                                  Treasury obligations and
                                                  obtaining the release of the
                                                  mortgaged property from the
                                                  lien of the mortgage.

                                            o     Two (2) mortgage loans,
                                                  representing 4.4% of the
                                                  initial outstanding pool
                                                  balance are not subject to any
                                                  lock-out period, but provide
                                                  for a yield maintenance charge
                                                  calculated on the basis of the
                                                  greater of a yield maintenance
                                                  formula and 1% of the amount
                                                  prepaid.

                                            o     One (1) of the mortgage loans,
                                                  representing 0.3% of the
                                                  initial outstanding pool
                                                  balance, prohibits voluntary
                                                  principal prepayments during a
                                                  lock-out period, and following
                                                  the lock-out period provides
                                                  for a yield maintenance
                                                  charge.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o     Five (5) mortgage loans,
                                                  representing 11.6% of the
                                                  initial outstanding pool
                                                  balance, which are each
                                                  secured by multiple mortgaged
                                                  properties, permit the release
                                                  of any of the mortgaged
                                                  properties from the lien of
                                                  the mortgage and the release
                                                  from the
                                                  cross-collateralization upon
                                                  prepayment of an amount
                                                  ranging from 110% to 115% of
                                                  the allocated loan amount of
                                                  the mortgaged property being
                                                  released, subject to partial
                                                  defeasance of the mortgage
                                                  loan secured by the mortgaged
                                                  property being released or, as
                                                  applicable, payment of a yield
                                                  maintenance charge on the full
                                                  amount of the prepayment. Any
                                                  amount prepaid in excess of
                                                  the amount required to prepay
                                                  the allocated loan amount of
                                                  the mortgaged property being
                                                  released in full will be
                                                  applied to partially prepay
                                                  the mortgage loan.

                                            o     One (1) mortgage loan,
                                                  representing 0.1% of the
                                                  initial outstanding pool
                                                  balance, which is
                                                  cross-collateralized and
                                                  cross-defaulted with two other
                                                  mortgage loans, permits the
                                                  release of the related
                                                  mortgaged property from the
                                                  lien of the mortgage and the
                                                  release from the
                                                  cross-collateralization with
                                                  the other mortgage loans upon
                                                  prepayment of an amount equal
                                                  to at least 110% of the amount
                                                  of that mortgage loan secured
                                                  by the mortgaged property,
                                                  subject to defeasance of the
                                                  loan being released or, as
                                                  applicable, payment of a yield
                                                  maintenance charge on the full
                                                  amount of the prepayment. Any
                                                  amount prepaid in excess of
                                                  the amount required to prepay
                                                  that mortgage loan in full
                                                  will be applied to partially
                                                  prepay the remaining mortgage
                                                  loan.

                                            o     One (1) mortgage loan,
                                                  representing 0.1% of the
                                                  initial outstanding pool
                                                  balance, which is
                                                  cross-collateralized and
                                                  cross-defaulted with two other
                                                  mortgage loans, permits the
                                                  release of the related
                                                  mortgaged property from the
                                                  lien of the mortgage and the
                                                  release from the
                                                  cross-collateralization with
                                                  the other mortgage loans upon
                                                  prepayment of an amount equal
                                                  to at least 120% of the amount
                                                  of that mortgage loan secured
                                                  by the mortgaged property,
                                                  subject to defeasance of the
                                                  loan being released or, as
                                                  applicable, payment of a yield
                                                  maintenance charge on the full
                                                  amount of the prepayment. Any
                                                  amount prepaid in excess of
                                                  the amount required to prepay
                                                  that mortgage loan in full
                                                  will be applied to partially
                                                  prepay the remaining mortgage
                                                  loan.

                                            o     One (1) mortgage loan,
                                                  representing 0.1% of the
                                                  initial outstanding pool
                                                  balance, which is
                                                  cross-collateralized and
                                                  cross-defaulted with two other
                                                  mortgage loans, permits the
                                                  release of the related
                                                  mortgaged property from the
                                                  lien of the mortgage and the
                                                  release from the
                                                  cross-collateralization with
                                                  the other mortgage loans upon
                                                  prepayment of an amount equal
                                                  to at least 125% of the amount
                                                  of that mortgage loan secured
                                                  by the mortgaged property,
                                                  subject to defeasance of the
                                                  loan being released or, as
                                                  applicable, payment of a yield
                                                  maintenance charge on the full
                                                  amount of the prepayment. Any
                                                  amount prepaid in excess of
                                                  the amount required to prepay
                                                  that mortgage loan in full
                                                  will be applied to partially
                                                  prepay the remaining mortgage
                                                  loan.

                                            o     Notwithstanding the above, the
                                                  mortgage loans generally
                                                  provide that the related
                                                  borrower may prepay the
                                                  mortgage loan without premium
                                                  or defeasance requirements
                                                  commencing one (1) to eight
                                                  (8) payment dates prior to and
                                                  including the maturity date or
                                                  the anticipated repayment
                                                  date.

                                            See Appendix II attached to this
                                            prospectus supplement for specific
                                            yield maintenance provisions with
                                            respect to the prepayment and
                                            defeasance provisions set forth
                                            above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of May 1, 2004, the mortgage loans had the following additional
                                            characteristics:

           I.   MORTGAGE INTEREST
                RATES Mortgage interest rates ranging from 4.395% per annum to 6.620% per annum, and a weighted average mortgage interest rate of 5.471% per annum;


           II.  REMAINING TERMS             Remaining terms to scheduled
                                            maturity ranging from 53 months to
                                            237 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 107 months;


            III.REMAINING
                AMORTIZATION TERMS          Remaining amortization terms
                                            (excluding loans which provide for
                                            interest only payments for the
                                            entire loan term) ranging from 176
                                            months to 360 months, and a weighted
                                            average remaining amortization term
                                            of 328 months;

           IV.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios ranging from
                                            15.1% to 79.7% and a weighted
                                            average loan-to-value ratio,
                                            calculated as described in this
                                            prospectus supplement, of 60.9%; and

            V.  DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.11x to 7.23x and a weighted
                                            average debt service coverage ratio,
                                            calculated as described in this
                                            prospectus supplement, of 2.12x.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer is required to advance
                                            delinquent monthly mortgage loan
                                            payments for the mortgage loans that
                                            are part of the trust, other than
                                            with respect to the U.S. Bank Tower
                                            Pari Passu Loan as to which the
                                            Greenwich 2003-C2 Master Servicer
                                            will be obligated to make such
                                            advances. The master servicer will
                                            not be required to advance any
                                            additional --- interest accrued as a
                                            result of the imposition of any
                                            default rate or any rate increase
                                            after an anticipated repayment date.
                                            The master servicer also is not
                                            required to advance --- prepayment
                                            or yield maintenance premiums,
                                            excess interest or balloon payments.
                                            With respect to any balloon payment,
                                            the master servicer will instead be
                                            required to advance an amount equal
                                            to the scheduled payment that would
                                            have been due if the related balloon
                                            payment had not become due. If a P&I
                                            Advance is made, the master servicer
                                            will defer rather than advance its
                                            master servicing fee, the excess
                                            servicing fee and the primary
                                            servicing fee, but will advance the
                                            trustee fee.

                                            For an REO Property, the advance
                                            will equal the scheduled payment
                                            that would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

     B.  SERVICING ADVANCES...............  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer,
                                            trustee and fiscal agent may also
                                            make servicing advances to pay
                                            delinquent real estate taxes,
                                            insurance premiums and similar
                                            expenses necessary to maintain and
                                            protect the mortgaged property, to
                                            maintain the lien on the mortgaged
                                            property or to enforce the mortgage
                                            loan documents, and subject to a
                                            substantially similar recoverability
                                            determination set forth in the
                                            related Non-Serviced Mortgage Loan
                                            Pooling and Servicing Agreement,
                                            each of such parties under that
                                            agreement will be required to make
                                            servicing advances of such type with
                                            respect to any Non-Serviced Mortgage
                                            Loans.

     C.  INTEREST ON ADVANCES.............  All advances made by the master servicer, the special servicer, the
                                            trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal.

     D.  BACK-UP ADVANCES.................  Pursuant to the requirements of the
                                            Pooling and Servicing Agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be required to make the advance, and
                                            if the trustee fails to make a
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations, and with the same
                                            rights of the master servicer.

     E.  RECOVERABILITY...................  None of the master servicer, the special servicer, the trustee or the
                                            fiscal agent will be obligated to
                                            make any advance if it or the
                                            special servicer (or another master
                                            servicer, special servicer, trustee
                                            or fiscal agent with respect to a
                                            Non-Serviced Companion Mortgage
                                            Loan)
                                            reasonably determines that such
                                            advance would not be recoverable in
                                            accordance with the servicing
                                            standard and the trustee and the
                                            fiscal agent may rely on any such
                                            determination made by the master
                                            servicer or the special servicer.

     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the mortgage
                                            loan plus all other amounts due
                                            under the mortgage loan and interest
                                            on advances made with respect to the
                                            mortgage loan exceeds 90% of the
                                            value of the mortgaged property
                                            determined by an appraisal or other
                                            valuation, an appraisal reduction
                                            may be created in the amount of the
                                            excess as described in this
                                            prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the amount of
                                            interest required to be advanced on
                                            that mortgage loan will be
                                            proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest on the most
                                            subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

     G.  ADVANCES IN RESPECT OF
         THE U.S. BANK TOWER PARI
         PASSU LOAN.......................  The Greenwich 2003-C2 Master
                                            Servicer will be obligated to make
                                            P&I Advances on the U.S. Bank Tower
                                            Pari Passu Loan pursuant to the
                                            Greenwich 2003-C2 Pooling and
                                            Servicing Agreement as further
                                            described in this prospectus
                                            supplement.

     H.  GREENWICH 2003-C2
         MASTER SERVICER,
         GREENWICH 2003-C2
         SPECIAL SERVICER
         AND OTHER NOTEHOLDERS............  The U.S. Bank Tower Pari Passu Loan,
                                            which, as of the cut-off date, had
                                            an unpaid principal balance of
                                            $64,740,000 and represents 7.2% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged property on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, the U.S. Bank Tower
                                            Companion Loans, which are not
                                            included in the trust and which have
                                            an original principal balance, of
                                            $195,260,000.

                                            One of the U.S. Bank Tower Companion
                                            Loans is included in the Greenwich
                                            Commercial Mortgage Trust 2003-C2
                                            and the other is included in the
                                            Morgan Stanley Capital I Trust
                                            2004-TOP13. The U.S. Bank Tower Loan
                                            Group is currently being serviced
                                            and administered pursuant to the
                                            Greenwich 2003-C2 Pooling and
                                            Servicing Agreement. The Greenwich
                                            2003-C2 Pooling and Servicing
                                            Agreement provides for servicing
                                            arrangements that are similar but
                                            not identical to those under the
                                            Pooling and Servicing Agreement. In
                                            that regard:

                                            o     LaSalle Bank National
                                                  Association, which is the
                                                  trustee under the Greenwich
                                                  2003-C2 Pooling and Servicing
                                                  Agreement, will, in that
                                                  capacity, be the mortgagee of
                                                  record with respect to the
                                                  mortgaged property securing
                                                  the U.S. Bank Tower Pari Passu
                                                  Loan;

                                            o     Wachovia Bank, National
                                                  Association, which is the
                                                  master servicer under the
                                                  Greenwich 2003-C2 Pooling and
                                                  Servicing

                                                  Agreement, will, in that
                                                  capacity, be the master
                                                  servicer for the U.S. Bank
                                                  Tower Pari Passu Loan, subject
                                                  to replacement pursuant to the
                                                  terms of the Greenwich 2003-C2
                                                  Pooling and Servicing
                                                  Agreement; and

                                            o     Lennar Partners, Inc., which
                                                  is the special servicer under
                                                  the Greenwich 2003-C2 Pooling
                                                  and Servicing Agreement, will,
                                                  in that capacity, be the
                                                  special servicer for the U.S.
                                                  Bank Tower Pari Passu Loan,
                                                  subject to replacement
                                                  pursuant to the terms of the
                                                  Greenwich 2003-C2 Pooling and
                                                  Servicing Agreement.

                                            See "Servicing of the Mortgage
                                            Loans--The U.S. Bank Tower Loan
                                            Group" in this prospectus
                                            supplement.

                                            References in this prospectus
                                            supplement, however, to the trustee,
                                            master servicer and special servicer
                                            will mean the trustee, master
                                            servicer and special servicer,
                                            respectively, under the Pooling and
                                            Servicing Agreement unless the
                                            context clearly indicates otherwise.

                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Moody's Investors
                                            Service, Inc. and Standard & Poor's
                                            Rating Services, a division of The
                                            McGraw-Hill Companies, Inc.

                                            ---------------------------------------------------------
                                                                                 Ratings
                                                            Class              Moody's/S&P
                                            ---------------------------------------------------------
                                             Classes A-1, A-2, A-3 and A-4       Aaa/AAA
                                            ---------------------------------------------------------
                                             Class B                             Aa2/AA
                                            ---------------------------------------------------------
                                             Class C                             Aa3/AA-
                                            ---------------------------------------------------------
                                             Class D                              A2/A
                                            ---------------------------------------------------------
                                             Class E                              A3/A-
                                            ---------------------------------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Ratings" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of
                                            the mortgage loans is less than or
                                            equal to 1% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, the master
                                            servicer, the special servicer and
                                            any holder of a majority interest in
                                            the Class R-I Certificates, in that
                                            order of priority, will have the
                                            option to purchase all of the
                                            remaining mortgage loans, and all
                                            property acquired through exercise
                                            of remedies in respect of any
                                            mortgage loan, at the price
                                            specified in this prospectus
                                            supplement. Exercise of this option
                                            would terminate the trust and retire
                                            the then outstanding certificates at
                                            par plus accrued interest.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3
                                            and Class A-4 Certificates will be
                                            offered in minimum denominations of
                                            $25,000. The remaining offered
                                            certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank,
                                            as operator of the Euroclear system,
                                            or through participants in The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank.

                                            You may hold your certificates
                                            through:

                                            o     The Depository Trust Company
                                                  in the United States; or

                                            o     Clearstream Bank or Euroclear
                                                  Bank in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Bank or
                                            Euroclear Bank will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank will be effected in
                                            The Depository Trust Company through
                                            the relevant depositories of
                                            Clearstream Bank or Euroclear Bank.

                                            We may not terminate the book-entry
                                            system through The Depository Trust
                                            Company with respect to all or any
                                            portion of any class of the
                                            certificates offered to you without
                                            obtaining the required
                                            certificateholders' consent to
                                            initiate termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank on or about the
                                            closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II and REMIC III--for federal incomE
                                            tax purposes. In the opinion of
                                            counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will evidence
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (above the amount of interest that
                                            would have accrued on an ARD Loan if
                                            the interest rate did not increase
                                            as a result of the ARD Loan not
                                            paying off on its anticipated
                                            repayment date) and the related
                                            sub-accounts will be treated as a
                                            grantor trust for federal income tax
                                            purposes.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o     The regular interests will be
                                                  treated as newly originated
                                                  debt instruments for federal
                                                  income tax purposes.

                                            o     Beneficial owners of offered
                                                  certificates will be required
                                                  to report income on the
                                                  certificates in accordance
                                                  with the accrual method of
                                                  accounting.

                                            o     We anticipate that the offered
                                                  certificates will not be
                                                  issued with original issue
                                                  discount.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974............  Subject to the satisfaction of important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the offered
                                            certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

LEGAL INVESTMENT..........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. If your investment
                                            activities are subject to legal
                                            investment laws and regulations,
                                            regulatory capital requirements or
                                            review by regulatory authorities,
                                            then you may be subject to
                                            restrictions on investment in the
                                            offered certificates. You should
                                            consult your own advisors regarding
                                            these matters. See "Legal
                                            Investment" herein and in the
                                            accompanying Prospectus.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS     Payments under the mortgage loans are not
                                      insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                      You should consider all of the mortgage
                                      loans to be nonrecourse loans. Even in
                                      those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                      In limited circumstances, a mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to the Depositor if the applicable seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES          The mortgage loans are secured by various
                                      types of income-producing commercial and multifamily properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                      One hundred five (105) mortgage loans,
                                      representing 96.1% of the initial
                                      outstanding pool balance, were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                      The repayment of a commercial mortgage
                                      loan is typically dependent upon the
                                      ability of the applicable property to
                                      produce cash flow. Even the liquidation
                                      value of a commercial property is
                                      determined, in substantial part, by the
                                      amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                      The net operating income, cash flow and
                                      property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                      o    the age, design and construction
                                           quality of the property;

                                      o    the lack of any operating history in
                                           the case of a newly built or
                                           renovated mortgaged property;

                                      o    perceptions regarding the safety,
                                           convenience and attractiveness of the
                                           property;

                                      o    the proximity and attractiveness of
                                           competing properties; o the
                                           inadequacy of the property's
                                           management and maintenance;

                                      o    increases in operating expenses
                                           (including common area maintenance
                                           charges) at the property and in
                                           relation to competing properties;

                                      o    an increase in the capital
                                           expenditures needed to maintain the
                                           property or make improvements;

                                      o    the dependence upon a single tenant,
                                           or a concentration of tenants in a
                                           particular business or industry;

                                      o    a decline in the financial condition
                                           of a major tenant;

                                      o    an increase in vacancy rates; and

                                      o    a decline in rental rates as leases
                                           are renewed or entered into with new
                                           tenants.

                                      Other factors are more general in nature, such as:

                                      o    national, regional or local economic
                                           conditions (including plant closings,
                                           military base closings, industry
                                           slowdowns and unemployment rates);

                                      o    local real estate conditions (such as
                                           an oversupply of competing
                                           properties, rental space or
                                           multifamily housing);

                                      o    demographic factors;

                                      o    decreases in consumer confidence
                                           (caused by events such as threatened
                                           or continuing military action, recent
                                           disclosures of wrongdoing or
                                           financial misstatements by major
                                           corporations and financial
                                           institutions and other factors);

                                      o    changes in consumer tastes and
                                           preferences; and

                                      o    retroactive changes in building
                                           codes.

                                      The volatility of net operating income
                                      will be influenced by many of the
                                      foregoing factors, as well as by:

                                      o    the length of tenant leases;

                                      o    the creditworthiness of tenants;

                                      o    the level of tenant defaults;

                                      o    the ability to convert an
                                           unsuccessful property to an
                                           alternative use;

                                      o    new construction in the same market
                                           as the mortgaged property;

                                      o    rent control laws;

                                      o    the number and diversity of tenants;

                                      o    the rate at which new rentals occur;

                                      o    the property's operating leverage
                                           (which is the percentage of total
                                           property expenses in relation to
                                           revenue), the ratio of fixed
                                           operating expenses to those that vary
                                           with revenues, and the level of
                                           capital expenditures required to
                                           maintain the property and to retain
                                           or replace tenants; and

                                      o    in the case of residential
                                           cooperative properties, the payments
                                           received by the cooperative
                                           corporation from its
                                           tenants/shareholders, including any
                                           special assessments against the
                                           property.

                                      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES         Some of the mortgaged properties may not
                                      be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                      o    converting commercial properties to
                                           alternate uses or converting
                                           single-tenant commercial properties
                                           to multi-tenant properties generally
                                           requires substantial capital
                                           expenditures; and

                                      o    zoning or other restrictions also may
                                           prevent alternative uses.

                                      The liquidation value of a mortgaged
                                      property not readily convertible to an
                                      alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                      o    changes in governmental regulations,
                                           fiscal policy, zoning or tax laws;

                                      o    potential environmental legislation
                                           or liabilities or other legal
                                           liabilities;

                                      o    proximity and attractiveness of
                                           competing properties;

                                      o    new construction of competing
                                           properties in the same market;

                                      o    convertibility of a property to an
                                           alternative use;

                                      o    the availability of refinancing; and

                                      o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                     A deterioration in the financial condition
                                      of a tenant can be particularly
                                      significant if a mortgaged property is
                                      leased to a single or large tenant or a
                                      small number of tenants, because rent
                                      interruptions by a tenant may cause the
                                      borrower to default on its obligations to the lender. Thirty-six (36) of the mortgaged properties, securing mortgage loans representing 17.8% of the initial outstanding pool balance, are 100% leased to single tenants, and in some cases the tenant is related to the borrower.
                                      Mortgaged properties leased to a single
                                      tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                      o    the financial effect of the absence
                                           of rental income may be severe;

                                      o    more time may be required to re-lease
                                           the space; and

                                      o    substantial capital costs may be
                                           incurred to make the space
                                           appropriate for replacement tenants.

                                      Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                      For further information with respect to
                                      tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                  If a mortgaged property has multiple
                                      tenants, re-leasing costs and costs of
                                      enforcing remedies against defaulting
                                      tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                      Repayment of mortgage loans secured by
                                      retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                      Even if vacated space is successfully
                                      relet, the costs associated with
                                      reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Thirty (30) of the mortgaged properties, securing mortgage loans representing approximately 49.7% of the initial outstanding pool balance (excluding multifamily, self storage properties, hospitality and certain other property types), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                  The effect of mortgage pool loan losses
                                      will be more severe:

                                      o    if the pool is comprised of a small
                                           number of loans, each with a
                                           relatively large principal amount; or

                                      o    if the losses relate to loans that
                                           account for a disproportionately
                                           large percentage of the pool's
                                           aggregate principal balance of all
                                           mortgage loans.

                                      Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                      Eight (8) groups of mortgage loans are
                                      made to the same borrower or borrowers
                                      related through common ownership and
                                      where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 9.9%, 1.6% and 1.6%, respectively of the initial outstanding pool balance.

                                      The largest mortgage loan represents 8.3% of the initial outstanding pool balance. The ten largest mortgage loans in the aggregate represent 43.8% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.8% of the initial outstanding pool balance.

                                      In some cases, the sole or a significant tenant is related to the subject borrower. In the case of mortgage loan nos. 60, 65 and 114, the tenant at all of those mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                          A concentration of mortgaged property
                                      types also can pose increased risks. A
                                      concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                      o    retail properties represent 47.9%;

                                      o    office properties represent 33.1%;

                                      o    multifamily properties represent
                                           8.0%;

                                      o    industrial properties represent 5.2%;

                                      o    mixed use properties represent 2.2%;

                                      o    hospitality properties represent
                                           1.8%; and

                                      o    self storage properties represent
                                           1.8%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Concentrations of mortgaged properties in
                                      geographic areas may increase the risk
                                      that adverse economic or other
                                      developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties.
                                      In the past, several regions of the United
                                      States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                      The mortgaged properties are located in 31 different states. In particular, investors should note that approximately 19.9% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                      In addition, 11.5%, 9.3%, 8.4%, 8.3%, and
                                      5.1% of the mortgaged properties, based on the initial outstanding pool balance, are located in, Delaware, Texas,
                                      Massachusetts, Colorado and New York,
                                      respectively, and concentrations of
                                      mortgaged properties, in each case,
                                      representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                            Seventy-three (73) of the mortgaged
                                      properties, securing mortgage loans
                                      representing 47.9% of the initial
                                      outstanding pool balance, are retail
                                      properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns.
                                      A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                      An "anchor tenant" is proportionately
                                      larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Fifty-nine (59) of the mortgaged properties, securing 41.8% of the initial outstanding pool balance, are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                      The presence or absence of an anchor store
                                      in a shopping center also can be important
                                      because anchor stores play a key role in
                                      generating customer traffic and making a
                                      center desirable for other tenants.
                                      Consequently, the economic performance of
                                      an anchored retail property will be
                                      adversely affected by:

                                      o    an anchor store's failure to renew
                                           its lease;

                                      o    termination of an anchor store's
                                           lease;

                                      o    the bankruptcy or economic decline of
                                           an anchor store or self-owned anchor
                                           or its parent company; or

                                      o    the cessation of the business of an
                                           anchor store at the shopping center,
                                           even if, as a tenant, it continues to
                                           pay rent.

                                      There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                      Retail properties also face competition
                                      from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF OFFICE
PROPERTIES                            Seventeen (17) of the mortgaged
                                      properties, securing mortgage loans
                                      representing 33.1% of the initial
                                      outstanding pool balance, are office
                                      properties.

                                      A large number of factors affect the value of these office properties, including:

                                      o    the quality of an office building's
                                           tenants;

                                      o    the diversity of an office building's
                                           tenants (or reliance on a single or
                                           dominant tenant);

                                      o    the physical attributes of the
                                           building in relation to competing
                                           buildings, e.g., age, condition,
                                           design, location, access to
                                           transportation and ability to offer
                                           certain amenities, such as
                                           sophisticated building systems;

                                      o    the desirability of the area as a
                                           business location;

                                      o    the strength and nature of the local
                                           economy (including labor costs and
                                           quality, tax environment and quality
                                           of life for employees); and

                                      o    the concentration of tenants in a
                                           particular business or industry. For
                                           instance, certain office properties
                                           may have tenants that are technology
                                           and internet start-up companies.
                                           Technology and internet start-up
                                           companies have experienced a variety
                                           of circumstances that tend to make
                                           their businesses relatively volatile.
                                           Many of those companies have little
                                           or no operating history, their owners
                                           and management are often
                                           inexperienced and such companies may
                                           be heavily dependent on obtaining
                                           venture capital financing. In
                                           addition, technology and internet
                                           start-up companies often require
                                           significant build-out related to
                                           special technology which may
                                           adversely affect the ability of the
                                           landlord to relet the properties. The
                                           relative instability of these tenants
                                           may have an adverse impact on certain
                                           of the properties. Certain of the
                                           mortgage loans are secured by
                                           mortgaged properties considered by
                                           the mortgage loan sellers to have
                                           tenants with a concentration of
                                           medical offices. The performance of a
                                           medical office property may depend on
                                           the proximity of such property to a
                                           hospital or other health care
                                           establishment and on reimbursements
                                           for patient fees from private or
                                           government-sponsored insurance
                                           companies. The sudden closure of a
                                           nearby hospital may adversely affect
                                           the value of a medical office
                                           property. In addition, the
                                           performance of a medical office
                                           property may depend on reimbursements
                                           for patient fees from private or
                                           government-sponsored insurers and
                                           issues related to reimbursement
                                           (ranging from non-payment to delays
                                           in payment) from such insurers could
                                           adversely impact cash flow at such
                                           mortgaged properties. Moreover,
                                           medical office properties appeal to a
                                           narrow market of tenants and the
                                           value of a medical office property
                                           may be adversely affected by the
                                           availability of competing medical
                                           office properties.

                                      Moreover, the cost of refitting office
                                      space for a new tenant is often higher
                                      than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES       Twelve (12) of the mortgaged properties,
                                      securing mortgage loans representing 8.0% of the initial outstanding pool balance, are multifamily properties.

                                      A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                      o    the physical attributes of the
                                           apartment building, such as its age,
                                           appearance and construction quality;

                                      o    the location of the property;

                                      o    the ability of management to provide
                                           adequate maintenance and insurance;

                                      o    the types of services and amenities
                                           provided at the property;

                                      o    the property's reputation;

                                      o    the level of mortgage interest rates
                                           and favorable income and economic
                                           conditions (which may encourage
                                           tenants to purchase rather than rent
                                           housing);

                                      o    the presence of competing properties;

                                      o    adverse local or national economic
                                           conditions which may limit the rent
                                           that may be charged and which may
                                           result in increased vacancies;

                                      o    the tenant mix (such as tenants being
                                           predominantly students or military
                                           personnel or employees of a
                                           particular business or industry);

                                      o    state and local regulations (which
                                           may limit the ability to increase
                                           rents); and

                                      o    government assistance/rent subsidy
                                           programs (which may influence tenant
                                           mobility).

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES        Twelve (12) of the mortgaged properties,
                                      securing mortgage loans representing 5.2% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                      o    reduced demand for industrial space
                                           because of a decline in a particular
                                           industry segment;

                                      o    increased supply of competing
                                           industrial space because of relative
                                           ease in constructing buildings of
                                           this type;

                                      o    a property becoming functionally
                                           obsolete;

                                      o    insufficient supply of labor to meet
                                           demand;

                                      o    changes in access to the property,
                                           energy prices, strikes, relocation of
                                           highways or the construction of
                                           additional highways;

                                      o    location of the property in relation
                                           to access to transportation;

                                      o    suitability for a particular tenant;

                                      o    building design and adaptability;

                                      o    a change in the proximity of supply
                                           sources; and

                                      o    environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES       Hospitality properties secure one (1)
                                      mortgage loan, representing 1.8% of the
                                      initial outstanding pool balance. Various factors may adversely affect the economic performance of a hospitality property, including:

                                      o    adverse economic and social
                                           conditions, either local, regional,
                                           national or international which may
                                           limit the amount that can be charged
                                           for a room and reduce occupancy
                                           levels;

                                      o    the construction of competing hotels
                                           or resorts;

                                      o    continuing expenditures for
                                           modernizing, refurbishing, and
                                           maintaining existing facilities prior
                                           to the expiration of their
                                           anticipated useful lives;

                                      o    a deterioration in the financial
                                           strength or managerial capabilities
                                           of the owner and/or operator of a
                                           hotel; and

                                      o    changes in travel patterns, increases
                                           in energy prices, strikes, relocation
                                           of highways or the construction of
                                           additional highways.

                                      Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                      Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                      The laws and regulations relating to
                                      liquor licenses generally prohibit the
                                      transfer of such license to any other
                                      person. In the event of a foreclosure of a hotel property with a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                      Certain mortgage loans secured by hotel
                                      properties may be affiliated with a
                                      franchise company through a franchise
                                      agreement or a hotel management company
                                      through a management agreement. The
                                      performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

                                      o    the public perception of the
                                           franchise or hotel chain service
                                           mark; and

                                      o    the duration of the franchise
                                           licensing agreement.

                                      Any provision in a franchise agreement
                                      providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted.

                                      In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES         Certain of the tenants at some of the
                                      mortgaged properties may have been, may
                                      currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Various environmental laws may make a
                                      current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                                      Additionally, third parties may seek
                                      recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                      The owner's liability for any required
                                      remediation generally is not limited by
                                      law and could, accordingly, exceed the
                                      value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Except for mortgaged properties securing
                                      mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. The applicable mortgage loan seller has either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date
                                      (i) no hazardous material is present on
                                      the mortgaged property and (ii) the
                                      mortgaged property is in material
                                      compliance with all applicable federal,
                                      state and local laws pertaining to
                                      hazardous materials or environmental
                                      hazards, in each case subject to
                                      limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                      Twenty-four (24) of the mortgaged
                                      properties, securing mortgage loans
                                      representing 5.4% of the initial
                                      outstanding pool balance, are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. Two (2) of the mortgaged properties, securing mortgage loans representing 3.0% of the initial outstanding pool balance, have the benefit of stand-alone secured creditor impaired property policies that provide coverage for selected environmental matters with respect to the related property. We describe these policies under "Description of the Mortgage
                                      Pool--Environmental Insurance" in this
                                      prospectus supplement. Generally,
                                      environmental site assessments were not
                                      performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                      We cannot assure you, however, that the
                                      environmental assessments revealed all
                                      existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                      o    future laws, ordinances or
                                           regulations will not impose any
                                           material environmental liability; or

                                      o    the current environmental condition
                                           of the mortgaged properties will not
                                           be adversely affected by tenants or
                                           by the condition of land or
                                           operations in the vicinity of the
                                           mortgaged properties (such as
                                           underground storage tanks).

                                      Portions of some of the mortgaged
                                      properties securing the mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                      In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                      Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS             Ninety-eight (98) mortgage loans,
                                      representing 95.9% of the initial
                                      outstanding pool balance, are balloon
                                      loans. Five (5) of these mortgage loans, representing 6.4% of the initial outstanding pool balance, are ARD Loans.
                                      For purposes of this prospectus
                                      supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date.
                                      We cannot assure you that each borrower
                                      will have the ability to repay the
                                      principal balance outstanding on the
                                      pertinent date. Balloon loans involve
                                      greater risk than fully amortizing loans because a borrower's ability to repay the loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      o    the availability of, and competition
                                           for, credit for commercial real
                                           estate projects;

                                      o    prevailing interest rates;

                                      o    the fair market value of the related
                                           mortgaged property;

                                      o    the borrower's equity in the related
                                           mortgaged property;

                                      o    the borrower's financial condition;

                                      o    the operating history and occupancy
                                           level of the mortgaged property;

                                      o    tax laws; and

                                      o    prevailing general and regional
                                           economic conditions.

                                      The availability of funds in the credit
                                      markets fluctuates over time.

                                      No mortgage loan seller or any of its
                                      respective affiliates is under any
                                      obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES          One (1) of the mortgage loans,
                                      representing 7.2% of the initial
                                      outstanding pool balance, currently has
                                      additional financing in place which is
                                      secured by the mortgaged property related to such mortgage loan. Mortgage Loan No. 2
                                      (the "U.S. Bank Tower Pari Passu Loan") is secured by the related mortgaged property on a pari passu basis with other notes that had an original principal balance of $195,260,000. See "Description of the
                                      Mortgage Pool--The U.S. Bank Tower Pari
                                      Passu Loan."

                                      Two (2) of the mortgage loans,
                                      representing 1.8% of the initial
                                      outstanding pool balance, permit the
                                      borrower to enter into additional
                                      subordinate financing that is secured by the related mortgaged property, provided that certain debt service coverage ratio and loan-to-value ("LTV") tests are satisfied. With respect to Mortgage Loan No. 23 (the "Lincoln Tower Cooperative Loan"), the borrower may incur $3.62 million of future subordinate financings, or an amount in excess of that amount, provided that the combined LTV does not exceed 20% and certain limitations contained in the related loan documents are satisfied. Such limitations require that, among other things, no event of default exists under the Lincoln Tower Cooperative Loan, any additional financing must be used exclusively for the mortgaged property, and the subordinate lender must enter into a subordination and standstill agreement acceptable to the Lincoln Tower Cooperative lender. With respect to Mortgage Loan No. 85 (the "Hamilton Building Loan"), a one-time right to obtain subordinate financing will be allowed if, among other things, the combined LTV does not exceed 48% and the combined DSCR is no less than 1.27x. In addition, the subordinate lender must enter into a subordination and intercreditor agreement satisfactory to the Hamilton Building Loan lender.

                                      Five (5) of the mortgage loans,
                                      representing 8.0% of the initial
                                      outstanding pool balance, permit the
                                      borrower to enter into additional
                                      financing that is not secured by the
                                      related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property. See "Description of the Mortgage Pool--Material Terms and Characteristics of the Mortgage Loans--Subordinate and Other Financing."

                                      We make no representation as to whether
                                      any other secured subordinate financing
                                      currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                      When a mortgage loan borrower, or its
                                      constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                      Additionally, if the borrower, or its
                                      constituent members, are obligated to
                                      another lender, actions taken by other
                                      lenders could impair the
                                      security available to the trust. If a
                                      junior lender files an involuntary
                                      bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                      Further, if another loan secured by the
                                      mortgaged property is in default, the
                                      other lender may foreclose on the
                                      mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                      For further information with respect to
                                      subordinate and other financing, see
                                      Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                 Under the federal bankruptcy code, the
                                      filing of a bankruptcy petition by or
                                      against a borrower will stay the
                                      commencement or continuation of a
                                      foreclosure action. In addition, if a
                                      court determines that the value of the
                                      mortgaged property is less than the
                                      principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property.
                                      Such an action would make the lender a
                                      general unsecured creditor for the
                                      difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                      o    grant a debtor a reasonable time to
                                           cure a payment default on a mortgage
                                           loan;

                                      o    reduce monthly payments due under a
                                           mortgage loan;

                                      o    change the rate of interest due on a
                                           mortgage loan; or

                                      o    otherwise alter the mortgage loan's
                                           repayment schedule.

                                      Additionally, the trustee of the
                                      borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                      The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      A number of the borrowers under the
                                      mortgage loans are limited or general
                                      partnerships. Under some circumstances,
                                      the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  While many of the borrowers have agreed to
                                      certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.
                                      Borrowers that are not special purpose
                                      entities may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions with the effects set forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                 The successful operation of a real estate
                                      project depends upon the property
                                      manager's performance and viability. The property manager is generally responsible for:

                                      o    responding to changes in the local
                                           market;

                                      o    planning and implementing the rental
                                           structure;

                                      o    operating the property and providing
                                           building services;

                                      o    managing operating expenses; and

                                      o    assuring that maintenance and capital
                                           improvements are carried out in a
                                           timely fashion.

                                      Properties deriving revenues primarily
                                      from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                      A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                      We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                        Provisions requiring yield maintenance
                                      charges or lock-out periods may not be
                                      enforceable in some states and under
                                      federal bankruptcy law. Provisions
                                      requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                                      Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                      Additionally, although collateral
                                      substitution provisions related to
                                      defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Most of the mortgage loans in the trust do
                                      not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Eight (8) groups of either
                                      cross-collateralized or multi-property
                                      mortgage loans, representing 13.0% of the initial outstanding pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower
                                      (i.e., in the case of cross-collateralized mortgage loans) could be challenged as a fraudulent conveyance if:

                                      o    one of the borrowers were to become a
                                           debtor in a bankruptcy case, or were
                                           to become subject to an action
                                           brought by one or more of its
                                           creditors outside a bankruptcy case;

                                      o    the related borrower did not receive
                                           fair consideration or reasonably
                                           equivalent value in exchange for
                                           allowing its mortgaged real property
                                           to be encumbered; and

                                      o    at the time the lien was granted, the
                                           borrower was (i) insolvent, (ii)
                                           inadequately capitalized or (iii)
                                           unable to pay its debts.

                                      Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                      Moreover, three (3) groups of either
                                      cross-collateralized or multi-property
                                      mortgage loans, representing 6.4% of the initial outstanding pool balance, are secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Although many of the mortgage loans
                                      require that funds be put aside for
                                      specific reserves, certain mortgage loans do not require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Title insurance for a mortgaged property
                                      generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                      o    a title insurer will have the ability
                                           to pay title insurance claims made
                                           upon it;

                                      o    the title insurer will maintain its
                                           present financial strength; or

                                      o    a title insurer will not contest
                                           claims made upon it.


MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Noncompliance with zoning and building
                                      codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                      Some violations of zoning, land use and
                                      building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event were to occur. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                      Certain mortgaged properties may be
                                      subject to use restrictions pursuant to
                                      reciprocal easement or operating
                                      agreements which could limit the
                                      borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     From time to time, there may be
                                      condemnations pending or threatened
                                      against one or more of the mortgaged
                                      properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.
                                      The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                       On September 11, 2001, the United States
                                      was subjected to multiple terrorist
                                      attacks, resulting in the loss of many
                                      lives and massive property damage and
                                      destruction in New York City, the
                                      Washington, D.C. area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.
                                      According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                      In addition, on March 19, 2003 the
                                      government of the United States
                                      implemented full scale military operations against Iraq. The military operations against Iraq and the continued presence of United States military personnel in Iraq may prompt further terrorist attacks against the United States.

                                      It is uncertain what effects the aftermath of the recent military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States, (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         The mortgaged properties may suffer
                                      casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods.
                                      The mortgage loans generally do not
                                      require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                      Moreover, if reconstruction or major
                                      repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase their cost.

                                      As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                      In light of the September 11, 2001
                                      terrorist attacks in New York City, the
                                      Washington, D.C. area and Pennsylvania,
                                      the comprehensive general liability and
                                      business interruption or rent loss
                                      insurance policies required by typical
                                      mortgage loans, which are generally
                                      subject to periodic renewals during the
                                      term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                      The Treasury Department will establish
                                      procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                      Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December

                                      2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                      The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds then had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may have been excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage and does not stipulate the pricing of the coverage.

                                      There can be no assurance that upon its
                                      expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                      To the extent that uninsured or
                                      underinsured casualty losses occur with
                                      respect to the related mortgaged
                                      properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                      Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Some of the mortgaged properties are
                                      covered by blanket insurance policies
                                      which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                  A FIRREA appraisal was conducted in
                                      respect of each mortgaged property in
                                      connection with the origination or
                                      securitization of the related mortgage
                                      loan. The resulting estimates of value are the basis of the May 1, 2004 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix
                                      I and Appendix II to this prospectus
                                      supplement. In each case the estimate
                                      presented is the one set forth in the most recent appraisal available to us as of May
                                      1, 2004, although we generally have not
                                      obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                          As principal payments or prepayments are
                                      made on mortgage loans, the remaining
                                      mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                          As described in this prospectus
                                      supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class
                                      J, Class H, Class G, Class F, Class E,
                                      Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates, Class A-2 Certificates, Class A-3
                                      Certificates and the Class A-4
                                      Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  If the trust acquires a mortgaged property
                                      as a result of a foreclosure or deed in
                                      lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently
                                      35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New
                                      York, be required to pay state or local
                                      transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                     Some states, including California, have
                                      laws prohibiting more than one "judicial action" to enforce a mortgage obligation.
                                      Some courts have construed the term
                                      "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Eight (8) groups of mortgage loans, the
                                      three (3) largest of which represent 9.9%, 1.6% and 1.6%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                      The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                  In certain jurisdictions, if tenant leases
                                      are subordinate to the liens created by
                                      the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                      Some of the leases at the mortgaged
                                      properties securing the mortgage loans
                                      included in the trust may not be
                                      subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                      Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                       Certain of the mortgage loans have
                                      borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these types of mortgage loans will be special purpose entities.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     There may be pending or threatened legal
                                      actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES  Under the Americans with Disabilities Act of 1990, public accommodations are
                                      required to meet certain federal
                                      requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                          Conflicts between various
                                      certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the Pooling and Servicing
                                      Agreement. At any given time, the
                                      operating adviser will be controlled
                                      generally by the holders of the most
                                      subordinate, or, if its certificate
                                      principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds.
                                      However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                      The master servicer, the primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, the primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the Pooling and Servicing Agreement and the primary servicing agreement each provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special servicer under the Pooling and Servicing Agreement will be ARCap Servicing, Inc.; the initial operating adviser under the Pooling and Servicing Agreement will be ARCap REIT, Inc.

                                      Conflicts between certificateholders and the Non-Serviced Mortgage Loan Master Servicer and/or the Non-Serviced Mortgage Loan Special Servicer. Any Non-Serviced Mortgage Loan will be serviced and administered pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Consequently, Non-Serviced Mortgage Loans will not be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing Non-Serviced Mortgage Loans, directly or through representatives, have certain rights under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                      Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                      Conflicts between the trust and sellers.
                                      The activities of the sellers and their
                                      affiliates may involve properties which
                                      are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                      The sellers or their affiliates may
                                      acquire a portion of the certificates.
                                      Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES        The yield to maturity on your certificates
                                      will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                      The investment performance of your
                                      certificates may vary materially and
                                      adversely from your expectations if the
                                      actual rate of prepayment is higher or
                                      lower than you anticipate.

                                      Voluntary prepayments under some of the
                                      mortgage loans require payment of a
                                      prepayment premium or a yield maintenance charge unless the prepayment occurs within generally one (1) to eight (8) payments prior to and including the anticipated repayment date or the stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                      o    the terms of the mortgage loans;

                                      o    the length of any prepayment lock-out
                                           period;

                                      o    the level of prevailing interest
                                           rates;

                                      o    the availability of mortgage credit;

                                      o    the applicable yield maintenance
                                           charges or prepayment premiums and
                                           the ability of the master servicer,
                                           primary servicer or special servicer
                                           to enforce the related provisions;

                                      o    the failure to meet requirements for
                                           release of escrows/reserves that
                                           result in a prepayment;

                                      o    the occurrence of casualties or
                                           natural disasters; and

                                      o    economic, demographic, tax or legal
                                           factors.

                                      Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or such mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                      Although all of the mortgage loans have
                                      prepayment protection in the form of
                                      lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                                      Also, the description in the mortgage
                                      notes of the method of calculation of
                                      prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                      The yield on any certificate will depend
                                      on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                      o    the interest rate for such
                                           certificate;

                                      o    the rate and timing of principal
                                           payments (including principal
                                           prepayments) and other principal
                                           collections (including loan purchases
                                           in connection with breaches of
                                           representations and warranties) on or
                                           in respect of the mortgage loans and
                                           the extent to which such amounts are
                                           to be applied or otherwise result in
                                           a reduction of the certificate
                                           balance of such certificate;

                                      o    the rate, timing and severity of
                                           losses on or in respect of the
                                           mortgage loans or unanticipated
                                           expenses of the trust;

                                      o    the rate and timing of any
                                           reimbursement of the master servicer,
                                           the special servicer, the trustee or
                                           the fiscal agent, as applicable, out
                                           of the Certificate Account of
                                           nonrecoverable advances or advances
                                           remaining unreimbursed on a modified
                                           mortgage loan on the date of such
                                           modification;

                                      o    the timing and severity of any
                                           interest shortfalls resulting from
                                           prepayments to the extent not offset
                                           by a reduction in master servicer
                                           compensation as described in this
                                           prospectus supplement;

                                      o    the timing and severity of any
                                           reductions in the appraised value of
                                           any mortgaged property in a manner
                                           that has an effect on the amount of
                                           advancing required on the related
                                           mortgage loan; and

                                      o    the method of calculation of
                                           prepayment premiums and yield
                                           maintenance charges and the extent to
                                           which prepayment premiums and yield
                                           maintenance charges are collected
                                           and, in turn, distributed on such
                                           certificate.

                                      In addition, any change in the weighted
                                      average life of a certificate may
                                      adversely affect yield. Prepayments
                                      resulting in a shortening of weighted
                                      average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                     The rate and timing of delinquencies or
                                      defaults on the mortgage loans could
                                      affect the following aspects of the
                                      offered certificates:

                                      o    the aggregate amount of distributions
                                           on them;

                                      o    their yields to maturity;

                                      o    their rates of principal payments;
                                           and

                                      o    their weighted average lives.

                                      The rights of holders of each class of
                                      subordinate certificates to receive
                                      payments of principal and interest
                                      otherwise payable on their certificates
                                      will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates, pro rata and, with respect to losses of interest only, the Class X Certificates based on their respective entitlements.

                                      If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                      If you calculate your anticipated yield
                                      based on assumed rates of default and
                                      losses that are lower than the default
                                      rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                      Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                      Also, if the related borrower does not
                                      repay a mortgage loan with a
                                      hyperamortization feature by its
                                      anticipated repayment date, the effect
                                      will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                      Furthermore, if P&I Advances and/or
                                      Servicing Advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS
ON YOUR CERTIFICATES                  To the extent described in this prospectus
                                      supplement, the master servicer, the
                                      special servicer, the trustee or the
                                      fiscal agent (and the related master
                                      servicer, the special servicer, the
                                      trustee or the fiscal agent in respect of any Non-Serviced Mortgage Loans) will be entitled to receive interest at the "Prime
                                      Rate" on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by a special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Two (2) of the mortgaged properties,
                                      securing mortgage loans representing 4.3% of the initial outstanding pool balance, are subject to a first mortgage lien on a leasehold interest under a ground lease.

                                      Leasehold mortgage loans are subject to
                                      certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.

                                      The most significant of these risks is
                                      that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                      Upon the bankruptcy of a lessor or a
                                      lessee under a ground lease, the debtor
                                      entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                      Most of the ground leases securing the
                                      mortgaged properties provide that the
                                      ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                        In the event of the insolvency of any
                                      seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                      Based upon opinions of counsel that the
                                      conveyance of the mortgage loans would
                                      generally be respected in the event of
                                      insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Your certificates will not be listed on
                                      any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the Underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates.
                                      Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     The interest rates on one or more classes
                                      of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net Mortgage Rate."
                                      Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                      In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached to this prospectus supplement.

GENERAL

     The Series 2004-TOP14 Commercial Mortgage Pass-Through Certificates will be issued on or about May __, 2004 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

     o certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of various classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

     o   the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D and Class E Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and Euroclear Bank, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or Euroclear Bank cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%:

                                                         APPROXIMATE
                              INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
       CLASS                 CERTIFICATE BALANCE        POOL BALANCE          (MOODY'S/S&P)        CREDIT SUPPORT
       -----                 -------------------        ------------          -------------        --------------
      Class A-1                 $104,000,000               11.626%               Aaa/AAA             12.125%
      Class A-2                 $118,000,000               13.191%               Aaa/AAA             12.125%
      Class A-3                 $122,000,000               13.639%               Aaa/AAA             12.125%
      Class A-4                 $442,061,000               49.419%               Aaa/AAA             12.125%
      Class B                   $ 23,482,000               2.625%                 Aa2/AA              9.500%
      Class C                    $ 7,827,000               0.875%                Aa3/AA-              8.625%
      Class D                   $ 17,890,000               2.000%                  A2/A               6.625%
      Class E                    $ 8,945,000               1.000%                 A3/A-               5.625%

     The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

     o during the period from the Closing Date through and including the Distribution Date occurring in November 2005, the sum of (a) the lesser of $76,657,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2005 through and including the Distribution Date occurring in November 2006, the sum of (a) the lesser of $34,274,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $731,000 and the Certificate Balance of the Class J Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2006 through and including the Distribution Date occurring in November 2007, the sum of (a) the lesser of $112,280,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $7,337,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2007 through and including the Distribution Date occurring in November 2008, the sum of (a) the lesser of $89,149,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and
         (c) the lesser of $600,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2008 through and including the Distribution Date occurring in November 2009, the sum of (a) the lesser of $26,277,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balance of the Class A-4, Class B and Class C Certificates outstanding from time to time and (c) the lesser of 6,371,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2009 through and including the Distribution Date occurring in November 2010, the sum of (a) the lesser of $408,244,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time,
         (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $3,668,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2010 through and including the Distribution Date occurring in November 2011, the sum of (a) the lesser of $381,668,000 and the

         Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $17,920,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in November 2011 through and including the Distribution Date occurring in May 2012, the sum of (a) the lesser of $369,489,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $13,586,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

     o   following the Distribution Date occurring in May 2012, $0.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in May 2012. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $894,522,781 and $851,525,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for each Distribution Date will be equal to ___%, ___%, ___% and ___% per annum, respectively. The Class B, Class C, Class D and Class E Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before May 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2

         Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
         (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of the entire Certificate Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.


     For any Distribution Date occurring after May 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before May 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

     Under no circumstances will any Class X-2 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class F, Class G and Class H Certificates will, at all times, be equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero. . The Pass-Through Rate applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in June 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year (commencing in 2005), the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

     (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

     (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

     (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 Certificates;

     (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 and Class A-2 Certificates;

     (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

     (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (viii) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Certificates;

     (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A and Class B Certificates;

     (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B and Class C Certificates;

     (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (xvi) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (xvii) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B, Class C and Class D Certificates;

     (xviii) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

     (xix) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the Distribution Date in ______, ___% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in ______, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan or Loan Pair serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances (including any advances to be made on such Non-Serviced Mortgage

Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the "Glossary of Terms" to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion Mortgage Loans. Any additional trust expenses under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

     Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

     If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the Initial Pool Balance.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan (except the U.S. Bank Tower Pari Passu Loan, unless the Greenwich 2003-C2 Master Servicer fails to do so for reasons other than nonrecoverablility), subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

     o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     In addition, the master servicer will not in any event be required to (i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on the U.S. Bank Tower Pari Passu Loan other than as set forth above, any B Note, any Non-Serviced Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

     The Greenwich 2003-C2 Master Servicer is obligated to make Advances with respect to the U.S. Bank Tower Pari Passu Loan to the extent set forth in the Greenwich 2003-C2 Pooling and Servicing Agreement. Such Advances will be made on generally the same terms and conditions described above. The master servicer will be required to make any P&I Advance with respect to the U.S. Bank Tower Pari Passu Loan that the Greenwich 2003-C2 Master Servicer is required but fails to make, unless the Greenwich 2003-C2 Master Servicer or the master servicer under the Pooling and Servicing Agreement has determined that such advance would not be recoverable from collections on the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loan, as applicable. The Greenwich 2003-C2 Master Servicer will be entitled to reimbursement from those collections, with interest, for advances made by it with respect to the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loan, as the case may be, on an equal and pro rata basis. The amount of those advances may be reduced based on an appraisal performed by the Greenwich 2003-C2 Special Servicer, which reduction will be calculated with respect to the U.S. Bank Tower Pari Passu Loan, in a manner substantially similar to the calculation described in the second preceding paragraph.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate Account and Distribution Account as described under "--Reimbursement of Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

     Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or

Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

     The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced Companion Mortgage Loan, any B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement. Those advances will be made by the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan
Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

     (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

         (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

         (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

         (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

         (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                  (A)    delinquent 30 to 59 days,

                  (B)    delinquent 60 to 89 days,

                  (C)    delinquent 90 days or more,

                  (D) as to which foreclosure proceedings have been commenced, or

                  (E)    as to which bankruptcy proceedings have been commenced;

         (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

         (vi)     as of the related Determination Date:

                  (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                  (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

         (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

         (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

         (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

         (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

         (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

         (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer, the trustee and the fiscal agent and the aggregate amount of Servicing Advances and P&I Advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the Non-Serviced Mortgage Loans;

         (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

         (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

     The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer, the Depositor and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in May 2004:

         The close of business on
         May 1                 (A)  Cut-off Date.
         May 28                (B)  Record Date for all Classes of Certificates.
         May 2 - June 7        (C)  The Collection Period.  The master servicer
                                    receives Scheduled Payments due after the
                                    Cut-off Date and any Principal Prepayments
                                    made after the Cut-off Date and on or prior
                                    to June 7.
         June 7                (D)  Determination Date.
         June 11               (E)  Master Servicer Remittance Date.
         June 14               (F)  Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to June 7, 2004 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

     (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

     (F) The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

     LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A+" by S&P and "Aa3" by Moody's, provided that, if the fiscal agent is rated at least "AA-" by S&P (or "A+" by S&P if such institution's short-term debt obligations are rated at least "A-1" by S&P) and "Aa3" by Moody's, then the trustee must be rated not less than "A-" by S&P and "A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14. As of June 30, 2003, the trustee had assets of approximately $61 billion. See "Description of the Pooling and Servicing Agreements--Duties of the Trustee", "Description of the Pooling and Servicing Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and "Description of the Pooling and Servicing Agreements--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of September 30, 2003, the fiscal agent had consolidated assets of approximately $697 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by S&P. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for certificate transfers and exchanges and an office at 9062 Old Annapolis Road, Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of certificates is the Distribution Date in January 2041.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P Certificates, and then to the other respective Classes of Principal Balance Certificates, in ascending -- from O to A -- alphabetical order of Class designation. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates);
(ii) second, Unpaid Interest owing to such class and (iii) third, Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                    91%          91%          91%           91%          91%
May 2006                                    82%          82%          82%           82%          82%
May 2007                                    72%          72%          72%           72%          72%
May 2008                                    62%          62%          62%           62%          62%
May 2009                                    0%           0%            0%           0%           0%
Weighted average life (years)              3.56         3.56          3.56         3.56         3.53

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                    0%           0%            0%           0%           0%
Weighted average life (years)              4.69         4.69          4.68         4.66         4.48

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                    98%          98%          98%           98%          98%
May 2010                                    78%          78%          77%           77%          68%
May 2011                                    40%          40%          40%           40%          40%
May 2012                                    30%          29%          29%           28%          20%
May 2013                                    3%           0%            0%           0%           0%
May 2014                                    0%           0%            0%           0%           0%
Weighted average life (years)              6.99         6.98          6.98         6.97         6.91

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                   100%         100%          100%         100%         100%
May 2012                                   100%         100%          100%         100%         100%
May 2013                                   100%         100%          99%           97%          84%
May 2014                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.62         9.61          9.59         9.57         9.38

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                   100%         100%          100%         100%         100%
May 2012                                   100%         100%          100%         100%         100%
May 2013                                   100%         100%          100%         100%         100%
May 2014                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.85         9.85          9.85         9.85         9.69

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                   100%         100%          100%         100%         100%
May 2012                                   100%         100%          100%         100%         100%
May 2013                                   100%         100%          100%         100%         100%
May 2014                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.85         9.85          9.85         9.85         9.69

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                   100%         100%          100%         100%         100%
May 2012                                   100%         100%          100%         100%         100%
May 2013                                   100%         100%          100%         100%         100%
May 2014                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.86         9.86          9.85         9.85         9.75

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
----------------------------             -------      -------       -------       -------     -------
Closing Date                               100%         100%          100%         100%         100%
May 2005                                   100%         100%          100%         100%         100%
May 2006                                   100%         100%          100%         100%         100%
May 2007                                   100%         100%          100%         100%         100%
May 2008                                   100%         100%          100%         100%         100%
May 2009                                   100%         100%          100%         100%         100%
May 2010                                   100%         100%          100%         100%         100%
May 2011                                   100%         100%          100%         100%         100%
May 2012                                   100%         100%          100%         100%         100%
May 2013                                   100%         100%          100%         100%         100%
May 2014                                    0%           0%            0%           0%           0%
Weighted average life (years)              9.94         9.94          9.94         9.92         9.85

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of one hundred nine (109) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $894,522,781, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $649,684 to $74,500,000, and the mortgage loans have an average Cut-off Date Balance of $8,206,631. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between July 31, 2002 and March 19, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     One hundred twenty-two (122) mortgaged properties, securing mortgage loans representing 95.7% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing mortgage loans representing 4.3% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in such mortgaged property.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than any ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Ninety-five (95) mortgage loans, representing 84.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Fourteen (14) mortgage loans, representing 15.2% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

     The mortgage loans consist of the following property types:

     o Retail - Seventy-three (73) of the mortgaged properties, which secure 47.9% of the Initial Pool Balance, are retail properties;

     o Office - Seventeen (17) of the mortgaged properties, which secure 33.1% of the Initial Pool Balance, are office properties;

     o Multifamily - Twelve (12) of the mortgaged properties, which secure 8.0% of the Initial Pool Balance, are multifamily properties;

     o Industrial - Twelve (12) of the mortgaged properties, which secure 5.2% of the Initial Pool Balance, are industrial properties;

     o Mixed Use - Three (3) of the mortgaged properties, which secure 2.2% of the Initial Pool Balance, are mixed use properties;

     o Hospitality - One (1) of the mortgaged properties, which secures 1.8% of the Initial Pool Balance, is a hospitality property; and

     o Self Storage - Six (6) of the mortgaged properties, which secure 1.8% of the Initial Pool Balance, are self storage properties.

Property Location

     The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Delaware, Texas, Massachusetts, Colorado and New York.

     o Thirty (30) mortgaged properties, representing security for 19.9% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, nineteen (19) of such mortgaged properties, representing security for 15.5% of the Initial Pool Balance, are located in Southern California, and eleven (11) mortgaged properties, representing security for 4.4% of the Initial Pool Balance, are located in Northern California;

     o Four (4) mortgaged properties, representing security for 11.5% of the Initial Pool Balance are located in Delaware

     o Sixteen (16) mortgaged properties, representing security for 9.3% of the Initial Pool Balance are located in Texas;

     o Four (4) mortgaged properties, representing security for 8.4% of the Initial Pool Balance are located in Massachusetts;

     o Seven (7) mortgaged properties, representing security for 8.3% of the Initial Pool Balance are located in Colorado; and

     o Four (4) mortgaged properties, representing security for 5.1% of the Initial Pool Balance are located in New York.

Due Dates

     One hundred six (106) of the mortgage loans, representing 94.5% of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. Two
(2) of the mortgage loans, representing 0.7% of the Initial Pool Balance, have Due Dates on the 3rd day of each calendar month. One (1) of the mortgage loans representing 4.8% of the Initial Pool Balance has a Due Date on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred three (103) mortgage loans, representing 96.1% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, one (1) mortgage loan, representing 0.6% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 10 days, and five (5) mortgage loans, representing 3.2% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 15 calendar days.

Amortization

     The mortgage loans have the following amortization features:

     o Ninety-eight (98) of the mortgage loans, representing 95.9% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The eleven (11) remaining mortgage loans, representing 4.1% of the Initial Pool Balance of the mortgage loans are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

     As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

     o Sixty-six (66) of the mortgage loans, representing 60.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o Eighteen (18) of the mortgage loans, representing 20.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o Two (2) mortgage loans, representing 9.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for, after an initial period of at least two years following the date of the issuance of the certificates, the right to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage, and then provide for the right to either defease the mortgage loan or to prepay the mortgage loan upon payment of a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o Twenty (20) of the mortgage loans, representing 4.9% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and thereafter provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     o Two (2) mortgage loans, representing 4.4% of the Initial Pool Balance are not subject to any Lock-out Period, but provide for a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o One (1) of the mortgage loans, representing 0.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provides for a Yield Maintenance Charge.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o Five (5) mortgage loans, representing 11.6% of the Initial Pool Balance, which are each secured by multiple mortgaged properties, permit the release of any of the mortgaged properties from the lien of the mortgage and the release from the cross-collateralization upon prepayment of an amount ranging from 110% to 115% of the allocated loan amount of the mortgaged property being released, subject to partial defeasance of the mortgage loan secured by the mortgaged property being released or, as applicable, payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay the allocated loan amount of the mortgaged property being released in full will be applied to partially prepay the mortgage loan.

     o One (1) mortgage loan, representing 0.1% of the Initial Pool Balance, which is cross-collateralized and cross-defaulted with two other mortgage loans, permits the release of the related mortgaged property from the lien of the mortgage and the release from the cross-collateralization with the other mortgaged loans upon prepayment of an amount equal to at least 110% of the amount of that mortgage loan secured by the mortgaged property, subject to defeasance of the loan being released or, as applicable, payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay that mortgage loan in full will be applied to partially prepay the remaining mortgage loan.

     o One (1) mortgage loan, representing 0.1% of the Initial Pool Balance, which is cross-collateralized and cross-defaulted with two other mortgage loans, permits the release of the related mortgaged property from the lien of the mortgage and the release from the cross-collateralization with the other mortgage loans upon prepayment of an amount equal to at least 120% of the amount of that mortgage loan secured by the mortgaged property, subject to defeasance of the loan being released or, as applicable, payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay that mortgage loan in full will be applied to partially prepay the remaining mortgage loan.

     o One (1) mortgage loan, representing 0.1% of the Initial Pool Balance, which is cross-collateralized and cross-defaulted with two other mortgage loans, permits the release of the related mortgaged property from the lien of the mortgage and the release from the cross-collateralization with the other mortgage loans upon prepayment of an amount equal to at least 125% of the amount of that mortgage loan secured by the mortgaged property, subject to defeasance of the loan being released or, as applicable, payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay that mortgage loan in full will be applied to partially prepay the remaining mortgage loan.

     o Notwithstanding the foregoing, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to eight (8) payment dates prior to and including the maturity date or Anticipated Repayment Date.

     The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans, any Serviced Companion Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion Mortgage Loan or B Note documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

     One (1) of the mortgage loans, representing 7.2% of the Initial Pool Balance, currently has additional financing in place which is secured by the mortgaged property related to such mortgage loan. The U.S. Bank Tower Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with other notes that had an original principal balance of $195,260,000. See "--The U.S. Bank Tower Pari Passu Loan" in this prospectus supplement.

     Two (2) of the mortgage loans, representing 1.8% of the Initial Pool Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value ("LTV") tests are satisfied. With respect to Mortgage Loan No. 23 (the "Lincoln Tower Cooperative Loan"), the borrower may incur $3.62 million of future subordinate financings, or an amount in excess of that amount, provided that the combined LTV does not exceed 20% and certain limitations contained in the related loan documents are satisfied. Such limitations require that, among other things, no event of default exists under the Lincoln Tower Cooperative Loan, any additional financing must be used exclusively for the mortgaged property, and the subordinate lender must enter into a subordination and standstill agreement acceptable to the Lincoln Tower Cooperative lender. With respect to Mortgage Loan No. 85 (the "Hamilton Building Loan"), a one-time right to obtain subordinate financing will be allowed if, among other things, the combined LTV does not exceed 48% and the combined DSCR is no less than 1.27x. In addition, the subordinate financing must not result in a ratings downgrade and the subordinate lender must enter into a subordination and intercreditor agreement satisfactory to the Hamilton Building Loan lender.

     Five (5) of the mortgage loans, representing 8.0% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property. With respect to Mortgage Loan No. 3 (the "Shops at Briargate Loan") a direct or indirect owner of the borrower will have a one-time right to incur mezzanine financing secured by a pledge of its equity interest in the borrower, provided certain conditions are satisfied, including, among other things, such financing occurs after the third year of the loan, and the combined LTV does not exceed 82%. With respect to Mortgage Loan No. 37 (the "19-45 Home Depot Drive Loan"), mezzanine financing is permitted if the combined LTV does not exceed 79% and the combined DSCR is no less than 1.25x. In addition, the mezzanine lender must be approved by, and enter into an intercreditor agreement with, the 19-45 Home Depot Drive Loan lender. With respect to Mortgage Loan No. 40 (the "Shoreside Shopping Center Loan"), mezzanine financing is permitted, provided such mezzanine financing is personal to the borrower, the combined LTV does not exceed 74% and the combined DSCR is no less than 1.30x. In addition, the mezzanine lender must be approved by, and enter into a intercreditor agreement with, the Shoreside Shopping Center Loan lender. With respect to Mortgage Loan No. 93 (the "East Avenue Marketplace Loan"), the borrower is allowed to incur unsecured subordinated debt payable to the current guarantors of the East Avenue Marketplace Loan, provided that any subordinated lenders deliver a subordination and standstill agreement. Finally, with respect to Mortgage Loan No. 108 (the "Elk River Crossing Loan"), the owner of the equity interests in the borrower may pledge that interest to a financial institution.

     We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

     Eight (8) of the mortgage loans, representing 10.9% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

     Two (2) of the mortgage loans, representing 5.7% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE U.S. BANK TOWER PARI PASSU LOAN

     Mortgage Loan No. 2 (the "U.S. Bank Tower Pari Passu Loan") is secured by the mortgaged property on a pari passu basis with other notes (the "U.S. Bank Tower Companion Loans"), which are not included in the trust and which had an aggregate original principal balance of $195,260,000. One of the U.S. Bank Tower Companion Loans with an original principal balance of $65,000,000 is currently included in the Morgan Stanley Capital I Trust 2004-TOP13. The other U.S. Bank Tower Companion Loan consists of two loans, the "U.S. Bank Tower Companion A Loan" and the "U.S. Bank Tower Companion B Loan." The U.S. Bank Tower Companion A Loan had an original principal balance of $120,240,000 and is currently included in the Greenwich Commercial Mortgage Trust 2003-C2. The U.S. Bank Tower Companion B Loan had an original principal balance of $10,020,000 and is subordinate to the U.S. Bank Tower Companion A Loan. The U.S. Bank Tower B Loan does not provide any credit support for the U.S. Bank Tower Pari Passu Loan. References herein to the U.S. Bank Tower Companion Loans refer to all of the U.S. Bank Tower Companion Loans collectively. The U.S. Bank Tower Companion Loan included in the Morgan Stanley Capital I Trust 2004-TOP13 and the U.S. Bank Tower Companion Loan A and the U.S. Bank Tower Companion B Loan collectively have the same interest rate, maturity date and amortization term as the U.S. Bank Tower Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the U.S. Bank Tower Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loans.

     The holders of the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loan entered into a co-lender agreement. That co-lender agreement provides, among other things, for the following:

     o the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loans will be serviced under the Greenwich 2003-C2 Pooling and Servicing Agreement by the Greenwich 2003-C2 Master Servicer and the Greenwich 2003-C2 Special Servicer, in general, as if each loan in the U.S. Bank Tower Loan Group were a mortgage loan in the Greenwich 2003-C2 trust;

     o the U.S. Bank Tower Companion A Loan and the U.S. Bank Tower Companion B Loan, in the aggregate, are of equal priority with the U.S. Bank Tower Pari Passu Loan. The U.S. Bank Tower Companion B Loan is subordinate to the U.S. Bank Tower Companion A Loan but not to the U.S. Bank Tower Pari Passu Loan;

     o all payments, proceeds and other recoveries on or in respect of the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loans (in each case, subject to the rights of the Greenwich 2003-C2 Master Servicer, the Greenwich 2003-C2 Special Servicer, the Greenwich 2003-C2 Depositor, the Greenwich 2003-C2 Trustee or the Greenwich 2003-C2 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the Greenwich 2003-C2 Pooling and Servicing Agreement) will be applied to the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loans on a pari passu basis;

     o the holder of the U.S. Bank Tower Companion B Loan has the right, in the event that (i) any payment of principal or interest on any of the mortgage loans in the U.S. Bank Tower Loan Group becomes 90 or more days delinquent, (ii) any of the mortgage loans in the U.S. Bank Tower Loan Group has been accelerated, (iii) the principal balance of any of the mortgage loans in the U.S. Bank Tower Loan Group is not paid at maturity, (iv) the related borrower under the U.S. Bank Tower Loan Group files a petition for bankruptcy or (v) any of the mortgage loans in the U.S. Bank Tower Loan Group becomes specially serviced (and a default has occurred and is continuing or is reasonably foreseeable), to purchase the U.S. Bank Tower Pari Passu Loan, the U.S. Bank Tower Companion A Loan, and any other U.S. Bank Tower Companion Loans at a price generally equal to the unpaid principal balance of such loans, plus accrued and unpaid interest on such loans, plus certain advances and additional servicing compensation, special servicing compensation and interest payable with respect to the U.S. Bank Tower Loan Group pursuant to the Greenwich 2003-C2 Pooling and Servicing Agreement;

     o the holder of the U.S. Bank Tower Companion B Loan has the right (but not the obligation) to cure events of default with respect to the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loans (including the U.S. Bank Tower Companion A Loan) (i) in the case of a monetary default, within 10 days after the expiration of the applicable grace period and (ii) in the case of a default other than a monetary default or bankruptcy of the related borrower, within 30 days after the expiration of the applicable grace period as long as the holder of the U.S. Bank Tower Companion B Loan is diligently proceeding with such cure, but at no other times. The holder of the U.S. Bank Tower Companion B Loan may not cure a monetary mortgage event of default more than six times in any twelve-month period and no single exercise of a cure may exceed three consecutive months;

     o the Greenwich 2003-C2 Special Servicer is required to consult the holder of the U.S. Bank Tower Pari Passu Loan and will provide the holder of the U.S. Bank Tower Pari Passu Loan an opportunity to review certain proposed actions with respect to various servicing matters affecting the U.S. Bank Tower Loan Group; provided, however, in the event that the holder of the U.S. Bank Tower Companion A Loan or the Greenwich 2003-C2 Special Servicer determines in accordance with the applicable servicing standard that immediate action is necessary to protect the interests of the holders of the mortgage loans in the U.S. Bank Tower Loan Group (as a collective whole), the U.S. Bank Tower Companion A Loan or the Greenwich 2003-C2 Special Servicer may take any such action without waiting for the holder of the U.S. Bank Tower Pari Passu Loan to respond;

     o the holder of the U.S. Bank Tower Companion B Loan has the right in certain circumstances to replace the Greenwich 2003-C2 Special Servicer pursuant to the terms of the Greenwich 2003-C2 Pooling and Servicing Agreement; and

     o the transfer of the ownership of more than 49% of the U.S. Bank Tower Companion B Loan to any person or entity other than institutional lenders, investment funds or their affiliates exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited, unless rating agency confirmation has been given with respect to such transfer.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

     In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

     An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     In the case of twenty-four (24) mortgaged properties, securing mortgage loans representing approximately 5.4% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of $3,386,985. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

     In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

     o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $4,250,000 and the total claims under the group policy is subject to a maximum of $16,860,000. There is no deductible under the policy.

     The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

     The secured creditor impaired property policy will be issued by Zurich or an affiliate of it.

     In the case of two (2) mortgaged properties, securing mortgage loans representing 3.0% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

     (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and
         (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

         In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

         Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

         The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

         The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

         No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

     If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

     o   the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Morgan Stanley Mortgage Capital Inc.

     MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

Bear Stearns Commercial Mortgage, Inc.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

Wells Fargo Bank, National Association

     A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

     PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

     The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

     (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

     (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

     (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

     o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or the Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the depositor and the trustee;

     o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

     Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced

Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

     The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE U.S. BANK TOWER LOAN GROUP

The U.S. Bank Tower Loan Group

     The U.S. Bank Tower Loan Group and any related REO Property are being serviced under the Greenwich 2003-C2 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions generally similar in nature to the servicing under the Pooling and Servicing Agreement. The servicing arrangements under the Greenwich 2003-C2 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

Successor Servicing Agreements

     At such time as the U.S. Bank Tower Companion A Loan is no longer in a securitization, the holder of the U.S. Bank Tower Companion A Loan will cause the loans in the U.S. Bank Tower Loan Group to be serviced pursuant to a servicing agreement that is agreed upon by the holders of the U.S. Bank Tower Companion Loans and the U.S. Bank Tower Pari Passu Loan (and provided that the rating agencies have given written confirmation that such change in servicing will not result in a downgrade, qualification or withdrawal of the ratings assigned to the certificates) and that is substantially similar to the Greenwich 2003-C2 Pooling and Servicing Agreement. Until a replacement servicing agreement has been entered into (and such written confirmation has been obtained), the holder of the U.S. Bank Tower Companion A Loan will cause the loans in the U.S. Bank Tower Loan Group to be serviced pursuant to the provisions of the Greenwich 2003-C2 Pooling and Servicing Agreement as if such agreement were still in full force and effect with respect to the U.S. Bank Tower Loan Group; provided, however, that until a replacement servicing agreement is in place, the actual servicing of the loans in the U.S. Bank Tower Loan Group may be performed by an entity appointed by the holder of the U.S. Bank Tower Companion A Loan and does not have to be performed by the service providers set forth under the Greenwich 2003-C2 Pooling and Servicing Agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar and is an affiliate of Wells Fargo Brokerage Services, LLC, one of the underwriters.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

     As of December 31, 2003, Wells Fargo was responsible for servicing approximately 6,325 commercial and multifamily mortgage loans, totaling approximately $41.76 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

     ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of December 31, 2003, ARCap Servicing, Inc. was named the special servicer on 34 CMBS transactions encompassing 5,518 loans with a legal balance of $35.61 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

     The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

     The events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

     Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

     The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

     The special servicer will be entitled to receive:

     o   a Special Servicing Fee;

     o   a Workout Fee; and

     o   a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

     If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

     The special servicer events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special Servicer Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the Special Servicer occurs that affects a Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

     o any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
         Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o any release of or acceptance of substitute or additional collateral for a mortgage loan;

     o   any acceptance of a discounted payoff;

     o any waiver or consent to a waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o any franchise changes or management company changes to which the special servicer is required to consent;

     o certain releases of any escrow accounts, reserve accounts or letters of credit; and

     o any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

     Except as may be described in the Pooling and Servicing Agreement, the Operating Adviser will not have any rights under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

     o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o   extend the maturity date of any Specially Serviced Mortgage Loan;
         and/or

     o   accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Mortgage Loan or B Note, increase the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

     o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

     The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

     The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

     If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     o   the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments to them;

     o ongoing compliance with the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3) the REMIC Regular Certificates (other than the beneficial interest of the Class P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     We anticipate that the Class A, Class B, Class C, Class D and Class E Certificates will be issued with amortizable bond premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

     Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" and "--Sale or Exchange" in the prospectus.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Under certain circumstances, as described under the headings "Material Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made--Reporting Requirements and Backup Withholding" and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" and "State and Other Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 19.9% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

     o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.


     UNDERWRITERS        CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4      CLASS B       CLASS C       CLASS D      CLASS E
     ------------        ---------     ---------     ---------     ---------      -------       -------       -------      -------
Bear, Stearns & Co.
   Inc.                   $______       $______       $______       $______       $______       $______       $______      $______

Morgan Stanley & Co.
   Incorporated           $______       $______       $______       $______       $______       $______       $______      $______

Goldman, Sachs & Co.      $______       $______       $______       $______       $______       $______       $______      $______

Wells Fargo Brokerage
   Services, LLC          $______       $______       $______       $______       $______       $______       $______      $______

     Total...........  $104,000,000  $118,000,000  $122,000,000  $442,061,000   $23,482,000   $7,827,000    $17,890,000   $8,945,000

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $______, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about May __, 2004, which is the _____ business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     The Depositor is an affiliate of Bear, Stearns & Co. Inc., an Underwriter, and Bear Stearns Commercial Mortgage, Inc., a seller.

                                  LEGAL MATTERS

     The validity of the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and by Latham & Watkins LLP, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP and by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, and for Wells Fargo Bank, National Association, in its capacity as master servicer, by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.

CLASS                                               MOODY'S            S&P
-----                                               -------            ---
Class A-1..................................           Aaa              AAA
Class A-2..................................           Aaa              AAA
Class A-3..................................           Aaa              AAA
Class A-4..................................           Aaa              AAA
Class B....................................           Aa2               AA
Class C....................................           Aa3              AA-
Class D      ..............................           A2                A
Class E      ..............................           A3                A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

     "A/B Mortgage Loan" means, any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans in the trust.

     "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

     "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

     the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan on or before the date such mortgage loan became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan according to their respective principal balances.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

         o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

         o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

         o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicer, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing
               Fees);

         o     amounts deposited in the Certificate Account in error;

         o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

         o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

         o any portion of such amounts payable to the holders of any Serviced Companion Mortgage Loan or B Note;

     (2) to the extent not already included in clause (1), any P&I Advances made, any advances of principal and interest made by the Greenwich 2003-C2 Master Servicer in respect of the U.S. Bank Tower Pari Passu Loan and any Compensating Interest Payment paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year (commencing in 2005), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. There are no A/B Mortgage Loans in the trust and therefore there are no B Notes related to the trust.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

     "Certificate Owner" means an entity acquiring an interest in an offered certificate.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

     "Clearstream Bank" means Clearstream Bank, societe anonyme.

     "Closing Date" means May__, 2004.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means May 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in May 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2004, not the actual day which such scheduled payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan

Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

     o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

         o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; plus

     o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate; plus

     o if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 12th day of each month, or if any such 12th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced Companion Mortgage Loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

     "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

     "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

o any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

     "Greenwich 2003-C2 Depositor" means the "depositor" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Greenwich Capital Commercial Funding Corp.

     "Greenwich 2003-C2 Fiscal Agent" means the "fiscal agent" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "Greenwich 2003-C2 Master Servicer" means the "master servicer" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

     "Greenwich 2003-C2 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 23, 2003, between Greenwich Capital Commercial Funding Corp., as depositor, the Greenwich 2003-C2 Master Servicer, the Greenwich 2003-C2 Special Servicer, the Greenwich 2003-C2 Trustee and the Greenwich 2003-C2 Fiscal Agent.

     "Greenwich 2003-C2 Special Servicer" means the "special servicer" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     "Greenwich 2003-C2 Trustee" means the "trustee" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $894,522,781.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

     "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage Loan or B Note, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses).

     "Liquidation Proceeds" means proceeds from the sale or liquidation (provided that for the purposes of calculating Liquidation Fees, Liquidation Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

     "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, collectively. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore no Loan Pairs related to the trust.

     "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

     "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B Note.

     "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

     "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may be.

     "Mortgage Pool" means the one hundred nine (109) mortgage loans with an aggregate principal balance, as of May 1, 2004, of approximately $894,522,781, which may vary on the Closing Date by up to 5%.

     "MSMC" means Morgan Stanley Mortgage Capital Inc.

     "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2005) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan, and in this securitization means the U.S. Bank Tower Companion Loans.

     "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the U.S. Bank Tower Pari Passu Loan.

     "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

     "Non-Serviced Mortgage Loan Group" means U.S. Bank Tower Loan Group.

     "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Mortgage" means the U.S. Bank Tower Pari Passu Mortgage.

     "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the Greenwich 2003-C2 Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

     "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 2004, between Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

     "Prepayment Premium" means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage Loan or B Note.

     "Primary Servicer" means Principal Global Investors, LLC.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

     The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal

     Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

     "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion Mortgage Loan or B Note in advance of its scheduled Due Date.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Moody's and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Companion Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

     "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan, Serviced Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" means, in respect of any mortgage loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

     "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The are no Serviced Pari Passu Mortgage Loans in the trust.

     "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no Serviced Pari Passu Mortgage Loan B Notes related to the trust.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

         i. any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

         ii. the ownership of any certificate or any interest in any Serviced Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

         iii.  the master servicer's obligation to make Advances;

         iv. the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

         v. any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the trust.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is May 5, 2004;

o distributions on the certificates are made on the 12th day of each month, commencing in June 2004;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, Prepayment Premium or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

     "UCF" - See "Underwritable Cash Flow."

     "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

     "Underwriting Agreement" means that agreement, dated April __, 2004, entered into by the Depositor and the Underwriters.

     "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "U.S. Bank Tower Companion Loan" means the loans that, in aggregate, are secured by the U.S. Bank Tower Pari Passu Mortgage on a pari passu basis with the U.S. Bank Tower Pari Passu Loan.

     "U.S. Bank Tower Loan Group" means, collectively, the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loan.

     "U.S. Bank Tower Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the U.S. Bank Tower Companion Loan pursuant to the U.S. Bank Tower Pari Passu Mortgage.

     "U.S. Bank Tower Pari Passu Mortgage" means the mortgage securing the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loan.

     "WAC" - See "Weighted Average Net Mortgage Rate."

     "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Wells Fargo" means Wells Fargo Bank, National Association.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
-------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY      WEIGHTED
                                                                  AGGREGATE        AGGREGATE       AVERAGE
                                            NUMBER OF            CUT-OFF DATE     CUT-OFF DATE    MORTGAGE
LOAN SELLER                               MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------
Morgan Stanley Mortgage Capital Inc.          17                  275,712,894        30.8            5.545
Bear Stearns Commercial Mortgage, Inc.        19                  225,133,114        25.2            5.258
Wells Fargo Bank, N.A.                        37                  213,942,495        23.9            5.275
Principal Commercial Funding, LLC             36                  179,734,278        20.1            5.856
-------------------------------------------------------------------------------------------------------------
TOTAL:                                       109                 $894,522,781       100.0%           5.471%
=============================================================================================================

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------
                                           WEIGHTED                   WEIGHTED       WEIGHTED
                                            AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                           REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
LOAN SELLER                                 TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------
Morgan Stanley Mortgage Capital Inc.          113            2.13        63.0           54.5
Bear Stearns Commercial Mortgage, Inc.        83             2.38        56.1           53.0
Wells Fargo Bank, N.A.                        102            2.29        58.4           49.6
Principal Commercial Funding, LLC             132            1.56        66.4           47.5
------------------------------------------------------------------------------------------------
TOTAL:                                        107            2.12X       60.9%          51.5%
=================================================================================================

CUT-OFF DATE BALANCES
---------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY      WEIGHTED
                                                           AGGREGATE          AGGREGATE       AVERAGE
                                    NUMBER OF              CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
CUT-OFF DATE BALANCE ($)          MORTGAGE LOANS           BALANCE ($)        BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------
1 - 1,000,000                           6                  5,210,849             0.6          6.175
1,000,001 - 2,000,000                  19                 31,158,628             3.5          6.007
2,000,001 - 3,000,000                  14                 35,183,181             3.9          5.637
3,000,001 - 4,000,000                  16                 57,212,546             6.4          5.748
4,000,001 - 5,000,000                   5                 23,049,059             2.6          5.942
5,000,001 - 6,000,000                   9                 51,572,411             5.8          5.684
6,000,001 - 7,000,000                   6                 40,135,307             4.5          5.705
7,000,001 - 8,000,000                   5                 37,980,130             4.2          5.921
8,000,001 - 9,000,000                   3                 25,178,110             2.8          5.594
9,000,001 - 10,000,000                  3                 29,412,493             3.3          5.523
10,000,001 - 15,000,000                12                150,370,171            16.8          5.563
15,000,001 - 20,000,000                 3                 55,005,554             6.1          5.131
20,000,001 - 25,000,000                 2                 43,860,394             4.9          5.990
25,000,001 <=                           6                309,193,948            34.6          5.104
---------------------------------------------------------------------------------------------------------
TOTAL:                                109               $894,522,781           100.0%         5.471%
=========================================================================================================

CUT-OFF DATE BALANCES
-------------------------------------------------------------------------------------------
                                     WEIGHTED                   WEIGHTED       WEIGHTED
                                     AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                     REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)             TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
-------------------------------------------------------------------------------------------
1 - 1,000,000                           142            3.68        28.3           21.5
1,000,001 - 2,000,000                   130            1.89        56.4           38.4
2,000,001 - 3,000,000                   121            2.23        53.4           37.8
3,000,001 - 4,000,000                   134            1.80        56.7           35.8
4,000,001 - 5,000,000                   153            1.39        68.5           35.3
5,000,001 - 6,000,000                   138            1.76        59.5           38.6
6,000,001 - 7,000,000                   117            1.73        64.3           53.9
7,000,001 - 8,000,000                   121            1.85        59.2           51.7
8,000,001 - 9,000,000                   117            1.57        69.0           58.1
9,000,001 - 10,000,000                  117            1.55        68.0           57.2
10,000,001 - 15,000,000                 109            2.29        60.4           53.1
15,000,001 - 20,000,000                  83            2.45        49.4           46.8
20,000,001 - 25,000,000                 117            1.33        71.1           58.1
25,000,001       <=                      85            2.42        62.4           58.9
-------------------------------------------------------------------------------------------
TOTAL:                                  107            2.12X       60.9%          51.5%
===========================================================================================

Minimum: $649,684
Maximum: $74,500,000
Average: $8,206,631

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES
--------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY      WEIGHTED
                                                           AGGREGATE          AGGREGATE       AVERAGE
                              NUMBER OF                    CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
STATE                    MORTGAGED PROPERTIES              BALANCE ($)        BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------
Southern California              19                        139,005,014         15.5            5.228
Northern California              11                         39,341,034          4.4            5.921
Delaware                          4                        102,812,976         11.5            4.784
Texas                            16                         83,603,899          9.3            5.593
Massachusetts                     4                         74,723,549          8.4            5.650
Colorado                          7                         74,522,587          8.3            5.910
New York                          4                         45,548,768          5.1            5.727
North Carolina                    7                         35,911,457          4.0            5.619
Ohio                              8                         34,895,175          3.9            5.243
Florida                           5                         34,369,361          3.8            5.599
New Jersey                        6                         32,355,067          3.6            5.540
Arizona                           3                         28,310,567          3.2            6.137
Maine                             3                         22,904,857          2.6            5.795
Michigan                          3                         21,548,777          2.4            5.685
Georgia                           2                         20,018,899          2.2            4.562
Maryland                          2                         18,331,346          2.0            5.890
Iowa                              1                         12,500,000          1.4            4.395
Illinois                          2                         11,138,565          1.2            5.829
Pennsylvania                      2                          9,891,512          1.1            5.340
South Carolina                    1                          9,048,160          1.0            4.870
Washington                        1                          7,958,896          0.9            5.570
Tennessee                         1                          5,961,161          0.7            6.070
Virginia                          1                          5,899,742          0.7            5.490
Alabama                           2                          5,595,991          0.6            5.060
Missouri                          1                          3,957,179          0.4            5.620
Nevada                            2                          3,743,182          0.4            5.624
Oregon                            1                          3,386,985          0.4            6.020
Minnesota                         1                          1,742,227          0.2            6.250
Nebraska                          1                          1,716,467          0.2            5.750
Arkansas                          1                          1,563,888          0.2            6.300
Indiana                           1                          1,320,154          0.1            6.240
Utah                              1                            895,341          0.1            6.530
--------------------------------------------------------------------------------------------------------
TOTAL:                          124                        $894,522,781       100.0%           5.471%
========================================================================================================

STATES
---------------------------------------------------------------------------------
                           WEIGHTED                   WEIGHTED       WEIGHTED
                           AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                          REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
STATE                      TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
---------------------------------------------------------------------------------
Southern California         112            2.41        58.4           53.2
Northern California         166            1.66        55.2           22.3
Delaware                     72            2.84        62.4           60.8
Texas                        92            1.86        64.3           57.4
Massachusetts               110            1.79        62.7           55.8
Colorado                    116            1.43        68.5           55.5
New York                     89            3.13        37.8           31.8
North Carolina              129            1.71        68.5           52.7
Ohio                         87            2.23        59.9           48.9
Florida                     111            1.61        71.2           58.5
New Jersey                  117            2.32        60.2           50.0
Arizona                     116            1.35        68.2           54.3
Maine                       115            1.61        71.8           60.6
Michigan                    117            1.46        65.9           52.8
Georgia                      78            3.14        44.9           44.6
Maryland                    118            1.69        66.5           62.8
Iowa                         72            3.38        47.5           47.5
Illinois                    128            1.65        64.5           48.9
Pennsylvania                115            2.45        58.6           54.9
South Carolina               53            2.75        50.3           50.3
Washington                  115            1.63        63.9           53.9
Tennessee                   237            1.35        60.8            1.9
Virginia                    116            2.42        38.9           32.7
Alabama                      72            3.17        44.9           43.5
Missouri                    177            1.11        63.8            1.3
Nevada                       82            1.59        70.6           62.3
Oregon                      116            1.78        49.8           42.5
Minnesota                   115            1.68        62.2           53.5
Nebraska                    115            2.50        47.7           40.4
Arkansas                    235            1.77        43.4            1.5
Indiana                     116            1.42        75.4           64.8
Utah                        116            1.36        60.3           47.9
---------------------------------------------------------------------------------
TOTAL:                      107            2.12X       60.9%          51.5%
=================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES
-----------------------------------------------------------------------------------------------------
                                                                           PERCENT BY      WEIGHTED
                                                        AGGREGATE          AGGREGATE       AVERAGE
                                   NUMBER OF           CUT-OFF DATE       CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                MORTGAGED PROPERTIES       BALANCE ($         BALANCE (%      RATE (%
-----------------------------------------------------------------------------------------------------
Retail
     Anchored                         25                237,077,303            26.5         5.641
     Big Box                          12                 57,724,949             6.5         5.072
     Unanchored                       14                 54,812,930             6.1         5.919
     Free Standing                    10                 35,594,607             4.0         5.827
     Shadow Anchored                  11                 41,684,176             4.7         5.855
     Specialty                         1                  1,986,832             0.2         6.235
-----------------------------------------------------------------------------------------------------
          SUBTOTAL:                   73               $428,880,798            47.9%        5.639%
Office
     Urban                             5                194,487,773            21.7         4.970
     Suburban                         11                100,495,286            11.2         5.578
     Medical                           1                    995,209             0.1         5.900
-----------------------------------------------------------------------------------------------------
          SUBTOTAL:                   17               $295,978,268            33.1%        5.180%
Multifamily
     High Rise                         2                 27,679,215             3.1         5.664
     Garden                            8                 36,579,201             4.1         5.384
     Mid Rise                          1                  3,737,992             0.4         5.660
     Retirement Community*             1                  3,386,985             0.4         6.020
-----------------------------------------------------------------------------------------------------
          SUBTOTAL:                   12                $71,383,393             8.0%        5.537%
Industrial
     Warehouse                         9                 37,236,605             4.2         5.368
     Light Industrial                  2                  7,055,032             0.8         5.514
     Flex Industrial                   1                  2,095,852             0.2         5.650
-----------------------------------------------------------------------------------------------------
          SUBTOTAL:                   12                $46,387,489             5.2%        5.403%
Mixed Use
     Mixed Use                         1                 10,523,490             1.2         5.840
     Retail/Office                     2                  9,484,576             1.1         5.721
-----------------------------------------------------------------------------------------------------
          SUBTOTAL:                    3                $20,008,066             2.2%        5.784%
Hospitality
     Full Service                      1                 16,186,339             1.8         5.840
-----------------------------------------------------------------------------------------------------
     SUBTOTAL:                         1                $16,186,339             1.8%        5.840%
Self Storage
     Self Storage                      6                 15,698,429             1.8         5.481
-----------------------------------------------------------------------------------------------------
          SUBTOTAL:                    6                $15,698,429             1.8%        5.481%
-----------------------------------------------------------------------------------------------------
TOTAL:                               124               $894,522,781           100.0%        5.471%
=====================================================================================================

PROPERTY TYPES
------------------------------------------------------------------------------------------
                                 WEIGHTED                   WEIGHTED       WEIGHTED
                                 AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                REMAINING       AVERAGE     CUT-OFF DATE   BALLOON
PROPERTY TYPE                   TERM (MOS.      DSCR (X     LTV (%         LTV (%
------------------------------------------------------------------------------------------
Retail
     Anchored                     113            1.81        64.7           55.9
     Big Box                       73            2.49        51.5           48.3
     Unanchored                   144            1.58        63.8           38.7
     Free Standing                125            1.66        66.1           46.7
     Shadow Anchored              134            1.61        63.0           41.7
     Specialty                    178            3.72        33.1            0.8
------------------------------------------------------------------------------------------
          SUBTOTAL:               115            1.85X       62.6%          50.3%
Office
     Urban                         91            2.61        63.0           60.2
     Suburban                     101            1.70        67.2           57.5
     Medical                      115            2.32        23.1           19.7
------------------------------------------------------------------------------------------
          SUBTOTAL:                95            2.30X       64.3%          59.2%
Multifamily
     High Rise                    109            4.06        30.9           24.0
     Garden                       116            2.72        48.3           43.2
     Mid Rise                     117            1.51        74.8           63.1
     Retirement Community*        116            1.78        49.8           42.5
------------------------------------------------------------------------------------------
          SUBTOTAL:               113            3.13X       43.0%          36.8%
Industrial
     Warehouse                    113            2.15        58.7           42.1
     Light Industrial             118            1.95        49.1           41.0
     Flex Industrial              118            1.89        55.9           47.1
------------------------------------------------------------------------------------------
          SUBTOTAL:               114            2.11X       57.1%          42.1%
Mixed Use
     Mixed Use                    111            1.75        68.6           57.9
     Retail/Office                118            1.78        55.6           47.0
------------------------------------------------------------------------------------------
          SUBTOTAL:               114            1.76X       62.4%          52.8%
Hospitality
     Full Service                  53            1.71        47.3           43.2
------------------------------------------------------------------------------------------
     SUBTOTAL:                     53            1.71X       47.3%          43.2%
Self Storage
     Self Storage                  96            2.23        51.6           43.9
------------------------------------------------------------------------------------------
          SUBTOTAL:                96            2.23X       51.6%          43.9%
------------------------------------------------------------------------------------------
TOTAL:                            107            2.12X       60.9%          51.5%
==========================================================================================

* Note - The Retirement Community Property is comprised of multifamily rental units inclusive of full daily meal services; no healthcare related services are provided.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES
---------------------------------------------------------------------------------------------
                                                                  PERCENT BY      WEIGHTED
                                                 AGGREGATE        AGGREGATE       AVERAGE
                           NUMBER OF             CUT-OFF DATE     CUT-OFF DATE    MORTGAGE
MORTGAGE RATE (%)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------
<= 4.500                         1                12,500,000         1.4            4.395
4.501 - 5.000                    9               237,617,470        26.6            4.701
5.001 - 5.500                   16               114,010,045        12.7            5.289
5.501 - 6.000                   49               409,593,870        45.8            5.776
6.001 - 6.500                   30               107,192,744        12.0            6.194
6.501 <=                         4                13,608,652         1.5            6.549
---------------------------------------------------------------------------------------------
TOTAL:                         109              $894,522,781       100.0%           5.471%
=============================================================================================

MORTGAGE RATES
---------------------------------------------------------------------------------
                           WEIGHTED                    WEIGHTED       WEIGHTED
                           AVERAGE        WEIGHTED      AVERAGE        AVERAGE
                           REMAINING      AVERAGE     CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)          TERM (MOS.)    DSCR (X)       LTV (%)       LTV (%)
---------------------------------------------------------------------------------
<= 4.500                      72            3.38         47.5           47.5
4.501 - 5.000                 78            2.93         56.6           55.7
5.001 - 5.500                 94            2.14         58.3           53.0
5.501 - 6.000                119            1.61         65.3           52.9
6.001 - 6.500                133            2.17         57.7           38.4
6.501 <=                     168            1.47         61.4           32.3
---------------------------------------------------------------------------------
TOTAL:                       107            2.12X        60.9%          51.5%
=================================================================================

Minimum: 4.395%
Maximum: 6.620%
Weighted Average: 5.471%


ORIGINAL TERMS TO STATED MATURITY
-------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY      WEIGHTED
                                                                     AGGREGATE          AGGREGATE       AVERAGE
                                               NUMBER OF             CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS        BALANCE ($)        BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------
1 - 60                                               7               176,236,641          19.7            4.931
61 - 120                                            82               644,873,936          72.1            5.547
121 - 180                                           14                51,475,733           5.8            6.053
181 - 240                                            6                21,936,470           2.5            6.181
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                             109              $894,522,781         100.0%           5.471%
===================================================================================================================

ORIGINAL TERMS TO STATED MATURITY
---------------------------------------------------------------------------------------------------
                                               WEIGHTED                   WEIGHTED       WEIGHTED
                                               AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                               REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)        TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
---------------------------------------------------------------------------------------------------
1 - 60                                            55            2.63        59.4           58.8
61 - 120                                         112            2.04        61.2           53.0
121 - 180                                        160            1.67        61.7           29.5
181 - 240                                        231            1.39        60.9            1.5
---------------------------------------------------------------------------------------------------
TOTAL:                                           107            2.12X       60.9%          51.5%
===================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED
                                                                      AGGREGATE          AGGREGATE       AVERAGE
                                                   NUMBER OF          CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS        BALANCE ($)        BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------
1 - 60                                                  7             176,236,641          19.7            4.931
61 - 120                                               82             644,873,936          72.1            5.547
121 - 180                                              14              51,475,733           5.8            6.053
181 - 240                                               6              21,936,470           2.5            6.181
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                109            $894,522,781         100.0%           5.471%
====================================================================================================================
REMAINING TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------
                                                  WEIGHTED                   WEIGHTED       WEIGHTED
                                                  AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                                  REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)          TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
--------------------------------------------------------------------------------------------------------
1 - 60                                               55            2.63        59.4           58.8
61 - 120                                            112            2.04        61.2           53.0
121 - 180                                           160            1.67        61.7           29.5
181 - 240                                           231            1.39        60.9            1.5
--------------------------------------------------------------------------------------------------------
TOTAL:                                              107            2.12X       60.9%          51.5%
========================================================================================================

Minimum: 53 mos.
Maximum: 237 mos.
Weighted Average: 107 mos.

ORIGINAL AMORTIZATION TERMS
----------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY      WEIGHTED
                                                            AGGREGATE          AGGREGATE       AVERAGE
                                        NUMBER OF           CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)       MORTGAGE LOANS      BALANCE ($)        BALANCE (%)     RATE (%)
----------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                12           302,676,904              33.8          4.866
     181 - 240                                8            20,898,319               2.3          5.878
     241 - 300                               22           114,391,540              12.8          5.814
     301 - 360                               56           419,675,690              46.9          5.740
----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    98          $857,642,453              95.9%         5.445%

FULLY AMORTIZING LOANS
     121 - 180                                5            14,943,857               1.7          5.921
     181 - 240                                6            21,936,470               2.5          6.181
----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    11           $36,880,327               4.1%         6.076%
----------------------------------------------------------------------------------------------------------
TOTAL:                                      109          $894,522,781             100.0%         5.471%
==========================================================================================================
ORIGINAL AMORTIZATION TERMS
---------------------------------------------------------------------------------------------
                                        WEIGHTED                   WEIGHTED       WEIGHTED
                                        AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                        REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)       TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
---------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                              78            2.77        58.8           58.8
     181 - 240                            152            2.12        52.0           20.8
     241 - 300                            106            1.55        62.2           49.4
     301 - 360                            116            1.85        62.6           52.8
---------------------------------------------------------------------------------------------
SUBTOTAL:                                 102            2.14X       61.0%          53.7%

FULLY AMORTIZING LOANS
     121 - 180                            177            1.67        54.4            1.2
     181 - 240                            231            1.39        60.9            1.5
---------------------------------------------------------------------------------------------
SUBTOTAL:                                 209            1.50X       58.2%           1.4%
---------------------------------------------------------------------------------------------
TOTAL:                                    107            2.12X       60.9%          51.5%
=============================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 332 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS
----------------------------------------------------------------------------------------------------------
                                                                                PERCENT BY      WEIGHTED
                                                             AGGREGATE          AGGREGATE       AVERAGE
                                         NUMBER OF           CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)    MORTGAGE LOANS         BALANCE ($)        BALANCE (%)     RATE (%)
----------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                                12              302,676,904           33.8         4.866
     181 - 240                                8               20,898,319            2.3         5.878
     241 - 300                               22              114,391,540           12.8         5.814
     301 - 360                               56              419,675,690           46.9         5.740
----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    98             $857,642,453           95.9%        5.445%

FULLY AMORTIZING LOANS
     121 - 180                                5               14,943,857            1.7         5.921
     181 - 240                                6               21,936,470            2.5         6.181
----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    11              $36,880,327            4.1%        6.076%
----------------------------------------------------------------------------------------------------------
TOTAL:                                      109             $894,522,781          100.0%        5.471%
==========================================================================================================

REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------------------
                                        WEIGHTED                   WEIGHTED       WEIGHTED
                                        AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                        REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
REMAINING AMORTIZATION TERM (MOS.)      TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
--------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                               78            2.77        58.8           58.8
     181 - 240                             152            2.12        52.0           20.8
     241 - 300                             106            1.55        62.2           49.4
     301 - 360                             116            1.85        62.6           52.8
--------------------------------------------------------------------------------------------
SUBTOTAL:                                  102            2.14X       61.0%          53.7%

FULLY AMORTIZING LOANS
     121 - 180                             177            1.67        54.4            1.2
     181 - 240                             231            1.39        60.9            1.5
--------------------------------------------------------------------------------------------
SUBTOTAL:                                  209            1.50X       58.2%           1.4%
--------------------------------------------------------------------------------------------
TOTAL:                                     107            2.12X       60.9%          51.5%
============================================================================================

Minimum: 176 mos.
Maximum: 360 mos.
Weighted Average: 328 mos.

DEBT SERVICE COVERAGE RATIOS
-------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY      WEIGHTED
                                                         AGGREGATE          AGGREGATE       AVERAGE
                                        NUMBER OF        CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)       MORTGAGE LOANS     BALANCE ($)        BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------
<= 1.25                                      7            33,214,638            3.7         6.009
1.26 - 1.35                                 11            91,988,034           10.3         6.012
1.36 - 1.45                                 12           112,263,635           12.6         5.795
1.46 - 1.55                                  9            47,868,811            5.4         5.811
1.56 - 1.65                                 13            95,794,435           10.7         5.822
1.66 - 1.75                                  7            46,856,786            5.2         5.853
1.76 - 1.85                                  6            27,064,818            3.0         5.755
1.86 <=                                     44           439,471,625           49.1         5.062
-------------------------------------------------------------------------------------------------------
TOTAL:                                     109          $894,522,781          100.0%        5.471%
=======================================================================================================

DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------------
                                         WEIGHTED                   WEIGHTED       WEIGHTED
                                         AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                         REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)          TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
----------------------------------------------------------------------------------------------
<= 1.25                                    147            1.22        72.7           37.8
1.26 - 1.35                                137            1.31        70.9           49.2
1.36 - 1.45                                116            1.38        73.7           60.7
1.46 - 1.55                                117            1.50        73.3           61.9
1.56 - 1.65                                129            1.61        60.3           45.6
1.66 - 1.75                                 94            1.71        57.3           48.9
1.76 - 1.85                                124            1.80        51.9           38.8
1.86 <=                                     89            2.78        54.3           52.0
----------------------------------------------------------------------------------------------
TOTAL:                                     107            2.12X       60.9%          51.5%
==============================================================================================

Minimum: 1.11x
Maximum: 7.23x
Weighted Average: 2.12x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS
-------------------------------------------------------------------------------------------------
                                                                      PERCENT BY      WEIGHTED
                                                   AGGREGATE          AGGREGATE       AVERAGE
                                NUMBER OF         CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS        BALANCE ($)        BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------
<= 25.0                            6               19,321,064            2.2             6.114
25.1 - 35.0                        1                1,986,832            0.2             6.235
35.1 - 45.0                       10               42,845,913            4.8             5.384
45.1 - 55.0                       25              198,161,364           22.2             5.174
55.1 - 65.0                       32              317,504,545           35.5             5.304
65.1 - 75.0                       25              232,862,381           26.0             5.808
75.1 - 85.0                       10               81,840,681            9.1             5.751
-------------------------------------------------------------------------------------------------
TOTAL:                           109             $894,522,781          100.0%            5.471%
=================================================================================================

LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------
                               WEIGHTED                   WEIGHTED       WEIGHTED
                               AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                              REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)        TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
------------------------------------------------------------------------------------
<= 25.0                           111            6.14        15.9          12.7
25.1 - 35.0                       178            3.72        33.1           0.8
35.1 - 45.0                       121            2.32        41.4          31.8
45.1 - 55.0                        89            2.40        50.3          44.9
55.1 - 65.0                       108            2.30        61.5          54.0
65.1 - 75.0                       112            1.50        70.7          56.6
75.1 - 85.0                       119            1.38        77.3          64.4
------------------------------------------------------------------------------------
TOTAL:                            107            2.12X       60.9%         51.5%
====================================================================================

Minimum: 15.1%
Maximum: 79.7%
Weighted Average: 60.9%

BALLOON LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY      WEIGHTED
                                                          AGGREGATE          AGGREGATE       AVERAGE
                                       NUMBER OF          CUT-OFF DATE       CUT-OFF DATE    MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS        BALANCE ($)        BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------
0.1 - 25.0                               21                68,107,800           7.6           6.044
25.1 - 35.0                               6                36,197,153           4.0           5.299
35.1 - 45.0                              17                71,457,490           8.0           5.664
45.1 - 55.0                              33               270,043,324          30.2           5.438
55.1 - 65.0                              27               369,423,187          41.3           5.360
65.1 - 75.0                               5                79,293,826           8.9           5.507
--------------------------------------------------------------------------------------------------------
TOTAL:                                  109              $894,522,781         100.0%          5.471%
========================================================================================================

BALLOON LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------
                                     WEIGHTED                   WEIGHTED       WEIGHTED
                                     AVERAGE        WEIGHTED    AVERAGE        AVERAGE
                                     REMAINING      AVERAGE     CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)      TERM (MOS.)    DSCR (X)    LTV (%)        LTV (%)
-----------------------------------------------------------------------------------------
0.1 - 25.0                             174            2.84        45.8            6.8
25.1 - 35.0                            117            2.33        41.6           33.4
35.1 - 45.0                             98            1.96        49.9           41.7
45.1 - 55.0                            100            2.10        57.4           50.6
55.1 - 65.0                            104            2.08        67.7           61.1
65.1 - 75.0                             88            1.75        72.4           65.8
-----------------------------------------------------------------------------------------
TOTAL:                                 107            2.12X       60.9%          51.5%
=========================================================================================

Minimum: 0.4%
Maximum: 67.3%
Weighted Average: 51.5%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               MAY-04           MAY-05            MAY-06          MAY-07          MAY-08          MAY-09
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                                95.63%           94.95%            93.49%           72.08%          72.04%          74.98%
Greater of YM and 1.00% (2)(3)(4)          4.37%            5.05%             6.51%           27.92%          27.96%          25.02%
Open                                       0.00%            0.00%             0.00%            0.00%           0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%           100.00%          100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $894,522,781     $885,506,013      $875,944,019     $865,803,714    $855,129,612    $669,828,979
% Initial Pool Balance                   100.00%           98.99%            97.92%           96.79%          95.60%          74.88%
------------------------------------------------------------------------------------------------------------------------------------
PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       MAY-10          MAY-11            MAY-12          MAY-13          MAY-14          MAY-15
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                                 76.44%          80.73%           78.92%           66.65%          63.28%          62.55%
Greater of YM and 1.00% (2)(3)(4)          21.65%          19.27%           19.13%           19.62%          36.72%          37.45%
Open                                        1.90%           0.00%            1.94%           13.74%           0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%         100.00%          100.00%          100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $645,492,644    $599,717,267     $586,529,592     $553,913,154     $47,666,843     $44,074,455
% Initial Pool Balance                     72.16%          67.04%           65.57%           61.92%          5.33%           4.93%
------------------------------------------------------------------------------------------------------------------------------------
PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------
Prepayment Restrictions (cont'd)           MAY-16          MAY-17
-------------------------------------------------------------------------
Locked Out                                   86.56%          87.61%
Greater of YM and 1.00% (2)(3)(4)            13.44%          12.39%
Open                                          0.00%           0.00%
-------------------------------------------------------------------------
TOTALS                                      100.00%         100.00%
-------------------------------------------------------------------------
Pool Balance Outstanding               $21,272,482     $17,819,680
% Initial Pool Balance                        2.38%           1.99%
-------------------------------------------------------------------------


Notes:

(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

(4)   One Yield Maintenance loan has been represented as the Greater of YM and
      1.00%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE          CMSA               CMSA           MORTGAGE
   LOAN NO.        LOAN NO.         PROPERTY NO.       LOAN SELLER(1)     PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------
       1              1                 1-001          WFB                One & Three Christina Centre
       2              2                 2-001          MSMC               U.S. Bank Tower
       3              3                 3-001          MSMC               The Shops at Briargate
       4              4                 4-001          MSMC               840 Memorial Drive
                      5                                BSCMI              Great Hall East Portfolio Roll-up
       5                                5-001          BSCMI              Great Hall East Portfolio - Wal-Mart Greenville (I)
       6                                5-002          BSCMI              Great Hall East Portfolio - Wal-Mart Alliance (I)
       7                                5-003          BSCMI              Great Hall East Portfolio - Sam's Club Worcester (I)
       8                                5-004          BSCMI              Great Hall East Portfolio - Lowe's Steubenville (I)
       9                                5-005          BSCMI              Great Hall East Portfolio - Lowe's Cullman (I)
      10                                5-006          BSCMI              Great Hall East Portfolio - Kroger Cincinnati (I)
      11                                5-007          BSCMI              Great Hall East Portfolio - Kroger Liberty (I)
                      6                                BSCMI              San Antonio Office Portfolio Roll-up
      12                                6-001          BSCMI              San Antonio Office Portfolio - Union Square  (II)
      13                                6-002          BSCMI              San Antonio Office Portfolio - Northwest Center (II)
      14                                6-003          BSCMI              San Antonio Office Portfolio - Colonnade I (II)
      15              7                 7-001          PCF                1401 & 1501 Nolan Ryan Expressway
      16              8                 8-001          MSMC               Pavilions II
      17              9                 9-001          WFB                Greenville Place Apartments
      18              10               10-001          BSCMI              Hiram Pavilion
      19              11               11-001          BSCMI              Roger Williams Hotel
      20              12               12-001          WFB                12 E 22nd Street
      21              13               13-001          BSCMI              Shaw's Plaza
      22              14               14-001          MSMC               Keystone Plaza
      23              15               15-001          MSMC               Lincoln Tower Cooperative
      24              16               16-001          BSCMI              Kohl's Regency Plaza
      25              17               17-001          BSCMI              John Deere - Davenport
      26              18               18-001          WFB                Silver Spring Section A
                      19                               BSCMI              East Coast Portfolio Roll-up
      27                               19-001          BSCMI              East Coast Portfolio - Paraiso Plaza  (III)
      28                               19-002          BSCMI              East Coast Portfolio - Shoppes at Oliver's Crossing (III)
      29                               19-003          BSCMI              East Coast Portfolio - Monroe Shopping Center (III)
      30              20               20-001          MSMC               Penske Corporate Headquarters
      31              21               21-001          MSMC               One Portland Square
                      22                               BSCMI              Portland Portfolio Roll-up
      32                               22-001          BSCMI              Portland Portfolio - Custom House Building  (IV)
      33                               22-002          BSCMI              Portland Portfolio - Rediron Building (IV)
      34              23               23-001          PCF                Johnston Road Plaza
      35              24               24-001          WFB                Financial Plaza I & II
      36              25               25-001          MSMC               Ortley Beach A&P
      37              26               26-001          PCF                19 - 45 Home Depot Drive
      38              27               27-001          BSCMI              Southland Plaza
      39              28               28-001          PCF                290 East Aurora Road
      40              29               29-001          PCF                Shoreside Shopping Center
      41              30               30-001          MSMC               6th Avenue Plaza
      42              31               31-001          BSCMI              Laguna Promenade
      43              32               32-001          BSCMI              Rio Grande Plaza
      44              33               33-001          WFB                Western Village Shopping Center
                      34                               PCF                Warren Portfolio II Roll-up
      45                               34-001          PCF                Warren Portfolio II - Warren Inn/Village Apartments (V)
      46                               34-002          PCF                Warren Portfolio II - Vista Sol Apartments (V)
      47                               34-003          PCF                Warren Portfolio II - Dakota Apartments (V)
      48              35               35-001          MSMC               Home Depot Ground Lease
      49              36               36-001          PCF                Pinellas Crossings
      50              37               37-001          WFB                Brandywine Centre I
      51              38               38-001          PCF                80 New Bridge Road
      52              39               39-001          PCF                319 to 335 Wilshire Boulevard
      53              40               40-001          BSCMI              The Shoppes at Valley Forge
      54              41               41-001          PCF                Business Center at Owings Mills
      55              42               42-001          PCF                Mayfair Shopping Center
      56              43               43-001          PCF                455 Gibraltar Drive
      57              44               44-001          PCF                The Shops @ Thoroughbred Square VI
      58              45               45-001          PCF                Hayfield Shopping Center
      59              46               46-001          BSCMI              San Diego Personal Self Storage
      60              47               47-001          WFB                Fowler Center
      61              48               48-001          MSMC               Fairfax Shopping Center
      62              49               49-001          BSCMI              Jewel/Osco Retail Center
      63              50               50-001          MSMC               Linens 'n Things
      64              51               51-001          WFB                Modesto Office Park
      65              52               52-001          PCF                Rancho Cordova Industrial
      66              53               53-001          PCF                First National Bank Plaza
      67              54               54-001          PCF                2160 West Drake Road
      68              55               55-001          PCF                301 NE Rice Road
      69              56               56-001          PCF                6650 Timberline Road
      70              57               57-001          PCF                Towne Centre Village
      71              58               58-001          PCF                6550-6556 Washington Boulevard
      72              59               59-001          PCF                Boardwalk at 24th Apartments
      73              60               60-001          PCF                Gentry Crossings Road
      74              61               61-001          PCF                301 Penhorn Avenue
      75              62               62-001          PCF                Vineyard Apartments
      76              63               63-001          MSMC               La-Z-Boy Center
                      64                               PCF                Warren Portfolio 1 Roll-up
      77                               64-001          PCF                Warren Portfolio I - Oakwood Apartments (VI)
      78                               64-002          PCF                Warren Portfolio I - Warren Terrace Apartments (VI)
      79              65               65-001          PCF                Scarborough Lane Shoppes
      80              66               66-001          WFB                Bullard Marks Shopping Center
      81              67               67-001          MSMC               Polly Drummond Shopping Center
      82              68               68-001          WFB                Solvang Retirement Center
      83              69               69-001          PCF                4075 Ruffin Road
      84              70               70-001          WFB                A-American Long Beach
      85              71               71-001          WFB                Hamilton Building
      86              72               72-001          WFB                8000 Haskell Avenue
      87              73               73-001          WFB                Lloyd Square
      88              74               74-001          MSMC               Haddon Hills Apartments
      89              75               75-001          WFB                Walgreen's Macomb Township
      90              76               76-001          WFB                ATC Distribution Building
      91              77               77-001          WFB                Carpenter Village
      92              78               78-001          WFB                Courtyard Office Building
      93              79               79-001          WFB                East Avenue Marketplace
      94              80               80-001          PCF                3075 US Highway 98 (A)
      95              81               81-001          PCF                931 Durham Road (A)
      96              82               82-001          PCF                9365 The Landing Drive, Suite A (A)
      97              83               83-001          MSMC               West Hollywood Retail
      98              84               84-001          WFB                A-American Virginia
      99              85               85-001          PCF                Riverside Square Shopping Center
      100             86               86-001          WFB                Marshall's Vacaville
      101             87               87-001          WFB                Convoy Court
      102             88               88-001          PCF                18 Commerce Road
      103             89               89-001          BSCMI              1602 Ocean Avenue
                      90                               BSCMI              Key Bank Roll-up
      104                              90-001          BSCMI              Key Bank - Lewis Center (VII)
      105                              90-002          BSCMI              Key Bank - Powell (VII)
      106             91               91-001          PCF                Eastridge Village Shops
      107             92               92-001          WFB                Bullard Palm Shopping Center
      108             93               93-001          WFB                Elk River Crossing
      109             94               94-001          BSCMI              Food 4 Less - Fremont
      110             95               95-001          BSCMI              Thomasson Village
      111             96               96-001          WFB                Extra Storage Lake Elsinore
      112             97               97-001          WFB                CVS Macedon
      113             98               98-001          WFB                Walgreens Hot Springs Village
      114             99               99-001          WFB                Montessouri Office Building
      115            100               100-001         WFB                Rocket Self Storage
      116            101               101-001         WFB                2805 E. Ana Street
      117            102               102-001         WFB                Richland Plaza Shopping Center
      118            103               103-001         WFB                League City Commons Shopping Center
      119            104               104-001         WFB                American Mini Storage V
      120            105               105-001         WFB                16150 Stagg Street
      121            106               106-001         PCF                Centre East IV
      122            107               107-001         WFB                Cheyenne Center One
      123            108               108-001         WFB                Peninsula Nephrology Building
      124            109               109-001         PCF                Riverdale Road Retail Building

                                                                          TOTALS AND WEIGHTED AVERAGES:

-----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.     STREET ADDRESS                                                                          CITY
-----------------------------------------------------------------------------------------------------------------------------------
       1        201 and 301 North Walnut Street                                                         Wilmington
       2        633 West Fifth Street                                                                   Los Angeles
       3        1605-1925 Briargate Parkway                                                             Colorado Springs
       4        840 Memorial Drive                                                                      Cambridge

       5        1451 Woodruff Road                                                                      Greenville
       6        2620 West State Street                                                                  Alliance
       7        301 Barber Avenue                                                                       Worcester
       8        4115 Mall Drive                                                                         Steubenville
       9        1717 Cherokee Avenue SW                                                                 Cullman
      10        6401 Colerain Avenue                                                                    Cincinnati
      11        7172 Cincinnati Dayton Road                                                             West Chester

      12        10101 Reunion Place                                                                     San Antonio
      13        7550 West I-10                                                                          San Antonio
      14        9901 West I-10                                                                          San Antonio
      15        1401 & 1501 Nolan Ryan Expressway                                                       Arlington
      16        Indian Bend Road                                                                        Scottsdale
      17        248 Presidential Drive                                                                  Greenville
      18        5220 Jimmy Lee Smith Parkway                                                            Hiram
      19        131 Madison Avenue                                                                      New York
      20        12 East 22nd Street                                                                     New York
      21        270-300 Route 44                                                                        Raynham
      22        13575 Biscayne Boulevard                                                                North Miami Beach
      23        165 West End Avenue                                                                     New York
      24        2500 - 2660 East Carson Street                                                          Lakewood
      25        2900 Research Parkway                                                                   Davenport
      26        811-833 Wayne Avenue & 8501-8519 Fenton Street                                          Silver Spring

      27        3339 West 80th Street                                                                   Hialeah
      28        5034 Peters Creek Parkway                                                               Winston
      29        1620 East Roosevelt Boulevard                                                           Monroe
      30        2555 S. Telegraph Road                                                                  Bloomfield Hills
      31        One Portland Square                                                                     Portland

      32        25 Pearl Street                                                                         Portland
      33        4 Milk Street                                                                           Portland
      34        10106 - 10120 Johnston Road                                                             Charlotte
      35        215 & 225 Union Boulevard                                                               Lakewood
      36        Route 37 and Washington Avenue                                                          Ortley Beach
      37        19 - 45 Home Depot Drive                                                                Plymouth
      38        525 Saturn Boulevard                                                                    San Diego
      39        290 East Aurora Road                                                                    Northfield
      40        5400 North Croatan Highway                                                              Kitty Hawk
      41        5401 6th Avenue                                                                         Tacoma
      42        7119-7221 Elk Grove Boulevard                                                           Elk Grove
      43        1500 Route 47 South                                                                     Rio Grande
      44        2005-2055 S. Broadway                                                                   Santa Maria

      45        5050 Fredericksburg Road                                                                San Antonio
      46        5111 North Mesa Street                                                                  El Paso
      47        3110 Hillcrest Drive                                                                    Balcones Heights
      48        1100 Joe Mann Boulevard                                                                 Midland
      49        7333 Park Boulevard                                                                     Pinellas Park
      50        580-600 Village Boulevard                                                               West Palm Beach
      51        80 New Bridge Road                                                                      Bergenfield
      52        319 to 335 Wilshire Boulevard                                                           Santa Monica
      53        Route 23 & Hollingworth Road                                                            Phoenixville
      54        11425 and 11431 Cronhill Drive                                                          Owings Mills
      55        980 Kildaire Farm Road                                                                  Cary
      56        455 Gibraltar Drive                                                                     Bolingbrook
      57        600 A & 600 B Frazier Drive                                                             Franklin
      58        7550 Telegraph Road                                                                     Alexandria
      59        4595 Mission Bay Drive                                                                  San Diego
      60        12032 - 12118 Nevada City Highway                                                       Grass Valley
      61        2119-2223 Concord Pike                                                                  Wilmington
      62        7910 South Cicero Avenue                                                                Burbank
      63        5925 E. Broadway Boulevard                                                              Tucson
      64        3300-3400 Tully Road & 1209 Woodrow Avenue                                              Modesto
      65        2995 Sunrise Boulevard                                                                  Rancho Cordova
      66        2100-2190 West Drake Road                                                               Fort Collins
      67        2160 West Drake Road                                                                    Fort Collins
      68        301 NE Rice Road                                                                        Lee's Summit
      69        6650 Timberline Road                                                                    Highlands Ranch
      70        1117-1139 South Grand Avenue and 1221-1227 & 1241-1273 South Diamond Bar Boulevard      Diamond Bar
      71        6550-6556 Washington Boulevard                                                          Commerce
      72        1023 West 24th Street                                                                   Austin
      73        8166 Montgomery Road                                                                    Madeira
      74        301 Penhorn Avenue                                                                      Secaucus
      75        4299 Pleasant Run Road                                                                  Irving
      76        450-480 Home Drive                                                                      North Fayette Township

      77        4800 Harwood Road                                                                       Bedford
      78        8701 Calmont Avenue                                                                     Fort Worth
      79        1171 Duck Road                                                                          Duck
      80        3003-3097 West Bullard Avenue                                                           Fresno
      81        Polly Drummond Road and Linden Hill Road                                                Newark
      82        1202 Jacobs Drive                                                                       Eugene
      83        4075 Ruffin Road                                                                        San Diego
      84        1917 Long Beach Boulevard                                                               Long Beach
      85        255-261 Hamilton Avenue & 541-545 Ramona Street                                         Palo Alto
      86        8000 Haskell Avenue                                                                     Van Nuys
      87        501-533 E. Campbell Avenue                                                              Campbell
      88        300 West Crystal Lake Avenue                                                            Haddonfield
      89        21828 23 Mile Road                                                                      Macomb Township
      90        12250 East 4th Street                                                                   Rancho Cucamonga
      91        2814-2830 Sepulveda Boulevard                                                           Torrance
      92        7500 Viscount  Boulevard                                                                El Paso
      93        1354 East Avenue                                                                        Chico
      94        3075 US Highway 98                                                                      Daphne
      95        931 Durham Road                                                                         Wake Forest
      96        9365 The Landing Drive, Suite A                                                         Douglasville
      97        8715-8727 Santa Monica Boulevard                                                        West Hollywood
      98        9450 S. Virginia Street                                                                 Reno
      99        1620 Margaret Street                                                                    Jacksonville
      100       161 Nut Tree Parkway                                                                    Vacaville
      101       7250 Convoy Court                                                                       Kearny Mesa
      102       18 Commerce Road                                                                        Fairfield
      103       1602 Ocean Avenue                                                                       Santa Monica

      104       8609 Owenfield Drive                                                                    Lewis Center
      105       3944 West Powell Road                                                                   Powell
      106       6642 Timberline Road                                                                    Highlands Ranch
      107       5729-5789 North Palm Avenue                                                             Fresno
      108       19320-19340 Highway 169 NW                                                              Elk River
      109       1531 North Bell Street                                                                  Fremont
      110       3220 Gus Thomasson Road                                                                 Mesquite
      111       33400 Mission Trail                                                                     Wildomar
      112       1215 State Route 31                                                                     Macedon
      113       4634 North Highway 7                                                                    Hot Springs Village
      114       2575 Montessouri Street                                                                 Las Vegas
      115       8678 FM 78                                                                              Converse
      116       2805 E. Ana Street                                                                      Rancho Dominguez
      117       9751-9761 Walnut Street                                                                 Dallas
      118       5010 West Main Street                                                                   League City
      119       3745 Sunshine Drive                                                                     Kingman
      120       16150 Stagg Street                                                                      Van Nuys
      121       10777 East Washington Street                                                            Indianapolis
      122       1783-1787 East Cheyenne Mountain Boulevard                                              Colorado Springs
      123       2000 & 2010 El Camino Real                                                              San Mateo
      124       4115 South Riverdale Road                                                               Riverdale

---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.    STATE    ZIP CODE       PROPERTY TYPE              PROPERTY SUB-TYPE       UNITS/SF(3)        YEAR BUILT
---------------------------------------------------------------------------------------------------------------------------------
       1         DE      19801         Office                     Urban                      632,797            1989
       2         CA      90071         Office                     Urban                    1,421,657        1989 - 1990
       3         CO      80920         Retail                     Anchored                   231,038            2003
       4         MA      02139         Office                     Urban                      128,793            1980

       5         SC      29607         Retail                     Big Box                    200,084            1998
       6         OH      44601         Retail                     Big Box                    200,084            1997
       7         MA      01606         Retail                     Big Box                    107,929            1991
       8         OH      43952         Retail                     Big Box                    130,497            1996
       9         AL      35055         Retail                     Big Box                    101,287            1995
      10         OH      45239         Retail                     Big Box                     56,634            1991
      11         OH      45069         Retail                     Big Box                     56,083            1997

      12         TX      78216         Office                     Suburban                   194,398            1986
      13         TX      78229         Office                     Suburban                   241,248            1984
      14         TX      78230         Office                     Suburban                   168,637            1983
      15         TX      76011         Office                     Suburban                   233,783            2003
      16         AZ      85250         Retail                     Anchored                   495,668            1990
      17         DE      19807         Multifamily                Garden                         519        1947 / 1953
      18         GA      30141         Retail                     Anchored                   333,653        2001 - 2003
      19         NY      10016         Hospitality                Full Service                   191            1931
      20         NY      10010         Multifamily                High Rise                       89            1911
      21         MA      02767         Retail                     Anchored                   175,942            1965
      22         FL      33181         Retail                     Unanchored                  61,889            2002
      23         NY      10023         Multifamily                High Rise                      387            1959
      24         CA      90712         Retail                     Anchored                   109,309        1961 / 1995
      25         IA      52806         Industrial                 Warehouse                  552,960            2002
      26         MD      20910         Retail                     Anchored                   100,961            2000

      27         FL      33018         Retail                     Anchored                    60,712            1997
      28         NC      27127         Retail                     Anchored                    76,512            2003
      29         NC      28112         Retail                     Anchored                    45,080            1994
      30         MI      48302         Office                     Suburban                    58,744            1988
      31         ME      04101         Office                     Urban                       76,834            1987

      32         ME      04101         Mixed Use                  Mixed Use                   32,632            1989
      33         ME      04101         Office                     Urban                       20,110            1890
      34         NC      28210         Retail                     Anchored                    79,508        1996 / 1997
      35         CO      80228         Office                     Suburban                   152,546        1986 / 1998
      36         NJ      08751         Retail                     Anchored                    73,438            1987
      37         MA      02360         Retail                     Shadow Anchored             57,937        2001 - 2003
      38         CA      92154         Retail                     Shadow Anchored             81,548            1983
      39         OH      44067         Retail                     Free Standing               67,000            2003
      40         NC      27949         Retail                     Anchored                   144,389            1993
      41         WA      98406         Retail                     Anchored                   139,107            1986
      42         CA      95758         Retail                     Anchored                    43,737            2003
      43         NJ      08242         Retail                     Anchored                   138,747            1991
      44         CA      93454         Retail                     Unanchored                 106,150        1979 / 1991

      45         TX      78229         Multifamily                Garden                         323            1979
      46         TX      79912         Multifamily                Garden                         258            1974
      47         TX      78201         Multifamily                Garden                         117            1979
      48         MI      48642         Retail                     Big Box                    102,513            2003
      49         FL      33781         Retail                     Anchored                    64,379        2002 / 2003
      50         FL      33409         Office                     Suburban                    69,708            1987
      51         NJ      07621         Retail                     Free Standing               53,400            1989
      52         CA      90401         Mixed Use                  Retail/Office               23,212            1925
      53         PA      19460         Retail                     Anchored                   178,326            1975
      54         MD      21117         Office                     Suburban                    87,148        1988 / 1993
      55         NC      27511         Retail                     Anchored                    68,906        1968 - 1978
      56         IL      60440         Industrial                 Warehouse                  110,000            2002
      57         TN      37067         Retail                     Unanchored                  34,937            2003
      58         VA      22315         Retail                     Anchored                    94,774            1984
      59         CA      92109         Self Storage               Self Storage               117,782            1975
      60         CA      95945         Retail                     Shadow Anchored             81,648            1990
      61         DE      19803         Retail                     Anchored                    52,885            1940
      62         IL      60459         Retail                     Anchored                    93,538            1972
      63         AZ      85711         Retail                     Free Standing               30,070            1988
      64         CA      95350         Office                     Suburban                    88,031        1975 - 1998
      65         CA      95742         Industrial                 Warehouse                   98,337            2003
      66         CO      80526         Retail                     Shadow Anchored             56,230        1983 / 1987
      67         CO      80526         Retail                     Free Standing               13,650            2003
      68         MO      64063         Retail                     Free Standing               71,195            1990
      69         CO      80126         Retail                     Free Standing               15,120            2003
      70         CA      91765         Retail                     Shadow Anchored             36,700            1984
      71         CA      90040         Industrial                 Light Industrial           132,000            1979
      72         TX      78705         Multifamily                Mid Rise                        24            2003
      73         OH      45236         Retail                     Unanchored                  34,633            1960
      74         NJ      07094         Industrial                 Warehouse                   61,031            1989
      75         TX      75038         Multifamily                Garden                         353            1971
      76         PA      15275         Retail                     Unanchored                  31,411            1998

      77         TX      76021         Multifamily                Garden                         153        1985 / 1994
      78         TX      76116         Multifamily                Garden                         127            1980
      79         NC      27949         Retail                     Unanchored                  31,689        1995 / 2003
      80         CA      93711         Retail                     Unanchored                 102,524            1978
      81         DE      19711         Retail                     Anchored                    78,110            1971
      82         OR      97402         Multifamily                Retirement Community            99            1975
      83         CA      92123         Industrial                 Light Industrial            47,544            1975
      84         CA      90806         Self Storage               Self Storage                69,298        1949 - 1956
      85         CA      94301         Mixed Use                  Retail/Office               45,293            1927
      86         CA      91406         Industrial                 Warehouse                   57,715            1963
      87         CA      95008         Retail                     Unanchored                  17,600            1990
      88         NJ      08033         Multifamily                Garden                         432        1949 / 1950
      89         MI      48042         Retail                     Big Box                     14,560            2003
      90         CA      91730         Industrial                 Warehouse                  152,694            1987
      91         CA      90505         Retail                     Unanchored                  31,128            1979
      92         TX      79925         Office                     Suburban                    72,824            1979
      93         CA      95926         Retail                     Shadow Anchored             19,560            1991
      94         AL      36526         Retail                     Free Standing               53,592            2000
      95         NC      27587         Retail                     Free Standing               51,282            2000
      96         GA      30135         Retail                     Anchored                    28,423            1999
      97         CA      90069         Retail                     Unanchored                  11,200            1927
      98         NV      89511         Self Storage               Self Storage                56,965        1984 / 1999
      99         FL      32204         Retail                     Shadow Anchored             14,000            2003
      100        CA      95687         Retail                     Big Box                     30,000            2003
      101        CA      92111         Industrial                 Flex Industrial             24,300        1970 / 1981
      102        NJ      07004         Industrial                 Warehouse                   92,900            1979
      103        CA      90401         Retail                     Specialty                    3,950        1923 / 1999

      104        OH      43035         Retail                     Free Standing                2,800            2003
      105        OH      43065         Retail                     Free Standing                2,800            2003
      106        CO      80126         Retail                     Shadow Anchored              8,189            2003
      107        CA      93711         Retail                     Anchored                    32,030            1976
      108        MN      55330         Retail                     Unanchored                  14,128            2001
      109        NE      68025         Retail                     Anchored                    53,180            1990
      110        TX      75150         Retail                     Unanchored                  34,013            1985
      111        CA      92595         Self Storage               Self Storage                45,011            1989
      112        NY      14502         Retail                     Big Box                     10,055            2003
      113        AR      71909         Retail                     Big Box                     15,120            2001
      114        NV      89117         Office                     Suburban                    10,724            2003
      115        TX      78109         Self Storage               Self Storage                46,625        2001 / 2003
      116        CA      90221         Industrial                 Warehouse                   51,960            1977
      117        TX      75243         Retail                     Unanchored                  19,615            1979
      118        TX      77573         Retail                     Unanchored                  12,675        2001 / 2002
      119        AZ      86401         Self Storage               Self Storage                63,490     1995 / 1997 / 2000
      120        CA      91406         Industrial                 Warehouse                   19,481        1964 - 1968
      121        IN      46229         Retail                     Shadow Anchored              8,250            2003
      122        CO      80906         Retail                     Shadow Anchored              7,742            2001
      123        CA      94403         Office                     Medical                     10,450            1965
      124        UT      84405         Retail                     Shadow Anchored              4,800            2003

-------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                 PERCENT      PERCENT LEASED
   LOAN NO.           YEAR RENOVATED       LEASED(4)      AS OF DATE(4)       SECURITY TYPE(5)   LIEN POSITION
-------------------------------------------------------------------------------------------------------------------
       1                   2003              100.0%        11/05/2003         Fee                    First
       2                    NAP               90.5%        09/30/2003         Fee                    First
       3                    NAP               96.6%        03/03/2004         Fee                    First
       4                2000 / 2001          100.0%        01/12/2004         Fee                    First

       5                    NAP              100.0%        08/01/2003         Fee                    First
       6                    NAP              100.0%        08/01/2003         Fee                    First
       7                    NAP              100.0%        08/01/2003         Fee                    First
       8                    NAP              100.0%        08/01/2003         Fee                    First
       9                    NAP              100.0%        08/01/2003         Fee                    First
      10                    NAP              100.0%        08/01/2003         Fee                    First
      11                    NAP              100.0%        08/01/2003         Fee                    First

      12                    NAP               90.6%        02/05/2004         Fee                    First
      13                    NAP               79.4%        02/05/2004         Fee                    First
      14                    NAP               77.1%        02/05/2004         Fee                    First
      15                    NAP              100.0%        01/26/2004         Fee                    First
      16                    NAP               97.6%        12/31/2003         Leasehold              First
      17                   1998               86.7%        12/24/2003         Fee                    First
      18                    NAP               96.5%        12/31/2003         Fee                    First
      19                   1997               80.3%        12/31/2003         Leasehold              First
      20                   1988               98.9%        01/08/2004         Fee                    First
      21                1998 / 2002          100.0%        01/30/2004         Fee                    First
      22                    NAP               94.2%        02/11/2004         Fee                    First
      23                   1987               98.4%        10/30/2003         Fee                    First
      24                    NAP               98.6%        03/04/2004         Fee                    First
      25                    NAP              100.0%        02/23/2004         Fee                    First
      26                    NAP              100.0%        02/03/2004         Fee                    First

      27                    NAP               87.7%        12/31/2003         Fee                    First
      28                    NAP               85.4%        02/25/2004         Fee                    First
      29                    NAP              100.0%        12/31/2003         Fee                    First
      30                   2002              100.0%        02/10/2004         Fee                    First
      31                    NAP              100.0%        12/15/2003         Fee                    First

      32                   2002              100.0%        02/19/2004         Fee                    First
      33                   2002               74.6%        02/19/2004         Fee                    First
      34                   2003               94.2%        03/02/2004         Fee                    First
      35                   1999               81.7%        01/05/2004         Fee                    First
      36                    NAP               87.5%        02/18/2004         Fee                    First
      37                    NAP              100.0%        01/23/2004         Fee                    First
      38                    NAP               96.0%        02/11/2004         Fee                    First
      39                    NAP              100.0%        01/09/2004         Fee                    First
      40                    NAP              100.0%        01/08/2004         Fee                    First
      41                    NAP               94.0%        11/06/2003         Fee                    First
      42                    NAP              100.0%        01/06/2004         Fee                    First
      43                    NAP               97.7%        02/04/2004         Fee                    First
      44                    NAP               97.0%        12/23/2003         Fee                    First

      45                    NAP               92.9%        12/10/2003         Fee                    First
      46                   2001               92.2%        12/10/2003         Fee                    First
      47                    NAP               90.6%        12/10/2003         Fee                    First
      48                    NAP              100.0%        06/26/2003         Fee                    First
      49                    NAP              100.0%        01/28/2004         Fee                    First
      50                    NAP               90.1%        11/19/2003         Fee                    First
      51                    NAP              100.0%        01/28/2004         Fee                    First
      52                1999 / 2000          100.0%        02/17/2004         Fee                    First
      53                   2000               89.3%        02/04/2004         Fee                    First
      54                    NAP              100.0%        02/17/2004         Fee                    First
      55                2003 - 2004          100.0%        01/29/2004         Fee                    First
      56                    NAP              100.0%        12/23/2003         Fee                    First
      57                    NAP               92.7%        01/09/2004         Fee                    First
      58                   2002               96.5%        12/22/2003         Fee                    First
      59                   2003               82.6%        10/30/2003         Fee                    First
      60                    NAP              100.0%        12/04/2003         Fee                    First
      61                    NAP              100.0%        01/10/2004         Fee                    First
      62                   1996              100.0%        08/08/2003         Fee                    First
      63                   2003              100.0%        01/12/2004         Fee                    First
      64                   2002               92.6%        12/31/2003         Fee                    First
      65                    NAP              100.0%        12/22/2003         Fee                    First
      66                    NAP               78.2%        12/05/2003         Fee                    First
      67                    NAP              100.0%        12/31/2003         Fee                    First
      68                   2003              100.0%        01/12/2004         Fee                    First
      69                    NAP              100.0%        12/31/2003         Fee                    First
      70                    NAP               92.7%        01/12/2004         Fee                    First
      71                   2003              100.0%        01/31/2004         Fee                    First
      72                    NAP              100.0%        01/09/2004         Fee                    First
      73                   2003              100.0%        02/16/2004         Fee                    First
      74                    NAP              100.0%        01/08/2004         Fee                    First
      75                    NAP               82.8%        02/20/2004         Fee                    First
      76                    NAP              100.0%        12/31/2003         Fee                    First

      77                    NAP               90.2%        12/10/2003         Fee                    First
      78                    NAP               89.0%        12/10/2003         Fee                    First
      79                    NAP               93.7%        01/21/2004         Fee                    First
      80                   2002               83.3%        12/09/2003         Fee                    First
      81                2001 - 2002           99.0%        12/31/2003         Fee                    First
      82                    NAP               90.9%        12/18/2003         Fee                    First
      83                    NAP              100.0%        02/09/2004         Fee                    First
      84                   2000               77.5%        10/14/2003         Fee                    First
      85                2001 - 2004           99.6%        03/12/2004         Fee                    First
      86                   1999              100.0%        02/05/2004         Fee                    First
      87                    NAP              100.0%        02/10/2004         Fee                    First
      88                    NAP               97.2%        02/24/2004         Fee                    First
      89                    NAP              100.0%        01/08/2004         Fee                    First
      90                   1997              100.0%        12/01/2003         Fee                    First
      91                    NAP              100.0%        01/29/2004         Fee                    First
      92                2000 - 2003           89.9%        02/04/2004         Fee                    First
      93                    NAP              100.0%        12/31/2003         Fee                    First
      94                    NAP              100.0%        10/28/2003         Fee                    First
      95                    NAP              100.0%        10/28/2003         Fee                    First
      96                    NAP              100.0%        10/28/2003         Fee                    First
      97                    NAP              100.0%        12/01/2003         Fee                    First
      98                    NAP               99.5%        08/14/2003         Fee                    First
      99                    NAP              100.0%        12/11/2003         Fee                    First
      100                   NAP              100.0%        02/23/2004         Fee                    First
      101                  2003              100.0%        02/05/2004         Fee                    First
      102                   NAP              100.0%        02/27/2004         Fee                    First
      103                   NAP              100.0%        01/01/2004         Fee                    First

      104                   NAP              100.0%        02/01/2004         Fee                    First
      105                   NAP              100.0%        02/01/2004         Fee                    First
      106                   NAP              100.0%        12/04/2003         Fee                    First
      107                  2003               91.0%        12/09/2003         Fee                    First
      108                   NAP              100.0%        11/04/2003         Fee                    First
      109                   NAP              100.0%        02/01/2004         Fee                    First
      110                   NAP               90.1%        11/01/2003         Fee                    First
      111                   NAP               99.2%        10/16/2003         Fee                    First
      112                   NAP              100.0%        01/01/2004         Fee                    First
      113                   NAP              100.0%        10/29/2003         Fee                    First
      114                   NAP              100.0%        10/01/2003         Fee                    First
      115                   NAP               98.5%        01/26/2004         Fee                    First
      116                   NAP              100.0%        01/21/2004         Fee                    First
      117               1998 - 2003          100.0%        12/01/2003         Fee                    First
      118                   NAP              100.0%        12/19/2003         Fee                    First
      119                   NAP               91.8%        11/14/2003         Fee                    First
      120          1990's / Early 2000's     100.0%        12/01/2003         Fee                    First
      121                   NAP              100.0%        12/22/2003         Fee                    First
      122                   NAP              100.0%        12/19/2003         Fee                    First
      123               1997 / 2001          100.0%        11/01/2003         Fee                    First
      124                   NAP              100.0%        12/30/2003         Fee                    First

---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                    RELATED                        ORIGINAL     CUT-OFF DATE   CUT-OFF DATE BALANCE
   LOAN NO.                 BORROWER LIST                      BALANCE        BALANCE(6)        PER UNIT OR SF     NOTE DATE
---------------------------------------------------------------------------------------------------------------------------------
       1                         NAP                       $74,500,000      $74,500,000                   $118    12/01/2003
       2                         NAP                       $64,740,000      $64,740,000                   $183    06/26/2003
       3                         NAP                       $49,500,000      $49,257,541                   $213    12/18/2003
       4                         NAP                       $43,000,000      $42,866,407                   $333    01/14/2004

       5            5-11, 18, 25, 27-29, 104-105            $9,048,160       $9,048,160                    $50    09/19/2003
       6            5-11, 18, 25, 27-29, 104-105            $8,450,640       $8,450,640                    $50    09/19/2003
       7            5-11, 18, 25, 27-29, 104-105            $7,938,480       $7,938,480                    $50    09/19/2003
       8            5-11, 18, 25, 27-29, 104-105            $6,060,560       $6,060,560                    $50    09/19/2003
       9            5-11, 18, 25, 27-29, 104-105            $4,737,480       $4,737,480                    $50    09/19/2003
      10            5-11, 18, 25, 27-29, 104-105            $3,969,240       $3,969,240                    $50    09/19/2003
      11            5-11, 18, 25, 27-29, 104-105            $2,475,440       $2,475,440                    $50    09/19/2003

      12                         NAP                       $14,700,000      $14,700,000                    $58    12/16/2003
      13                         NAP                       $12,750,000      $12,750,000                    $58    12/16/2003
      14                         NAP                        $7,700,000       $7,700,000                    $58    12/16/2003
      15                         NAP                       $22,000,000      $21,931,521                    $94    01/26/2004
      16                         NAP                       $22,050,000      $21,928,873                    $44    12/01/2003
      17                         NAP                       $19,450,000      $19,450,000                $37,476    12/29/2003
      18            5-11, 18, 25, 27-29, 104-105           $25,100,000      $19,369,215                    $58    07/25/2003
      19                         NAP                       $16,350,000      $16,186,339                $84,745    10/01/2003
      20                         NAP                       $14,600,000      $14,552,900               $163,516    02/27/2004
      21                         NAP                       $14,200,000      $14,200,000                    $81    02/03/2004
      22                         NAP                       $13,450,000      $13,302,775                   $215    05/06/2003
      23                         NAP                       $13,400,000      $13,126,314                $33,918    07/31/2002
      24                         NAP                       $12,800,000      $12,749,336                   $117    12/15/2003
      25            5-11, 18, 25, 27-29, 104-105           $12,500,000      $12,500,000                    $23    04/22/2003
      26                         NAP                       $12,342,689      $12,342,689                   $122    02/03/2004

      27            5-11, 18, 25, 27-29, 104-105            $5,280,000       $5,280,000                    $67    01/27/2004
      28            5-11, 18, 25, 27-29, 104-105            $5,100,000       $5,100,000                    $67    01/27/2004
      29            5-11, 18, 25, 27-29, 104-105            $1,915,000       $1,915,000                    $67    01/27/2004
      30                         NAP                       $11,900,000      $11,846,933                   $202    01/08/2004
      31                         NAP                       $11,550,000      $11,537,941                   $150    03/19/2004

      32                         NAP                       $10,623,555      $10,523,490                   $216    07/25/2003
      33                         NAP                          $851,445         $843,425                   $216    07/25/2003
      34                         NAP                       $10,560,000      $10,549,366                   $133    03/02/2004
      35                         NAP                       $10,000,000       $9,967,065                    $65    12/15/2003
      36                         NAP                        $9,747,000       $9,726,765                   $132    02/27/2004
      37                         NAP                        $9,750,000       $9,718,663                   $168    01/23/2004
      38                         NAP                        $8,760,000       $8,731,338                   $107    01/30/2004
      39                         NAP                        $8,400,000       $8,373,052                   $125    01/09/2004
      40                         NAP                        $8,100,000       $8,073,720                    $56    01/13/2004
      41                         NAP                        $8,000,000       $7,958,896                    $57    11/26/2003
      42                         NAP                        $7,800,000       $7,778,825                   $178    01/15/2004
      43                       43, 53                       $7,500,000       $7,500,000                    $54    12/23/2003
      44                         NAP                        $7,500,000       $7,471,701                    $70    11/26/2003

      45                  45-47, 75, 77-78                  $3,798,155       $3,782,915                $10,416    12/17/2003
      46                  45-47, 75, 77-78                  $2,101,107       $2,092,676                $10,416    12/17/2003
      47                  45-47, 75, 77-78                  $1,400,738       $1,395,117                $10,416    12/17/2003
      48                         NAP                        $6,934,000       $6,910,776                    $67    01/30/2004
      49                         NAP                        $6,900,000       $6,878,441                   $107    01/28/2004
      50                         NAP                        $6,800,000       $6,786,391                    $97    02/18/2004
      51                         NAP                        $6,700,000       $6,671,611                   $125    01/28/2004
      52                         NAP                        $6,500,000       $6,488,088                   $280    02/17/2004
      53                       43, 53                       $6,400,000       $6,400,000                    $36    12/23/2003
      54                         NAP                        $6,000,000       $5,988,657                    $69    02/17/2004
      55                         NAP                        $6,000,000       $5,982,486                    $87    02/06/2004
      56                         NAP                        $6,000,000       $5,965,846                    $54    12/23/2003
      57                         NAP                        $6,000,000       $5,961,161                   $171    01/09/2004
      58                         NAP                        $5,925,000       $5,899,742                    $62    12/22/2003
      59                         NAP                        $5,800,000       $5,768,772                    $49    11/26/2003
      60                         NAP                        $5,500,000       $5,422,385                    $66    12/08/2003
      61                       61, 81                       $5,500,000       $5,410,643                   $102    12/30/2002
      62                         NAP                        $5,200,000       $5,172,719                    $55    11/10/2003
      63                         NAP                        $5,000,000       $4,990,631                   $166    02/03/2004
      64                         NAP                        $5,000,000       $4,890,459                    $56    05/22/2003
      65                         NAP                        $4,700,000       $4,662,990                    $47    12/22/2003
      66                   66, 67, 69, 106                  $4,400,000       $4,375,552                    $78    12/05/2003
      67                   66, 67, 69, 106                  $4,152,500       $4,129,427                   $303    12/05/2003
      68                         NAP                        $4,000,000       $3,957,179                    $56    01/15/2004
      69                   66, 67, 69, 106                  $3,950,000       $3,928,302                   $260    12/04/2003
      70                         NAP                        $3,900,000       $3,884,560                   $106    12/03/2003
      71                         NAP                        $3,750,000       $3,741,895                    $28    01/31/2004
      72                         NAP                        $3,750,000       $3,737,992               $155,750    01/13/2004
      73                         NAP                        $3,710,000       $3,692,453                   $107    02/18/2004
      74                         NAP                        $3,600,000       $3,588,581                    $59    01/08/2004
      75                  45-47, 75, 77-78                  $3,500,000       $3,493,295                 $9,896    02/20/2004
      76                         NAP                        $3,525,000       $3,491,512                   $111    08/20/2003

      77                  45-47, 75, 77-78                  $2,510,870       $2,500,795                $12,450    12/17/2003
      78                  45-47, 75, 77-78                    $989,130         $985,162                $12,450    12/17/2003
      79                         NAP                        $3,500,000       $3,478,780                   $110    01/21/2004
      80                       80, 107                      $3,500,000       $3,469,986                    $34    11/26/2003
      81                       61, 81                       $3,500,000       $3,452,333                    $44    04/30/2003
      82                         NAP                        $3,400,000       $3,386,985                $34,212    12/10/2003
      83                         NAP                        $3,320,000       $3,313,137                    $70    02/09/2004
      84                       84, 98                       $3,120,000       $3,109,601                    $45    02/17/2004
      85                         NAP                        $3,000,000       $2,996,488                    $66    02/20/2004
      86                         NAP                        $3,000,000       $2,991,449                    $52    02/06/2004
      87                         NAP                        $2,900,000       $2,894,395                   $164    01/28/2004
      88                         NAP                        $2,900,000       $2,879,241                 $6,665    10/31/2003
      89                         NAP                        $2,800,000       $2,791,068                   $192    01/15/2004
      90                         NAP                        $2,700,000       $2,684,201                    $18    11/10/2003
      91                         NAP                        $2,420,000       $2,414,791                    $78    01/21/2004
      92                         NAP                        $2,400,000       $2,386,988                    $33    12/08/2003
      93                         NAP                        $2,365,000       $2,349,730                   $120    01/09/2004
      94                        94-96                         $869,500         $858,511                    $17    10/28/2003
      95                        94-96                         $822,500         $812,105                    $17    10/28/2003
      96                        94-96                         $658,000         $649,684                    $17    10/28/2003
      97                         NAP                        $2,300,000       $2,285,313                   $204    10/06/2003
      98                       84, 98                       $2,210,000       $2,195,910                    $39    11/21/2003
      99                         NAP                        $2,150,000       $2,121,754                   $152    12/11/2003
      100                        NAP                        $2,100,000       $2,096,004                    $70    02/09/2004
      101                        NAP                        $2,100,000       $2,095,852                    $86    01/15/2004
      102                        NAP                        $2,000,000       $1,988,869                    $21    02/27/2004
      103                        NAP                        $2,000,000       $1,986,832                   $503    02/03/2004

      104           5-11, 18, 25, 27-29, 104-105            $1,020,000       $1,016,631                   $335    02/11/2004
      105           5-11, 18, 25, 27-29, 104-105              $860,000         $857,159                   $335    02/11/2004
      106                  66, 67, 69, 106                  $1,875,000       $1,864,700                   $228    12/04/2003
      107                      80, 107                      $1,800,000       $1,784,564                    $56    11/28/2003
      108                        NAP                        $1,750,000       $1,742,227                   $123    10/23/2003
      109                        NAP                        $1,725,000       $1,716,467                    $32    11/26/2003
      110                        NAP                        $1,715,000       $1,707,566                    $50    01/28/2004
      111                        NAP                        $1,700,000       $1,693,479                    $38    12/02/2003
      112                        NAP                        $1,685,000       $1,683,214                   $167    02/10/2004
      113                        NAP                        $1,580,000       $1,563,888                   $103    10/27/2003
      114                        NAP                        $1,550,000       $1,547,272                   $144    01/13/2004
      115                        NAP                        $1,550,000       $1,539,603                    $33    11/07/2003
      116                        NAP                        $1,500,000       $1,493,219                    $29    01/20/2004
      117                        NAP                        $1,475,000       $1,455,707                    $74    12/15/2003
      118                        NAP                        $1,450,000       $1,444,563                   $114    12/17/2003
      119                        NAP                        $1,400,000       $1,391,064                    $22    11/12/2003
      120                        NAP                        $1,365,000       $1,361,451                    $70    02/02/2004
      121                        NAP                        $1,325,000       $1,320,154                   $160    12/22/2003
      122                        NAP                        $1,000,000       $1,000,000                   $129    12/15/2003
      123                        NAP                        $1,000,000         $995,209                    $95    10/21/2003
      124                        NAP                          $900,000         $895,341                   $187    12/30/2003

                                                          $903,306,189     $894,522,781

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE      FIRST PAYMENT       FIRST PAYMENT                        GRACE                        LOCKBOX           LOCKBOX
   LOAN NO.       DATE (P&I)           DATE (IO)      MATURITY DATE     PERIOD(7)    ARD LOAN          STATUS              TYPE
------------------------------------------------------------------------------------------------------------------------------------
       1              NAP             02/01/2004        01/01/2009          5           No            In Place             Hard
       2              NAP             08/01/2003        07/01/2013          0           No            In Place             Hard
       3          02/01/2004              NAP           01/01/2014          0           No            In Place             Soft
       4          03/08/2004              NAP           02/08/2014          0           No            In Place             Soft

       5              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard
       6              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard
       7              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard
       8              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard
       9              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard
      10              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard
      11              NAP             11/01/2003        10/01/2008          0          Yes            Springing         Soft/Hard

      12              NAP             02/01/2004        01/01/2009          5           No            In Place             Soft
      13              NAP             02/01/2004        01/01/2009          5           No            In Place             Soft
      14              NAP             02/01/2004        01/01/2009          5           No            In Place             Soft
      15          03/01/2004              NAP           02/01/2014          0           No               NAP               NAP
      16          02/01/2004              NAP           01/01/2014          0           No            In Place             Hard
      17          02/01/2009          02/01/2004        01/01/2014          5           No               NAP               NAP
      18              NAP             09/01/2003        08/01/2010          0           No            Springing         Soft/Hard
      19          11/01/2003              NAP           10/01/2008          5           No            In Place             Soft
      20          04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      21              NAP             04/01/2004        03/01/2014          5           No               NAP               NAP
      22          07/01/2003              NAP           06/01/2013          5           No               NAP               NAP
      23          09/01/2002              NAP           08/01/2012          5           No               NAP               NAP
      24          02/01/2004              NAP           01/01/2014          5           No            In Place             Soft
      25              NAP             06/01/2003        05/01/2010          0           No               NAP               NAP
      26              NAP             04/01/2004        03/01/2014          5           No            Springing            Hard

      27              NAP             03/01/2004        06/01/2010          0           No               NAP               NAP
      28              NAP             03/01/2004        06/01/2010          0           No               NAP               NAP
      29              NAP             03/01/2004        06/01/2010          0           No               NAP               NAP
      30          03/01/2004              NAP           02/01/2014          5           No            In Place             Soft
      31          05/01/2004              NAP           04/01/2014          5           No               NAP               NAP

      32          09/01/2003              NAP           08/01/2013          5           No               NAP               NAP
      33          09/01/2003              NAP           08/01/2013          5           No               NAP               NAP
      34          05/01/2004              NAP           04/01/2016          15          No               NAP               NAP
      35           3/1/2004               NAP           02/01/2014          5           No               NAP               NAP
      36          04/01/2004              NAP           03/01/2014          5           No            In Place             Hard
      37          03/01/2004              NAP           02/01/2014          0           No               NAP               NAP
      38          03/01/2004              NAP           02/01/2014          5           No               NAP               NAP
      39          03/01/2004              NAP           02/01/2014          0           No               NAP               NAP
      40          03/01/2004              NAP           02/01/2014          15          No               NAP               NAP
      41          01/01/2004              NAP           12/01/2013          5           No            In Place             Hard
      42          03/01/2004              NAP           02/01/2016          5           No               NAP               NAP
      43              NAP             02/01/2004        01/01/2014          5           No               NAP               NAP
      44          02/01/2004              NAP           01/01/2014          5           No               NAP               NAP

      45          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      46          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      47          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      48          03/01/2004              NAP           02/01/2014          5           No               NAP               NAP
      49          03/01/2004              NAP           02/01/2014          0           No               NAP               NAP
      50          04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      51          04/01/2004              NAP           03/01/2014          0           No               NAP               NAP
      52          04/01/2004              NAP           03/01/2014          3           No               NAP               NAP
      53              NAP             02/01/2004        01/01/2014          5           No               NAP               NAP
      54          04/01/2004              NAP           03/01/2014          0           No               NAP               NAP
      55          04/01/2004              NAP           03/01/2014          15          No               NAP               NAP
      56          02/01/2004              NAP           01/01/2016          0           No               NAP               NAP
      57          03/01/2004              NAP           02/01/2024          0           No               NAP               NAP
      58          02/01/2004              NAP           01/01/2014          3           No               NAP               NAP
      59          01/01/2004              NAP           12/01/2013          10         Yes               NAP               NAP
      60          02/01/2004              NAP           01/01/2019          5           No               NAP               NAP
      61          03/01/2003              NAP           01/01/2013          5           No               NAP               NAP
      62          01/01/2004              NAP           12/01/2013          5           No               NAP               NAP
      63          04/01/2004              NAP           03/01/2014          5          Yes            In Place             Hard
      64          08/01/2003              NAP           07/01/2023          5           No               NAP               NAP
      65          03/01/2004              NAP           02/01/2019          0           No               NAP               NAP
      66          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      67          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      68          03/03/2004              NAP           02/03/2019          0           No               NAP               NAP
      69          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      70          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      71          04/01/2004              NAP           03/01/2014          0           No               NAP               NAP
      72          03/01/2004              NAP           02/01/2014          0           No               NAP               NAP
      73          04/01/2004              NAP           03/01/2022          0           No               NAP               NAP
      74          03/01/2004              NAP           02/01/2014          0           No               NAP               NAP
      75          04/01/2004              NAP           03/01/2014          0           No               NAP               NAP
      76          10/01/2003              NAP           09/01/2013          5           No               NAP               NAP

      77          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      78          02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      79          03/01/2004              NAP           02/01/2024          15          No               NAP               NAP
      80          02/01/2004              NAP           01/01/2019          5           No               NAP               NAP
      81          06/01/2003              NAP           05/01/2013          5           No               NAP               NAP
      82          02/01/2004              NAP           01/01/2014          5           No               NAP               NAP
      83          04/01/2004              NAP           03/01/2014          0           No               NAP               NAP
      84          04/01/2004              NAP           03/01/2009          5           No               NAP               NAP
      85          05/01/2004              NAP           04/01/2014          5           No               NAP               NAP
      86          04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      87          04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      88          12/01/2003              NAP           11/01/2013          5           No               NAP               NAP
      89          03/01/2004              NAP           02/01/2014          5           No            In Place             Hard
      90          02/01/2004              NAP           01/01/2014          5           No               NAP               NAP
      91          04/01/2004              NAP           03/01/2009          5           No               NAP               NAP
      92          02/01/2004              NAP           01/01/2014          5           No               NAP               NAP
      93          03/01/2004              NAP           02/01/2024          5           No               NAP               NAP
      94          12/01/2003              NAP           11/01/2018          0           No               NAP               NAP
      95          12/01/2003              NAP           11/01/2018          15          No               NAP               NAP
      96          12/01/2003              NAP           11/01/2018          0           No               NAP               NAP
      97          12/01/2003              NAP           11/01/2013          5           No            In Place             Soft
      98          02/01/2004              NAP           01/01/2009          5           No               NAP               NAP
      99          02/01/2004              NAP           01/01/2019          0           No               NAP               NAP
      100         04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      101         04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      102         04/03/2004              NAP           03/03/2014          0           No               NAP               NAP
      103         04/01/2004              NAP           03/01/2019          5           No            In Place          Soft/Hard

      104         04/01/2004              NAP           03/01/2011          5          Yes            Springing         Soft/Hard
      105         04/01/2004              NAP           03/01/2011          5          Yes            Springing         Soft/Hard
      106         02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      107         02/01/2004              NAP           01/01/2019          5           No               NAP               NAP
      108         01/01/2004              NAP           12/01/2013          5           No               NAP               NAP
      109         01/01/2004              NAP           12/01/2013          5          Yes            Springing            Hard
      110         03/01/2004              NAP           02/01/2014          5           No               NAP               NAP
      111         02/01/2004              NAP           01/01/2014          5           No               NAP               NAP
      112         05/01/2004              NAP           04/01/2014          5           No               NAP               NAP
      113         01/01/2004              NAP           12/01/2023          5           No            In Place             Hard
      114         04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      115         01/01/2004              NAP           12/01/2013          5           No               NAP               NAP
      116         03/01/2004              NAP           02/01/2014          5           No               NAP               NAP
      117         02/01/2004              NAP           01/01/2019          5           No               NAP               NAP
      118         02/01/2004              NAP           01/01/2014          5           No               NAP               NAP
      119         01/01/2004              NAP           12/01/2013          5           No               NAP               NAP
      120         04/01/2004              NAP           03/01/2014          5           No               NAP               NAP
      121         02/01/2004              NAP           01/01/2014          0           No               NAP               NAP
      122             NAP             02/01/2004        01/01/2014          5           No               NAP               NAP
      123         01/01/2004              NAP           12/01/2013          5           No               NAP               NAP
      124         02/01/2004              NAP           01/01/2014          0           No               NAP               NAP

-------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE    ORIGINAL TERM     REMAINING TERM         ORIGINAL        REMAINING        MORTGAGE        MONTHLY       MONTHLY
   LOAN NO.      TO MATURITY      TO MATURITY        AMORT. TERM(8)    AMORT. TERM           RATE   PAYMENT (P&I)  PAYMENT (IO)
-------------------------------------------------------------------------------------------------------------------------------
       1             60                56                  IO               IO             4.620%            NAP      $290,809
       2            120               110                  IO               IO             4.660%            NAP      $254,899
       3            120               116                  324             320             5.920%       $306,405           NAP
       4            120               117                  360             357             5.820%       $252,852           NAP

       5             60                53                  IO               IO             4.870%            NAP       $36,720
       6             60                53                  IO               IO             4.870%            NAP       $34,296
       7             60                53                  IO               IO             4.870%            NAP       $32,217
       8             60                53                  IO               IO             4.870%            NAP       $24,596
       9             60                53                  IO               IO             4.870%            NAP       $19,226
      10             60                53                  IO               IO             4.870%            NAP       $16,109
      11             60                53                  IO               IO             4.870%            NAP       $10,046

      12             60                56                  IO               IO             5.218%            NAP       $64,808
      13             60                56                  IO               IO             5.218%            NAP       $56,211
      14             60                56                  IO               IO             5.218%            NAP       $33,947
      15            120               117                  360             357             5.810%       $129,226           NAP
      16            120               116                  300             296             6.170%       $144,369           NAP
      17            120               116                  360             360             5.160%       $106,322       $84,797
      18             84                75                  IO               IO             4.510%            NAP       $72,796
      19             60                53                  300             293             5.840%       $103,750           NAP
      20            120               118                  300             298             5.000%        $85,350           NAP
      21            120               118                  IO               IO             5.580%            NAP       $66,947
      22            120               109                  360             349             5.750%        $78,491           NAP
      23            120                99                  360             339             6.400%        $83,818           NAP
      24            120               116                  360             356             5.857%        $75,570           NAP
      25             84                72                  IO               IO             4.395%            NAP       $45,781
      26            120               118                  IO               IO             5.909%            NAP       $61,622

      27             76                73                  IO               IO             4.632%            NAP       $20,381
      28             76                73                  IO               IO             4.632%            NAP       $19,686
      29             76                73                  IO               IO             4.632%            NAP        $7,392
      30            120               117                  300             297             5.840%        $75,512           NAP
      31            120               119                  360             359             5.750%        $67,403           NAP

      32            120               111                  360             351             5.840%        $62,605           NAP
      33            120               111                  360             351             5.840%         $5,018           NAP
      34            144               143                  360             359             5.940%        $62,906           NAP
      35            120               117                  360             357             5.510%        $56,842           NAP
      36            120               118                  360             358             5.420%        $54,854           NAP
      37            120               117                  360             357             5.640%        $56,219           NAP
      38            120               117                  360             357             5.545%        $49,986           NAP
      39            120               117                  360             357             5.650%        $48,488           NAP
      40            120               117                  360             357             5.590%        $46,449           NAP
      41            120               115                  360             355             5.570%        $45,775           NAP
      42            144               141                  360             357             6.525%        $49,430           NAP
      43            120               116                  IO               IO             5.625%            NAP       $35,645
      44            120               116                  360             356             6.090%        $45,401           NAP

      45            120               116                  360             356             5.790%        $22,262           NAP
      46            120               116                  360             356             5.790%        $12,315           NAP
      47            120               116                  360             356             5.790%         $8,210           NAP
      48            120               117                  360             357             5.420%        $39,023           NAP
      49            120               117                  360             357             5.790%        $40,442           NAP
      50            120               118                  360             358             5.590%        $38,995           NAP
      51            120               118                  240             238             5.880%        $47,538           NAP
      52            120               118                  360             358             5.990%        $38,929           NAP
      53            120               116                  IO               IO             5.575%            NAP       $30,146
      54            120               118                  360             358             5.850%        $35,396           NAP
      55            120               118                  300             298             5.600%        $37,204           NAP
      56            144               140                  300             296             6.140%        $39,173           NAP
      57            240               237                  240             237             6.070%        $43,229           NAP
      58            120               116                  360             356             5.490%        $33,604           NAP
      59            120               115                  360             355             5.345%        $32,370           NAP
      60            180               176                  180             176             5.650%        $45,379           NAP
      61            119               104                  360             345             5.480%        $31,159           NAP
      62            120               115                  360             355             5.470%        $29,427           NAP
      63            120               118                  360             358             5.890%        $29,625           NAP
      64            240               230                  240             230             5.770%        $35,161           NAP
      65            180               177                  216             213             5.890%        $35,343           NAP
      66            120               116                  300             296             6.100%        $28,619           NAP
      67            120               116                  300             296             6.100%        $27,009           NAP
      68            180               177                  180             177             5.620%        $32,939           NAP
      69            120               116                  300             296             6.170%        $25,862           NAP
      70            120               116                  360             356             6.070%        $23,558           NAP
      71            120               118                  360             358             5.580%        $21,481           NAP
      72            120               117                  360             357             5.660%        $21,670           NAP
      73            216               214                  216             214             6.500%        $29,181           NAP
      74            120               117                  360             357             5.710%        $20,917           NAP
      75            120               118                  360             358             5.790%        $20,514           NAP
      76            120               112                  360             352             4.910%        $18,730           NAP

      77            120               116                  360             356             5.790%        $14,717           NAP
      78            120               116                  360             356             5.790%         $5,797           NAP
      79            240               237                  240             237             6.620%        $26,343           NAP
      80            180               176                  240             236             5.980%        $25,035           NAP
      81            120               108                  360             348             5.100%        $19,003           NAP
      82            120               116                  360             356             6.020%        $20,428           NAP
      83            120               118                  360             358             5.440%        $18,726           NAP
      84             60                58                  300             298             4.800%        $17,878           NAP
      85            120               119                  360             359             5.140%        $16,362           NAP
      86            120               118                  300             298             5.740%        $18,855           NAP
      87            120               118                  360             358             5.750%        $16,924           NAP
      88            120               114                  360             354             4.890%        $15,373           NAP
      89            120               117                  360             357             5.680%        $16,216           NAP
      90            120               116                  300             296             5.780%        $17,035           NAP
      91             60                58                  360             358             5.250%        $13,363           NAP
      92            120               116                  300             296             6.250%        $15,832           NAP
      93            240               237                  240             237             6.090%        $17,067           NAP
      94            180               174                  240             234             6.110%         $6,285           NAP
      95            180               174                  240             234             6.110%         $5,945           NAP
      96            180               174                  240             234             6.110%         $4,756           NAP
      97            120               114                  360             354             5.460%        $13,002           NAP
      98             60                56                  300             296             5.240%        $13,230           NAP
      99            180               176                  180             176             6.470%        $18,693           NAP
      100           120               118                  360             358             5.820%        $12,349           NAP
      101           120               118                  360             358             5.650%        $12,122           NAP
      102           120               118                  216             214             5.300%        $14,387           NAP
      103           180               178                  180             178             6.235%        $17,132           NAP

      104            84                82                  300             298             5.125%         $6,037           NAP
      105            84                82                  300             298             5.125%         $5,090           NAP
      106           120               116                  300             296             6.170%        $12,276           NAP
      107           180               176                  240             236             5.980%        $12,875           NAP
      108           120               115                  360             355             6.250%        $10,775           NAP
      109           120               115                  360             355             5.750%        $10,067           NAP
      110           120               117                  300             297             6.026%        $11,077           NAP
      111           120               116                  360             356             6.010%        $10,203           NAP
      112           120               119                  360             359             5.670%         $9,748           NAP
      113           240               235                  240             235             6.300%        $11,595           NAP
      114           120               118                  360             358             6.170%         $9,463           NAP
      115           120               115                  300             295             6.210%        $10,187           NAP
      116           120               117                  300             297             5.750%         $9,437           NAP
      117           180               176                  180             176             6.520%        $12,865           NAP
      118           120               116                  360             356             6.120%         $8,806           NAP
      119           120               115                  300             295             6.500%         $9,453           NAP
      120           120               118                  300             298             6.270%         $9,021           NAP
      121           120               116                  360             356             6.240%         $8,150           NAP
      122           120               116                  IO               IO             6.280%            NAP        $5,233
      123           120               115                  360             355             5.900%         $5,931           NAP
      124           120               116                  300             296             6.530%         $6,094           NAP

                    112               107                  332             328             5.471%

----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     UNDERWRITABLE     UNDERWRITABLE       NOI             NCF            CUT-OFF DATE      BALLOON            BALLOON
   LOAN NO.               NOI         CASH FLOW     DSCR(9)          DSCR(9)                  LTV          LTV            BALANCE
----------------------------------------------------------------------------------------------------------------------------------
       1          $10,894,801       $10,604,421            3.12             3.04            64.8%        64.8%        $74,500,000
       2          $39,265,542       $36,619,199            3.20             2.98            59.8%        59.8%        $64,740,000
       3           $5,319,427        $5,044,496            1.45             1.37            71.1%        57.7%        $39,989,641
       4           $5,407,937        $4,918,523            1.78             1.62            61.4%        52.1%        $36,341,084

       5           $1,209,671        $1,209,671            2.76             2.75            50.3%        50.3%         $9,048,160
       6           $1,131,689        $1,131,689            2.76             2.75            50.3%        50.3%         $8,450,640
       7           $1,061,422        $1,061,422            2.76             2.75            50.3%        50.3%         $7,938,480
       8             $828,192          $815,142            2.76             2.75            50.3%        50.3%         $6,060,560
       9             $648,785          $638,656            2.76             2.75            50.3%        50.3%         $4,737,480
      10             $528,995          $528,995            2.76             2.75            50.3%        50.3%         $3,969,240
      11             $331,906          $331,906            2.76             2.75            50.3%        50.3%         $2,475,440

      12           $2,040,776        $1,760,989            2.67             2.16            65.5%        65.5%        $14,700,000
      13           $1,838,613        $1,453,702            2.67             2.16            65.5%        65.5%        $12,750,000
      14           $1,087,418          $809,378            2.67             2.16            65.5%        65.5%         $7,700,000
      15           $2,264,521        $2,077,092            1.46             1.34            72.8%        61.7%        $18,587,594
      16           $2,520,690        $2,262,942            1.46             1.31            69.4%        54.5%        $17,226,229
      17           $2,618,997        $2,489,247            2.57             2.45            54.6%        50.6%        $18,005,871
      18           $2,825,369        $2,672,445            3.23             3.06            45.9%        45.9%        $19,369,215
      19           $2,489,246        $2,123,349            2.00             1.71            47.3%        43.2%        $14,781,065
      20           $2,114,114        $2,091,864            2.06             2.04            44.8%        33.7%        $10,959,443
      21           $1,646,646        $1,592,912            2.05             1.98            63.1%        63.1%        $14,200,000
      22           $1,409,796        $1,310,160            1.50             1.39            76.9%        65.6%        $11,346,450
      23           $6,428,521        $6,331,771            6.39             6.30            15.4%        13.3%        $11,354,621
      24           $1,359,546        $1,336,984            1.50             1.47            77.7%        66.0%        $10,830,789
      25           $1,911,041        $1,855,745            3.48             3.38            47.5%        47.5%        $12,500,000
      26           $1,484,439        $1,391,614            2.01             1.88            62.0%        62.0%        $12,342,689

      27             $634,543          $610,250            2.92             2.82            53.1%        53.1%         $5,280,000
      28             $715,476          $688,111            2.92             2.82            53.1%        53.1%         $5,100,000
      29             $314,636          $306,179            2.92             2.82            53.1%        53.1%         $1,915,000
      30           $1,266,321        $1,168,879            1.40             1.29            71.8%        55.7%         $9,193,767
      31           $1,272,345        $1,193,974            1.57             1.48            74.9%        63.3%         $9,741,032

      32           $1,397,771        $1,345,100            1.85             1.75            68.6%        57.9%         $8,871,541
      33             $100,232           $76,315            1.85             1.75            68.6%        57.9%           $711,027
      34           $1,026,578          $963,691            1.36             1.28            77.0%        62.0%         $8,501,248
      35           $1,540,681        $1,227,961            2.26             1.80            51.4%        43.2%         $8,372,775
      36             $944,420          $911,372            1.43             1.38            75.4%        63.1%         $8,142,683
      37           $1,018,581          $976,867            1.51             1.45            77.7%        65.6%         $8,195,826
      38           $1,241,146        $1,153,644            2.07             1.92            54.6%        45.9%         $7,342,410
      39             $827,798          $817,748            1.42             1.41            79.7%        67.3%         $7,063,153
      40             $856,553          $765,219            1.54             1.37            73.4%        61.8%         $6,798,529
      41           $1,007,000          $895,715            1.83             1.63            63.9%        53.9%         $6,712,814
      42             $970,701          $953,094            1.64             1.61            61.1%        50.4%         $6,410,219
      43           $1,137,707        $1,049,682            2.66             2.45            60.0%        60.0%         $7,500,000
      44           $1,004,169          $910,867            1.84             1.67            56.6%        48.4%         $6,389,523

      45             $679,845          $581,653            2.30             1.89            53.7%        45.5%         $3,207,443
      46             $303,982          $226,582            2.30             1.89            53.7%        45.5%         $1,774,330
      47             $196,927          $161,827            2.30             1.89            53.7%        45.5%         $1,182,887
      48             $820,834          $754,200            1.75             1.61            60.6%        50.8%         $5,789,614
      49             $623,785          $607,925            1.29             1.25            74.0%        62.6%         $5,826,280
      50             $832,239          $720,074            1.78             1.54            74.2%        62.4%         $5,710,566
      51           $1,087,062        $1,037,954            1.91             1.82            57.5%        37.9%         $4,400,224
      52             $799,565          $745,002            1.71             1.59            61.8%        52.6%         $5,524,300
      53           $1,031,106          $958,093            2.85             2.65            56.9%        56.9%         $6,400,000
      54             $692,811          $549,329            1.63             1.29            75.8%        64.3%         $5,078,341
      55             $645,590          $613,456            1.45             1.37            78.7%        60.5%         $4,600,496
      56             $623,641          $585,337            1.33             1.25            74.6%        52.8%         $4,220,297
      57             $736,520          $701,185            1.42             1.35            60.8%         1.9%           $184,198
      58           $1,071,524          $974,459            2.66             2.42            38.9%        32.7%         $4,958,285
      59           $1,131,649        $1,113,981            2.91             2.87            39.8%        33.3%         $4,833,066
      60             $917,674          $848,309            1.69             1.56            47.3%         1.0%           $113,065
      61             $734,092          $627,264            1.96             1.68            64.4%        54.9%         $4,609,961
      62             $773,222          $747,465            2.19             2.12            52.9%        44.5%         $4,349,951
      63             $562,303          $532,834            1.58             1.50            65.2%        55.3%         $4,236,973
      64             $806,137          $687,532            1.91             1.63            55.6%         1.7%           $146,514
      65             $559,886          $525,004            1.32             1.24            71.7%         4.8%           $314,835
      66             $514,163          $454,817            1.50             1.32            74.2%        58.1%         $3,429,496
      67             $402,138          $400,090            1.24             1.23            77.9%        61.1%         $3,236,587
      68             $470,947          $438,506            1.19             1.11            63.8%         1.3%            $80,909
      69             $386,223          $383,955            1.24             1.24            71.4%        56.1%         $3,085,878
      70             $601,308          $561,934            2.13             1.99            52.5%        44.3%         $3,276,807
      71             $556,718          $488,080            2.16             1.89            49.9%        41.5%         $3,109,315
      72             $400,925          $393,725            1.54             1.51            74.8%        63.1%         $3,154,146
      73             $436,749          $409,424            1.25             1.17            73.8%         2.3%           $113,172
      74             $410,054          $376,226            1.63             1.50            73.2%        61.9%         $3,032,540
      75             $756,992          $648,399            3.08             2.63            39.3%        33.2%         $2,957,074
      76             $498,785          $468,002            2.22             2.08            61.8%        51.3%         $2,896,237

      77             $436,568          $396,023            2.71             2.35            37.9%        32.1%         $2,120,365
      78             $230,139          $181,625            2.71             2.35            37.9%        32.1%           $835,295
      79             $449,204          $401,989            1.42             1.27            57.0%         0.4%            $26,200
      80             $576,132          $496,253            1.92             1.65            49.6%        19.6%         $1,371,167
      81             $622,791          $570,457            2.73             2.50            50.8%        42.6%         $2,894,344
      82             $466,128          $436,428            1.90             1.78            49.8%        42.5%         $2,890,715
      83             $482,471          $452,995            2.15             2.02            48.2%        40.4%         $2,775,264
      84             $536,256          $525,861            2.50             2.45            46.4%        41.4%         $2,774,016
      85             $494,323          $430,861            2.52             2.19            42.2%        35.0%         $2,482,924
      86             $395,676          $363,118            1.75             1.60            63.6%        49.2%         $2,311,342
      87             $384,072          $356,340            1.89             1.75            59.4%        50.3%         $2,447,213
      88           $1,442,699        $1,334,699            7.82             7.23            16.0%        13.2%         $2,381,125
      89             $349,781          $347,597            1.80             1.79            53.7%        45.3%         $2,356,516
      90             $413,545          $362,699            2.02             1.77            45.5%        35.3%         $2,081,996
      91             $397,299          $378,296            2.48             2.36            51.1%        47.5%         $2,244,433
      92             $346,562          $262,084            1.82             1.38            66.3%        52.2%         $1,879,894
      93             $289,808          $265,310            1.42             1.30            69.1%         0.5%            $16,979
      94             $458,444          $424,039            5.97             5.52            15.1%         6.0%           $343,581
      95             $419,431          $384,897            5.97             5.52            15.1%         6.0%           $325,012
      96             $339,661          $316,867            5.97             5.52            15.1%         6.0%           $260,009
      97             $323,279          $305,247            2.07             1.96            59.4%        49.9%         $1,922,992
      98             $269,152          $260,607            1.70             1.64            70.8%        63.8%         $1,978,692
      99             $310,428          $295,189            1.38             1.32            61.5%         1.5%            $52,159
      100            $334,564          $325,564            2.26             2.20            42.8%        36.2%         $1,775,834
      101            $303,160          $275,183            2.08             1.89            55.9%        47.1%         $1,766,780
      102            $473,750          $418,088            2.74             2.42            36.8%        21.0%         $1,133,060
      103            $769,171          $764,050            3.74             3.72            33.1%         0.8%            $47,076

      104            $158,328          $158,328            2.16             2.16            51.8%        43.4%           $852,962
      105            $129,462          $129,462            2.16             2.16            51.8%        43.4%           $719,164
      106            $219,118          $208,965            1.49             1.42            69.1%        54.3%         $1,464,816
      107            $292,601          $267,072            1.89             1.73            49.6%        19.6%           $705,171
      108            $226,955          $216,736            1.76             1.68            62.2%        53.5%         $1,498,165
      109            $330,786          $301,957            2.74             2.50            47.7%        40.4%         $1,455,356
      110            $321,883          $291,943            2.42             2.20            55.1%        43.0%         $1,333,272
      111            $208,608          $195,105            1.70             1.59            62.3%        53.1%         $1,444,938
      112            $189,147          $187,639            1.62             1.60            60.1%        50.6%         $1,417,683
      113            $249,480          $245,700            1.79             1.77            43.4%         1.5%            $52,680
      114            $187,895          $173,850            1.65             1.53            70.3%        60.2%         $1,324,227
      115            $195,134          $188,141            1.60             1.54            59.2%        46.6%         $1,212,879
      116            $243,143          $221,749            2.15             1.96            49.8%        38.5%         $1,155,348
      117            $213,789          $196,136            1.38             1.27            73.9%         1.8%            $36,141
      118            $180,076          $165,574            1.70             1.57            60.2%        51.5%         $1,236,377
      119            $184,548          $175,024            1.63             1.54            60.5%        48.1%         $1,105,885
      120            $164,644          $150,584            1.52             1.39            67.1%        52.7%         $1,070,489
      121            $145,930          $138,525            1.49             1.42            75.4%        64.8%         $1,133,675
      122            $185,732          $177,371            2.96             2.82            35.7%        35.7%         $1,000,000
      123            $179,525          $165,135            2.52             2.32            23.1%        19.7%           $847,456
      124            $103,585           $99,530            1.42             1.36            60.3%        47.9%           $711,378

                                                           2.26             2.12            60.9%        51.5%

--------------------------------------------------------------------------------------------------------------------------
   MORTGAGE      APPRAISED    VALUATION                                                     LEASE
   LOAN NO.          VALUE     DATE(10)     LARGEST TENANT(11)                         EXPIRATION DATE              % NSF
--------------------------------------------------------------------------------------------------------------------------
       1      $114,950,000    11/03/2003    First USA Bank                               01/31/2017                 43.4%
       2      $435,000,000    03/03/2003    Latham & Watkins                             12/14/2009                 20.5%
       3       $69,300,000    11/01/2003    Casual Corner                                08/31/2013                  5.8%
       4       $69,800,000    10/28/2003    UCB Research A-D                             06/30/2009                 40.4%

       5       $19,200,000    07/04/2003    Wal-Mart                                     02/10/2018                100.0%
       6       $16,400,000    07/09/2003    Wal-Mart                                     10/28/2017                100.0%
       7       $15,600,000    07/17/2003    Sam's Club                                   09/30/2013                100.0%
       8       $11,800,000    07/09/2003    Lowe's                                       02/28/2016                100.0%
       9        $9,250,000    07/07/2003    Lowe's                                       11/30/2015                100.0%
      10        $7,680,000    07/10/2003    Kroger                                       11/30/2015                100.0%
      11        $4,840,000    07/10/2003    Kroger                                       03/31/2018                100.0%

      12       $19,700,000    10/27/2003    Argonaut                                     05/31/2012                 23.6%
      13       $20,400,000    10/27/2003    US Government                                02/28/2004                 13.5%
      14       $13,600,000    10/27/2003    HEC / HQ Global                              09/30/2008                 10.8%
      15       $30,125,000    12/31/2003    Siemans Dematic Postal Automation L.P.       01/31/2014                100.0%
      16       $31,600,000    09/18/2003    Mervyn's                                     12/06/2011                 15.3%
      17       $35,600,000    11/11/2003    NAP                                              NAP                      NAP
      18       $42,200,000    03/04/2004    Kohl's                                       01/01/2022                 26.0%
      19       $34,200,000    10/01/2003    NAP                                              NAP                      NAP
      20       $32,500,000    01/30/2004    NAP                                              NAP                      NAP
      21       $22,500,000    06/29/2003    Shaw's (J Sainsbury)                         02/28/2023                 34.5%
      22       $17,300,000    03/14/2003    Linea                                        11/19/2007                 12.9%
      23       $85,100,000    06/06/2002    NAP                                              NAP                      NAP
      24       $16,400,000    09/02/2003    Kohl's                                       06/14/2027                 87.7%
      25       $26,300,000    01/09/2003    John Deere                                   02/28/2018                100.0%
      26       $19,900,000    12/31/2003    Whole Foods Market Group (office)            09/30/2020                 36.3%

      27        $9,700,000    02/03/2003    Publix                                       03/13/2017                 62.4%
      28        $9,900,000    01/20/2004    Lowes Foods                                  04/15/2023                 55.4%
      29        $3,550,000    02/05/2003    Ahold (Bi-Lo)                                03/31/2014                 94.7%
      30       $16,500,000    12/01/2003    Penske Corporation                           12/18/2023                 67.1%
      31       $15,400,000    01/03/2004    Verrill & Dana                               04/30/2017                 71.5%

      32       $14,800,000    06/20/2003    Energy East                                  06/30/2006                 38.0%
      33        $1,760,000    06/20/2003    Silver Street Development                    04/30/2010                  9.9%
      34       $13,705,000    01/06/2004    Food Lion, Inc                               05/31/2016                 68.0%
      35       $19,400,000    11/21/2003    Boyle Engineering                            12/31/2008                  8.5%
      36       $12,900,000    01/02/2004    A&P                                          01/31/2024                 68.2%
      37       $12,500,000    03/01/2004    Ethan Allan                                  01/31/2019                 26.3%
      38       $16,000,000    10/08/2003    Millers Outpost                              01/31/2008                 19.7%
      39       $10,500,000    11/26/2003    Riser Foods Company                          12/31/2023                100.0%
      40       $11,000,000    11/18/2003    Wal-Mart                                     05/28/2013                 68.7%
      41       $12,450,000    10/14/2003    Sears Outlet                                 06/07/2005                 20.9%
      42       $12,725,000    01/01/2004    Rite Aid                                     01/31/2024                 37.3%
      43       $12,500,000    10/10/2003    J.C. Penney                                  09/30/2012                 24.0%
      44       $13,200,000    10/09/2003    Family Health and Fitness                    10/30/2006                 37.7%

      45        $7,050,000    12/01/2003    NAP                                              NAP                      NAP
      46        $3,900,000    12/01/2003    NAP                                              NAP                      NAP
      47        $2,600,000    12/01/2003    NAP                                              NAP                      NAP
      48       $11,400,000    12/29/2003    Home Depot                                   01/31/2024                100.0%
      49        $9,300,000    12/03/2003    Publix Super Markets, Inc.                   12/31/2022                 84.5%
      50        $9,150,000    12/01/2003    Northern Trust Value Investments             10/31/2005                 19.0%
      51       $11,600,000    01/01/2004    Pathmark                                     12/31/2013                100.0%
      52       $10,500,000    01/08/2004    Lenscrafters, Inc.                           06/30/2009                 22.6%
      53       $11,250,000    10/12/2003    Redner's Warehouse Market                    05/31/2023                 33.3%
      54        $7,900,000    01/09/2004    Copy World of Baltimore, Inc.                01/31/2010                 29.4%
      55        $7,600,000    01/06/2004    Food Lion                                    12/31/2023                 51.3%
      56        $8,000,000    12/02/2003    Jernberg Industries, Inc.                    12/31/2015                100.0%
      57        $9,800,000    12/31/2003    Washington Mutual Bank, FA                   07/31/2008                 13.9%
      58       $15,150,000    11/14/2003    Giant of Virginia, Inc.                      06/30/2015                 53.6%
      59       $14,500,000    10/31/2003    NAP                                              NAP                      NAP
      60       $11,475,000    11/06/2003    B & C True Value Home Center                 12/31/2023                 45.0%
      61        $8,400,000    10/01/2002    Happy Harry's, Inc.                          09/30/2012                 31.4%
      62        $9,780,000    08/24/2003    Jewel/Osco                                   07/31/2016                 70.9%
      63        $7,660,000    12/01/2003    Linens 'n Things                             01/31/2016                100.0%
      64        $8,800,000    04/21/2003    Stanislaus County                            02/28/2019                 17.4%
      65        $6,500,000    11/15/2003    Paragon Industries, Inc                      12/31/2018                100.0%
      66        $5,900,000    10/28/2003    Pringles Fine Wine & Spirts                  10/31/2006                 16.6%
      67        $5,300,000    10/31/2003    Walgreen Co.                                 08/31/2078                100.0%
      68        $6,200,000    12/15/2003    Hy-Vee Food Stores, Inc.                     03/31/2010                100.0%
      69        $5,500,000    10/31/2003    Walgreen Co.                                 06/30/2078                100.0%
      70        $7,400,000    10/22/2003    Pro Sport                                    01/31/2005                 11.6%
      71        $7,500,000    12/17/2003    Ben Myerson Candy Co., Inc.                  02/28/2014                100.0%
      72        $5,000,000    11/25/2003    NAP                                              NAP                      NAP
      73        $5,000,000    02/01/2004    Tuesday Morning, Inc.                        01/15/2006                 34.3%
      74        $4,900,000    12/23/2003    Michael Kors                                 06/30/2006                 21.7%
      75        $8,900,000    11/19/2003    NAP                                              NAP                      NAP
      76        $5,650,000    08/11/2003    La-Z-Boy                                     07/31/2009                 54.1%

      77        $6,600,000    12/01/2003    NAP                                              NAP                      NAP
      78        $2,600,000    12/01/2003    NAP                                              NAP                      NAP
      79        $6,100,000    01/12/2004    Christmas Mouse of Myrtle Beach, Inc.        02/28/2008                 12.7%
      80        $7,000,000    10/27/2003    Shapemakers                                  02/28/2007                 16.6%
      81        $6,800,000    03/19/2003    Zingo's Shop N Bag                           12/31/2007                 29.2%
      82        $6,800,000    11/10/2003    NAP                                              NAP                      NAP
      83        $6,875,000    01/07/2004    United Technologies Corporation              11/30/2010                100.0%
      84        $6,700,000    01/31/2004    NAP                                              NAP                      NAP
      85        $7,100,000    01/06/2004    University Arts                              12/31/2008                 57.2%
      86        $4,700,000    01/09/2004    Four Wheel Drive Hardware, LLC               07/31/2008                100.0%
      87        $4,870,000    12/22/2003    Bradley Video                                04/30/2006                 28.4%
      88       $18,000,000    06/01/2003    NAP                                              NAP                      NAP
      89        $5,200,000    12/26/2003    Walgreen Co.                                 05/31/2028                100.0%
      90        $5,900,000    10/17/2003    ATC Distribution Group, Inc.                 02/28/2011                100.0%
      91        $4,725,000    12/23/2003    Family Christian Stores, Inc.                11/08/2009                 52.4%
      92        $3,600,000    11/13/2003    Summitomo                                    01/31/2006                  8.6%
      93        $3,400,000    11/17/2003    Pelican Roost/Wentz-Coulter                  04/30/2006                 12.8%
      94        $5,750,000    08/22/2003    Winn Dixie Montgomery, Inc.                  05/03/2020                100.0%
      95        $5,320,000    08/25/2003    Winn Dixie Raleigh, Inc.                     05/24/2020                100.0%
      96        $4,300,000    08/25/2003    Circuit City Stores, Inc.                    05/31/2022                100.0%
      97        $3,850,000    08/15/2003    TLC Veterinary Centers, Inc.                 01/07/2010                 53.6%
      98        $3,100,000    10/27/2003    NAP                                              NAP                      NAP
      99        $3,450,000    09/17/2003    Al's Pizza, Inc.                             10/31/2013                 25.0%
      100       $4,900,000    01/21/2004    Marshalls                                    01/31/2014                100.0%
      101       $3,750,000    12/04/2003    Pacific Bell                                 12/31/2006                 57.1%
      102       $5,400,000    01/01/2004    Da Vinci Food Service                        05/31/2004                 16.8%
      103       $6,000,000    11/21/2003    The Lobster Restaurant                       02/28/2019                100.0%

      104       $1,990,000    12/15/2003    Key Bank National Association                12/21/2018                100.0%
      105       $1,630,000    12/12/2003    Key Bank National Association                12/14/2018                100.0%
      106       $2,700,000    10/28/2003    Tokyo Inc.                                   06/22/2008                 32.2%
      107       $3,600,000    10/29/2003    Walgreen Co.                                 05/31/2027                 49.9%
      108       $2,800,000    09/25/2003    Simonson's Day Spa and Salon                 10/31/2011                 33.5%
      109       $3,600,000    10/13/2003    Food 4 Less                                  12/04/2010                100.0%
      110       $3,100,000    01/20/2004    Mesquite Pediatrics                          07/31/2008                 11.6%
      111       $2,720,000    11/06/2003    NAP                                              NAP                      NAP
      112       $2,800,000    01/09/2004    CVS Drug Store                               01/31/2026                100.0%
      113       $3,600,000    10/06/2003    Walgreen Co.                                 01/31/2021                100.0%
      114       $2,200,000    12/02/2003    El Rancho West, Ltd.                         07/01/2009                 50.0%
      115       $2,600,000    10/08/2003    NAP                                              NAP                      NAP
      116       $3,000,000    07/03/2003    COBY Electronics Corp.                       06/30/2005                100.0%
      117       $1,970,000    12/01/2003    Graffiti's Bar & Grill                       06/30/2004                 18.3%
      118       $2,400,000    12/03/2003    Beautiful Things                             07/31/2005                 16.7%
      119       $2,300,000    10/17/2003    NAP                                              NAP                      NAP
      120       $2,030,000    12/18/2003    South Central Pool, Inc.                     02/28/2009                100.0%
      121       $1,750,000    12/01/2003    Panera Bread                                 06/30/2013                 54.5%
      122       $2,800,000    11/21/2003    Bank One                                     06/30/2013                 43.0%
      123       $4,300,000    07/09/2003    Peninsula Nephrology, Inc.                   04/30/2013                100.0%
      124       $1,485,000    10/27/2003    PC Club                                      01/14/2013                 58.3%

-----------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                                   LEASE
   LOAN NO.      SECOND LARGEST TENANT(11)                                               EXPIRATION DATE               % NSF
-----------------------------------------------------------------------------------------------------------------------------
       1         First USA Bank                                                             12/31/2015                 38.6%
       2         Pacific Enterprise                                                         06/30/2010                 17.1%
       3         Pottery Barn                                                               01/31/2016                  5.0%
       4         Advanced Inhalation Research                                               06/30/2005                 29.7%

       5         NAP                                                                           NAP                       NAP
       6         NAP                                                                           NAP                       NAP
       7         NAP                                                                           NAP                       NAP
       8         NAP                                                                           NAP                       NAP
       9         NAP                                                                           NAP                       NAP
      10         NAP                                                                           NAP                       NAP
      11         NAP                                                                           NAP                       NAP

      12         Hanke                                                                      05/31/2005                  7.5%
      13         Frost & Sullivan                                                           06/30/2008                  7.8%
      14         ASNA Software                                                              01/31/2010                  8.8%
      15         NAP                                                                           NAP                       NAP
      16         JoAnn Etc.                                                                 02/28/2012                 10.1%
      17         NAP                                                                           NAP                       NAP
      18         Goody's                                                                    08/01/2016                 12.0%
      19         NAP                                                                           NAP                       NAP
      20         NAP                                                                           NAP                       NAP
      21         Marshalls (TJX)                                                            01/31/2008                 14.6%
      22         Jumbo Buffet II                                                            02/28/2013                 10.4%
      23         NAP                                                                           NAP                       NAP
      24         Denny's                                                                    05/16/2019                  4.6%
      25         NAP                                                                           NAP                       NAP
      26         Fresh Fields                                                               09/30/2020                 34.7%

      27         Washington Mutual Bank                                                     08/31/2005                  5.9%
      28         Dollar Tree Store                                                          04/30/2008                 10.5%
      29         Cigarette Cheaper                                                          10/31/2004                  2.7%
      30         United Auto Group                                                          12/18/2023                 25.4%
      31         Tucker Anthony - sublease                                                  03/31/2005                 10.5%

      32         Pioneer Capital                                                            06/30/2008                 32.9%
      33         Acadia Environmental                                                       01/31/2006                  9.4%
      34         Taipei South, Inc.                                                         07/31/2007                  3.8%
      35         Vail Resorts                                                               09/30/2008                  8.5%
      36         Mrs. D Inc. Liquor Store                                                   11/30/2008                  9.9%
      37         Dillinger's, Inc.                                                          02/28/2013                 12.7%
      38         The Wherehouse                                                             01/31/2013                 10.3%
      39         NAP                                                                           NAP                       NAP
      40         Seamark Grocery                                                            06/30/2013                 21.2%
      41         Longs Drug Stores                                                          02/28/2010                 18.2%
      42         Blockbuster                                                                08/31/2013                 11.4%
      43         Peebles                                                                    01/31/2012                 21.6%
      44         Kragen Auto                                                                06/30/2005                  6.6%

      45         NAP                                                                           NAP                       NAP
      46         NAP                                                                           NAP                       NAP
      47         NAP                                                                           NAP                       NAP
      48         NAP                                                                           NAP                       NAP
      49         Office Depot, Inc.                                                         06/30/2008                 15.5%
      50         Distribution Services Inc.                                                 12/31/2004                 17.9%
      51         NAP                                                                           NAP                       NAP
      52         Twentieth Century Fox Film Corporation                                     12/06/2004                 18.4%
      53         French Creek Outfitters                                                    01/31/2010                 16.6%
      54         The Foundation Fighting Blindness, Inc.                                    07/31/2010                 21.3%
      55         Dolgencorp, Inc.                                                           05/31/2007                 19.6%
      56         NAP                                                                           NAP                       NAP
      57         Guido's  New York Pizzeria                                                 07/31/2008                 12.9%
      58         Dancensations, Inc.                                                        09/30/2008                  8.3%
      59         NAP                                                                           NAP                       NAP
      60         Ruby's Fine Gifts                                                          05/31/2007                  7.9%
      61         Calico Corners                                                             12/31/2008                 18.9%
      62         Pay Half                                                                   01/31/2006                 18.1%
      63         NAP                                                                           NAP                       NAP
      64         Independent Physicians medical Assoc. Inc, dba All                         06/30/2006                  7.1%
      65         NAP                                                                           NAP                       NAP
      66         Managed Adolescent Care. P.C.                                              08/31/2005                 11.2%
      67         NAP                                                                           NAP                       NAP
      68         NAP                                                                           NAP                       NAP
      69         NAP                                                                           NAP                       NAP
      70         Rendino's Pizza                                                            11/14/2006                 10.6%
      71         NAP                                                                           NAP                       NAP
      72         NAP                                                                           NAP                       NAP
      73         Gentry Men's Clothing                                                      01/31/2014                 24.8%
      74         Penhorn Plaza Development Associates                                       12/31/2016                 18.7%
      75         NAP                                                                           NAP                       NAP
      76         Buffalo Wild Wings                                                         04/30/2008                 18.8%

      77         NAP                                                                           NAP                       NAP
      78         NAP                                                                           NAP                       NAP
      79         Kitty Hawk Sports, Inc.                                                    02/28/2006                  6.3%
      80         Frenso County Library                                                      05/31/2005                 10.0%
      81         Eckerd's Drugs                                                             03/31/2013                 15.4%
      82         NAP                                                                           NAP                       NAP
      83         NAP                                                                           NAP                       NAP
      84         NAP                                                                           NAP                       NAP
      85         Burr, Pilger, Mayer                                                        07/31/2005                 10.1%
      86         NAP                                                                           NAP                       NAP
      87         New Century Title                                                          05/31/2006                 12.2%
      88         NAP                                                                           NAP                       NAP
      89         NAP                                                                           NAP                       NAP
      90         NAP                                                                           NAP                       NAP
      91         Holiday Diner                                                              07/31/2005                 11.1%
      92         Odyssey                                                                    12/31/2006                  8.0%
      93         East Avenue Liquor/Bains                                                   03/31/2007                  7.7%
      94         NAP                                                                           NAP                       NAP
      95         NAP                                                                           NAP                       NAP
      96         NAP                                                                           NAP                       NAP
      97         FastFrame                                                                  09/30/2005                 17.9%
      98         NAP                                                                           NAP                       NAP
      99         ZT Enterprises, LLC                                                        09/30/2013                 18.9%
      100        NAP                                                                           NAP                       NAP
      101        G & W Flooring                                                             07/31/2005                 31.9%
      102        Brown Distribution Corp                                                    01/31/2009                 12.9%
      103        NAP                                                                           NAP                       NAP

      104        NAP                                                                           NAP                       NAP
      105        NAP                                                                           NAP                       NAP
      106        Appresso Group LLC                                                         05/23/2008                 19.2%
      107        Foster Freeze                                                              06/30/2006                  6.3%
      108        Von Hanson Meats                                                           10/31/2010                 24.0%
      109        NAP                                                                           NAP                       NAP
      110        Pyramid Cleaners                                                           04/30/2006                  8.8%
      111        NAP                                                                           NAP                       NAP
      112        NAP                                                                           NAP                       NAP
      113        NAP                                                                           NAP                       NAP
      114        All Care Home Health                                                       07/15/2008                 50.0%
      115        NAP                                                                           NAP                       NAP
      116        NAP                                                                           NAP                       NAP
      117        FM Food Mart                                                               04/30/2009                 13.3%
      118        Ace Liquor                                                                 07/31/2007                 15.4%
      119        NAP                                                                           NAP                       NAP
      120        NAP                                                                           NAP                       NAP
      121        Sprint PCS                                                                 11/30/2008                 29.1%
      122        AT&T Wireless                                                              06/30/2008                 37.6%
      123        NAP                                                                           NAP                       NAP
      124        Panda Express, Inc.                                                        09/06/2013                 41.7%

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                   LEASE                            INSURANCE                  TAX
   LOAN NO.   THIRD LARGEST TENANT(11)                   EXPIRATION DATE          % NSF     ESCROW IN PLACE         ESCROW IN PLACE
------------------------------------------------------------------------------------------------------------------------------------
       1      First USA Bank                               06/30/2010              8.5%           No                       No
       2      Wells Fargo Bank                             03/31/2005             12.1%           Yes                     Yes
       3      Pier 1                                       05/31/2012              4.6%           Yes                     Yes
       4      NeoGenesis A & B                             04/30/2007             21.7%           No                      Yes

       5      NAP                                              NAP                  NAP           No                       No
       6      NAP                                              NAP                  NAP           No                       No
       7      NAP                                              NAP                  NAP           No                       No
       8      NAP                                              NAP                  NAP           No                       No
       9      NAP                                              NAP                  NAP           No                       No
      10      NAP                                              NAP                  NAP           No                       No
      11      NAP                                              NAP                  NAP           No                       No

      12      Prichard, Hawkins & Young                    12/31/2006              6.7%           Yes                     Yes
      13      Davidson & Troilo                            10/31/2010              7.5%           Yes                     Yes
      14      Liberty Mutual Insurance                     02/28/2008              7.9%           Yes                     Yes
      15      NAP                                              NAP                  NAP           No                       No
      16      Toys R Us                                    01/31/2017              9.2%           No                      Yes
      17      NAP                                              NAP                  NAP           Yes                     Yes
      18      Ross                                         01/01/2012              9.0%           No                       No
      19      NAP                                              NAP                  NAP           Yes                     Yes
      20      NAP                                              NAP                  NAP           No                      Yes
      21      Jo-Ann Fabrics                               01/31/2007              9.0%           No                      Yes
      22      Marvalle Inc., dba Nu Concept Furniture      01/20/2008              8.1%           Yes                     Yes
      23      NAP                                              NAP                  NAP           Yes                     Yes
      24      Burger King                                  06/30/2017              3.5%           Yes                     Yes
      25      NAP                                              NAP                  NAP           No                       No
      26      Strosnider's Hardware                        07/06/2010              9.9%           No                      Yes

      27      OB/GYN Center                                06/30/2007              2.5%           No                       No
      28      Monte de Rey Mexican Restaurant              04/30/2008              5.5%           No                       No
      29      Advance America                              02/28/2004              2.7%           No                       No
      30      Mortgage and Estate Planning Company         12/31/2006              4.1%           No                       No
      31      Peoples Heritage Bank - sublease             12/31/2005             10.2%           No                       No

      32      Custom House Ventures                        09/30/2008             29.1%           Yes                     Yes
      33      Penelope Halley                              07/31/2007              8.6%           Yes                     Yes
      34      Napier Fitness, Inc.                         07/06/2008              3.3%           Yes                     Yes
      35      Guardian Mortgage Documents                  08/14/2006              7.8%           No                       No
      36      McDonalds                                    05/31/2020              4.6%           No                       No
      37      Town Fair Tire Centers, Inc.                 03/31/2013             10.5%           No                      Yes
      38      Navy Federal Credit Union                    04/30/2007              9.7%           No                      Yes
      39      NAP                                              NAP                  NAP           No                       No
      40      The Cato Corporation                         01/31/2005              3.9%           Yes                     Yes
      41      Artco                                        05/31/2007             14.7%           No                      Yes
      42      River City Bank                              09/30/2013              7.5%           No                      Yes
      43      Sears Store                                  09/30/2006             15.9%           No                       No
      44      Dean Witter                                  11/15/2010              5.4%           No                       No

      45      NAP                                              NAP                  NAP           No                      Yes
      46      NAP                                              NAP                  NAP           No                      Yes
      47      NAP                                              NAP                  NAP           No                      Yes
      48      NAP                                              NAP                  NAP           No                       No
      49      NAP                                              NAP                  NAP           Yes                     Yes
      50      TGI Fridays                                  12/31/2005             13.1%           No                      Yes
      51      NAP                                              NAP                  NAP           No                       No
      52      Cold Cuts, Inc.                              01/31/2005             17.5%           No                      Yes
      53      Staples the Office Superstore                10/31/2011             13.5%           No                       No
      54      Lee's Ice Cream, LLC                         06/30/2008             17.5%           No                      Yes
      55      Ace Hardware and Home Center, Inc.           12/31/2008             14.6%           No                      Yes
      56      NAP                                              NAP                  NAP           No                       No
      57      Cool Springs Pool and Spa                    11/30/2008             10.4%           No                      Yes
      58      Lee & Zee Co., Ltd.                          06/30/2005              4.2%           No                      Yes
      59      NAP                                              NAP                  NAP           No                       No
      60      Ruby's Fine Gifts                            08/31/2007              6.2%           No                       No
      61      La Tolteca Restaurante                       08/31/2008              9.5%           Yes                     Yes
      62      Blockbuster                                  02/28/2006             11.0%           No                       No
      63      NAP                                              NAP                  NAP           No                       No
      64      Dept.of General Services-EDD                 01/31/2007              5.3%           No                       No
      65      NAP                                              NAP                  NAP           No                      Yes
      66      First National Bank of Fort Collins          10/31/2006              8.8%           No                      Yes
      67      NAP                                              NAP                  NAP           No                       No
      68      NAP                                              NAP                  NAP           No                       No
      69      NAP                                              NAP                  NAP           No                       No
      70      Diamond Bar Vetinarian                       04/30/2004              6.5%           No                       No
      71      NAP                                              NAP                  NAP           No                       No
      72      NAP                                              NAP                  NAP           Yes                     Yes
      73      Kenwood Bistro Group, Inc.                   01/31/2022             20.3%           No                      Yes
      74      Johnson Stationers and Business Interiors    09/30/2009             15.7%           Yes                     Yes
      75      NAP                                              NAP                  NAP           No                      Yes
      76      Orbit Tech                                   10/31/2011              8.0%           Yes                     Yes

      77      NAP                                              NAP                  NAP           No                      Yes
      78      NAP                                              NAP                  NAP           No                      Yes
      79      Exotic Imports, Inc.                         04/30/2008              6.3%           No                      Yes
      80      Old Doc's Liquor                             05/31/2006              9.6%           No                       No
      81      American Karate Studio                       02/28/2004             12.0%           Yes                     Yes
      82      NAP                                              NAP                  NAP           Yes                     Yes
      83      NAP                                              NAP                  NAP           No                       No
      84      NAP                                              NAP                  NAP           Yes                     Yes
      85      Old Pro                                      02/28/2006              7.3%           No                       No
      86      NAP                                              NAP                  NAP           No                       No
      87      Jalisco                                      10/04/2007             10.4%           Yes                     Yes
      88      NAP                                              NAP                  NAP           No                      Yes
      89      NAP                                              NAP                  NAP           No                       No
      90      NAP                                              NAP                  NAP           No                       No
      91      Red Cross                                    07/01/2005             10.8%           No                       No
      92      Newark Electronic                            08/31/2005              7.3%           No                       No
      93      Marketplace Cleaners/Chan                    12/31/2007              7.7%           No                      Yes
      94      NAP                                              NAP                  NAP           No                       No
      95      NAP                                              NAP                  NAP           No                       No
      96      NAP                                              NAP                  NAP           No                       No
      97      The Cultured Class                           10/31/2005              9.8%           Yes                     Yes
      98      NAP                                              NAP                  NAP           Yes                     Yes
      99      SunTrust Bank                                08/31/2013             14.3%           No                      Yes
      100     NAP                                              NAP                  NAP           No                       No
      101     Agape Chinese Alliance Church                09/30/2007             10.9%           No                       No
      102     InterMarket Technology                       04/30/2006             11.3%           No                       No
      103     NAP                                              NAP                  NAP           No                       No

      104     NAP                                              NAP                  NAP           No                       No
      105     NAP                                              NAP                  NAP           No                       No
      106     Sup Shin & Hyang Mi Shin                     06/10/2008             19.0%           No                      Yes
      107     Bella Pasta                                  08/31/2006              6.0%           No                       No
      108     Dockter Lutz Chiropractic                    09/30/2010             12.7%           Yes                     Yes
      109     NAP                                              NAP                  NAP           No                       No
      110     Dr. Joel Shields                             06/30/2006              8.2%           Yes                     Yes
      111     NAP                                              NAP                  NAP           Yes                     Yes
      112     NAP                                              NAP                  NAP           No                       No
      113     NAP                                              NAP                  NAP           No                       No
      114     NAP                                              NAP                  NAP           Yes                     Yes
      115     NAP                                              NAP                  NAP           Yes                     Yes
      116     NAP                                              NAP                  NAP           No                       No
      117     I Love Video                                 06/30/2008             10.2%           Yes                     Yes
      118     Pure PerfextionTanning                       03/09/2008             11.8%           Yes                     Yes
      119     NAP                                              NAP                  NAP           Yes                     Yes
      120     NAP                                              NAP                  NAP           No                       No
      121     EB Games                                     01/31/2009             16.4%           No                      Yes
      122     Batteries Plus                               07/31/2011             19.4%           No                       No
      123     NAP                                              NAP                  NAP           No                       No
      124     NAP                                              NAP                  NAP           No                      Yes

                                                                                                 34.3%                   58.8%

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE    CAPITAL EXPENDITURE                 TI/LC                                      OTHER
   LOAN NO.    ESCROW IN PLACE(12)          ESCROW IN PLACE(13)                      ESCROW DESCRIPTION(14)
------------------------------------------------------------------------------------------------------------------------------------
       1               No                           Yes                                        NAP
       2               No                           Yes                                        NAP
       3               Yes                          Yes                                 Holdback Reserve
       4               Yes                          Yes                                        NAP

       5               No                            No                                        NAP
       6               No                            No                                        NAP
       7               No                            No                                        NAP
       8               No                            No                                        NAP
       9               No                            No                                        NAP
      10               No                            No                                        NAP
      11               No                            No                                        NAP

      12               Yes                          Yes                                        NAP
      13               Yes                          Yes                             Federal Government Escrow
      14               Yes                          Yes                               ASNA Rent & TI Escrow
      15               No                            No                               Building Finish Items
      16               Yes                          Yes                                 Ground Rent Fund
      17               Yes                           No                                        NAP
      18               No                            No                                        NAP
      19               Yes                           No                        Liquidity and General Capex Reserve
      20               No                            No                                        NAP
      21               No                            No                                Dress Barn Reserve
      22               Yes                          Yes                             Income Shortfall Reserve
      23               No                            No                                        NAP
      24               Yes                           No                          LOC for environmental holdback
      25               No                            No                                        NAP
      26               Yes                           No                                        NAP

      27               No                            No                                        NAP
      28               No                            No                                        NAP
      29               No                            No                                        NAP
      30               No                            No                                        NAP
      31               No                            No                                        NAP

      32               Yes                          Yes          Leasing Holdback - $156,029.46; Custom House Ventures - $37,500
      33               Yes                          Yes                                 Leasing Holdback
      34               No                           Yes                                        NAP
      35               No                            No                                        NAP
      36               No                            No                                        NAP
      37               No                           Yes                                        NAP
      38               Yes                           No                                  Tenant Holdback
      39               No                            No                          Rent Abatement and Excess Costs
      40               No                            No                                        NAP
      41               No                            No                                        NAP
      42               Yes                          Yes                                        NAP
      43               No                            No                                        NAP
      44               No                            No                                        NAP

      45               No                            No                                        NAP
      46               No                            No                                        NAP
      47               No                            No                                        NAP
      48               No                            No                                        NAP
      49               No                           Yes                                        NAP
      50               Yes                          Yes                                        NAP
      51               No                            No                                        NAP
      52               No                            No                                        NAP
      53               No                            No                                        NAP
      54               Yes                           No                                        NAP
      55               No                            No                                        NAP
      56               No                            No                             Tenant Liquidity Reserve
      57               No                           Yes                     Occupancy Reserves and Construction Costs
      58               No                            No                                        NAP
      59               No                            No                                        NAP
      60               No                            No                                        NAP
      61               No                            No                                        NAP
      62               No                            No                              Jewel/Osco Roof Escrow
      63               Yes                           No                               Debt Service Reserve
      64               No                           Yes                                        NAP
      65               No                            No              Additional Security for outstanding Construction Costs
      66               No                            No                                 Occupancy Reserve
      67               No                            No                                        NAP
      68               No                            No                                        NAP
      69               No                            No                                        NAP
      70               No                            No                                        NAP
      71               No                            No                                        NAP
      72               No                            No                                        NAP
      73               Yes                          Yes                          Outstanding Construction Costs
      74               No                           Yes                                        NAP
      75               No                            No                                        NAP
      76               Yes                           No                                        NAP

      77               No                            No                                        NAP
      78               No                            No                                        NAP
      79               No                           Yes                                        NAP
      80               No                            No                                        NAP
      81               No                            No                                        NAP
      82               No                            No                                        NAP
      83               No                           Yes                                        NAP
      84               No                            No                                        NAP
      85               Yes                           No                                        NAP
      86               No                            No                                        NAP
      87               No                            No                                        NAP
      88               Yes                           No                                        NAP
      89               No                            No                                        NAP
      90               No                            No                                        NAP
      91               No                            No                                        NAP
      92               No                            No                                        NAP
      93               No                            No                                        NAP
      94               No                            No                                        NAP
      95               No                            No                                        NAP
      96               No                            No                                        NAP
      97               Yes                          Yes                                        NAP
      98               No                            No                                        NAP
      99               No                           Yes                                        NAP
      100              No                            No                                        NAP
      101              No                            No                                        NAP
      102              No                            No                                        NAP
      103              No                            No                                        NAP

      104              No                            No                                        NAP
      105              No                            No                                        NAP
      106              No                            No                                        NAP
      107              No                            No                                        NAP
      108              Yes                          Yes                                        NAP
      109              No                            No                       Cashflow Reserve/Additional Security
      110              Yes                          Yes                                        NAP
      111              No                            No                                        NAP
      112              No                            No                                        NAP
      113              No                            No                                        NAP
      114              Yes                          Yes                                        NAP
      115              Yes                           No                                        NAP
      116              No                            No                                        NAP
      117              Yes                          Yes                                        NAP
      118              Yes                          Yes                                        NAP
      119              No                            No                                        NAP
      120              No                            No                                        NAP
      121              No                           Yes                                 Tenant Allowances
      122              No                            No                                        NAP
      123              No                            No                                        NAP
      124              No                            No                                        NAP

                      32.8%                        49.7%

----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                    SPRINGING                INITIAL CAPITAL EXPENDITURE            MONTHLY CAPITAL EXPENDITURE
   LOAN NO.              ESCROW DESCRIPTION(15)               ESCROW REQUIREMENT(16)                 ESCROW REQUIREMENT(17)
----------------------------------------------------------------------------------------------------------------------------------
       1                RE Tax, Insurance, CapEx                                 $0                                     $0
       2                      CapEx, TI/LC                                       $0                                     $0
       3                                                                         $0                                 $2,888
       4                    Insurance, TI/LC                                     $0                                 $1,610

       5                RE Tax, Insurance, CapEx                                 $0                                     $0
       6                RE Tax, Insurance, CapEx                                 $0                                     $0
       7                RE Tax, Insurance, CapEx                                 $0                                     $0
       8                RE Tax, Insurance, CapEx                                 $0                                     $0
       9                RE Tax, Insurance, CapEx                                 $0                                     $0
      10                RE Tax, Insurance, CapEx                                 $0                                     $0
      11                RE Tax, Insurance, CapEx                                 $0                                     $0

      12                                                                     $3,240                                 $3,240
      13                                                                     $4,021                                 $4,021
      14                                                                     $2,811                                 $2,811
      15                  TI/LC, Environmental                                   $0                                     $0
      16                       Insurance                                         $0                                 $6,196
      17                         CapEx                                     $978,719                                     $0
      18                RE Tax, Insurance, CapEx                                 $0                                     $0
      19                                                                   $400,000                                $31,782
      20                                                                         $0                                     $0
      21                    Insurance, CapEx                                     $0                                     $0
      22                                                                         $0                                   $774
      23                                                                         $0                                     $0
      24                                                                       $168                                   $168
      25                RE Tax, Insurance, CapEx                                 $0                                     $0
      26                    Insurance, TI/LC                                     $0                                 $1,346

      27                RE Tax, Insurance, CapEx                                 $0                                     $0
      28                RE Tax, Insurance, CapEx                                 $0                                     $0
      29                RE Tax, Insurance, CapEx                                 $0                                     $0
      30            RE Tax, Insurance, CapEx, TI/LC                              $0                                     $0
      31            RE Tax, Insurance, CapEx, TI/LC                              $0                                     $0

      32                                                                     $2,027                                 $2,027
      33                                                                       $263                                   $263
      34                         TI/LC                                           $0                                     $0
      35                                                                         $0                                     $0
      36                   RE Tax, Insurance                                     $0                                     $0
      37                         TI/LC                                           $0                                     $0
      38                    Insurance, CapEx                                $15,000                                     $0
      39                                                                         $0                                     $0
      40                         TI/LC                                           $0                                     $0
      41                       Insurance                                         $0                                     $0
      42                Insurance, CapEx, TI/LC                             $13,126                                     $0
      43                RE Tax, Insurance, CapEx                                 $0                                     $0
      44                         TI/LC                                           $0                                     $0

      45                                                                         $0                                     $0
      46                                                                         $0                                     $0
      47                                                                         $0                                     $0
      48                                                                         $0                                     $0
      49                                                                         $0                                     $0
      50                                                                         $0                                   $682
      51                         TI/LC                                           $0                                     $0
      52                                                                         $0                                     $0
      53                RE Tax, Insurance, CapEx                                 $0                                     $0
      54                         TI/LC                                           $0                                 $1,452
      55                                                                         $0                                     $0
      56                         TI/LC                                           $0                                     $0
      57                                                                         $0                                     $0
      58                                                                         $0                                     $0
      59                RE Tax, Insurance, CapEx                                 $0                                     $0
      60                                                                         $0                                     $0
      61                      CapEx, TI/LC                                       $0                                     $0
      62                RE Tax, Insurance, CapEx                                 $0                                     $0
      63                    Insurance, TI/LC                                     $0                                   $373
      64                                                                         $0                                     $0
      65                                                                         $0                                     $0
      66                                                                         $0                                     $0
      67                                                                         $0                                     $0
      68                         TI/LC                                           $0                                     $0
      69                                                                         $0                                     $0
      70                                                                         $0                                     $0
      71                                                                         $0                                     $0
      72                                                                         $0                                     $0
      73                                                                $70,000 LOC                                     $0
      74                                                                         $0                                     $0
      75                                                                         $0                                     $0
      76                         TI/LC                                           $0                                   $393

      77                                                                         $0                                     $0
      78                                                                         $0                                     $0
      79                                                                         $0                                     $0
      80                                                                         $0                                     $0
      81                      CapEx, TI/LC                                       $0                                     $0
      82                                                                         $0                                     $0
      83                                                                         $0                                     $0
      84                                                                         $0                                     $0
      85                                                                   $230,089                                     $0
      86                         TI/LC                                           $0                                     $0
      87                         TI/LC                                           $0                                     $0
      88                       Insurance                                         $0                                 $9,000
      89                   RE Tax, Insurance                                     $0                                     $0
      90                         TI/LC                                           $0                                     $0
      91                         TI/LC                                           $0                                     $0
      92            RE Tax, Insurance, CapEx, TI/LC                              $0                                     $0
      93                                                                         $0                                     $0
      94                                                                         $0                                     $0
      95                                                                         $0                                     $0
      96                                                                         $0                                     $0
      97                                                                         $0                                   $233
      98                                                                         $0                                     $0
      99                                                                         $0                                     $0
      100                        TI/LC                                           $0                                     $0
      101                        TI/LC                                           $0                                     $0
      102                                                                        $0                                     $0
      103               RE Tax, Insurance, CapEx                                 $0                                     $0

      104               RE Tax, Insurance, CapEx                                 $0                                     $0
      105               RE Tax, Insurance, CapEx                                 $0                                     $0
      106                        TI/LC                                           $0                                     $0
      107                                                                        $0                                     $0
      108                        TI/LC                                           $0                                   $177
      109           RE Tax, Insurance, CapEx, TI/LC                              $0                                     $0
      110                                                                      $709                                   $709
      111                                                                        $0                                     $0
      112                                                                        $0                                     $0
      113                  RE Tax, Insurance                                     $0                                     $0
      114                                                                        $0                                   $179
      115                                                                        $0                                   $583
      116                        TI/LC                                           $0                                     $0
      117                                                                        $0                                   $282
      118                                                                        $0                                   $159
      119                                                                        $0                                     $0
      120                                                                        $0                                     $0
      121                                                                        $0                                     $0
      122                                                                        $0                                     $0
      123                        TI/LC                                           $0                                     $0
      124                        TI/LC                                           $0                                     $0

                                                                         $1,650,172                                $71,347

-------------------------------------------------------------------------------------------------------------------------
   MORTGAGE    CURRENT CAPITAL EXPENDITURE             INITIAL TI/LC             MONTHLY TI/LC           CURRENT TI/LC
   LOAN NO.              ESCROW BALANCE(18)    ESCROW REQUIREMENT(19)    ESCROW REQUIREMENT(20)      ESCROW BALANCE(21)
-------------------------------------------------------------------------------------------------------------------------
       1                           $10,547                $1,173,825                        $0              $1,173,825
       2                                $0                $7,176,113                        $0              $7,176,113
       3                            $2,888                        $0                    $8,333                  $8,333
       4                                $0                  $500,000                   $21,466                $500,000

       5                                $0                        $0                        $0                      $0
       6                                $0                        $0                        $0                      $0
       7                                $0                        $0                        $0                      $0
       8                                $0                        $0                        $0                      $0
       9                                $0                        $0                        $0                      $0
      10                                $0                        $0                        $0                      $0
      11                                $0                        $0                        $0                      $0

      12                            $9,720                   $92,059                   $16,200                $140,659
      13                           $12,062                  $540,791                   $20,104                $430,845
      14                            $8,432                  $103,454                   $14,053                $145,613
      15                                $0                        $0                        $0                      $0
      16                            $6,196                        $0                   $17,867                 $17,867
      17                          $979,172                        $0                        $0                      $0
      18                                $0                        $0                        $0                      $0
      19                          $558,911                        $0                        $0                      $0
      20                                $0                        $0                        $0                      $0
      21                                $0                        $0                        $0                      $0
      22                            $6,188                    $3,000                    $3,000                 $27,000
      23                                $0                        $0                        $0                      $0
      24                              $505                        $0                        $0                      $0
      25                                $0                        $0                        $0                      $0
      26                                $0                        $0                        $0                      $0

      27                                $0                        $0                        $0                      $0
      28                                $0                        $0                        $0                      $0
      29                                $0                        $0                        $0                      $0
      30                                $0                        $0                        $0                      $0
      31                                $0                        $0                        $0                      $0

      32                           $16,216                    $1,521                    $1,521                 $12,168
      33                            $2,103                      $979                      $979                  $7,832
      34                                $0                        $0                    $3,644                      $0
      35                                $0                        $0                        $0                      $0
      36                                $0                        $0                        $0                      $0
      37                                $0                   $66,010                        $0                 $66,010
      38                           $15,000                        $0                        $0                      $0
      39                                $0                        $0                        $0                      $0
      40                                $0                        $0                        $0                      $0
      41                                $0                        $0                        $0                      $0
      42                           $13,126                   $50,000                        $0                 $50,000
      43                                $0                        $0                        $0                      $0
      44                                $0                        $0                        $0                      $0

      45                                $0                        $0                        $0                      $0
      46                                $0                        $0                        $0                      $0
      47                                $0                        $0                        $0                      $0
      48                                $0                        $0                        $0                      $0
      49                                $0                        $0                      $833                    $833
      50                                $0                   $75,000                    $7,625                 $75,000
      51                                $0                        $0                        $0                      $0
      52                                $0                        $0                        $0                      $0
      53                            $2,217                        $0                        $0                      $0
      54                                $0                        $0                        $0                      $0
      55                                $0                        $0                        $0                      $0
      56                                $0                        $0                        $0                      $0
      57                                $0                        $0                    $2,000                  $2,000
      58                                $0                        $0                        $0                      $0
      59                                $0                        $0                        $0                      $0
      60                                $0                        $0                        $0                      $0
      61                                $0                        $0                        $0                      $0
      62                                $0                        $0                        $0                      $0
      63                                $0                        $0                        $0                      $0
      64                                $0                $1,600,000                        $0              $1,610,194
      65                                $0                        $0                        $0                      $0
      66                                $0                        $0                        $0                      $0
      67                                $0                        $0                        $0                      $0
      68                                $0                        $0                        $0                      $0
      69                                $0                        $0                        $0                      $0
      70                                $0                        $0                        $0                      $0
      71                                $0                        $0                        $0                      $0
      72                                $0                        $0                        $0                      $0
      73                       $70,000 LOC               $78,000 LOC                        $0             $78,000 LOC
      74                                $0                        $0                    $2,000                  $2,000
      75                                $0                        $0                        $0                      $0
      76                            $1,965                        $0                        $0                      $0

      77                                $0                        $0                        $0                      $0
      78                                $0                        $0                        $0                      $0
      79                                $0                        $0                    $3,000                  $3,000
      80                                $0                        $0                        $0                      $0
      81                                $0                        $0                        $0                      $0
      82                                $0                        $0                        $0                      $0
      83                                $0                   $65,000                        $0                 $65,000
      84                                $0                        $0                        $0                      $0
      85                                $0                        $0                        $0                      $0
      86                                $0                        $0                        $0                      $0
      87                                $0                        $0                        $0                      $0
      88                           $27,000                        $0                        $0                      $0
      89                                $0                        $0                        $0                      $0
      90                                $0                        $0                        $0                      $0
      91                                $0                        $0                        $0                      $0
      92                                $0                        $0                        $0                      $0
      93                                $0                        $0                        $0                      $0
      94                                $0                        $0                        $0                      $0
      95                                $0                        $0                        $0                      $0
      96                                $0                        $0                        $0                      $0
      97                              $699                        $0                      $500                  $1,501
      98                                $0                        $0                        $0                      $0
      99                                $0                   $70,431                      $583                 $71,597
      100                               $0                        $0                        $0                      $0
      101                               $0                        $0                        $0                      $0
      102                               $0                        $0                        $0                      $0
      103                               $0                        $0                        $0                      $0

      104                               $0                        $0                        $0                      $0
      105                               $0                        $0                        $0                      $0
      106                               $0                        $0                        $0                      $0
      107                               $0                        $0                        $0                      $0
      108                             $354                        $0                      $675                  $1,350
      109                               $0                        $0                        $0                      $0
      110                           $1,417                    $2,083                    $2,083                  $4,168
      111                               $0                        $0                        $0                      $0
      112                               $0                        $0                        $0                      $0
      113                               $0                        $0                        $0                      $0
      114                               $0                        $0                      $750                      $0
      115                           $1,166                        $0                        $0                      $0
      116                               $0                        $0                        $0                      $0
      117                             $282                   $40,000                    $1,325                 $41,343
      118                             $169                        $0                    $1,050                  $1,050
      119                               $0                        $0                        $0                      $0
      120                               $0                        $0                        $0                      $0
      121                               $0                      $690                      $690                  $2,070
      122                               $0                        $0                        $0                      $0
      123                               $0                        $0                        $0                      $0
      124                               $0                        $0                        $0                      $0

                                $1,676,336               $11,560,957                  $130,281             $11,637,370

----------------------------------------------------------------------------------------------------------------------------------
                                                                                 PREPAYMENT CODE(23)
   MORTGAGE     INTEREST                                --------------------------------------------------------------------------
   LOAN NO.  ACCRUAL METHOD              SEASONING(22)   LO     DEF          DEF/YM1.00        YM3.00      YM1.00     YM     OPEN
----------------------------------------------------------------------------------------------------------------------------------
       1       Actual/360                           4    28      25                   3                                         4
       2       Actual/360                          10    34      82                                                             4
       3       Actual/360                           4    28      88                                                             4
       4       Actual/360                           3    27      89                                                             4

       5         30/360                             7    35                                                    23               2
       6         30/360                             7    35                                                    23               2
       7         30/360                             7    35                                                    23               2
       8         30/360                             7    35                                                    23               2
       9         30/360                             7    35                                                    23               2
      10         30/360                             7    35                                                    23               2
      11         30/360                             7    35                                                    23               2

      12       Actual/360                           4     0                                                    57               3
      13       Actual/360                           4     0                                                    57               3
      14       Actual/360                           4     0                                                    57               3
      15       Actual/360                           3    27      89                                                             4
      16       Actual/360                           4    28      85                                                             7
      17       Actual/360                           4    35      83                                                             2
      18         30/360                             9    35                                                    47               2
      19       Actual/360                           7    31                                                    28               1
      20       Actual/360                           2    26                                                    86               8
      21       Actual/360                           2    26      93                                                             1
      22       Actual/360                          11    35      81                                                             4
      23         30/360                            21    45      71                                                             4
      24       Actual/360                           4    28      91                                                             1
      25         30/360                            12    35                                                    47               2
      26       Actual/360                           2    35      82                                                             3

      27         30/360                             3    35                                                    39               2
      28         30/360                             3    35                                                    39               2
      29         30/360                             3    35                                                    39               2
      30       Actual/360                           3    27      33                  53                                         7
      31       Actual/360                           1    25      91                                                             4

      32         30/360                             9    33      85                                                             2
      33         30/360                             9    33      85                                                             2
      34       Actual/360                           1    60                                                    80               4
      35       Actual/360                           3    27                          89                                         4
      36       Actual/360                           2    26      90                                                             4
      37       Actual/360                           3    27                                                    89               4
      38       Actual/360                           3    27      92                                                             1
      39       Actual/360                           3    27      89                                                             4
      40       Actual/360                           3    60                                                    56               4
      41       Actual/360                           5    29      87                                                             4
      42       Actual/360                           3    27     113                                                             4
      43       Actual/360                           4    28      91                                                             1
      44       Actual/360                           4    35      81                                                             4

      45       Actual/360                           4    28      88                                                             4
      46       Actual/360                           4    28      88                                                             4
      47       Actual/360                           4    28      88                                                             4
      48       Actual/360                           3    27      89                                                             4
      49       Actual/360                           3    27      89                                                             4
      50       Actual/360                           2    35      81                                                             4
      51       Actual/360                           2    26                                                    90               4
      52       Actual/360                           2    26                                                    90               4
      53       Actual/360                           4    28      91                                                             1
      54       Actual/360                           2    26      90                                                             4
      55       Actual/360                           2    26      90                                                             4
      56         30/360                             4    28                                                   112               4
      57       Actual/360                           3    27     209                                                             4
      58       Actual/360                           4    12                                                   104               4
      59       Actual/360                           5    29      90                                                             1
      60       Actual/360                           4    36     140                                                             4
      61       Actual/360                          15    39      76                                                             4
      62       Actual/360                           5    29      90                                                             1
      63       Actual/360                           2    26      89                                                             5
      64       Actual/360                          10    35     201                                                             4
      65       Actual/360                           3    27     149                                                             4
      66       Actual/360                           4    28      88                                                             4
      67       Actual/360                           4    28      88                                                             4
      68       Actual/360                           3     0                                                   176               4
      69       Actual/360                           4    28      88                                                             4
      70         30/360                             4    28                                                    88               4
      71         30/360                             2    26                                                    90               4
      72       Actual/360                           3    27      89                                                             4
      73       Actual/360                           2    26     186                                                             4
      74       Actual/360                           3    27      89                                                             4
      75       Actual/360                           2    26      90                                                             4
      76       Actual/360                           8    32      84                                                             4

      77       Actual/360                           4    28      88                                                             4
      78       Actual/360                           4    28      88                                                             4
      79         30/360                             3    27     209                                                             4
      80       Actual/360                           4    35     141                                                             4
      81       Actual/360                          12    36      80                                                             4
      82       Actual/360                           4    35      78                                                             7
      83       Actual/360                           2    26      90                                                             4
      84       Actual/360                           2    35                          21                                         4
      85       Actual/360                           1    35                          81                                         4
      86       Actual/360                           2    35                          81                                         4
      87       Actual/360                           2    35                          81                                         4
      88       Actual/360                           6    60                                                           56        4
      89       Actual/360                           3    36      80                                                             4
      90       Actual/360                           4    35      81                                                             4
      91       Actual/360                           2    35                          21                                         4
      92       Actual/360                           4    35      81                                                             4
      93         30/360                             3    27     209                                                             4
      94       Actual/360                           6    30                         146                                         4
      95       Actual/360                           6    30                         146                                         4
      96       Actual/360                           6    30                         146                                         4
      97       Actual/360                           6    30      86                                                             4
      98       Actual/360                           4    35                          21                                         4
      99       Actual/360                           4    28     148                                                             4
      100      Actual/360                           2    35                          81                                         4
      101      Actual/360                           2    35                          81                                         4
      102        30/360                             2    26                                                    90               4
      103      Actual/360                           2    26                                                   153               1

      104        30/360                             2    35                                                    47               2
      105        30/360                             2    35                                                    47               2
      106      Actual/360                           4    28      88                                                             4
      107      Actual/360                           4    35     141                                                             4
      108      Actual/360                           5    35      81                                                             4
      109      Actual/360                           5    47      72                                                             1
      110      Actual/360                           3    47      71                                                             2
      111      Actual/360                           4    35                          81                                         4
      112      Actual/360                           1    35      81                                                             4
      113      Actual/360                           5    35     201                                                             4
      114      Actual/360                           2    35                          81                                         4
      115      Actual/360                           5    35      81                                                             4
      116      Actual/360                           3    35                          81                                         4
      117      Actual/360                           4    35     141                                                             4
      118      Actual/360                           4    35                          81                                         4
      119      Actual/360                           5    35                          81                                         4
      120      Actual/360                           2    35                          81                                         4
      121      Actual/360                           4    28      88                                                             4
      122        30/360                             4    35                          81                                         4
      123      Actual/360                           5    35                          81                                         4
      124      Actual/360                           4    28      88                                                             4

                                                    5

-------------------------------------------------------------------------
   MORTGAGE                  YM                           ADMINISTRATIVE
   LOAN NO.             FORMULA(24)                         COST RATE(25)
-------------------------------------------------------------------------
       1                     A                                     3.290
       2                                                           1.290
       3                                                           3.290
       4                                                           3.290

       5                     B                                     3.290
       6                     B                                     3.290
       7                     B                                     3.290
       8                     B                                     3.290
       9                     B                                     3.290
      10                     B                                     3.290
      11                     B                                     3.290

      12                     B                                     9.290
      13                     B                                     9.290
      14                     B                                     9.290
      15                                                           3.290
      16                                                           3.290
      17                                                           3.290
      18                     B                                     3.290
      19                     C                                     3.290
      20                     A                                     3.290
      21                                                           3.290
      22                                                           3.290
      23                                                           3.290
      24                                                           3.290
      25                     B                                     6.290
      26                                                           3.290

      27                     B                                     6.290
      28                     B                                     6.290
      29                     B                                     6.290
      30                     D                                     3.290
      31                                                           3.290

      32                                                           3.290
      33                                                           3.290
      34                     E                                     3.290
      35                     A                                     3.290
      36                                                           3.290
      37                     E                                     3.290
      38                                                           7.290
      39                                                           3.290
      40                     E                                     3.290
      41                                                          13.290
      42                                                           3.290
      43                                                          13.290
      44                                                           3.290

      45                                                           3.290
      46                                                           3.290
      47                                                           3.290
      48                                                           3.290
      49                                                           3.290
      50                                                           3.290
      51                     E                                     3.290
      52                     E                                     3.290
      53                                                          13.290
      54                                                           3.290
      55                                                           3.290
      56                     E                                     3.290
      57                                                           3.290
      58                     E                                     3.290
      59                                                           7.290
      60                                                           5.290
      61                                                           3.290
      62                                                           3.290
      63                                                           8.290
      64                                                           5.290
      65                                                           3.290
      66                                                           3.290
      67                                                           3.290
      68                     E                                     3.290
      69                                                           3.290
      70                     E                                     3.290
      71                     E                                     3.290
      72                                                           3.290
      73                                                           3.290
      74                                                           3.290
      75                                                           3.290
      76                                                           3.290

      77                                                           3.290
      78                                                           3.290
      79                                                           3.290
      80                                                           5.290
      81                                                           3.290
      82                                                           5.290
      83                                                           3.290
      84                     A                                     5.290
      85                     A                                    10.290
      86                     A                                    10.290
      87                     A                                    10.290
      88                     F                                     3.290
      89                                                          10.290
      90                                                          10.290
      91                     A                                    10.290
      92                                                          10.290
      93                                                          10.290
      94                     E                                     3.290
      95                     E                                     3.290
      96                     E                                     3.290
      97                                                           3.290
      98                     A                                    10.290
      99                                                           3.290
      100                    A                                    10.290
      101                    A                                    10.290
      102                    E                                     3.290
      103                    C                                    13.290

      104                    B                                     3.290
      105                    B                                     3.290
      106                                                          3.290
      107                                                         15.290
      108                                                         15.290
      109                                                          3.290
      110                                                          3.290
      111                    A                                    15.290
      112                                                         15.290
      113                                                         15.290
      114                    A                                    15.290
      115                                                         15.290
      116                    A                                    15.290
      117                                                         20.290
      118                    A                                    20.290
      119                    A                                    20.290
      120                    A                                    20.290
      121                                                          3.290
      122                    A                                    20.290
      123                    A                                    25.290
      124                                                          3.290

                                                                   4.413

FOOTNOTES TO APPENDIX II

1 "MSMC," "BSCMI," "WFB," and "PCF" denote Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, and Principal Commercial Funding, LLC, respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 5-11, 12-14, 27-29, 32-33, 45-47, 77-78, 104-105. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 94-96. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5 With respect to Mortgage Loan No. 26, Silver Spring Section A, the entirety of the property is subject to a ground lease. However, the ground lessor (Montgomery County, Maryland) has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the ground lease is extinguished. Additionally, the borrower has the option to purchase the fee interest for $3,106,570.00. Such purchase price will be reduced annually by 10% until the end of tenth year where at that time and thereafter the Purchase Price shall be $1.00. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 48, Home Depot Ground Lease, the ground lessee, Home Depot, owns the improvements to the land. For underwriting purposes, the Mortgage Loan seller assumes the borrower controls the improvements and leases the land and improvements to Home Depot at a market rental rate. The actual rental income to the borrower under the ground lease is less than the amount underwritten and the underwritten DSCR and LTV, based on the actual collateral, are 1.15x and 79.0%, respectively.

6 The Cut-off Date is May 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in May 2004 were due on May 1, 2004, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 68, 301 NE Rice Road and 102, 18 Commerce Road, which are due on the 3rd of the month, and Mortgage Loan No. 4, 840 Memorial Drive, which is due on the 8th of the month.

     With respect to Mortgage Loan No. 2, (referred to herein as the "U.S. Bank Tower" and the "U.S. Bank Tower Pari Passu Loan"), the loan is comprised of one A Note (Note A-3 described below) that is secured by the mortgaged property on a pari passu basis with other notes (Notes A-1, A-2 described below, together the "U.S. Bank Tower Companion Loan") that are not included in the Trust. The U.S. Bank Tower A Notes had outstanding principal balances as of the cut-off date as follows: Note A-1, $130,260,000; Note A-2, $65,000,000; and Note A-3, $64,740,000. Note A-1 is included in the
     REMIC Trust know as GCCFC 2003-C2. Note A-2 is included in the REMIC Trust known as MSCI 2004-TOP13. Note A-3 is included in the Trust. The U.S. Bank Tower Companion Loan has the same interest rate, maturity date and amortization term as the U.S. Bank Tower Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the U.S. Bank Tower Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the U.S. Bank Tower Pari Passu Loan and the U.S. Bank Tower Companion Loan.

     With respect to Mortgage Loan No. 18, Hiram Pavilion, the loan was paid down on January 22, 2004 in the principal sum of $5,730,785.00, pursuant to the terms of the Earn Out Agreement entered into between Borrower and Lender at closing. Inland Retail Real Estate Trust, Inc. was released from its guaranty of the obligations under the Earn Out Agreement and the vacant space escrow in the amount of $1,525,430 was released to Borrower.

     With respect to Mortgage Loan No. 23, Lincoln Tower Cooperative, additional financing in an amount not less than $3,620,000, but up to an amount that when combined with the then current balance of the subject first mortgage, will create a combined maximum 20% LTV, will be permitted on the Property, subject to certain restrictions as outlined in the Loan Documents including but not limited to: No event of default under the Loan, subordinate lender being an eligible institution, all proceeds of any additional financing to be used exclusively for the Property and a subordination and standstill agreement from subordinate lender on then commercially reasonable terms for a securitized transaction of similar size, acceptable to Lender.

     With respect to Mortgage Loan No. 85, Hamilton Building, future secured subordinate debt is permitted one-time if, among other things, (i) junior loan is fixed in amount and interest rate, and has no convertible or participating features; (ii) aggregate DSCR on the 10% constant is 1.27x or above; (iii) aggregate LTV is not greater than 48% based on a then current appraisal; (iv) junior loan is fully amortizing and matures not later than the maturity date; v) Junior Lender is solvent and has a low probability of bankruptcy; (v) Subordination and intercreditor agreement entered into in form and content satisfactory to lender; (vi) No downgrade, if Rating Agency confirmation required by lender; and (vii) No adverse REMIC event confirmation.

     With respect to Mortgage Loan No. 3, The Shops at Briargate, after the third year of the loan, a direct or indirect owner of the borrower shall have a one-time right to incur mezzanine financing secured by a pledge of its direct or indirect equity interest in the borrower, upon satisfaction of the following conditions: (i) Lender provided 30 days notice, (ii) LTV less than or equal to 82%, (iii) DSCR of 0.95x, (iv) fixed interest rate on the proposed financing, (v) loan term of Mezzanine financing shall be coterminous with or longer than the subject loan, (vi) average annual sales for tenants at the subject shall be at least $350 PSF, (vii) Borrower shall provide Rating Agency confirmation with respect to the permitted Mezzanine financing, and (viii) the holder of the permitted Mezzanine financing shall be a solvent Qualified Subordinate Lender, who agrees in the applicable intercreditor agreement that any subsequent transfer of the Mezzanine financing shall be to a Qualified Subordinate Lender.

     With respect to Mortgage Loan No. 37, 19 - 45 Home Depot Drive, the borrower may incur mezzanine debt, and together with the Indebtedness shall not exceed 79% of the appraised value with a minimum of 1.25x DSCR. Lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender.

     With respect to Mortgage Loan No. 40, Shoreside Shopping Center, the borrower may incur mezzanine debt, and together with the Indebtedness shall not exceed 74% of the appraised value with a minimum of 1.30x DSCR. Lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. Ability to obtain mezzanine debt is personal to the current Borrower.

     With respect to Mortgage Loan No. 93, East Avenue Marketplace, the borrower may enter into additional subordinate financing with certain affiliated parties that is neither secured by the mortgaged property nor transferable, provided that any such request for financing include subordination/standstill undertakings by the unsecured lender.

     With respect to Mortgage Loan No. 108, Elk River Crossing, the borrower has the right in the future to pledge its ownership interest to a financial institution as collateral for the loan, provided that in the event such financial institution elects to foreclose on such equity interest, it shall be treated as a request for an assumption in accordance with the applicable assumption procedures and terms as set forth in the note.

     With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, after the initial lockout period, the borrower may cause the release of one or more of the Mortgaged Properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 2.65x and a loan to value of 60% is maintained on the remaining Mortgaged Properties after release, and the borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, upon compliance with certain conditions in the Loan Documents, the borrower is entitled to have the Lender release a certain outparcel of land at the Wal-Mart Alliance property to which no value was attributed in the underwriting of the Loan.

     With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, after the initial lockout period, the borrower may cause the release of one or more of the Mortgaged Properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 1.10x and a loan to value of 65% is maintained on the remaining mortgaged property after release, and the borrower pays an amount equal to 110% of the allocated loan amount.

     With respect to Mortgage Loan No. 24, Kohl's Regency Plaza, upon compliance with certain conditions in the Loan Documents, the borrower is entitled to have the Lender release a certain outparcel of land to which no value was attributed in the underwriting of the Loan.

     With respect to Mortgage Loan Nos. 27-29, East Coast Portfolio, after the initial lock out period, the borrower may cause the release of one or more of the Mortgaged Properties all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 2.72x and a loan to value of 60% is maintained on the remaining Mortgaged Properties after release, and the borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan Nos. 32-33, Portland Portfolio, after the initial lockout period, the borrower may cause the release of the Rediron property, which is currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 1.75x and a loan to value of 67% is maintained on the remaining mortgaged property after release, and the borrower pays defeasance on an amount equal to 115% of the allocated loan payments.

     With respect to Mortgage Loan No. 40, Shoreside Shopping Center, if the borrower provides satisfactory evidence of reparcelization, they may request release of a parcel of land that is the current access to US Highway 158 as shown in Exhibit C of the Mortgage. In conjunction with the Release, the lender will allow the borrower to substitute an adjacent parcel of land as shown in Exhibit D of the mortgage which will become the new access to US Highway 158.

     With respect to Mortgage Loan Nos. 94, 3075 US Highway 98, 95, 931 Durham Road, and 96, 9365 The Landing Drive, Suite A, the borrower may request the release of one or both of the collateral supporting this cross-collateralized pool if they meet the specific requirements in the Mortgage document including in part (i) a prepayment of a portion of the unpaid balance equal to 110% for the Alabama loan, 120% for the North Carolina loan or 125% for the Georgia loan depending on which Property is being released (ii) 2.00x DSCR (iii) 50% or less LTV (iv) The property(ies) which remain as security must be 100% leased and occupied.

     With respect to Mortgage Loan Nos. 104-105, Key Bank Portfolio, after the initial lockout period, the borrower may cause the release of one of the Mortgaged Properties, which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 1.92x and a loan to value of 62% is maintained on the remaining Mortgaged Properties after release, and the borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, the borrower may substitute one or more of the Mortgaged Properties with substantially similar propert(y)(ies), provided that, among other things,
     (i) the Lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related Securities, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing, (b) the fair market value as of the date immediately preceding the substitution.

7    The "Grace Period" shown is grace period to charge late interest.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loans that require interest-only payments, in general the monthly interest-only debt service amounts reflect the average monthly debt service payment over a 12 month period.

     With respect to Mortgage Loan No. 65, Rancho Cordova Industrial, the loan is an 15-year stepped self-amortizing loan structure. The monthly payment from March 1, 2004 through February 1, 2009 is $35,343.45 based on a 18-year amortization. Beginning March 1, 2009 through February 1, 2015 the monthly payment changes to $39,656.67 based on an approximate 11-year amortization schedule. Completing the full amortization, the monthly payment from March 1, 2015 through February 1, 2019 increases to $44,387.96 based on an approximate 5-year amortization.

9 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 2, U.S. Bank Tower, the largest tenant has 17,425 sf expiring in 2004, and 274,193 sf expiring in 2009.

     With respect to Mortgage Loan No. 15, 1401 & 1501 Nolan Ryan Expressway, in lieu of a parental guarantee, the tenant is posting a letter of credit throughout the lease term and any renewal terms. The LOC totals the remaining rent due under the lease (approx. $25.04M), and may be reduced every six months by the amount of base rent that has been paid in the previous 6 month time frame in accordance with the Siemens lease. JP Morgan is the LOC issuer, and the LOC has been assigned to the Lender.

     With respect to Mortgage Loan No. 39, 290 East Aurora Road, the single tenant is Riser Foods Company, (dba) Giant Eagle. Underwritten net cash flows were calculated using 100% rental payments, however provisions in the Riser Foods Company lease provide that actual rent shall be 80% until such time that Target or any other nationally recognized 'Big Box' retail tenant acceptable to Riser Foods Company completes and occupies an adjoining property. If Target or other acceptable tenant does not occupy said property by January, 2005; the Borrower has the right to terminate the Riser Food Company lease during the month of January, 2005. Target's current anticipated opening date is July, 2004.

     With respect to Mortgage Loan No. 51, 80 New Bridge Road, Pathmark's lease contains two purchase options. The first can occur anytime after 12/31/2003 with 270 days notice if Pathmark determines that operation of the Premises is no longer economically feasible. Under this circumstance, the lockout period for prepayment is not applicable. The purchase price is stated at 12 times the then annual basic rent, which currently equates to a $14.4 million purchase; however, the price will increase as rent increases every five years. The second purchase option is effective at the end of the initial term (12/31/2013) or the end of each five-year extension and requires a 15-month notice if Pathmark should exercise this option. The purchase price floor for the initial term and the first two extensions is 10 times the annual basic rent which would equate to a purchase price of $12.92 million on December 31, 2013 and increase at the end of each extension.

     With respect to Mortgage Loan No. 67, 2160 West Drake Road, Walgreens Co has a 75 year lease, but has an option to terminate lease at the end of years 25,30,35,40,45,50,55,60,65 & 70 with 6 months notice.

     With respect to Mortgage Loan No. 69, 6650 Timberline Road, Walgreens Co has a 75 year lease, but has an option to terminate lease at the end of years 25,30,35,40,45,50,55,60,65 & 70 with 6 months notice.

     With respect to Mortgage Loan No. 89, Walgreens Macomb Township, Walgreens Co has a 75 year lease, but has an option to terminate lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 & 70 with 12 months notice.

     With respect to Mortgage Loan No. 107, Bullard Palm Shopping Center, Walgreens Co has a 35 year lease, but has an option to terminate lease at the end of years 15, 20, 25, & 30 with 12 months notice.

     With respect to Mortgage Loan No. 113, Walgreens Hot Springs Village, Walgreens Co has a 60 year lease, but has an option to terminate lease at the end of years 20, 25, 30, 35, 40, 45, 50 & 55 with 6 months notice.

12 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

17 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the March, 2004 due dates for the MSMC-, BSCMI-, WFB-, and PCF- originated loans.

19 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

20 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the March, 2004 due dates for the MSMC-, BSCMI-, WFB-, and PCF- originated loans.

22 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

23 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 24 and 26 for additional prepayment information.

24 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 6 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", and "F". Any exceptions to these formulas are shown below such formulas. Summaries of the 6 formulas are listed beginning on page II-8.

25 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

26 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-6, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                   Escrow or LOC      Escrowed Holdback or                      Prepayment Premium
      Mtg.                                            Release           Letter of Credit       Outside Date         Provisions
    Loan No.      Property Name                     Conditions           Initial Amount         for Release
------------------------------------------------------------------------------------------------------------------------------------
       3          The Shops at Briargate                 1                   $3,000,000         12/18/2006     Defeasance
       15         1401 & 1501 Nolan Ryan                 2                      $40,775          5/20/2004     Yield Maintenance
                  Expressway
       56         455 Gibraltar Drive                    3                 $315,000 LOC             NAP        Yield Maintenance
       57         The Shops @ Thoroughbred               2                 $355,000 LOC          5/31/2004     Yield Maintenance
                  Square VI                              4                 $250,000 LOC          5/31/2004     Yield Maintenance
       70         Towne Centre Village                   2                      $27,000          6/1/2004      Yield Maintenance
       73         Gentry Crossings Road                  5                  $78,000 LOC             NAP        Yield Maintenance
                                                         2                  $70,000 LOC             NAP        Yield Maintenance
       75         Vineyard Apartments                    2                     $288,125          2/28/2005     Yield Maintenance
       83         4075 Ruffin Road                       6                      $65,000          5/1/2004      Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS


1. During the first 36th months of the term of the loan, the Borrower may request releases of the Holdback reserve in an amount equal to (a) $46,500,000 minus (b) a calculated loan amount that would yield a maximum 80% loan-to-value ratio and a debt service coverage ratio of at least 1.01x, determined on a 10.09% constant. The Borrower is required to partially defease the loan at the end of the 36th month of the loan term, in an amount equal to any funds remaining in the Holdback reserve.

2. Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

3. Borrower provides Lender with Jernberg's most recent year-end audited (consolidated) financial statements acceptable to Lender which reflect a minimum tangible net worth of $10 million and either presents a most recent year-end audited financial statement for Jernberg which reflects a net income of at least $4 million or the most recent two consecutive year-end audited financial statements for Jernberg which reflect a net income of at least $2 million for each year.

4. Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

5. Borrower furnishes to Lender written disbursement request and the following conditions have been met: (1) the Premises is 90% occupied by lessee(s) and Lender has received fully executed lease(s) or executed amendments extending upcoming term expirations acceptable to Lender; lessee's estoppel certificate(s) on these spaces, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments; (2) underwritten net cash flow from all approved lease(s) in effect with a remaining term of at least 3 years equals or exceeds 1.15 times the annual debt service payments on the loan and (3) lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contactor, or engineering consultant to the extent and cost of the repairs, and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

6. Borrower furnishes to Lender among other things; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor, or engineering consultant to the extent and cost of the repairs, and the lessee's estoppel certificate, indicating among other things, the lessee's occupancy and unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments. In addition, the lender has inspected or waived right to inspection.

YIELD MAINTENANCE FORMULAS


A    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the last (1)3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

         (i) an amount equal to 1% of the amount prepaid; or

         (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than the first day of a month, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period commencing on the prepayment date and ending on the last day of the month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

     ---------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan No. 20, 12 E 22nd St., delete "3 months," insert "7 months."
     ---------------------------------------------------------------------------

B        (1)Except as otherwise provided herein, Borrower shall not have the right to prepay the (2)Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this (3)Agreement, prepay the unpaid principal balance of the
     (2)Loan in whole, (4)but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the (2)Loan being prepaid to and including the date of prepayment, (5)(ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note(s), the Mortgage(s) and the other Loan Documents, and (iv) (6)a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the
     (7)outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the (8)Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the (9)outstanding principal amount of the (2)Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.(10)(11)(12)

         "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the (13)Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of (14)the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the (13)Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of (15)such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

         "Prepayment Rate Determination Date" shall mean the date which is five
     (5) Business Days prior to the (16)prepayment date.


     ---------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date,".

     (2) With respect to Mortgage Loan No. 25, John Deere - Davenport, delete "the Loan" and insert "Note A".

     (3) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "of this Agreement", insert "here of".

     (4) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "but not in part" and insert "and, as permitted pursuant to mortgage documents, in part,".

     (5) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date" and insert "(the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs".

     (6) With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, insert "if the prepayment occurs prior to the date which is one month prior to the Anticipated Repayment Date,". With respect to Mortgage Loan Nos. 27-29, East Coast Portfolio, insert "if the prepayment occurs prior to the date which is one month prior to the Maturity Date,".

     (7) With respect to Mortgage Loan No. 25, John Deere - Davenport, delete "outstanding principal balance of the Loan" and insert "principal balance of Note A".
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (8) With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, delete "Maturity Date (" and insert "Anticipated Repayment Date (without giving effect to any payment required to be made on such date, and".

     (9) With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio and 27-29, East Coast Portfolio, delete "outstanding principal amount of the Loan" and insert "aggregate outstanding principal amount of the Notes."

     (10) With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, insert "Except for prepayments made by application of Excess Cash Flow in accordance with the terms of this Agreement, prepayments of the principal amount of the Loan may be made in whole only, and not in part."

     (11) With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio insert the following paragraph:

                  (b) After the Permitted Prepayment Date, Borrower may, provided it has satisfied the Partial Prepayment Conditions, prepay the unpaid principal balance of any one or more individual Notes (such Note or Notes being the "Release Note") in whole, but not in part, and obtain a release of the Related Documents, by paying, (i) an amount equal to 115% of the outstanding principal balance of the Release Note (such amount being referred to herein as the "Release Principal Payment"),
                  (ii) interest accrued and unpaid on the Release Principal Payment at the applicable Interest Rate to and including the date of prepayment, (iii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the Release Principal Payment after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iv) all other sums then due under this Agreement, the Release Note, the Release Mortgage and the other Loan Documents, and (v) the Prepayment Consideration (calculated on the amount of the Release Principal Payment). From the Release Principal Payment, an amount equal to 15% of the outstanding principal balance of the Release Note shall be applied to the outstanding principal balance of the Remaining Notes, on a pro rata basis; the Monthly Debt Service Payment Amount under each Remaining Note shall be recalculated based on the Initial Rate and the unpaid principal balance effective as of the day following the next occurring Payment Date. Lender promptly shall notify Borrower in writing of the new Monthly Debt Service Payment Amount with respect to each Remaining Note.

     (12) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, insert the following:

                  If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                  Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

                  Notwithstanding the foregoing, Borrower shall not be required to pay the Prepayment Consideration if the prepayment is made within 60 days prior to the Maturity Date.

     (13) With respect to Mortgage Loan Nos. 5-11, Great Hall East Portfolio, delete "Maturity Date", insert "Anticipated Repayment Date".

     (14) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "the related tender of the payment", insert "such Prepayment Rate Determination Date".

     (15) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "such date", insert "the Prepayment Rate Determination Date. The rate so published shall control absent manifest error."

     (16) With respect to Mortgage Loan Nos. 12-14, San Antonio Office Portfolio, delete "prepayment date", insert "date that such prepayment shall be applied in accordance with the terms and provisions hereof."
     ---------------------------------------------------------------------------

C        Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the
     (1)fourth anniversary of the Month-End Date.

         (2)Following the earlier to occur of (a) the third anniversary of the Month-End Date or (b) two (2) years after the occurrence of a Secondary Market Transaction (as defined in the Security Instrument), Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

         The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (as hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

         Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

         Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

         Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of this Note would have been prohibited under this Note had the principal amount of this Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) 3% of the then principal amount of this Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Note had this Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of this Note.

     ---------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan No. 19, Roger Williams Hotel, delete "fourth anniversary of the Month-End Date." and insert "earlier of the third anniversary of the Month-End Date, and the second anniversary of a Secondary Market Transaction."

     (2) With respect to Mortgage Loan No. 19, Roger Williams Hotel, delete "Following the earlier to occur of (a) the third anniversary of the Month-End Date or (b) two (2) years after the occurrence of a Secondary Market Transaction (as defined in the Security Instrument)," insert "After the earlier of the third anniversary of the Month-End Date and the second anniversary of a Secondary Market Transaction,"

     ---------------------------------------------------------------------------

D The term "Yield Maintenance Premium" shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan (as such term is defined in the Security Instrument) being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the date occurring six (6) months prior to the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan (as defined in the Security Instrument) being prepaid on the Prepayment Date (and taking into account all scheduled payments of principal to be made in accordance with the terms of this Note, the Security Instrument and Other Security Documents) and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E    Loan Prepayment

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents(1). Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date(2), Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part(3), upon (a) not less than 30 days (4)prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium(5)." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

          The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield(6). In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary(7), during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     ---------------------------------------------------------------------------
     NOTES:

     (1) With regard to Mortgage Loan Nos. 94, 3075 US Highway 98, 95, 931 Durham Road, and 96, 9365 The Landing Drive, Suite A, insert "; and (d) the Other Loans are simultaneously prepaid in full in accordance with the terms and conditions of the Other Loan Documents".

     (2) With regard to Mortgage Loan No. 51, 80 New Bridge Road, insert "(or prior to the Lockout Date but solely in connection with the purchase right set forth in Section 1.6(c) of the Pathmark Lease)".

     (3) With regard to Mortgage Loan Nos. 94, 3075 US Highway 98, 95,, 931 Durham Road, and 96, 9365 The Landing Drive, Suite A, insert "solely as a result of the release of the Premises in accordance with and subject to paragraph Loan No. 94 -"40"; Loan No. 95 - "42"; and Loan No. 96 -"38" of the Mortgage".

     (4) With regard to Mortgage Loan No. 34, Johnston Road Plaza, insert "(but not more than 60 days)".

     (5) With regard to Mortgage Loan Nos. 94, 3075 US Highway 98, 95, 931 Durham Road, and 96, 9365 The Landing Drive,, Suite A, insert "and (e) the Other Loans are simultaneously prepaid (to the extent required) in the amount determined in accordance with and subject to paragraph Loan No. 94 -"40"; Loan No. 95 - "42"; and Loan No. 96 -"38" of the Mortgage".

     (6) With regard to Mortgage Loan No. 52, 319 to 335 Wilshire Boulevard, insert "plus fifty (50) basis points".

     (7) With regard to Mortgage Loan No. 51, 80 New Bridge Road, insert "in the event an Event of Default and acceleration occurs".

     ---------------------------------------------------------------------------

F Prepayment Consideration" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. If such difference equals zero or less, then the Applicable Interest Rate shall be used in calculating the Calculated Payments, as set forth herein. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - ONE & THREE CHRISTINA CENTRE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $74,500,000

CUT-OFF DATE BALANCE:          $74,500,000

SHADOW RATING (MOODY'S/S&P):   Baa3 / BBB

FIRST PAYMENT DATE:            2/01/2004

INTEREST RATE:                 4.620%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 1/01/2009

EXPECTED MATURITY BALANCE:     $74,500,000

SPONSORS:                      Macquarie Office Trust and  Brandywine Realty
                               Trust

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of December 11, 2006 or
                               2 years after the REMIC start up date, with U.S.
                               Treasury defeasance thereafter. At the Borrower's option, the loan may be prepaid from July 1, 2008 to September 30, 2008 upon payment of the greater of 1% of the amount prepaid or yield maintenance, and, from and after October 1, 2008, without penalty.

LOAN PER SF:                   $117.73

UP-FRONT RESERVES:             TI/LC:               $1,173,825

                               Deferred             $375,000
                               Maintenance:

ONGOING RESERVES(1):           RE Tax:              Springing

                               Insurance:           Springing

                               Cap Ex:              Springing

LOCKBOX(2):                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE                         Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      Wilmington, DE

YEAR BUILT/RENOVATED:          1989/2003

OCCUPANCY(3):                  100.0%

SQUARE FOOTAGE:                632,797

THE COLLATERAL:                One 18-story class A office building and one
                               15-story class A office building

OWNERSHIP INTEREST:            Fee

                                                              LEASE
MAJOR TENANTS                     % NRSF      RENT PSF     EXPIRATION
-------------                     ------      --------     ----------
First USA Bank / Banc One(4)       0.1%        $28.06       3/03/2005
                                   8.5%        $25.32       6/30/2010
                                  38.6%        $14.79      12/31/2015
                                  43.4%        $16.09       1/31/2017

Brandywine Asset Management        4.7%        $24.45      12/31/2010

American Express Credit            1.3%        $22.29       6/30/2005

PROPERTY MANAGEMENT:           Brandywine Operating Partnership, L.P.

U/W NET OP. INCOME:            $10,894,801

U/W NET CASH FLOW:             $10,604,421

APPRAISED VALUE:               $114,950,000

CUT-OFF DATE LTV:              64.8%

MATURITY DATE LTV:             64.8%

DSCR:                          3.04x
--------------------------------------------------------------------------------

(1) Real estate tax, insurance premiums and capex impounds shall be funded upon the occurrence of any one of the following ("Trigger Event"): (a) an event of default; (b) if the DSCR as tested quarterly based on (i) Lender's determination of underwritable net cash flow using applicable rating agency criteria and (ii) a 10% debt constant, falls below 1.10x; or (c) an assignment of the Loan pursuant to a transfer of the property except for a permitted transfer. The required monthly impound for taxes will be 1/12 of annual real estate taxes and for insurance the monthly impound will be 1/12 of annual insurance premiums. The capital expenditure escrow will equal $.20/sf per year funded monthly. The Borrower must deposit monthly the amount of operating expenses as set forth in the budget for the calendar month following the deposit. Pursuant to the lockbox agreement, the Lender will disburse funds for operating expenses, provided no event of default exists.

(2) A hard lockbox is in effect. All rental income shall be deposited directly in a Lender controlled Cash Management Account. Monthly principal, interest, reserve and escrow payments will be funded in the order of priority set forth in the Cash Management Agreement; all remaining funds in the Cash Management Account after such disbursements shall be distributed to Borrower on each payment date, unless an event of default exists.

(3)  Occupancy is based on the rent roll dated November 5, 2003.

(4) Base Rent per square foot is represented on an average basis for leases expiring per stated date.


                                     III-1

THE ONE AND THREE CHRISTINA CENTRE LOAN

     THE LOAN. The largest loan (the "One & Three Christina Centre Loan") as evidenced by the Promissory Note (the "One & Three Christina Centre Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "One & Three Christina Centre Mortgage") encumbering 632,797 square feet of Class A office space known as One & Three Christina Centre, located in Wilmington, DE (the "One & Three Christina Centre Property"). The One & Three Christina Centre Loan was originated on December 1, 2003 by or on behalf of Wells Fargo Bank, National Association ("WFB").

     THE BORROWER. The borrower is Macquarie BDN Christina I, LLC and Macquarie BDN Christina III, LLC, each a Delaware limited liability company (the "One & Three Christina Centre Borrower") that owns no material asset other than the One & Three Christina Centre Property and related interests. The One & Three Christina Borrower is a single purpose entity whose managing member has an independent director. A nonconsolidation opinion as to the One & Three Christina Centre Borrower was delivered at closing. The One & Three Christina Centre Borrower is sponsored by a Joint Venture consisting of 20% equity owned by Brandywine Operating Partnership, L.P (BOP) and 80% equity owned by entities managed and operated by Macquarie Bank Limited (MBL) and its affiliates. BOP was 94.9% owned by Brandywine Realty Trust (BDN) as of December 31, 2002. BDN, one of the Mid-Atlantic region's largest full-service real estate companies and the largest office landlord, is a completely integrated, real estate operating company organized as a real estate investment trust (REIT). BDN is engaged in the ownership, management, leasing, acquisition and development of primarily suburban office and industrial properties located in the Mid-Atlantic United States. BDN Shares are traded on the New York Stock Exchange under the symbol BDN. BOP and BDN are structured as an UPREIT and were organized and commenced its operations in 1986. BDN has total market capitalization of approximately $2.1 billion and a debt to total market capitalization of approximately 44%. MBL, based in Australia, offers extensive property funds management through its Macquarie's Banking and Property Group and has in excess of $7 billion in total property funds under management, through listed and unlisted property trusts, developments trusts and MBL associates. Brandywine Realty Trust and an institutional investor formed a joint venture to acquire One & Three Christina Centre, previously owned and managed by BDN. The One & Three Christina Borrower has the right to transfer the loan to third parties subject to certain conditions and a payment of a 50 basis point fee. The One & Three Christina Borrower is also permitted to transfer interests among Brandywine and Macquarie and their affiliates without a fee but subject to certain conditions including a minimum net worth of the operating entity of $250,000,000. BDN is permitted to pledge its ownership interest in BOP in connection with a financing to BDN and/or BOP where such pledge involves the pledge of interests that directly or indirectly cover all or substantially all of BDN's assets.

     THE PROPERTY. The One & Three Christina Centre Property, located on North Walnut Street between East 2nd St. and East 3rd St., was originally constructed in 1989 and renovated in 2003. The One & Three Christina Centre Property consists of one 18-story office tower and one 15-story office tower, totaling 632,797 square feet of Class A office space. The buildings are comprised of granite exterior walls with insulated, tinted glass panel windows and membrane roof covers over insulated metal decks. The One Christina Centre Property is situated on an approximately 2.28 acre parcel and contains a four story, 1,340 space commercial parking garage. The Three Christina Centre Property is situated on an approximately 1.17 acre parcel and contains subterranean private parking for 90 vehicles.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL     CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET      % OF SF       RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING        ROLLING            ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               --              --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          MTM                  1            $23.00             0%             0%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                 4            $18.86             2%             2%               2%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2005                 3            $20.79             2%             5%               3%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2006                 1            $22.81             0%             5%               0%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2007                --              --               --             5%               --                  6%
------------------------------------------------------------------------------------------------------------------------------
          2008                --              --               --             5%               --                  6%
------------------------------------------------------------------------------------------------------------------------------
          2009                --              --               --             5%               --                  6%
------------------------------------------------------------------------------------------------------------------------------
          2010                 5            $25.01            13%             18%              20%                25%
------------------------------------------------------------------------------------------------------------------------------
          2011                --              --               --             18%              --                 25%
------------------------------------------------------------------------------------------------------------------------------
          2012                --              --               --             18%              --                 25%
------------------------------------------------------------------------------------------------------------------------------
          2013                --              --               --             18%              --                 25%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            45            $15.47            82%            100%              75%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The One & Three Christina Centre Property is managed by Brandywine Operating Partnership, L.P. ("Brandywine"), which is affiliated with the One & Three Christina Centre Borrower. Brandywine owns and/or manages 290 office and

                                     III-2
industrial properties aggregating 20.5 million square feet and is one of the Mid-Atlantic Region's largest full-service real estate companies. The management agreement is subordinate to the One and Three Christina Centre Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the One and Three Christina Centre Loan and the One and Three Christina Centre Property is set forth on Appendix II hereto.




                                     III-3

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - ONE & THREE CHRISTINA CENTRE
--------------------------------------------------------------------------------












               [3 PHOTOS OF ONE & THREE CHRISTINA CENTRE OMIITED]





                                     III-4

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - ONE & THREE CHRISTINA CENTRE
--------------------------------------------------------------------------------












         [MAP INDICATING ONE & THREE CHRISTINA CENTRE LOCATION OMITTED]


                                     III-5

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - U.S. BANK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $64,740,000

CUT-OFF DATE BALANCE:           $64,740,000

SHADOW RATING (MOODY'S/S&P):    NAP

FIRST PAYMENT DATE:             8/01/2003

INTEREST RATE:                  4.660%

AMORTIZATION:                   Interest only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  7/01/2013

EXPECTED MATURITY BALANCE:      $64,740,000

SPONSOR:                        Maguirez Properties, Inc.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout until the earlier of July 1, 2006 or 2
                                years after the REMIC "start-up" date after the last securitization with respect to any note secured by the U.S. Bank Tower Property, with U.S. Treasury defeasance thereafter. Prepayable without penalty from and after April 1, 2013.

LOAN PER SF(1):                 $182.89

UP-FRONT RESERVES(2):           TI/LC:                       $1,176,120

                                Immediate Repairs:           $6,250

                                US Bancorp TI/LC:            $5,999,993

                                RE Tax:                      $1,059,009

                                Insurance:                   $192,483

ONGOING RESERVES(2):            TI/LC:                       Springing

                                Replacements:                Springing

                                US Bancorp TI/LC:            Springing

                                RE Tax:                      $264,752 / month

                                Insurance:                   $192,483 / month

LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Urban

LOCATION:                       Los Angeles, CA

YEAR BUILT/RENOVATED:           1989-1990 / NAP

OCCUPANCY(3):                   90.5%

SQUARE FOOTAGE:                 1,421,657

THE COLLATERAL:                 71-story class A office building

OWNERSHIP INTEREST:             Fee

                                                             LEASE
MAJOR TENANTS                     % NRSF      RENT PSF     EXPIRATION
-------------                     ------      --------     ----------
Latham & Watkins                   20.5%       $37.68     12/14/2009(4)

Pacific Enterprises                17.1%       $35.04       6/30/2010

Wells Fargo Bank                   12.1%       $37.98       3/31/2005

PROPERTY MANAGEMENT:            Maguire Properties, L.P.

U/W NET OP. INCOME:             $39,265,542

U/W NET CASH FLOW:              $36,619,199

APPRAISED VALUE:                $435,000,000

CUT-OFF DATE LTV(1):            59.8%

MATURITY DATE LTV(1):           59.8%

DSCR(1):                        2.98x
--------------------------------------------------------------------------------

(1) The subject $64,740,000 loan represents a 24.9% pari passu interest in a $260,000,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $260,000,000 financing. The reserves also apply to the entire loan.

(2) At closing, the Borrower established a $5,999,993 reserve specifically for tenant improvements and leasing commissions related to the US Bancorp space. In addition, from April 1, 2004 to March 1, 2005, the Borrower is required to deposit all excess cash flow up to $1,134,928 for such period into the US Bancorp TI/LC reserve. Also, from January 1, 2006 until December 1, 2006, the Borrower is required to deposit all excess cash flow up to an additional $1,659,928 for such period into the US Bancorp TI/LC reserve. From July 1, 2004 through June 1, 2007, the Borrower is required to pay $208,333 per month into a tenant improvement and leasing commission reserve. Additional springing reserves will come into effect in the event that the net operating income is less than $32,000,000, in which case the Borrower must deposit an additional $240,665 per month into the TI/LC reserve and $21,715 per month into a replacement reserve. In addition, in the event that the net operating income is less than $32,000,000 on January 1, 2005 with respect to the immediately preceding calendar quarter and the TI/LC reserve account does not have at least $8,800,000 on deposit, the Borrower will be required to deposit the difference between $8,800,000 and the then current balance. If the net operating income is less than $32,000,000 on January 1, 2009 with respect to the immediately preceding calendar quarter, and the TI/LC reserve account does not have at least $9,100,000 on deposit, the Borrower will be required to deposit the difference between $9,100,000 and the then current balance. If the net operating income is less than $32,000,000 on January 1, 2010 with respect to the immediately preceding calendar quarter, and the TI/LC reserve account does not have at least $6,800,000 on deposit, the Borrower will be required to deposit the difference between $6,800,000 and the then current balance. Each of the foregoing deposits to the TI/LC reserve account may be made either in the form of cash or an acceptable letter of credit.

(3)  Occupancy is based on the rent roll dated September 30, 2003.

(4) 247,643 square feet expires in December 2009; 26,550 square feet expires in November 2009; 17,425 square feet expires in December 2004.


                                     III-6

THE U.S. BANK TOWER LOAN

     THE LOAN. The second largest loan (the "U.S. Bank Tower Loan") as evidenced by the Promissory Note (the "U.S. Bank Tower Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "U.S. Bank Tower Mortgage") encumbering the 1,421,657 square foot class "A" office tower known as U.S. Bank Tower, located in Los Angeles, California (the "U.S. Bank Tower Property"). The U.S. Bank Tower Loan was originated on June 26, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Library Square Associates, LLC, a Delaware limited liability company (the "U.S. Bank Tower Borrower") that owns no material asset other than the U.S. Bank Tower Property and related interests. The U.S. Bank Tower Borrower is a subsidiary of Maguire Properties, Inc. Maguire Properties, Inc. is a newly-formed REIT listed on the New York Stock Exchange, with a business focus on office properties in Southern California. Its ownership portfolio includes 12 commercial real estate properties consisting of eight office properties with approximately 6.1 million net rentable square feet, a 350-room hotel with 266,000 square feet, and an undeveloped two-acre land parcel adjacent to an existing office property that can support up to 300,000 net rentable square feet of office development.

     THE PROPERTY. The U.S. Bank Tower Property is located at 633 West Fifth Street in the Bunker Hill submarket of the central business district of Los Angeles, California. The U.S. Bank Tower Property was originally constructed in 1989-1990 and consists of two buildings: a 1,421,657 square foot, 71-story office tower with a six-level, below-grade parking facility, and an adjacent building containing a restaurant and four-level below-grade parking garage. Total parking is 1,395 spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL     CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET      % OF SF        RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING        ROLLING           ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               22              --                9%             9%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          MTM                 15            $15.53              0%            10%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                 4            $22.16              4%            14%               4%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2005                23            $33.13             17%            32%              22%                 26%
------------------------------------------------------------------------------------------------------------------------------
          2006                14            $16.08              7%            38%               4%                 30%
------------------------------------------------------------------------------------------------------------------------------
          2007                 4            $13.53              3%            42%               2%                 32%
------------------------------------------------------------------------------------------------------------------------------
          2008                 4            $17.31              3%            45%               2%                 34%
------------------------------------------------------------------------------------------------------------------------------
          2009                21            $33.11             23%            68%              29%                 63%
------------------------------------------------------------------------------------------------------------------------------
          2010                19            $33.46             18%            86%              24%                 87%
------------------------------------------------------------------------------------------------------------------------------
          2011                --              --                --            86%               --                 87%
------------------------------------------------------------------------------------------------------------------------------
          2012                 1            $12.61              1%            87%               0%                 87%
------------------------------------------------------------------------------------------------------------------------------
          2013                --              --                --            87%               --                 87%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             9            $26.50             13%           100%              13%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The U.S. Bank Tower Property is managed by Maguire Properties, L.P., which is an affiliate of the U.S. Bank Tower Borrower. The manager also manages all other properties owned by the sponsor. The management agreement is subject and subordinate to the U.S. Bank Tower Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the U.S. Bank Tower Loan and the U.S. Bank Tower Property is set forth on Appendix II hereto.




                                     III-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - U.S. BANK TOWER
--------------------------------------------------------------------------------










                       [PHOTO OF U.S. BANK TOWER OMITTED]




                                     III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - U.S. BANK TOWER
--------------------------------------------------------------------------------













                [MAP INDICATING U.S. BANK TOWER LOCATION OMITTED]







                                     III-9

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - THE SHOPS AT BRIARGATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $49,500,000

CUT-OFF DATE BALANCE:          $49,257,541

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            2/01/2004

INTEREST RATE:                 5.920%

AMORTIZATION:                  324 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 1/01/2014

EXPECTED MATURITY BALANCE:     $39,989,641

SPONSORS:                      G. Dan Poag and Terry McEwen

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of December 18, 2008 or
                               2 years after the REMIC "start-up" day, with U.S.
                               Treasury defeasance thereafter. Prepayable without penalty from and after October 1, 2013.
                               LOAN PER SF: $213.20

UP-FRONT RESERVES(1):          RE Tax:              $30,356

                               Insurance:           $52,217

                               Holdback Reserve:    $3,000,000

ONGOING RESERVES(1):           RE Tax:              $6,071 / month

                               Insurance:           $10,643 / month

                               Cap Ex:              $ 2,888 / month

                               TI/LC:               $8,333 / month

LOCKBOX(2):                    Soft springing to hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Colorado Springs, CO

YEAR BUILT/RENOVATED:          2003 / NAP

OCCUPANCY(3):                  96.6%

SQUARE FOOTAGE:                231,038

THE COLLATERAL:                Seven-building single-story retail center

OWNERSHIP INTEREST:            Fee

                                                            LEASE
MAJOR TENANTS                    % NRSF      RENT PSF     EXPIRATION
-------------                    ------      --------     ----------
Casual Corner                     5.8%        $32.00       8/31/2013

Pottery Barn                      5.0%        $28.00       1/31/2016

Pier 1                            4.6%        $25.00       5/31/2012

PROPERTY MANAGEMENT:           PM Lifestyle Shopping Centers, LLC

U/W NET OP. INCOME:            $5,319,427

U/W NET CASH FLOW:             $5,044,496

APPRAISED VALUE:               $69,300,000

CUT-OFF DATE LTV:              71.1%

MATURITY DATE LTV:             57.7%

DSCR:                          1.37x
--------------------------------------------------------------------------------

(1) The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Monthly contributions to the Cap Ex reserve are required only to the extent the amount on deposit in that account is less than $50,000. During the first 36 months of the term of the loan, the Borrower may request releases of the Holdback reserve in an amount equal to (a) $46,500,000 minus (b) a calculated loan amount that would yield a maximum 80% loan-to-value ratio and a debt service coverage ratio of at least 1.01x, determined on a 10.09% constant. The Borrower is required to partially defease the loan at the end of the 36th month of the loan term, in an amount equal to any funds remaining in the Holdback reserve.

(2) A soft lockbox is in place, which springs hard with a cash flow sweep to partially amortize the loan, upon the occurrence of any of the following trigger conditions: (a) the origination of mezzanine financing, (b) an event of default or (c) 12 months prior to the loan's maturity date.

(3)  Occupancy is based on the rent roll dated March 3, 2004.

THE SHOPS AT BRIARGATE LOAN

     THE LOAN. The third largest loan ("The Shops at Briargate Loan") as evidenced by the Promissory Note ("The Shops at Briargate Note") is secured by a first priority fee Deed of Trust and Security Agreement ("The Shops at Briargate Mortgage") encumbering the 231,038 square foot regional shopping center known as The Shops at Briargate, located in Colorado Springs, Colorado ("The Shops at Briargate Property"). The Loan was originated on December 18, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is CS Lifestyle Center, LLC, a Delaware limited liability company ("The Shops at Briargate Borrower") that owns no material asset other than The Shops at Briargate Property and related interests. The sponsors are the controlling

                                     III-10
members of Poag & McEwen Lifestyle Centers-Colorado Springs, LLC, the sole member of The Shops at Briargate Borrower. Poag & McEwen Lifestyle Centers-Colorado Springs, LLC is a shopping center development, management and leasing company focused on upscale "lifestyle centers", which it has developed over the past fourteen years.

     THE PROPERTY. The Shops at Briargate Property is located in Colorado Springs, Colorado, at 1605-1925 Briargate Parkway. The Shops at Briargate Property was originally constructed in 2003. It consists of seven buildings (four buildings for the shopping center and three restaurant pads) in a single-story open-air retail center, landscaped with walkways that connect the buildings. The Shops at Briargate Property is comprised of 231,038 square feet of leaseable space, situated on approximately 29.2 acres, and includes 1,259 parking spaces. The largest tenants at The Shops at Briargate Property are Casual Corner, Pottery Barn and Pier 1, although no single tenant occupies more than 5.8% of the net rentable area.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL     CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET      % OF SF        RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING        ROLLING           ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant                2                --              3%             3%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2004                --                --              --             3%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2005                --                --              --             3%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2006                --                --              --             3%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2007                --                --              --             3%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2008                 2            $27.11              3%             6%               3%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2009                 2            $27.27              3%             9%               3%                  6%
------------------------------------------------------------------------------------------------------------------------------
          2010                 1            $36.50              1%            10%               1%                  8%
------------------------------------------------------------------------------------------------------------------------------
          2011                --                --              --            10%               --                  8%
------------------------------------------------------------------------------------------------------------------------------
          2012                 1            $25.00              5%            15%               5%                 12%
------------------------------------------------------------------------------------------------------------------------------
          2013                18            $26.56             36%            51%              39%                 51%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            21            $24.40             49%           100%              49%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Shops at Briargate Property is managed by PM Lifestyle Shopping Centers, LLC, which is an affiliate of The Shops at Briargate Borrower's parent. The management agreement is subordinate to The Shops at Briargate Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. After the third year of The Shops at Briargate Loan, a direct or indirect owner of The Shops at Briargate Borrower shall have a one-time right to incur mezzanine financing, upon satisfaction of the following conditions, among others: (i) the LTV is less than or equal to 82% on a combined basis, (ii) the DSCR is greater than or equal to 0.95x on a combined basis, (iii) the mezzanine financing has a fixed interest rate, (iv) the mezzanine financing is coterminous with or longer than The Shops at Briargate Loan, (v) the average annual sales for tenants at The Shops at Briargate Property is at least $350 per square foot, (vi) rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the mezzanine financing and (vii) the holder of the permitted mezzanine financing shall be a solvent Qualified Subordinate Lender (as defined in the loan documents).

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Shops at Briargate Borrower may incur debt for financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions so long as such indebtedness (when combined with trade debt) does not exceed 3% of the outstanding principal amount of The Shops at Briargate Loan.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding The Shops at Briargate Loan and The Shops at Briargate Property is set forth on Appendix II hereto.


                                     III-11

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - THE SHOPS AT BRIARGATE
--------------------------------------------------------------------------------













                  [3 PHOTOS OF THE SHOPS AT BRIARGATE OMITTED]




                                     III-12

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - THE SHOPS AT BRIARGATE
--------------------------------------------------------------------------------







            [MAP INDICATING THE SHOPS AT BRIARGATE LOCATION OMITTED]













                                     III-13

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - 840 MEMORIAL DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $43,000,000

CUT-OFF DATE BALANCE:          $42,866,407

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            3/08/2004

INTEREST RATE:                 5.820%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 2/08/2014

EXPECTED MATURITY BALANCE:     $36,341,084

SPONSOR:                       The Abbey Group

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of January 14, 2009 or
                               2 years after Research the REMIC "start-up" day, with U.S. Treasury defeasance thereafter.
                               Prepayable without penalty from and after November 8, 2013.

LOAN PER SF:                   $332.83

UP-FRONT RESERVES:             RE Tax:               $201,737

                               TI/LC:                $500,000

ONGOING RESERVES(1):           RE Tax:               $50,434 / month

                               Cap Ex:               $ 1,610 / month

                               TI/LC:                $21,466 / month

LOCKBOX(2):                    Soft springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      Cambridge, MA

YEAR BUILT/RENOVATED:          1980 / 2000 & 2001

OCCUPANCY(3):                  100.0%

SQUARE FOOTAGE:                128,793

THE COLLATERAL:                Single five-story lab/office building

OWNERSHIP INTEREST:            Fee

                                                                 LEASE
MAJOR TENANTS                         % NRSF      RENT PSF     EXPIRATION
-------------                         ------      --------     ----------

UCB Research A-D                       40.4%       $52.00       6/30/2009

Advanced Inhalation                    29.7%       $45.12       6/30/2005

NeoGenesis Pharmaceuticals,  Inc.(4)   21.7%       $61.73       4/30/2007

PROPERTY MANAGEMENT:           Rivertech Associates Management, LLC

U/W NET OP. INCOME:            $5,407,937

U/W NET CASH FLOW              $4,918,523

CUT-OFF DATE LTV:              61.4%

MATURITY DATE LTV:             52.1%

DSCR:                          1.62x
--------------------------------------------------------------------------------

(1) The Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amount shown is the current monthly collection. Monthly deposits to the tenant improvement/leasing commission reserve account are required only to the extent that the total funds on deposit in that account are less than $500,000. In addition, in the event that UCB Research A-D does not exercise its extension option on or before December 31, 2007, then the Borrower must also deposit a letter of credit in the amount of $800,000. Any required reserve deposit may also be furnished in the form of a letter of credit.

(2) Lockbox becomes hard lockbox and 100% cash flow sweep commences (i) upon an event of default, (ii) upon DSCR as defined in the Loan Agreement, equals 1.10x or less and continuing until it is greater than such amount, or (iii) upon both (a) the failure of UCB Research A-D to exercise a 5 year extension option of 51,979 SF of space at the property and (b) the Borrower's failure to deposit with Lender $800,000 in cash or a letter of credit of $800,000 on or before January 1, 2008.

(3) Occupancy is based on the rent roll dated January 12, 2004. The property is 100% leased; however, 10.9% of space is currently dark and underwritten as vacant.

(4) In addition to its direct lease space, NeoGenesis Pharmaceuticals, Inc. sub-leases 12,262 SF from Advanced Inhalation Research, and therefore occupies 31.3% of the building.

THE 840 MEMORIAL DRIVE LOAN

     THE LOAN. The fourth largest loan (the "840 Memorial Drive Loan") as evidenced by the Promissory Note (the "840 Memorial Drive Note") is secured by a first priority Mortgage and Security Agreement (the "840 Memorial Drive Mortgage") encumbering the 128,793 square foot "urban" office building known as 840 Memorial Drive, located in Cambridge, Massachusetts (the "840 Memorial Drive Property"). The 840 Memorial Drive Loan was originated on January 14, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

                                     III-14

     THE BORROWER. The borrower is Rivertech Associates II, LLC, a Delaware limited liability company (the "840 Memorial Drive Borrower") that owns no material asset other than the 840 Memorial Drive Property and related interests. The sponsor of the 840 Memorial Drive Loan is the Abbey Group.

     THE PROPERTY. The 840 Memorial Drive Property is located in Cambridge, Massachusetts along Memorial Drive between River Street and Western Avenue. The 840 Memorial Drive Property was originally constructed in 1980 and renovated in 2000 and 2001. It consists of a 128,793 square foot, five-story biotechnology lab/office building. The building offers significant infrastructure associated with lab space with an approximately 70% lab/30% office build-out ratio. The 840 Memorial Drive Property is situated on approximately 1.2 acres and includes 242 parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL     CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET      % OF SF        RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING        ROLLING           ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               --               --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2004                --               --               --             --               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2005                 1           $43.71              30%            30%              25%                 25%
------------------------------------------------------------------------------------------------------------------------------
          2006                --               --               --            30%               --                 25%
------------------------------------------------------------------------------------------------------------------------------
          2007                 3           $56.71              30%            60%              33%                 58%
------------------------------------------------------------------------------------------------------------------------------
          2008                --               --               --            60%               --                 58%
------------------------------------------------------------------------------------------------------------------------------
          2009                 4           $52.00              40%           100%              41%                 99%
------------------------------------------------------------------------------------------------------------------------------
          2010                --               --               --           100%               --                 99%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1           NAP(1)               0%           100%               1%                100%
------------------------------------------------------------------------------------------------------------------------------
          2012                --               --               --           100%               --                100%
------------------------------------------------------------------------------------------------------------------------------
          2013                --               --               --           100%               --                100%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            --               --               --           100%               --                100%
------------------------------------------------------------------------------------------------------------------------------

(1) The Sprint Spectrum lease is for antenna space on the rooftop not included in the total building area.

     PROPERTY MANAGEMENT. The 840 Memorial Drive Property is managed by Rivertech Associates Management, LLC. The management agreement is subordinate to the 840 Memorial Drive Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 840 Memorial Drive Borrower may obtain financing for equipment and other personal property used at the 840 Memorial Drive Property with annual payments not exceeding $200,000 in the aggregate; provided that such indebtedness may not be outstanding more than sixty days past the date incurred and must be incurred in the ordinary course of business.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 840 Memorial Drive Loan and the 840 Memorial Drive Property is set forth on Appendix II hereto.



                                     III-15

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - 840 MEMORIAL DRIVE
--------------------------------------------------------------------------------










                    [3 PHOTOS OF 840 MEMORIAL DRIVE OMITTED]










                                     III-16

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - 840 MEMORIAL DRIVE
--------------------------------------------------------------------------------













              [MAP INDICATING 840 MEMORIAL DRIVE LOCATION OMITTED]
















                                     III-17

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - GREAT HALL EAST PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $42,680,000

CUT-OFF DATE BALANCE:            $42,680,000

SHADOW RATING (MOODY'S/S&P):     A2 / A

FIRST PAYMENT DATE:              11/01/2003

INTEREST RATE:                   4.870%

AMORTIZATION:                    Interest Only

ARD:                             10/01/2008

HYPERAMORTIZATION:               Yes

MATURITY DATE:                   10/01/2033

EXPECTED ARD BALANCE:            $42,680,000

SPONSOR:                         Inland Retail Real Estate Trust Inc.

INTEREST CALCULATION:            30/360

CALL PROTECTION:                 Lockout until September 30, 2006. In connection
                                 with any voluntary prepayment, the borrower must pay a premium equal to the greater of a yield maintenance premium and 1% of the principal balance if prepayment occurs prior to September 1, 2008.

LOAN PER SF(1):                  $50.06

UP-FRONT RESERVES:               None

ONGOING RESERVES(2):             RE Tax:       Springing

                                 Insurance:    Springing

                                 Cap Ex:       Springing

LOCKBOX(3):                      Springing to Soft then to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 7 assets

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Big Box

LOCATIONS:                       Greenville, SC; Alliance, OH; Worcester, MA;
                                 Steubenville, OH; Cullman, AL; Cincinnati, OH;
                                 West Chester, OH

YEARS BUILT/RENOVATED:           See table

OCCUPANCY(1) (4):                100.0%

SQUARE FOOTAGE:                  852,598

THE COLLATERAL:                  A portfolio of seven big box retail properties

OWNERSHIP INTEREST:             Fee
                                                       LEASE
MAJOR TENANTS(5):              % NRSF    RENT PSF    EXPIRATION
----------------               ------    --------    ----------
Greenville, SC: Wal-Mart       23.5%      $6.36      2/10/2018

Alliance, OH: Wal-Mart         23.5%      $5.95      10/28/2017

Worcester, MA: Sam's Club      12.7%      $10.35     9/30/2013

Steubenville, OH: Lowe's       15.3%      $6.68      2/28/2016

Cullman, AL: Lowe's            11.9%      $6.74      11/30/2015

Cincinnati, OH: Kroger          6.6%      $9.83      11/30/2015

West Chester, OH: Kroger        6.6%      $6.23      3/31/2018

PROPERTY MANAGEMENT:             Inland Mid-Atlantic Management Corp.
                                 (Greenville, SC; Alliance, OH; Worcester, MA;
                                 Steubenville, OH; Cincinnati, OH; West Chester,
                                 OH) and Inland Southern Management Corp.
                                 (Cullman, AL)

U/W NET OP. INCOME(1):           $5,740,660

U/W NET CASH FLOW(1):            $5,717,481

APPRAISED VALUE(1):              $84,770,000

CUT-OFF DATE LTV(1):             50.3%

ARD LTV(1):                      50.3%

DSCR(1):                         2.75x
--------------------------------------------------------------------------------

(1) Loan balance per SF, Occupancy, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, ARD LTV and DSCR are all calculated on a combined basis for the seven properties.

(2) Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(3) Soft Lockbox is triggered upon the DSCR falling below 1.75x or if the loan is not repaid by April 1, 2008. Hard lockbox is triggered if (1) the DSCR falls below 1.25x, (2) the loan is not repaid by the ARD, (3) there is an event of default, or (4) the bankruptcy of the borrower or the property manager occurs, the borrower is required to establish a Soft Lockbox (if not previously established), and to sweep money daily from the clearing bank to a cash management account controlled by the lender. For a cash sweep triggered by the DSCR falling below 1.25x, such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

(4) Occupancy is based on rent rolls dated August 1, 2003 for all seven properties.

(5) Major tenants and percentages of NRSF are based upon the total square footage for all seven retail properties.

                                     III-18

THE GREAT HALL EAST PORTFOLIO LOAN

     THE LOAN. The fifth largest loan (the "Great Hall East Portfolio Loan") is evidenced by seven promissory notes and is secured by cross-collateralized and cross-defaulted first priority mortgages and assignments of leases on seven big box retail properties located in Greenville, SC ("Wal-Mart Greenville Property"), Alliance, OH ("Wal-Mart Alliance Property"), Worcester, MA ("Sam's Club Worcester Property"), Steubenville, OH ("Lowe's Steubenville Property"), Cullman, AL ("Lowe's Cullman Property"), Cincinnati, OH ("Kroger Cincinnati Property"), and West Chester, OH ("Kroger West Chester Property") (collectively, the "Great Hall East Portfolio Properties"). The Great Hall East Portfolio Loan was originated on September 19, 2003 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The Great Hall East Portfolio Loan was made to seven borrowers (the collectively, the "Great Hall East Portfolio Borrowers"): Inland Southeast Greenville Woodruff, LLC (Greenville, SC); Inland Southeast Alliance, LLC (Alliance, OH); Inland Southeast Barber, LLC (Worcester, MA); Inland Southeast Steubenville, L.L.C. (Steubenville, OH); Inland Southeast Cullman, LLC (Cullman, AL); Inland Southeast Colerain, LLC (Cincinnati, OH); and Inland Southeast West Chester, LLC (West Chester, OH). Each of the Great Hall East Borrowers is a Delaware limited liability company. No borrower owns any material assets other than its respective property. All Great Hall East Portfolio Properties are cross-collateralized and cross-defaulted. Each Great Hall East Portfolio Loan Borrower is wholly owned, directly or indirectly, by Inland Retail Real Estate Limited Partnership which is controlled by Inland Retail Real Estate Trust, Inc. (IRRETI) which reported total assets of $3.746 billion as of September 30, 2003. The principals of the Inland Group, Inc. formed Inland Retail Real Estate Trust, Inc. as well as many of the affiliated and advisory groups involved in Inland's various real estate activities. The Inland Group, Inc., together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of July 2003, the Inland Real Estate Group of Companies employed more than 1,024 people and managed over $5 billion in assets and more than 60 million square feet of commercial property.

     THE PROPERTIES.

     The Wal-Mart Greenville Property, located in Greenville, SC, is a 200,084 square foot free standing Wal-Mart Supercenter (Wal-Mart is currently rated "AA" by S&P and Fitch, "Aa2" by Moody's) constructed in 1998 and 100% leased until 2018, with 6, five-year options at the current rent. The property was built as a Wal-Mart Supercenter prototype store which offers both general merchandise as well as a food and grocery business. Also included in this store is a Garden Center, Tire & Lube Automotive Service Center, a Vision Center, a 1-hour Photo Center, a Portrait Studio, a Pharmacy, and a Maternity Center. The property is located off Woodruff Road, which is a heavily developed retail thoroughfare with a concentration of national retailers including the 800,000 square foot Greenville Mall and the 1,258,000 square foot, Haywood Mall. The property is situated on approximately 24 acres less than one mile east of Interstates 85 and 385 and includes approximately 1,002 parking spaces.

     The Wal-Mart Alliance Property is located in Alliance, Stark County, northeastern Ohio. The property is a 200,084 square foot free standing Wal-Mart Supercenter constructed in 1997 and 100% leased until 2017, with 6, five-year options at the current rent. The store was built as a Wal-Mart Supercenter prototype and is located on U.S. Highway 62 (West State Street), a four-lane thoroughfare and is shadow anchored by a Lowe's Home Improvement Center and the Carnation Shopping Mall (anchored by JC Penney and Peebles), which are not included in the Great Hall East Portfolio Loan collateral. The property is situated on approximately 19 acres along the south side of West Street and includes approximately 1,000 parking spaces.

     The Sam's Club Worcester Property, located in Worchester, MA, is a 107,929 square foot free standing Sam's Club store constructed in 1991 and 100% leased (lease guaranteed by parent company Wal-Mart) until 2013 with 10, five-year options at the current rent. The property is located on Barber Avenue and is situated approximately 1/2 mile between Interstates 190 and 290.

     The Lowe's Steubenville Property is located in Steubenville, OH approximately 37 miles west of Pittsburgh. The Property consists of a 130,497 square foot Lowe's Home Center prototype which was constructed in 1996 and is 100% leased (lease guaranteed by Lowe's Companies, Inc which is rated "A" by S&P, "A2" by Moody's and "A" by Fitch) until 2016 with 4, five-year options. The property is located on Mall Drive within 1/2 mile of the regional Fort Steuben Mall, which is anchored by Sears, JC Penney, Kaufmann's, and is shadow anchored by a Wal-Mart Supercenter, which are not included in the Great Hall East Portfolio Loan collateral.

     The Lowe's Cullman Property, located in Cullman, AL, is a 101,287 square foot stand alone Lowe's Home Center prototype constructed in 1995 and 100% leased (lease guaranteed by Lowe's Companies, Inc which is rated "A" by S&P, "A2" by Moody's and "A" by Fitch) until 2015 with 6, five-year options. The property is located on a major thoroughfare on the northwest side of Cherokee Avenue (Alabama Highway 69), within the southern area of Cullman, which is approximately equidistant from Huntsville (45 miles north) and Birmingham (50 miles south). Located proximate to the Lowe's Cullman Property is a recently built Wal-Mart Supercenter, Arby's, Chick-Fil-A, Zaxby's, and various in-line retailers.

     The Kroger Cincinnati Property, located in Cincinnati, OH (Kroger's headquarters location), is a 56,634 square foot freestanding grocery store constructed in 1991 and currently 100% leased by Kroger (rated "BBB" by S&P and Fitch and "Baa3" by Moody's). The

                                     III-19
initial lease period expires in 2015 with 6, five year renewal options at the current rent. The property is located approximately 8 miles north of the Cincinnati's Central Business District (CBD) on Colerain Avenue (US Higway 27), which is the main retail thoroughfare in western Cincinnati.

     The Kroger West Chester Property, located in West Chester, Liberty Township, OH, is a 56,083 square foot freestanding grocery store constructed in 1997 and currently 100% leased by Kroger. The initial lease period expires in 2018 with 6, five year renewal options. The property is located on the west side of Cincinnati-Dayton Road near the intersection with Hamilton Mason Road approximately 20 miles north of the Cincinnati CBD. The Cincinnati-Dayton Road is a major commercial thoroughfare in Butler County, which interchanges with Interstate 75 and Interstate 275 which are south of the property.

----------------------------------------------------------------------------------------------------------------------------------
                                    ALLOCATED LOAN AMT/
                                    EXPECTED MATURITY     PROPERTY     OWNERSHIP   YEAR BUILT/
PROPERTY                                 BALANCE            TYPE       INTEREST     RENOVATED   OCCUPANCY      SQUARE FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------
Wal-Mart Greenville, SC           $9,048,160/$9,048,160    Retail         Fee      1998 / NAP      100%            200,084
----------------------------------------------------------------------------------------------------------------------------------
Wal-Mart Alliance, OH             $8,450,640/$8,450,640    Retail         Fee      1997 / NAP      100%            200,084
----------------------------------------------------------------------------------------------------------------------------------
Sam's Club Worcester, MA          $7,938,480/$7,938,480    Retail         Fee      1991 / NAP      100%            107,929
----------------------------------------------------------------------------------------------------------------------------------
Lowe's Steubenville, OH           $6,060,560/$6,060,560    Retail         Fee      1996 / NAP      100%            130,497
----------------------------------------------------------------------------------------------------------------------------------
Lowe's Cullman, AL                $4,737,480/$4,737,480    Retail         Fee      1995 / NAP      100%            101,287
----------------------------------------------------------------------------------------------------------------------------------
Kroger Cincinnati, OH             $3,969,240/$3,969,240    Retail         Fee      1991 / NAP      100%             56,634
---------------------------------------------------------------------------------------------------------------------------------
Kroger West Chester, OH           $2,475,440/$2,475,440    Retail         Fee      1997 / NAP      100%             56,083
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                      WEIGHTED AVERAGE     % OF TOTAL                       % OF TOTAL BASE     CUMULATIVE % OF
                      # OF LEASES     BASE RENT PER SF    SQUARE FEET    CUMULATIVE % OF     RENTAL REVENUE    TOTAL BASE RENTAL
       YEAR             ROLLING           ROLLING           ROLLING         SF ROLLING          ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
      Vacant                --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2004                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2005                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2006                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2007                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2008                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2009                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2010                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2011                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2012                 --               --                 --                --                  --               --
----------------------------------------------------------------------------------------------------------------------------------
       2013                  1             $10.35              13%               13%                 18%               18%
----------------------------------------------------------------------------------------------------------------------------------
   2014 & Beyond             6             $6.61               87%              100%                 82%              100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Great Hall East Portfolio Properties are managed by Inland Mid-Atlantic Management Corp. (Greenville, SC; Alliance, OH; Worcester, MA; Steubenville, OH; Cincinnati, OH; West Chester, OH) and Inland Southern Management Corp. (Cullman, AL), each of which is affiliated with the Great Hall East Portfolio Borrowers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. After the lockout period, subject to satisfaction of certain conditions including that the debt service coverage ratio on the remaining properties is not less than the greater of (a) 2.65x and (b) the DSCR prior to release, and the loan to value ratio on the remaining properties does not exceed 60%, the Great Hall East Portfolio Borrowers can obtain a release of any one or more of the Great Hall East Portfolio Properties by prepaying, together with the required prepayment premium, 115% of the allocated loan amount.

     PROPERTY SUBSTITUTION. Prior to the anticipated repayment date and subject to satisfaction of certain conditions in the mortgage loan documents, the Great Hall East Portfolio Borrowers can substitute a replacement property for a Great Hall East Portfolio Property as collateral for the Great Hall East Portfolio Loan.

     Certain additional information regarding the Great Hall East Portfolio Loan and the Great Hall East Portfolio Properties is set forth on Appendix II hereto.


                                     III-20

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - GREAT HALL EAST PORTFOLIO
--------------------------------------------------------------------------------







                 [3 PHOTOS OF GREAT HALL EAST PORTFOLIO OMITTED]




                                     III-21

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 5 - GREAT HALL EAST PORTFOLIO
--------------------------------------------------------------------------------







          [MAP INDICATING GREAT HALL EAST PORTFOLIO LOCATIONS OMITTED]











                                     III-22

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SAN ANTONIO OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $35,150,000

CUT-OFF DATE BALANCE:         $35,150,000

SHADOW RATING (MOODY'S/S&P):  NAP

FIRST PAYMENT DATE:           2/01/2004

INTEREST RATE:                5.218%

AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                1/01/2009

EXPECTED MATURITY BALANCE:    $35,150,000

SPONSORS:                     Urdang & Associates and Griffin Partners, Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Open to prepayment with a yield maintenance
                              premium, through October 31, 2008. Prepayable without penalty from and after November 1, 2008.

LOAN PER SF:                  $58.17

UP-FRONT RESERVES(1):         RE Tax:                       $209,814

                              Insurance:                    $24,057

                              Deferred Maintenance:         $2,500

                              Cap Ex:                       $10,071

                              TI/LC/Free Rent:              $736,305

                              Environmental Escrow:         $1,500

                              Tenant Escrow:                $1,410,145

ONGOING RESERVES:             RE Tax:                       $104,907 / month

                              Insurance:                    $9,389 / month

                              Cap Ex:                       $10,071 / month

                              TI/LC:                        $50,357 / month

LOCKBOX(2):                   Soft then to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 3 assets

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      San Antonio, TX

YEAR BUILT/RENOVATED:          See table

OCCUPANCY(3):                  82.4%

SQUARE FOOTAGE:                604,283

THE COLLATERAL:                A portfolio of three suburban office properties

OWNERSHIP INTEREST:            Fee

                                                                 LEASE
MAJOR TENANTS(4)                         % NRSF   RENT PSF     EXPIRATION
----------------                         ------   --------     ----------
Argonaut Insurance - Union Square         7.6%     $20.53       5/31/2012

                                          0.6%     $21.60       6/1/2013

U.S. Government - Northwest Center        5.4%     $18.47       2/28/2004

Frost & Sullivan - Northwest Center       3.1%     $19.00       6/30/2008


PROPERTY MANAGEMENT:             Griffin Partners, Inc.

U/W NET OP. INCOME:            $4,966,807

U/W NET CASH FLOW:             $4,024,069

APPRAISED VALUE:               $53,700,000

CUT-OFF DATE LTV:              65.5%

MATURITY DATE LTV:             65.5%

DSCR:                          2.16x
--------------------------------------------------------------------------------

(1) A Tenant escrow in the amount of $620,226 was established for the potential rollover of the U.S. Government lease at the Northwest Center Property. The escrow will be released to the borrower upon the receipt of a signed lease renewal. The borrower has executed and is awaiting the countersigned lease. Additionally, a new tenant escrow in the amount of $789,919 was established for a new lease signed with ASNA as tenant, not in occupancy at loan closing, at the Colonnade I Property. The new tenant escrow will be released to the borrower upon confirmation that ASNA is in occupancy and open for business.

(2) A Hard Lockbox trigger event is defined as (a) an event of default, (b) bankruptcy of the property manager, or (c) the lender's determination that the debt service coverage ratio is less than 1.05:1.0 based on the preceding 6 months NOI annualized.

(3)  Occupancy is based on the rent rolls dated February 5, 2004.

(4) Major tenants and percentage of NRSF are based upon the total square footage for all three office properties.

                                     III-23

THE SAN ANTONIO OFFICE PORTFOLIO LOAN

     THE LOAN. The sixth largest loan (the "San Antonio Office Portfolio Loan"), is evidenced by one promissory note and is secured by cross-collateralized and cross-defaulted first priority deeds of trust and assignments of leases on three office buildings totaling 604,283 square feet located in San Antonio, Texas known as the Union Square Property, the Northwest Center Property, and the Colonnade I Property (collectively, the "San Antonio Office Portfolio Properties"). The San Antonio Office Portfolio Loan was originated on December 16, 2003 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The San Antonio Office Portfolio Loan was made to three borrowers (collectively, the "San Antonio Office Portfolio Borrowers"): SAOP Union Square, L.P. (Union Square Property); SAOP Northwest Center, L.P. (Northwest Center Property); and SAOP Colonnade I, L.P. ( Colonnade I Property ). Each of the San Antonio Office Portfolio Borrowers is a single purpose entity with an independent director. A non-consolidation opinion as to each of the Borrowers was delivered at closing. No borrower owns any material assets other than its respective San Antonio Office Portfolio Property. All of the properties are cross-collateralized and cross-defaulted. The sponsors are Urdang & Associates and Griffin Partners, Inc. Urdang & Associates is an independently owned investment manager that was founded in 1987 and focuses exclusively on private and public real estate investments on behalf of large corporate and public pension funds, as well as other institutional investors. Over the past 15 years, Urdang & Associates has completed over $4 billion of real estate transactions, involving over 120 properties nationwide. Griffin Partners, Inc. is a Texas based real estate company which has been involved in the development, acquisition, and management of approximately 1.45 million square feet of office space over the past five years.

     THE PROPERTIES. The San Antonio Office Portfolio Properties consist of three multi-tenant class A/A- office buildings comprising a combined total of 604,283 square feet located in suburban San Antonio, Texas. Each of the properties is located approximately 8-9 miles from the San Antonio CBD. In total, the three properties are occupied by a diverse rent roll of approximately 80 tenants. The largest tenant, Argonaut Insurance, (rated BBB+ by S&P) occupies approximately 49,454 sf in the Union Square Property, representing approximately 25% of Union Square's physical space and approximately 8% of the overall portfolio. The Union Square Property is located adjacent to the San Antonio International Airport. The second largest tenant, the United States Government, occupies approximately 32,594 sf in the Northwest Center Property, representing approximately 14% of Northwest Center's physical space and 5% of the overall portfolio. No other tenant in the portfolio occupies more than approximately 3% of the physical space of the portfolio. Approximately 36% of the portfolio income is derived from credit rated tenants.

----------------------------------------------------------------------------------------------------------------------------------
                                ALLOCATED LOAN AMT /      PROPERTY     OWNERSHIP   YEAR BUILT
PROPERTY                     EXPECTED MATURITY BALANCE      TYPE       INTEREST    / RENOVATED   OCCUPANCY      SQUARE FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------
Union Square                 $14,700,000 / $14,700,000     Office         Fee      1986 / NAP       91%            194,398
----------------------------------------------------------------------------------------------------------------------------------
Northwest Center             $12,750,000 / $12,750,000     Office         Fee      1984 / NAP       79%            241,248
----------------------------------------------------------------------------------------------------------------------------------
Colonnade I                   $7,700,000 / $7,700,000      Office         Fee      1983 / NAP       77%            168,637
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                           AVERAGE BASE      % OF TOTAL      CUMULATIVE     % OF TOTAL BASE     CUMULATIVE % OF
                            # OF LEASES     RENT PER SF      SQUARE FEET      % OF SF        RENTAL REVENUES       TOTAL RENTAL
           YEAR               ROLLING         ROLLING          ROLLING        ROLLING            ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
          Vacant                 --             --                18%            18%                --                  --
----------------------------------------------------------------------------------------------------------------------------------
           MTM*                  17            $1.23               1%            19%                --                  --
----------------------------------------------------------------------------------------------------------------------------------
           2004                  25           $18.92              12%            31%               15%                 15%
----------------------------------------------------------------------------------------------------------------------------------
           2005                  20           $19.38              10%            42%               13%                 28%
----------------------------------------------------------------------------------------------------------------------------------
           2006                  15           $19.53              10%            51%               12%                 41%
----------------------------------------------------------------------------------------------------------------------------------
           2007                  13           $19.02               8%            59%               10%                 51%
----------------------------------------------------------------------------------------------------------------------------------
           2008                  12           $17.88              15%            74%               18%                 68%
----------------------------------------------------------------------------------------------------------------------------------
           2009                   7           $18.92               6%            81%                8%                 76%
----------------------------------------------------------------------------------------------------------------------------------
           2010                   5           $18.18               9%            90%               11%                 87%
----------------------------------------------------------------------------------------------------------------------------------
           2011                  --             --                 --            90%                --                 87%
----------------------------------------------------------------------------------------------------------------------------------
           2012                   3           $20.53               8%            98%               10%                 97%
----------------------------------------------------------------------------------------------------------------------------------
           2013                   1           $21.60               1%            98%                1%                 98%
----------------------------------------------------------------------------------------------------------------------------------
      2014 & Beyond               1           $18.00               2%           100%                2%                100%
----------------------------------------------------------------------------------------------------------------------------------

* Note: Rent roll includes multiple month-to-month tenants with minimal associated income.

                                     III-24

     PROPERTY MANAGEMENT. The San Antonio Office Portfolio Properties are managed by Griffin Partners, Inc., an affiliate of one of the sponsors of the San Antonio Office Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Subject to the satisfaction of certain conditions including that the debt service coverage ratio on the remaining properties is not less than the greater of (a) 1.10x and (b) the DSCR of all properties prior to release, and the then current loan to value ratio on the remaining properties does not exceed 65%, the San Antonio Office Portfolio Borrowers can obtain a release of any one or more of the San Antonio Office Portfolio Properties by prepaying, together with the required prepayment premium, 110% of the related allocated loan amount.

     Certain additional information regarding the San Antonio Office Portfolio Loan and the San Antonio Office Portfolio Properties is set forth on Appendix II hereto.





                                     III-25

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SAN ANTONIO OFFICE PORTFOLIO
--------------------------------------------------------------------------------





























               [3 PHOTOS OF SAN ANTONIO OFFICE PORTFOLIO OMITTED]





                                     III-26

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - SAN ANTONIO OFFICE PORTFOLIO
--------------------------------------------------------------------------------












         [MAP INDICATING SAN ANTONIO OFFICE PORTFOLIO LOCATIONS OMITTED]











                                     III-27

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 7 - 1401 & 1501 NOLAN RYAN EXPRESSWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $22,000,000

CUT-OFF DATE BALANCE:          $21,931,521

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            3/01/2004

INTEREST RATE:                 5.810%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 2/01/2014

EXPECTED MATURITY BALANCE:     $18,587,594

SPONSORS:                      Lexington Corporate Properties Trust; Lexington
                               Acquiport Company, LLC; State of New York Common
                               Retirement

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of March 1, 2008 or 2
                               years after the REMIC "start-up" date with U.S.
                               Treasury defeasance permitted thereafter.
                               Prepayable without penalty from and after November 1, 2013.

LOAN PER SF:                   $93.81

UP-FRONT RESERVES(1):          Deferred Maintenance:        $ 40,775

ONGOING RESERVES(2):           TI/LC:                       Springing

                               Environmental:               Springing

LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      Arlington, TX

YEAR BUILT/RENOVATED:          2003 / NAP

OCCUPANCY(3):                  100.0%

SQUARE FOOTAGE:                233,783

THE COLLATERAL:                Newly constructed three-story, Class A office
                               building and a single-story, research and development facility

OWNERSHIP INTEREST:            Fee

                                                            LEASE
MAJOR TENANTS                    % NRSF      RENT PSF     EXPIRATION
-------------                    ------      --------     ----------
Siemans Dematic                  100.0%       $10.08       1/31/2014
Postal Automation L.P.

PROPERTY MANAGEMENT:           Trammell Crow/Dallas Fort Worth, LTD

U/W NET OP. INCOME:            $ 2,264,521

 U/W NET CASH FLOW:            $ 2,077,092

APPRAISED VALUE:               $ 30,125,000

CUT-OFF DATE LTV:              72.8%

MATURITY DATE LTV:             61.7%

DSCR:                          1.34x
--------------------------------------------------------------------------------

(1) In lieu of a parental guarantee, the tenant has posted a letter of credit ("LOC") throughout the lease term and any renewal terms. The LOC totals the remaining rent due under the lease (approx. $25.04M), and may be reduced every six months by the amount of base rent that has been paid in the previous 6 month time frame in accordance with the Siemens lease. JP Morgan is the LOC issuer, and the LOC has been assigned to the Lender.

(2) Beginning February 1, 2012 the Borrower shall either post a $2,150,000 letter of credit or begin monthly escrow payments of $89,583.33 until Lender receives acceptable evidence that the Tenant has exercised its extension option. Additionally, if the Borrower does not enter into the Texas Commission on Environmental Quality Voluntary Clean-up Program or obtain a proposal and sign a contract with an environmental consultant to evidence that they are progressing towards obtaining a No Further Action Letter by April 20, 2004, the Borrower will be required to submit $50,000 to be held by Lender as additional security.

(3)  Occupancy is based on the rent roll dated January 26, 2004.

1401 & 1501 NOLAN RYAN EXPRESSWAY LOAN

     THE LOAN. The seventh largest loan (the "1401 & 1501 Nolan Ryan Expressway Loan") as evidenced by a Deed of Trust Note (the "1401 & 1501 Nolan Ryan Expressway Note") is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "1401 & 1501 Nolan Ryan Expressway Deed of Trust") encumbering a 1-story research and development building and a 3-story office building located in Arlington, Texas. The 1401 & 1501 Nolan Ryan Expressway Loan was originated on January 26, 2004 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

                                     III-28

     THE BORROWER. The borrower is Lexington Arlington L.P., a Delaware limited partnership, qualified to do business in Texas as Lexington Arlington Property L.P. (the "1401 & 1501 Nolan Ryan Expressway Borrower"). The 1401 & 1501 Nolan Ryan Expressway Borrower is a single asset entity. The 1401 & 1501 Nolan Ryan Expressway Borrower's general partner is Lexington Arlington Manager LLC, a Delaware limited liability company, which holds a 0.5% interest as general partner with Lexington Acquiport Company II, LLC, a Delaware limited company, holding 99.5% interest as a limited partner and also acting as sole member of the general partner.

     THE PROPERTY. The 1401 & 1501 Nolan Ryan Expressway property located in Arlington, Texas, was originally constructed in 2003. The 1401 & 1501 Nolan Ryan Expressway property consists of a 3-story office building and a 1-story research & development building containing a total of 233,783 total leasable square feet located on 14.1 acres.

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE BASE       % OF TOTAL         CUMULATIVE    % OF TOTAL BASE    CUMULATIVE % OF
                     # OF LEASES      RENT PER SF       SQUARE FEET         % OF SF       RENTAL REVENUES      TOTAL RENTAL
       YEAR            ROLLING          ROLLING           ROLLING           ROLLING          ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------
      Vacant              --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2004               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2005               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2006               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2007               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2008               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2009               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2010               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2011               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2012               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
       2013               --              --                 --                --              --                  --
-----------------------------------------------------------------------------------------------------------------------------
  2014 & Beyond            1            $10.08              100%             100%            100%                100%
-----------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 1401 & 1501 Nolan Ryan Expressway property is managed by Trammell Crow/Dallas Fort Worth, Ltd. Company.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 1401 & 1501 Nolan Ryan Expressway Loan and the 1401 & 1501 Nolan Ryan Expressway Property is set forth on Appendix II hereto.



                                     III-29

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 7 - 1401 & 1501 NOLAN RYAN EXPRESSWAY
--------------------------------------------------------------------------------












              [PHOTO OF 1401 & 1501 NOLAN RYAN EXPRESSWAY OMITTED]






                                     III-30

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 7 - 1401 & 1501 NOLAN RYAN EXPRESSWAY
--------------------------------------------------------------------------------






       [MAP INDICATING 1401 & 1501 NOLAN RYAN EXPRESSWAY LOCATION OMITTED]













                                     III-31

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - PAVILIONS II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $22,050,000

CUT-OFF DATE BALANCE:          $21,928,873

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            2/01/2004

INTEREST RATE:                 6.170%

AMORTIZATION:                  300 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 1/01/2014

EXPECTED MATURITY BALANCE:     $17,226,229

SPONSORS:                      Ralph and Robb Horlacher

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of December 1, 2007 or
                               2 years after the REMIC "start-up" day, with U.S.
                               Treasury defeasance thereafter. Prepayable without penalty from and after July 1, 2013.

LOAN PER SF: $44.24

UP-FRONT RESERVES:             RE Tax:               $84,059

ONGOING RESERVES(1):           RE Tax:               $42,030 / month

                               Cap Ex:               $6,196 / month

                               TI/LC:                $17,867 / month

                               Ground rent:          $54,703 / month

LOCKBOX(2):                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Scottsdale, AZ

YEAR BUILT/RENOVATED:          1990 / NAP

OCCUPANCY(3):                  97.6%

SQUARE FOOTAGE:                495,668

THE COLLATERAL:                17-building, single-story retail center

OWNERSHIP INTEREST:            Leasehold

                                                            LEASE
MAJOR TENANTS                    % NRSF      RENT PSF     EXPIRATION
-------------                    ------      --------     ----------
Mervyn's                           15.3%       $5.13      12/06/2011

JoAnn Etc.                         10.1%       $4.50       2/28/2012

Toys "R" Us                         9.2%       $2.87       1/31/2017

PROPERTY MANAGEMENT:           Tiarna Real Estate Services, Inc.

U/W NET OP. INCOME:            $2,520,690

U/W NET CASH FLOW:             $2,262,942

APPRAISED VALUE:               $31,600,000

CUT-OFF DATE LTV:              69.4%

MATURITY DATE LTV:             54.5%

DSCR:                          1.31x
--------------------------------------------------------------------------------

(1) The Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections.

(2) A hard lockbox is in place. Upon occurrence of a Cash Sweep Period, all funds excess cash flow be swept into a cash management account. Cash Sweep Period means any period commencing (i) upon an Event of Default and continuing until such time, if any, as such Event of Default is cured or
     (ii) upon the DSCR equaling 1.10x or less and continuing until it is greater than such amount.

(3)  Occupancy is based on the rent roll dated December 31, 2003.

THE PAVILIONS II LOAN

     THE LOAN. The eighth largest loan (the "Pavilions II Loan") as evidenced by the Promissory Note (the "Pavilions II Note") is secured by a first priority Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Pavilions II Mortgage") encumbering the 495,668 square foot "big box" shopping center known as Pavilions II, located in Scottsdale, Arizona (the "Pavilions II Property"). The Pavilions II Loan was originated on December 1, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Spire South, L.L.C., a single-purpose, Arizona limited liability company (the "Pavilions II Borrower") that owns no material asset other than the Pavilions II Property and related interests. The Pavilions II Borrower is owned by managing member Rare Point South, Inc. (0.5%), which has one independent director, and PG Development II (99.5%), an Arizona limited partnership.

                                     III-32

     THE PROPERTY. The Pavilions II Property is located on Indian Bend Road in Scottsdale, Arizona. The Pavilions II Property was originally constructed in 1990 and consists of a 495,668 square foot, single-level power shopping center comprised of 17 buildings. Seven of the tenants at the subject property own their respective spaces. The Pavilions II Property is anchored by Mervyn's, Toys "R" Us, Sports Authority, Circuit City and Marshalls. Pavilions II is situated on approximately 58.9 acres and contains 2,450 parking spaces. The Pavilions II Property is ground-leased by the Pavilions II Borrower from the Salt River Pima-Maricopa Indian Community, pursuant to a master ground lease that expires in 2053.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL     CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET       % OF SF       RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING         ROLLING           ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant                4               --               2%             2%                --                  --
------------------------------------------------------------------------------------------------------------------------------
          2004                 3           $15.70               2%             4%                3%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2005                 4           $17.24               4%             8%                8%                 11%
------------------------------------------------------------------------------------------------------------------------------
          2006                 8           $12.92              15%            23%               23%                 34%
------------------------------------------------------------------------------------------------------------------------------
          2007                 3           $16.58               2%            25%                3%                 37%
------------------------------------------------------------------------------------------------------------------------------
          2008                 3           $14.72               4%            28%                6%                 43%
------------------------------------------------------------------------------------------------------------------------------
          2009                 1           $20.92               1%            29%                1%                 45%
------------------------------------------------------------------------------------------------------------------------------
          2010                 2            $9.21              16%            45%               17%                 62%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1            $5.13              15%            60%                9%                 71%
------------------------------------------------------------------------------------------------------------------------------
          2012                 3            $7.15              16%            76%               13%                 84%
------------------------------------------------------------------------------------------------------------------------------
          2013                 3            $6.78              14%            90%               11%                 96%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             2            $3.87              10%           100%                4%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Pavilions II Property is managed by Tiarna Real Estate Services, Inc. The management agreement is subject and subordinate to the Pavilions II Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Pavilions II Loan and the Pavilions II Property is set forth on Appendix II hereto.


                                     III-33

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - PAVILIONS II
--------------------------------------------------------------------------------





                       [4 PHOTOS OF PAVILIONS II OMITTED]





                                     III-34

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 8 - PAVILIONS II
--------------------------------------------------------------------------------













                      [MAP INDICATING PAVILIONS II OMITTED]






                                     III-35

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 - GREENVILLE PLACE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $19,450,000

CUT-OFF DATE BALANCE:           $19,450,000

SHADOW RATING (MOODY'S/S&P):    Baa2 / BBB

FIRST PAYMENT DATE:             2/01/2004

INTEREST RATE:                  5.160%

AMORTIZATION:                   Interest only through January 1, 2009. Principal
                                and interest payments of $106,321.97 beginning
                                February 1, 2009 through maturity.

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  1/01/2014

EXPECTED MATURITY BALANCE:      $18,005,871

SPONSOR:                        Verino Pettinaro

INTEREST CALCULATION:           30/360

CALL PROTECTION:                Lockout until the later of December 30, 2006 or
                                2 years after the REMIC "start-up" day, with U.S. Treasury defeasance thereafter. Prepayable without penalty from and after December 1, 2013.

LOAN PER UNIT:                  $37,475.92

UP-FRONT RESERVES:              Cap Ex:             $978,719

                                RE Tax:             $115,421

                                Insurance:          $83,997

                                Deferred
                                Maintenance:        $21,281

ONGOING RESERVES: (1) (2)       RE Tax:             $16,489 / month

                                Insurance:          $7,636 / month

                                Cap Ex:             $10,826 / month

LOCKBOX:                        None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Multifamily

PROPERTY SUB-TYPE:              Garden

LOCATION:                       Greenville, DE

YEAR BUILT/RENOVATED:           1947/1953/1998

OCCUPANCY(3):                   86.7%

UNITS:                          519

THE COLLATERAL:                 Fifty-two 2-story apartment and garden style
                                multifamily buildings.

OWNERSHIP INTEREST:             Fee

PROPERTY MANAGEMENT:            Mid-Atlantic Realty Company, Inc.

U/W NET OP. INCOME:             $2,618,997

U/W NET CASH FLOW:              $2,489,247

APPRAISED VALUE:                $35,600,000

CUT-OFF DATE LTV:               54.6%

MATURITY DATE LTV:              50.6%

DSCR:                           2.45x
--------------------------------------------------------------------------------

(1) The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections.

(2) Upon the occurrence and continuance of the DSCR falling below 1.10x on a 10% debt constant in any quarter during the term, the Borrower is required to deposit monthly capex reserves in the amount of $10,826. Cumulative deposits are capped, and the balance is required to be maintained at a minimum of $260,000. However, in the event the DSCR on a 10% debt constant, exceeds 1.29x for four consecutive quarters, monthly capex impounds will no longer be required and all funds held in the account will be returned to the Borrower.

(3)  Occupancy is based on the rent roll dated December 24, 2003.

THE GREENVILLE PLACE LOAN

     THE LOAN. The ninth largest loan (the "Greenville Place Loan") as evidenced by the Promissory Note (the "Greenville Place Note") is secured by a first priority fee Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (the "Greenville Place Mortgage") encumbering the multifamily complex known as Greenville Place Apartments, located in Greenville, Delaware (the "Greenville Place Property"). The Greenville Place Loan was originated on December 29, 2003 by or on behalf of Wells Fargo Bank, NA.

                                     III-36

     THE BORROWER. The borrower is Greenville Place LLC, a Delaware limited liability company (the "Greenville Place Borrower") that owns no material asset other than the Greenville Place Property and related interests. The Greenville Place Borrower's sole managing member is Greenville MM LLC, which has a 1% ownership interest and is wholly owned by Verino Pettinaro. Mr. Pettinaro also holds 99% of the general and limited partnership interests of the 99% limited partnership entity, Greenville Place LP. Mr. Pettinaro is also the sponsor of the Greenville Place Loan.

     THE PROPERTY. The Greenville Place Property is located in a section of Christiana Hundred commonly known as Greenville, Delaware, at 248 Presidential Drive. The Greenville Place Property is sited in central New Castle County, which is approximately three miles northwest of the Wilmington central business district. The Greenville Place Property was originally constructed in phases between 1947 and 1953. It consists of a 519-unit apartment complex comprised of fifty-two 2-story apartment and townhouse style buildings located on 38.9 acres. Unit renovations at The Greenville Place Property have been on going since 1998.

     PROPERTY MANAGEMENT. The Greenville Place Property is managed by Mid-Atlantic Realty Company, which is affiliated with the Greenville Place Borrower. Mid-Atlantic Realty Company has successfully managed the Greenville Place Property since August 1989, and has subordinated the management agreement to the Greenville Place Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Greenville Place Loan and the Greenville Place Property is set forth on Appendix II hereto.



                                     III-37

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 - GREENVILLE PLACE APARTMENTS
--------------------------------------------------------------------------------














                 [PHOTO OF GREENVILLE PLACE APARTMENTS OMITTED]











                                     III-38

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 9 - GREENVILLE PLACE APARTMENTS
--------------------------------------------------------------------------------












          [MAP INDICATING GREENVILLE PLACE APARTMENTS LOCATION OMITTED]







                                     III-39

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - HIRAM PAVILION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $25,100,000

CUT-OFF DATE BALANCE:           $19,369,215

SHADOW RATING (MOODY'S/S&P):    Baa1 / BBB

FIRST PAYMENT DATE:             9/01/2003

INTEREST RATE:                  4.510%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  8/01/2010

EXPECTED MATURITY BALANCE:      $19,369,215

SPONSOR:                        Inland Retail Real Estate Trust Inc.

INTEREST CALCULATION:           30/360

CALL PROTECTION:                Lockout until July 31, 2006. In connection with
                                any voluntary prepayment, the borrower must pay a premium equal to the greater of a yield maintenance premium and 1% of the principal balance if prepayment occurs prior to July 1, 2010.

LOAN PER SF:                    $58.05

UP-FRONT RESERVES:               None

ONGOING RESERVES(2):             RE Tax:           Springing

                                 Insurance:        Springing

                                 Cap Ex:           Springing

LOCKBOX(3):                      Springing to Soft then to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Hiram, GA

YEAR BUILT/RENOVATED:            2001-2003 / NAP

OCCUPANCY(4):                    96.5%

SQUARE FOOTAGE:                  333,653

THE COLLATERAL:                  Multi-tenant, anchored retail power center

OWNERSHIP INTEREST:              Fee

                                                               LEASE
MAJOR TENANTS                      % NRSF       RENT PSF      EXPIRATION
-------------                      ------       --------      ----------
Kohl's                              26.0%        $4.15         1/01/2022

Goody's                             12.0%        $9.00         8/01/2016

Ross Dress for Less                 9.0%         $10.50        1/01/2012

PROPERTY MANAGEMENT:             Inland Southern Management Corp.

U/W NET OP. INCOME:              $2,825,369

U/W NET CASH FLOW:               $2,672,445

APPRAISED VALUE:                 $42,200,000

CUT-OFF DATE LTV:                45.9%

MATURITY DATE LTV:               45.9%

DSCR:                            3.06x
--------------------------------------------------------------------------------

(1) A principal paydown in the amount of $5,730,785 was effected on January 22, 2004.

(2) Tax reserves spring if the borrower fails to provide evidence of payment. Insurance reserves spring if the borrower fails to provide evidence of payment or maintain a blanket insurance policy. Cap Ex reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(3) Upon the DSCR falling below 1.75x, the borrower is obligated to establish a clearing and cash management account. Thereafter, upon (a) an event of default, (b) bankruptcy of the borrower or property manager, or (c) the DSCR falls below 1.15x, the borrower is required to sweep money daily from the clearing bank to a cash management account controlled by the lender.

(4) Occupancy is based on the rent roll dated December 31, 2003.

THE HIRAM PAVILION LOAN

     THE LOAN. The tenth largest loan (the "Hiram Pavilion Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Hiram Pavilion retail property located in Hiram, Georgia (the "Hiram Pavilion Property"). The Hiram Pavilion Loan was originated on July 25, 2003 by Bear Stearns Commercial Mortgage, Inc.

                                     III-40

     THE BORROWER. The borrower is Inland Southeast Hiram, L.L.C., a Delaware limited liability company (the "Hiram Pavilion Borrower") that owns no material assets other than the Hiram Pavilion Property. The beneficial interest of the Hiram Pavilion Borrower is wholly owned by Inland Retail Real Estate Trust, Inc. (IRRETI) which reported total assets of $3.746 billion as of September 30, 2003. The principals of the Inland Group, Inc. formed Inland Retail Real Estate Trust, Inc. as well as many of the affiliated and advisory groups involved in Inland's various real estate activities. The Inland Group, Inc. together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of July 2003, the Inland Real Estate Group of Companies employed more than 1,024 people and managed over $5 billion in assets and more than 60 million square feet of commercial property.

     THE PROPERTY. The Hiram Pavilion Property is a 333,653 square foot, anchored shopping center located in Hiram, Paulding County, Georgia. The property is situated on Jimmy Lee Smith Parkway (US Highway 278) just east of Hiram Acworth Highway (Georgia Highway 92) in a growing suburb northwest of Atlanta. Anchor tenants at the property consist of a 86,584 SF Kohl's (rated A-/A3/A by S&P/Moody's/Fitch) in addition to a 40,000 SF Goody's, a 30,187 SF Ross Dress for Less (rated BBB by S&P), a 30,000 SF Marshall's (parent TJX Cos. rated A/A3 by S&P/Moody's), a 23,828 SF Michael's and a 15,339 SF PETsMART. Other tenants include Pier 1, Famous Footwear, Dollar Tree and Washington Mutual. Approximately 44% of the GLA is occupied by investment grade rated tenants or their subsidiaries. In addition, the Hiram Pavilion Property is shadow anchored by a Super Target, Sam's Club, and Home Depot, which are not included in the Hiram Pavilion Loan collateral, as well as the presence of numerous other national and regional retailers in the immediate area. Current overall occupancy of the Hiram Pavilion Property is approximately 97%.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL     CUMULATIVE     % OF TOTAL BASE    CUMULATIVE % OF
          YEAR              LEASES       RENT PER SF      SQUARE FEET       % OF SF       RENTAL REVENUES      TOTAL RENTAL
                            ROLLING        ROLLING          ROLLING         ROLLING          ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant                3              --                4%             4%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2004                --              --                --             4%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2005                --              --                --             4%               --                  --
------------------------------------------------------------------------------------------------------------------------------
          2006                 1            $16.50              1%             4%               1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2007                 9            $18.27              5%             9%               9%                 11%
------------------------------------------------------------------------------------------------------------------------------
          2008                 7            $13.57              9%            18%              13%                 23%
------------------------------------------------------------------------------------------------------------------------------
          2009                --              --                --            18%               --                 23%
------------------------------------------------------------------------------------------------------------------------------
          2010                 1            $16.00              2%            20%               4%                 28%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1            $7.50               9%            29%               7%                 35%
------------------------------------------------------------------------------------------------------------------------------
          2012                 6            $11.86             23%            52%              30%                 64%
------------------------------------------------------------------------------------------------------------------------------
          2013                 1            $14.70              3%            55%               5%                 69%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             4            $6.41              45%           100%              31%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Hiram Pavilion Property is managed by Inland Southern Management Corp., which is affiliated with the Hiram Pavilion Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Hiram Pavilion Loan and the Hiram Pavilion Property is set forth on Appendix II hereto.


                                     III-41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - HIRAM PAVILION
--------------------------------------------------------------------------------














                      [2 PHOTOS OF HIRAM PAVILION OMITTED]











                                     III-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - HIRAM PAVILION
--------------------------------------------------------------------------------













                [MAP INDICATING HIRAM PAVILION LOCATION OMITTED]








                                     III-43

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
[BEAR STEARNS LOGO OMITTED]     April 9, 2004      [MORGAN STANLEY LOGO OMITTED]
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                         ------------------------------

                                  $844,205,000
                                  (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR


                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

                         ------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14

                         ------------------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                            CO-MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14

TRANSACTION FEATURES

o    Sellers:

-----------------------------------------------------------------------------------------------
                                             NO. OF    NO. OF      CUT-OFF DATE      % OF
SELLERS                                      LOANS   PROPERTIES    BALANCE ($)       POOL
-----------------------------------------------------------------------------------------------
 Morgan Stanley Mortgage Capital Inc.         17         17        275,712,894      30.8
 Bear Stearns Commercial Mortgage, Inc.       19         31        225,133,114      25.2
 Wells Fargo Bank, National Association       37         37        213,942,495      23.9
 Principal Commercial Funding, LLC            36         39        179,734,278      20.1
-----------------------------------------------------------------------------------------------
 TOTAL:                                      109         124       894,522,781     100.0
-----------------------------------------------------------------------------------------------

o    Loan Pool:

     o   Average Cut-off Date Balance: $8,206,631

     o   Largest Mortgage Loan by Cut-off Date Balance: $74,500,000

     o Five largest and ten largest loans: 30.6% and 43.8% of pool, respectively

o    Credit Statistics:

     o   Weighted average debt service coverage ratio of 2.12x

     o Weighted average current loan-to-value ratio of 60.9%; weighted average balloon loan-to-value ratio of 51.5%

o   Property Types:


                    Retail                47.9%
                    Office                33.1%
                    Multifamily            8.0%
                    Industrial             5.2%
                    Mixed Use              2.2%
                    Hospitality            1.8%
                    Self Storage           1.8%

o    Call Protection: (as applicable)

     o 60.1% of the pool (66 loans) has a lockout period ranging from 25 to 47 payments from origination, then defeasance provisions.

     o 20.6% of the pool (18 loans) has a lockout period ranging from 12 to 60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.

     o 9.7% of the pool (2 loans) has a lockout period ranging from 27 to 28 payments from origination, then defeasance provisions, and after a period ranging from 25 to 33 payments, permit the additional option of prepayment with the greater of yield maintenance and a prepayment premium of 1.0%.

     o 4.9% of the pool (20 loans) has a lockout period ranging from 27 to 35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization.

     o 4.4% of the pool (2 loans) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0%.

     o 0.3% of the pool (1 loan) has a lockout period of 60 payments from origination, then yield maintenance.

o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


OFFERED CERTIFICATES
--------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       CERTIFICATE
                INITIAL                                                                 EXPECTED FINAL      INITIAL     PRINCIPAL
              CERTIFICATE    SUBORDINATION      RATINGS       AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS       BALANCE(1)         LEVELS      (MOODY'S/S&P)   LIFE(2)(3)   WINDOW(2)(4)      DATE(2)         RATE(5)      RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
A-1          $104,000,000        12.125%       Aaa / AAA        3.56         1 - 56         1/12/09          [ ]%          53.5%
------------------------------------------------------------------------------------------------------------------------------------
A-2          $118,000,000        12.125%       Aaa / AAA        4.69        56 - 58         3/12/09          [ ]%          53.5%
------------------------------------------------------------------------------------------------------------------------------------
A-3          $122,000,000        12.125%       Aaa / AAA        6.99        58 - 109        6/12/13          [ ]%          53.5%
------------------------------------------------------------------------------------------------------------------------------------
A-4          $442,061,000        12.125%       Aaa / AAA        9.62       109 - 118        3/12/14          [ ]%          53.5%
------------------------------------------------------------------------------------------------------------------------------------
B             $23,482,000         9.500%        Aa2 / AA        9.85       118 - 118        3/12/14          [ ]%          55.1%
------------------------------------------------------------------------------------------------------------------------------------
C              $7,827,000         8.625%       Aa3 / AA-        9.85       118 - 118        3/12/14          [ ]%          55.6%
------------------------------------------------------------------------------------------------------------------------------------
D             $17,890,000         6.625%         A2 / A         9.86       118 - 119        4/12/14          [ ]%          56.8%
------------------------------------------------------------------------------------------------------------------------------------
E              $8,945,000         5.625%        A3 / A-         9.94       119 - 119        4/12/14          [ ]%          57.4%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                 INITIAL
               CERTIFICATE                                                                                            CERTIFICATE
               BALANCE OR                                                              EXPECTED FINAL     INITIAL      PRINCIPAL
                NOTIONAL      SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS         AMOUNT(1)        LEVELS      (MOODY'S/S&P)  LIFE(2)(3)  WINDOW(2)(4)       DATE(2)        RATE(5)       RATIO(6)
-----------------------------------------------------------------------------------------------------------------------------------
X-1          $894,522,781 (8)        ---       Aaa / AAA        ---          ---             ---       Variable Rate      ---
-----------------------------------------------------------------------------------------------------------------------------------
X-2          $851,525,000 (8)        ---       Aaa / AAA        ---          ---             ---       Variable Rate      ---
-----------------------------------------------------------------------------------------------------------------------------------
F              $10,064,000        4.500%      Baa1 / BBB+     10.76       119 - 140        1/12/16          [ ]%          58.1%
-----------------------------------------------------------------------------------------------------------------------------------
G               $5,591,000        3.875%       Baa2 / BBB     11.73       140 - 141        2/12/16          [ ]%          58.5%
-----------------------------------------------------------------------------------------------------------------------------------
H               $7,827,000        3.000%      Baa3 / BBB-     11.85       141 - 143        4/12/16          [ ]%          59.0%
-----------------------------------------------------------------------------------------------------------------------------------
J - P          $26,835,781           ---           ---          ---          ---              ---           [ ]%          ---
-----------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)   In the case of each such Class, subject to a permitted variance of plus or minus 5%.
         (2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
         (3)   Average life is expressed in terms of years.
         (4)   Principal window is the period (expressed in terms of months and commencing with the month of June 2004) during which distributions of principal are expected to be made to the holders of each designated Class.
         (5)   The Class A-1, A-2, A-3 and A-4 Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero.
               The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
         (6)   Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances of all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The
               Class A-1, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.
         (7)   Certificates to be offered privately pursuant to Rule 144A.
         (8)   The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14

I. ISSUE CHARACTERISTICS
------------------------

Issue Type:                       Public: Classes A-1, A-2, A-3, A-4, B, C, D
                                  and E (the "Offered Certificates")

                                  Private (Rule 144A): Classes X-1, X-2, F, G,
                                  H, J, K, L, M, N, O and P

Securities Offered:               $844,205,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including eight principal and interest classes (Classes A-1, A-2, A-3, A-4, B, C, D and E)

Sellers: Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, and Principal Commercial Funding, LLC.

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

Co-Managers:                      Goldman, Sachs & Co. and Wells Fargo Brokerage
                                  Services, LLC

Master Servicer:                  Wells Fargo Bank, National Association

Primary Servicers:                Principal Global Investors, LLC (with respect
                                  to the individual loans sold by Principal
                                  Commercial Funding, LLC); Wells Fargo Bank,
                                  National Association (with respect to the individual loans sold by it, Bear Stearns
                                  Commercial Mortgage, Inc., and Morgan Stanley
                                  Mortgage Capital Inc.).

Special Servicer:                 ARCap Servicing, Inc.

Trustee:                          LaSalle Bank National Association

Paying Agent and Registrar:       Wells Fargo Bank, National Association

Cut-Off Date:                     May 1, 2004. For purposes of the information
                                  contained in this term sheet, scheduled
                                  payments due in May 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on May 1, 2004, not the actual day on which such scheduled payments were due.

Expected Closing Date:            On or about May 5, 2004

Distribution Dates:               The 12th of each month, commencing in June
                                  2004 (or if the 12th is not a business day, the next succeeding business day)

Advancing:                        The Master Servicer is required to advance
                                  delinquent monthly mortgage payments to the extent recoverable. If the Master Servicer determines that a previously made advance is not recoverable, the Master Servicer will reimburse itself from the Certificate Account for the amount of the advance, plus interest.
                                  The reimbursement will be taken first from principal distributable on the Certificates and then interest. The Master Servicer has discretion to defer to later periods any reimbursements that would be taken from interest on the Certificates. Reimbursement for previously made recoverable advances deferred pursuant to a workout will be taken from principal distributable on the
                                  Certificates.

Minimum Denominations:            $25,000 for the Class A-1, A-2, A-3 and A-4
                                  Certificates and $100,000 for all other
                                  Offered Certificates and in multiples of $1 thereafter

Settlement Terms:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

Legal/Regulatory Status:          Classes A-1, A-2, A-3, A-4, B, C, D and E are
                                  expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


II. STRUCTURE CHARACTERISTICS
-----------------------------

The Class A-1, A-2, A-3 and A-4 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate,
(ii) a fixed rate subject to a cap at the weighted average net mortgage rate or
(iii) a rate equal to the weighted average net mortgage rate less a specified percentage which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

    [CHART REPRESENTING X-1 NOTIONAL AMOUNT AND X-2 NOTIONAL AMOUNT OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14

Class X-1 and X-2 Notional    The Notional Amount of the Class X-1 Certificates
Balances:                     will be equal to the aggregate of the Certificate
                              Balances of the classes of Principal Balance
                              Certificates outstanding from time to time. The
                              Notional Amount of the Class X-2 Certificates will equal:

                              o    during the period from the Closing Date
                                   through and including the Distribution Date occurring in November 2005, the sum of (a) the lesser of $76,657,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

                              o during the period following the Distribution Date occurring in November 2005 through and including the Distribution Date occurring in November 2006, the sum of (a) the lesser of $34,274,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time and (c) the lesser of $731,000 and the Certificate Balance of the Class J Certificates outstanding from time to time;

                              o during the period following the Distribution Date occurring in November 2006 through and including the Distribution Date occurring in November 2007, the sum of (a) the lesser of $112,280,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $7,337,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

                              o during the period following the Distribution Date occurring in November 2007 through and including the Distribution Date occurring in November 2008, the sum of (a) the lesser of $89,149,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $600,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

                              o during the period following the Distribution Date occurring in November 2008 through and including the Distribution Date occurring in November 2009, the sum of (a) the lesser of $26,277,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-4, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $6,371,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


                              o during the period following the Distribution Date occurring in November 2009 through and including the Distribution Date occurring in November 2010, the sum of (a) the lesser of $408,244,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $3,668,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

                              o during the period following the Distribution Date occurring in November 2010 through and including the Distribution Date occurring in November 2011, the sum of (a) the lesser of $381,668,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $17,920,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

                              o during the period following the Distribution Date occurring in November 2011 through and including the Distribution Date occurring in May 2012, the sum of (a) the lesser of $369,489,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $13,586,000 and the Certificate Balance of the Class B Certificates outstanding from time to time; and

                              o Following the Distribution Date occurring in May 2012, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


Class X-1 Pass-Through Rate:  The Pass-Through Rate applicable to the Class X-1
                              Certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before May 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                              o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and
                                   (ii) the Pass-Through Rate for such
                                   Distribution Date for such class of Principal Balance Certificates;

                              o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and
                                   (ii) the Pass-Through Rate for such
                                   Distribution Date for such class of Principal Balance Certificates;

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


                              o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                              o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                              For any Distribution Date occurring after May 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14

Class X-2 Pass-Through Rate:  The Pass-Through Rate applicable to the Class X-2
                              Certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before May 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                              o    the lesser of (a) the rate per annum
                                   corresponding to such Distribution Date as set forth on Schedule A of the prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

                              o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                                   Under no circumstances will the Class X-2
                                   Strip Rate be less than zero.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14

Prepayment Premium            Any Prepayment Premiums/ Yield Maintenance Charges
Allocation:                   collected with respect to a Mortgage Loan during
                              any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution
                              Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield Maintenance Charge and
                              (ii) the Prepayment Premium/Yield Maintenance
                              Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                              The portion, if any, of the Prepayment
                              Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [_______] ratio through the Distribution Date in [_______]. After the Distribution Date in [_______] all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class J Certificates and below are the excluded classes.

                              The following is an example of the Prepayment Premium Allocation under (ii) above based on the information contained herein and the following assumptions:

                              o    Two Classes of Certificates: Class A-2 and X

                              o The characteristics of the Mortgage Loan being prepaid are as follows:

                                   -    Mortgage Rate: 6.00%

                                   -    Maturity Date: 10 years

                              o    The Discount Rate is equal to 3.00%

                              o    The Class A-2 Pass-Through Rate is equal to
                                   4.00%

                                   CLASS A CERTIFICATES
          ----------------------------------------------------------------------------
                                                                           YIELD
                                                                        MAINTENANCE
                      METHOD                          FRACTION           ALLOCATION
                                                 --------------------  ---------------
                                                      CLASS A-2          CLASS A-2
                                                 --------------------  ---------------
            (Class A-2 Pass-Through Rate -
                    Discount Rate)                  (4.00%-3.00%)
          ----------------------------------     --------------------       33.33%
            (Mortgage Rate - Discount Rate)         (6.00%-3.00%)


                                   CLASS X CERTIFICATE
          ----------------------------------------------------------------------------
                                                                           YIELD
                                                                        MAINTENANCE
                      METHOD                          FRACTION           ALLOCATION
          ----------------------------------     --------------------  ---------------
             1 - Class A-2 YM Allocation              1 - 33.33%            66.67%


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14



III. SELLERS             Morgan Stanley Mortgage Capital Inc. ("MSMC")
                         ---------------------------------------------

                         The Mortgage Pool includes 17 Mortgage Loans, representing 30.8% of the Initial Pool Balance, that were originated by or on behalf of MSMC or purchased from a third party.

                         MSMC is an affiliate of Morgan Stanley & Co.
                         Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                         Bear Stearns Commercial Mortgage, Inc. ("BSCMI")
                         ------------------------------------------------

                         The Mortgage Pool includes 19 Mortgage Loans, representing 25.2% of the Initial Pool Balance, that were originated by BSCMI and/or its affiliates.

                         BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSCMI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSCMI loan origination and underwriting professionals are all full-time BSCMI employees.

                         Wells Fargo Bank, National Association ("Wells Fargo")
                         ------------------------------------------------------

                         The Mortgage Pool includes 37 Mortgage Loans, representing 23.9% of the Initial Pool Balance, that were originated by Wells Fargo.

                         Wells Fargo is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by Wells Fargo were originated through its Capital Markets Group.

                         Principal Commercial Funding, LLC ("PCF")
                         -----------------------------------------

                         The Mortgage Pool includes 36 Mortgage Loans, representing 20.1% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                         PCF is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


IV.  COLLATERAL DESCRIPTION


                                TEN LARGEST LOANS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                   CUT-OFF DATE
  NO.                       PROPERTY NAME                               CITY           STATE    PROPERTY TYPE        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1.  One & Three Christina Centre                            Wilmington               DE     Office               $74,500,000
------------------------------------------------------------------------------------------------------------------------------------
    2.  U.S. Bank Tower                                         Los Angeles              CA     Office               $64,740,000
------------------------------------------------------------------------------------------------------------------------------------
    3.  The Shops at Briargate                                  Colorado Springs         CO     Retail               $49,257,541
------------------------------------------------------------------------------------------------------------------------------------
    4.  840 Memorial Drive                                      Cambridge                MA     Office               $42,866,407
------------------------------------------------------------------------------------------------------------------------------------
    5.  Great Hall East Portfolio - Wal-Mart Greenville         Greenville               SC     Retail                $9,048,160
        Great Hall East Portfolio - Wal-Mart Alliance           Alliance                 OH     Retail                $8,450,640
        Great Hall East Portfolio - Sam's Club Worchester       Worchester               MA     Retail                $7,938,480
        Great Hall East Portfolio - Lowe's Steubenville         Steubenville             OH     Retail                $6,060,560
        Great Hall East Portfolio - Lowe's Cullman              Cullman                  AL     Retail                $4,737,480
        Great Hall East Portfolio - Kroger Cincinnati           Cincinnati               OH     Retail                $3,969,240
        Great Hall East Portfolio - Kroger Liberty              West Chester             OH     Retail                $2,475,440
                                                     SUBTOTAL:                                                       $42,680,000
------------------------------------------------------------------------------------------------------------------------------------
    6.  San Antonio Office Portfolio - Union Square             San Antonio              TX     Office               $14,700,000
        San Antonio Office Portfolio - Northwest Center         San Antonio              TX     Office               $12,750,000
        San Antonio Office Portfolio - Colonnade I              San Antonio              TX     Office                $7,700,000
                                                     SUBTOTAL:                                                       $35,150,000
------------------------------------------------------------------------------------------------------------------------------------
    7.  1401 & 1501 Nolan Ryan Expressway                       Arlington                TX     Office               $21,931,521
------------------------------------------------------------------------------------------------------------------------------------
    8.  Pavilions II                                            Scottsdale               AZ     Retail               $21,928,873
------------------------------------------------------------------------------------------------------------------------------------
    9.  Greenville Place Apartments                             Greenville               DE     Multifamily          $19,450,000
------------------------------------------------------------------------------------------------------------------------------------
   10.  Hiram Pavilion                                          Hiram                    GA     Retail               $19,369,215
------------------------------------------------------------------------------------------------------------------------------------
        TOTALS/WEIGHTED AVERAGES                                                                                    $391,873,557
------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                                                   CUT-OFF
                                                                 UNITS/      LOAN PER                DATE       BALLOON
  NO.                       PROPERTY NAME                          SF        UNIT/SF      DSCR        LTV         LTV
--------------------------------------------------------------------------------------------------------------------------
    1.  One & Three Christina Centre                               632,797        $118    3.04x      64.8%       64.8%
--------------------------------------------------------------------------------------------------------------------------
    2.  U.S. Bank Tower                                          1,421,657        $183    2.98x      59.8%       59.8%
--------------------------------------------------------------------------------------------------------------------------
    3.  The Shops at Briargate                                     231,038        $213    1.37x      71.1%       57.7%
--------------------------------------------------------------------------------------------------------------------------
    4.  840 Memorial Drive                                         128,793        $333    1.62x      61.4%       52.1%
--------------------------------------------------------------------------------------------------------------------------
    5.  Great Hall East Portfolio - Wal-Mart Greenville            200,084         $50    2.75x      50.3%       50.3%
        Great Hall East Portfolio - Wal-Mart Alliance              200,084         $50    2.75x      50.3%       50.3%
        Great Hall East Portfolio - Sam's Club Worchester          107,929         $50    2.75x      50.3%       50.3%
        Great Hall East Portfolio - Lowe's Steubenville            130,497         $50    2.75x      50.3%       50.3%
        Great Hall East Portfolio - Lowe's Cullman                 101,287         $50    2.75x      50.3%       50.3%
        Great Hall East Portfolio - Kroger Cincinnati               56,634         $50    2.75x      50.3%       50.3%
        Great Hall East Portfolio - Kroger Liberty                  56,083         $50    2.75x      50.3%       50.3%
                                                     SUBTOTAL:     852,598         $50    2.75X      50.3%       50.3%
--------------------------------------------------------------------------------------------------------------------------
    6.  San Antonio Office Portfolio - Union Square                194,398         $58    2.16x      65.5%       65.5%
        San Antonio Office Portfolio - Northwest Center            241,248         $58    2.16x      65.5%       65.5%
        San Antonio Office Portfolio - Colonnade I                 168,637         $58    2.16x      65.5%       65.5%
                                                     SUBTOTAL:     604,283         $58    2.16X      65.5%       65.5%
--------------------------------------------------------------------------------------------------------------------------
    7.  1401 & 1501 Nolan Ryan Expressway                          233,783         $94    1.34x      72.8%       61.7%
--------------------------------------------------------------------------------------------------------------------------
    8.  Pavilions II                                               495,668         $44    1.31x      69.4%       54.5%
--------------------------------------------------------------------------------------------------------------------------
    9.  Greenville Place Apartments                                    519     $37,476    2.45x      54.6%       50.6%
--------------------------------------------------------------------------------------------------------------------------
   10.  Hiram Pavilion                                             333,653         $58    3.06x      45.9%       45.9%
--------------------------------------------------------------------------------------------------------------------------
        TOTALS/WEIGHTED AVERAGES                                                          2.33X      62.1%       57.8%
--------------------------------------------------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14



CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                     NO. OF          AGGREGATE
                                   MORTGAGE       CUT-OFF DATE    % OF
                                      LOANS        BALANCE ($)    POOL
---------------------------------------------------------------------------
1 - 1,000,000                          6             5,210,849      0.6
1,000,001 - 2,000,000                 19            31,158,628      3.5
2,000,001 - 3,000,000                 14            35,183,181      3.9
3,000,001 - 4,000,000                 16            57,212,546      6.4
4,000,001 - 5,000,000                  5            23,049,059      2.6
5,000,001 - 6,000,000                  9            51,572,411      5.8
6,000,001 - 7,000,000                  6            40,135,307      4.5
7,000,001 - 8,000,000                  5            37,980,130      4.2
8,000,001 - 9,000,000                  3            25,178,110      2.8
9,000,001 - 10,000,000                 3            29,412,493      3.3
10,000,001 - 15,000,000               12           150,370,171     16.8
15,000,001 - 20,000,000                3            55,005,554      6.1
20,000,001 - 25,000,000                2            43,860,394      4.9
25,000,001 <=                          6           309,193,948     34.6
---------------------------------------------------------------------------
TOTAL:                               109           894,522,781    100.0
---------------------------------------------------------------------------
Min:  649,684         Max: 74,500,000          Average: 8,206,631
---------------------------------------------------------------------------


STATE
--------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                  MORTGAGED        CUT-OFF DATE    % OF
                                 PROPERTIES         BALANCE ($)    POOL
--------------------------------------------------------------------------
Southern California                   19            139,005,014   15.5
Northern California                   11             39,341,034    4.4
Delaware                               4            102,812,976   11.5
Texas                                 16             83,603,899    9.3
Massachusetts                          4             74,723,549    8.4
Colorado                               7             74,522,587    8.3
New York                               4             45,548,768    5.1
North Carolina                         7             35,911,457    4.0
Ohio                                   8             34,895,175    3.9
Florida                                5             34,369,361    3.8
New Jersey                             6             32,355,067    3.6
Other States                          33            197,433,894   22.1
--------------------------------------------------------------------------
 TOTAL:                              124            894,522,781   100.0
--------------------------------------------------------------------------


PROPERTY TYPE
--------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                  MORTGAGED        CUT-OFF DATE    % OF
                                 PROPERTIES         BALANCE ($)    POOL
--------------------------------------------------------------------------
Retail                                73            428,880,798    47.9
Office                                17            295,978,268    33.1
Multifamily                           12             71,383,393     8.0
Industrial                            12             46,387,489     5.2
Mixed Use                              3             20,008,066     2.2
Hospitality                            1             16,186,339     1.8
Self Storage                           6             15,698,429     1.8
--------------------------------------------------------------------------
TOTAL:                               124            894,522,781   100.0
--------------------------------------------------------------------------

MORTGAGE RATE (%)
-----------------------------------------------------------------------
                                NO. OF            AGGREGATE
                              MORTGAGE         CUT-OFF DATE     % OF
                                 LOANS          BALANCE ($)     POOL
-----------------------------------------------------------------------
<= 4.500                          1              12,500,000      1.4
4.501 - 5.000                     9             237,617,470     26.6
5.001 - 5.500                    16             114,010,045     12.7
5.501 - 6.000                    49             409,593,870     45.8
6.001 - 6.500                    30             107,192,744     12.0
6.501 <=                          4              13,608,652      1.5
-----------------------------------------------------------------------
TOTAL:                          109             894,522,781    100.0
-----------------------------------------------------------------------
  Min: 4.395          Max: 6.620               Wtd Avg: 5.471
-----------------------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------------------
                                 NO. OF            AGGREGATE
                               MORTGAGE         CUT-OFF DATE     % OF
                                  LOANS          BALANCE ($)     POOL
------------------------------------------------------------------------
1 - 60                             7             176,236,641     19.7
61 - 120                          82             644,873,936     72.1
121 - 180                         14              51,475,733      5.8
181 - 240                          6              21,936,470      2.5
------------------------------------------------------------------------
TOTAL:                           109             894,522,781    100.0
------------------------------------------------------------------------

  Min: 60             Max: 240                 Wtd Avg:  112
------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                MORTGAGE        CUT-OFF DATE      % OF
                                   LOANS         BALANCE ($)      POOL
-------------------------------------------------------------------------
1 - 60                              7            176,236,641      19.7
61 - 120                           82            644,873,936      72.1
121 - 180                          14             51,475,733       5.8
181 - 240                           6             21,936,470       2.5
-------------------------------------------------------------------------
TOTAL:                            109            894,522,781     100.0
-------------------------------------------------------------------------
  Min: 53             Max: 237                 Wtd Avg: 107
-------------------------------------------------------------------------


ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                MORTGAGE        CUT-OFF DATE      % OF
                                   LOANS         BALANCE ($)      POOL
-------------------------------------------------------------------------
Interest Only                      12            302,676,904     33.8
121 - 180                           5             14,943,857      1.7
181 - 240                          14             42,834,790      4.8
241 - 300                          22            114,391,540     12.8
301 - 360                          56            419,675,690     46.9
-------------------------------------------------------------------------
TOTAL:                            109            894,522,781    100.0
-------------------------------------------------------------------------
  Non Zero Min: 180        Max: 360         Non Zero Wtd Avg: 332
-------------------------------------------------------------------------


REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------
                                  NO. OF           AGGREGATE
                                MORTGAGE        CUT-OFF DATE      % OF
                                   LOANS         BALANCE ($)      POOL
-------------------------------------------------------------------------
Interest Only                      12            302,676,904     33.8
121 - 180                           5             14,943,857      1.7
181 - 240                          14             42,834,790      4.8
241 - 300                          22            114,391,540     12.8
301 - 360                          56            419,675,690     46.9
-------------------------------------------------------------------------
TOTAL:                            109            894,522,781    100.0
-------------------------------------------------------------------------
  Non Zero Min: 176        Max: 360         Non Zero Wtd Avg: 328
-------------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                       NO. OF           AGGREGATE
                     MORTGAGE        CUT-OFF DATE       % OF
                        LOANS         BALANCE ($)       POOL
----------------------------------------------------------------
<= 25.0                  6             19,321,064        2.2
25.1 - 35.0              1              1,986,832        0.2
35.1 - 45.0             10             42,845,913        4.8
45.1 - 55.0             25            198,161,364       22.2
55.1 - 65.0             32            317,504,545       35.5
65.1 - 75.0             25            232,862,381       26.0
75.1 - 85.0             10             81,840,681        9.1
----------------------------------------------------------------
TOTAL:                 109            894,522,781      100.0
----------------------------------------------------------------
  Min: 15.1           Max: 79.7            Wtd Avg: 60.9
----------------------------------------------------------------


LOAN-TO-VALUE RATIO AT MATURITY (%)
----------------------------------------------------------------
                      NO. OF            AGGREGATE
                    MORTGAGE         CUT-OFF DATE       % OF
                       LOANS          BALANCE ($)       POOL
----------------------------------------------------------------
0.1 - 25.0             21              68,107,800        7.6
25.1 - 35.0             6              36,197,153        4.0
35.1 - 45.0            17              71,457,490        8.0
45.1 - 55.0            33             270,043,324       30.2
55.1 - 65.0            27             369,423,187       41.3
65.1 - 75.0             5              79,293,826        8.9
----------------------------------------------------------------
TOTAL:                109             894,522,781      100.0
----------------------------------------------------------------
  Min: 0.4            Max: 67.3            Wtd Avg: 51.5
----------------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------------
                       NO. OF          AGGREGATE
                     MORTGAGE        CUT-OFF DATE     %  OF
                        LOANS         BALANCE ($)      POOL
---------------------------------------------------------------
<= 1.25                  7             33,214,638       3.7
1.26 - 1.35             11             91,988,034      10.3
1.36 - 1.45             12            112,263,635      12.6
1.46 - 1.55              9             47,868,811       5.4
1.56 - 1.65             13             95,794,435      10.7
1.66 - 1.75              7             46,856,786       5.2
1.76 - 1.85              6             27,064,818       3.0
1.86 <=                 44            439,471,625      49.1
---------------------------------------------------------------
TOTAL:                 109            894,522,781     100.0
---------------------------------------------------------------
  Min: 1.11           Max: 7.23              Wtd Avg: 2.12
---------------------------------------------------------------


All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $844,205,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP14


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 MAY-04          MAY-05          MAY-06          MAY-07           MAY-08          MAY-09
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                                 95.63%           94.95%          93.49%          72.08%           72.04%          74.98%
Greater of YM and 1.00% (2)(3)(4)           4.37%            5.05%           6.51%          27.92%           27.96%          25.02%
Open                                        0.00%            0.00%           0.00%           0.00%            0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%          100.00%         100.00%         100.00%          100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $894,522,781     $885,506,013    $875,944,019    $865,803,714     $855,129,612    $669,828,979
% Initial Pool Balance                    100.00%           98.99%          97.92%          96.79%           95.60%          74.88%
-----------------------------------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)       MAY-10           MAY-11          MAY-12           MAY-13           MAY-14         MAY-15
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                                 76.44%           80.73%          78.92%           66.65%          63.28%         62.55%
Greater of YM and 1.00%(2)(3)(4)           21.65%           19.27%          19.13%           19.62%          36.72%         37.45%
Open                                        1.90%            0.00%           1.94%           13.74%           0.00%          0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%          100.00%         100.00%          100.00%         100.00%        100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding            $645,492,644     $599,717,267    $586,529,592     $553,913,154     $47,666,843    $44,074,455
% Initial Pool Balance                     72.16%           67.04%          65.57%           61.92%           5.33%          4.93%
-----------------------------------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
-----------------------------------------------------------------------------
Prepayment Restrictions (cont'd)              MAY-16                MAY-17
-----------------------------------------------------------------------------
Locked Out                                       86.56%                87.61%
Greater of YM and 1.00%(2)(3)(4)                 13.44%                12.39%
Open                                              0.00%                 0.00%
-----------------------------------------------------------------------------
TOTALS                                          100.00%               100.00%
-----------------------------------------------------------------------------
Pool Balance Outstanding                   $21,272,482           $17,819,680
% Initial Pool Balance                            2.38%                 1.99%
-----------------------------------------------------------------------------

Notes:

(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

(4) One Yield Maintenance loan has been represented as the Greater of YM and 1.00%.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004


                           DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information Detail                                   5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8-10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15-16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================

                                    DEPOSITOR
================================================================================

     Bear Stearns Commercial Mortgage Securities
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688 Ext 333

================================================================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
  Class          Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class                  Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00


Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00


Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------








 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Administration Fee                                  0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Advances Not Recovered                                          0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

        INTEREST RESERVE DEPOSIT                                                 0.00

     PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Yield Maintenance/Prepayment Penalties                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                    AGE OF MOST RECENT FINANCIAL INFORMATION
--------------------------------------------------------------------------------
Age of Most Recent                      % of
    Financial       # of    Scheduled    Agg.     WAM                 Weighted
   Information     loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------




















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------




















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------










--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP14                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 05/13/2004
                                                                                                   RECORD DATE:  03/02/2004

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------














---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                                   SCHEDULE A
                                   ----------

           Rates Used in Determination of Class X Pass-Through Rates

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is April 9, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 108 of this prospectus under the caption "Glossary."

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS.................................................................................1
RISK FACTORS .........................................................................................2
             Risks Relating to the Certificates.......................................................2
             Risks Relating to the Mortgage Loans.....................................................6
DESCRIPTION OF THE TRUST FUNDS.......................................................................14
             General ................................................................................14
             Mortgage Loans..........................................................................14
             MBS ....................................................................................23
             Certificate Accounts....................................................................24
             Credit Support..........................................................................25
             Cash Flow Agreements....................................................................25
YIELD AND MATURITY CONSIDERATIONS....................................................................25
             General ................................................................................25
             Pass-Through Rate.......................................................................25
             Payment Delays..........................................................................25
             Shortfalls in Collections of Interest as a Result of Prepayments of
                    Mortgage Loans...................................................................26
             Yield and Prepayment Considerations.....................................................26
             Weighted Average Life and Maturity......................................................28
             Controlled Amortization Classes and Companion Classes...................................28
             Other Factors Affecting Yield, Weighted Average Life and Maturity.......................29
THE DEPOSITOR .......................................................................................31
USE OF PROCEEDS......................................................................................31
DESCRIPTION OF THE CERTIFICATES......................................................................31
             General ................................................................................31
             Distributions...........................................................................32
             Distributions of Interest on the Certificates...........................................32
             Distributions of Principal on the Certificates..........................................33
             Distributions on the Certificates in Respect of Prepayment Premiums or in
                    Respect of Equity Participations.................................................34
             Allocation of Losses and Shortfalls.....................................................34
             Advances in Respect of Delinquencies....................................................34
             Reports to Certificateholders...........................................................35
             Voting Rights...........................................................................36
             Termination.............................................................................37
             Book-Entry Registration and Definitive Certificates.....................................37
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..................................................38
             General ................................................................................38
             Assignment of Mortgage Loans; Repurchases...............................................39
             Representations and Warranties; Repurchases.............................................40
             Collection and Other Servicing Procedures...............................................41
             Sub-Servicers...........................................................................42
             Special Servicers.......................................................................42
             Certificate Account.....................................................................42
             Modifications, Waivers and Amendments of Mortgage Loans.................................45
             Realization upon Defaulted Mortgage Loans...............................................45
             Hazard Insurance Policies...............................................................48
             Due-on-Sale and Due-on-Encumbrance Provisions...........................................49
             Servicing Compensation and Payment of Expenses..........................................49
             Evidence as to Compliance...............................................................50
             Some Matters Regarding the Servicer and the Depositor...................................50
             Events of Default.......................................................................52
             Rights upon Event of Default............................................................52
             Amendment...............................................................................53

             List of Certificateholders..............................................................54
             The Trustee.............................................................................54
             Duties of the Trustee...................................................................54
             Regarding the Fees, Indemnities and Powers of the Trustee...............................54
             Resignation and Removal of the Trustee..................................................55
DESCRIPTION OF CREDIT SUPPORT........................................................................55
             General ................................................................................55
             Subordinate Certificates................................................................56
             Cross-Support Provisions................................................................56
             Insurance or Guarantees with Respect to Mortgage Loans..................................56
             Letter of Credit........................................................................56
             Certificate Insurance and Surety Bonds..................................................57
             Reserve Funds...........................................................................57
             Credit Support with Respect to MBS......................................................57
LEGAL ASPECTS OF MORTGAGE LOANS......................................................................57
             General ................................................................................58
             Types of Mortgage Instruments...........................................................58
             Leases and Rents........................................................................58
             Personal Property.......................................................................59
             Foreclosure.............................................................................59
             Leasehold Risks.........................................................................62
             Cooperative Shares......................................................................62
             Bankruptcy Laws.........................................................................63
             Environmental Risks.....................................................................66
             Due-on-Sale and Due-on-Encumbrance Provisions...........................................67
             Subordinate Financing...................................................................67
             Default Interest and Limitations on Prepayments.........................................68
             Adjustable Rate Loans...................................................................68
             Applicability of Usury Laws.............................................................68
             Servicemembers Civil Relief Act.........................................................68
             Type of Mortgaged Property..............................................................69
             Americans with Disabilities Act.........................................................69
             Forfeiture for Drug, RICO and Money Laundering Violations...............................69
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................................................70
             Federal Income Tax Consequences for REMIC Certificates..................................70
             Federal Income Tax Consequences for Certificates as to Which No REMIC
                    Election Is Made.................................................................91
STATE AND OTHER TAX CONSIDERATIONS...................................................................99
ERISA CONSIDERATIONS.................................................................................99
             General ................................................................................99
             Plan Asset Regulations.................................................................100
             Administrative Exemptions..............................................................100
             Unrelated Business Taxable Income; Residual Certificates...............................100
LEGAL INVESTMENT....................................................................................100
METHOD OF DISTRIBUTION..............................................................................103
WHERE YOU CAN FIND MORE INFORMATION.................................................................104
INCORPORATION OF SOME INFORMATION BY REFERENCE......................................................104
REPORTS ............................................................................................105
FINANCIAL INFORMATION...............................................................................105
LEGAL MATTERS ......................................................................................105
RATINGS ............................................................................................105
GLOSSARY ...........................................................................................106

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES..................... Commercial/Multifamily Mortgage
                                           Pass-Through Certificates, issuable
                                           in series.

DEPOSITOR................................. Bear Stearns.Commercial Mortgage
                                           Securities Inc., a Delaware
                                           corporation. Our telephone number is
                                           (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS...... The certificates of each series will be issued pursuant to a pooling and
                                           servicing agreement and may be issued
                                           in one or more classes. The
                                           certificates of each series will
                                           represent in the aggregate the entire
                                           beneficial ownership interest in the
                                           property of the related trust fund.
                                           Each trust fund will consist
                                           primarily of a segregated pool of
                                           commercial or multifamily mortgage
                                           loans, or mortgage-backed securities
                                           that evidence interests in, or that
                                           are secured by commercial or
                                           multifamily mortgage loans. Each
                                           class or certificate will be rated
                                           not lower than investment grade by
                                           one or more nationally recognized
                                           statistical rating agencies at the
                                           date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                           (1)    the name of the servicer and
                                                  special servicer, the
                                                  circumstances when a special
                                                  servicer will be appointed and
                                                  their respective obligations
                                                  (if any) to make advances to
                                                  cover delinquent payments on
                                                  the assets of the trust fund,
                                                  taxes, assessments or
                                                  insurance premiums;

                                           (2)    the assets in the trust fund,
                                                  including a description of the
                                                  pool of mortgage loans or
                                                  mortgage-backed securities;

                                           (3)    the identity and attributes of
                                                  each class within a series of
                                                  certificates, including
                                                  whether (and to what extent)
                                                  any credit enhancement
                                                  benefits any class of a series
                                                  of certificates;

                                           (4)    the tax status of
                                                  certificates; and

                                           (5)    whether the certificates will
                                                  be eligible to be purchased by
                                                  investors subject to ERISA or
                                                  will be mortgage related
                                                  securities for purposes of
                                                  SMMEA.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o   the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o   prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o   the likelihood of early optional termination of the related trust fund;
         or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;

     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o   individuals;

     o   estates;

     o   trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o   declines in real estate values;

     o   declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o   acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,

     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o   the quality and management philosophy of management,

     o the attractiveness of the properties to tenants and their customers or clients,

     o   the attractiveness of the surrounding neighborhood, and

     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o   a tenant's voluntary decision not to renew a lease,

     o   bankruptcy or insolvency of these tenants, or

     o these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o   adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o   the quality and management philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o   the amount of rent that can be charged for rental units;

     o   tenants' ability to pay rent;

     o   timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o   local military base closings;

     o   construction of additional housing units;

     o   company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o   some eligible tenants may not find any differences in rents between the
         Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o   competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR risks. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o   value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o   the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o   a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o   its age;

     o   its condition;

     o   its design, including floor sizes and layout;

     o   its access to transportation; and

         o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as

         o     fiber optic cables,

         o     satellite communications or

     o   other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o   labor cost and quality;

     o   tax environment; and

     o   quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o   the ability to lease space in the properties;

     o   the ability of tenants to meet their lease obligations;

     o   the possibility of a significant tenant becoming bankrupt or insolvent;
         and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o   location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o   state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o   the quality of tenants;

     o   building design and adaptability; and

     o   the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o   driveways;

     o   visitor parking;

     o   recreational vehicle and pleasure boat storage;

     o   laundry facilities;

     o   community rooms;

     o   swimming pools;

     o   tennis courts;

     o   security systems; and

     o   health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o   multifamily rental properties;

     o   cooperatively-owned apartment buildings;

     o   condominium complexes; and

     o   single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o   have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o   converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o   Excess Funds; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o   are stripped principal certificates;

     o   are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o   applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o   maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.  to make distributions to you on each distribution date;

     2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
         (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
         (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

     9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
         Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o   institute foreclosure proceedings;

     o   exercise any power of sale contained in the related Mortgage;

     o   obtain a deed in lieu of foreclosure; or

     o   otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o   the replacement cost of the improvements less physical depreciation;
         and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o   you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o   to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o   to comply with any requirements imposed by the Internal Revenue Code;
         or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o   the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o   the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o   a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any

MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o   the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o   the making of such an election;

     o   compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o   whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o   loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.  a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.  a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o   one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

         o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

         o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

         o the yield to maturity of the regular certificate at the issue date;

         o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

         o     the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of;

     o   one or more qualified floating rates;

     o   a single fixed rate and one or more qualified floating rates;

     o   a single objective rate; or

     o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

         o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

         o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o   on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o   to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

         o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o   all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. Regulations have been proposed addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of noneconomic REMIC residual certificates. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o   the present value of the expected future distributions on the interest;
         and

     o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.  the disposition of a qualified mortgage other than pursuant to:

         o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

         o     foreclosure, default or imminent default of a qualified mortgage;

         o     bankruptcy or insolvency of the REMIC pool; or

         o     qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.  the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o   during the three months following the startup day;

     o   if made to a qualified reserve fund by a residual certificateholder;

     o   if in the nature of a guarantee;

     o   if made to facilitate a qualified liquidation or clean-up call; and

     o   if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o   are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC Certificates--Qualification as a REMIC."

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
         Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o   a custodian of a person's account,

     o   a nominee, and

     o   a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in qualifying "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby;

     o   federal credit unions may invest in those securities; and

     o national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh).

     Subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. (Section) 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. (Section) 742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as "mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o   through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
         Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o   the United States, any of its state or political subdivisions;

     o   any foreign government;

     o   any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person-- The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.

     Service-- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]